As filed with the Securities and Exchange Commission on March 7, 2024

Registration No. 333-262728

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective

Amendment No. 1

to

Post-Effective

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSHARES TRUST II

(Exact name of registrant as specified in its charter)

Delaware	6221	87-6284802
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7272 Wisconsin Avenue

21st Floor

Bethesda, Maryland 20814

(240) 497-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael L. Sapir

c/o ProShare Capital Management LLC

7272 Wisconsin Avenue

21st Floor

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Philipp c/o Morgan, Lewis & Bockius LLP 77 West Wacker Drive Chicago, Illinois 60601	Richard F. Morris c/o ProShare Capital Management LLC 7272 Wisconsin Avenue 21st Floor Bethesda, MD 20814

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

ProShares VIX Mid-Term Futures ETF

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ProShares Ultra Bloomberg Natural Gas

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ProShares UltraShort Bloomberg Natural Gas

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ProShares UltraShort Silver

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ProShares UltraShort Gold

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ProShares Ultra Euro

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraShort Euro

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares Ultra Yen

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraShort Yen

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSHARES TRUST II

Common Units of Beneficial Interest

Fund	Benchmark
ProShares VIX Mid-Term Futures ETF (VIXM)	S&P 500® VIX Mid-Term Futures Index
ProShares Ultra Bloomberg Natural Gas (BOIL)	Bloomberg Natural Gas SubindexSM
ProShares UltraShort Bloomberg Natural Gas (KOLD)	Bloomberg Natural Gas SubindexSM
ProShares UltraShort Silver (ZSL)	Bloomberg Silver SubindexSM
ProShares UltraShort Gold (GLL)	Bloomberg Gold SubindexSM
ProShares Ultra Euro (ULE)	The U.S. dollar price of the euro
ProShares UltraShort Euro (EUO)	The U.S. dollar price of the euro
ProShares Ultra Yen (YCL)	The U.S. dollar price of the Japanese yen
ProShares UltraShort Yen (YCS)	The U.S. dollar price of the Japanese yen

ProShares Trust II (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of any or all of the series of the Trust listed above (each, a “Fund” and collectively, the “Funds”) or other series of the Trust. Shares represent units of fractional undivided beneficial interest in and ownership of a series of the Trust. Each Fund’s Shares are offered on a continuous basis. With the exception of the Shares of the ProShares VIX Mid-Term Futures ETF, the Shares of each Fund are listed for trading on NYSE Arca, Inc. under the ticker symbol shown above next to each Fund’s name. The Shares of the ProShares VIX Mid-Term Futures ETF are listed for trading on Cboe BZX Exchange, Inc. (collectively with the NYSE Arca, Inc., the “Exchange”). Please note that the Trust has series other than the Funds.
The ProShares VIX Mid-Term Futures ETF seeks investment results, before fees and expenses, that match the performance of the S&P 500® VIX Mid-Term Futures Index (the “Index”).
Each of the other Funds is “geared” (each, a “Fund” and collectively, the “Funds”) which means that each has an investment objective to seek daily investment results, before fees and expenses, that correspond either to a multiple (2x) or an inverse multiple (-2x) of the daily performance of a benchmark on a given day. (the “Daily Target”). The Geared Funds do not seek to achieve Daily Target for any period other than a single day. For these purposes, a “day” is measured from the time a Fund calculates its net asset value (“NAV”) to the time of the Fund’s next NAV calculation. The NAV calculation times for the Funds typically range from 1:25 p.m. to 4:00 p.m. (Eastern Time). Please see the section entitled “Summary-Creation and Redemption Transactions” for additional details on the NAV calculation times for the Funds.
The Funds seek to achieve their respective investment objectives through the appropriate amount of exposure to its benchmark. Each Fund also has the ability to engage in swap transactions, forward contracts, options contacts, and other instruments in order to achieve its investment objective, in the manner and to the extent described herein. The Funds will not invest directly in any commodities or currencies. The ProShares VIX Mid-Term Futures ETF may be referred to herein as the “VIX Futures Fund” or the “Matching Fund.” The ProShares Ultra Bloomberg Natural Gas (the “Ultra Natural Gas Fund”) and the ProShares UltraShort Bloomberg Natural Gas (the “UltraShort Natural Gas Fund”) may be collectively referred to as the “Natural Gas Funds.” The ProShares UltraShort Silver (the “UltraShort Silver Fund”) and the ProShares UltraShort Gold (the “UltraShort Gold Fund”) may be collectively referred to as the “Precious Metals Funds.” The ProShares Ultra Euro (the “Ultra Euro Fund”), ProShares UltraShort Euro (the “UltraShort Euro Fund”), the ProShares Ultra Yen (the “Ultra Yen Fund”) and the ProShares UltraShort Yen (the “UltraShort Yen Fund”) may be collectively referred to as the “Currency Funds.” The Ultra Natural Gas Fund, the Ultra Euro Fund and the Ultra Yen Fund may be collectively referred to as the “Ultra
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Funds.” The UltraShort Natural Gas Fund, the UltraShort Euro Fund, the UltraShort Yen Fund and the Precious Metals Funds may be collectively referred to as the “UltraShort Funds.”

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 14.
INVESTMENT IN A FUND INVOLVES RISKS THAT ARE DIFFERENT FROM AND ADDITIONAL TO THE RISKS OF INVESTMENTS IN OTHER TYPES OF FUNDS. THE FUNDS ARE NOT APPROPRIATE FOR ALL INVESTORS. THE VIX FUTURES FUND INCLUDES RISKS RELATING TO INVESTING IN AND SEEKING EXPOSURE TO VIX FUTURES CONTRACTS. THE GEARED FUNDS THAT USE LEVERAGE ARE RISKIER THAN SIMILARLY BENCHMARKED EXCHANGE-TRADED FUNDS THAT DO NOT USE LEVERAGE. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN A GEARED FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING DAILY LEVERAGED OR DAILY INVERSE LEVERAGED INVESTMENT RESULTS.
THE RETURN OF A GEARED FUND FOR A PERIOD LONGER THAN A SINGLE DAY IS THE RESULT OF ITS RETURN FOR EACH DAY COMPOUNDED OVER THE PERIOD AND USUALLY WILL DIFFER IN AMOUNT AND POSSIBLY EVEN DIRECTION FROM THE GEARED FUND’S STATED MULTIPLE TIMES THE RETURN OF THE BENCHMARK FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT.
THE FUNDS’ INVESTMENTS MAY BE ILLIQUID AND/OR HIGHLY VOLATILE AND THE FUNDS MAY EXPERIENCE LARGE LOSSES FROM BUYING, SELLING OR HOLDING SUCH INVESTMENTS. AN INVESTOR IN ANY OF THE FUNDS COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF HIS/HER INVESTMENT WITHIN A GIVEN DAY.
SHAREHOLDERS WHO INVEST IN THE FUNDS SHOULD ACTIVELY MANAGE AND MONITOR THEIR INVESTMENTS, AS FREQUENTLY AS DAILY. SHAREHOLDERS WHO INVEST IN THE FUNDS SHOULD CONSIDER ACTIVELY MONITORING AND/OR PERIODICALLY REBALANCING THEIR PORTFOLIOS (WHICH WILL POSSIBLY TRIGGER TRANSACTION COSTS AND TAX CONSEQUENCES) IN LIGHT OF THEIR INVESTMENT GOALS AND RISK TOLERANCE.
Each Ultra Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the daily performance of its benchmark on a given day. Each Ultra Fund does not seek to achieve two times (2x) the daily performance of its Benchmark for any period other than a day. If an Ultra Fund is successful in meeting its objective, it should gain approximately two times as much as its Benchmark when the Benchmark rises on a given day. Conversely, an Ultra Fund should lose approximately two times as much as its Benchmark when the Benchmark falls on a given day.
Each UltraShort Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the daily performance of its benchmark on a given day. Each Ultra Short Fund does not seek to achieve two times the inverse (-2x) of the daily performance of its Benchmark for any period other than a day. If an UltraShort Fund is successful in meeting its investment objective, it should gain approximately two times as much as its Benchmark loses when the Benchmark falls on a given day. Conversely, an UltraShort Fund should lose approximately two times as much as its Benchmark gains when the Benchmark rises on a given day.
The return of a Geared Fund for periods longer than a day is the product of a series of daily leveraged returns for each trading day during that period. If you hold Geared Fund shares for any period other than a day, you will lose money if a Geared Fund’s Benchmark’s performance is flat. It is possible that you will lose money invested in an Ultra Short Fund even if the value of the Benchmark falls during that period or money invested in an Ultra Fund even if the value of the Benchmark rises during that period. Returns may move in the opposite direction of the Benchmark during periods of higher Benchmark volatility, low Benchmark returns, or both. In addition, during periods of higher Benchmark volatility, the Benchmark volatility may affect your return as much or more than the return of the Benchmark. Investment in a Geared Fund involves risks that are different from and additional to the risks of investments in other types of funds. An investor in a Geared Fund could potentially lose the full value of their investment within a given day.
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THE VIX FUTURES FUND PRESENTS DIFFERENT RISKS THAN OTHER TYPES OF FUNDS, INCLUDING RISKS RELATING TO INVESTING AND SEEKING EXPOSURE TO VIX FUTURES CONTRACTS. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN THE VIX FUTURES FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING EXPOSURE TO VIX FUTURES CONTRACTS. THE VIX FUTURES FUND GENERALLY IS INTENDED TO BE USED ONLY FOR SHORT-TERM HORIZONS.
The VIX Futures Fund is benchmarked to the S&P 500 VIX Mid-Term Futures Index. The VIX Futures Fund is not benchmarked to the VIX Index (which is commonly referred to as the “VIX”). The S&P 500 VIX Mid-Term Futures Index and the VIX are two separate indices and can be expected to perform very differently.
The VIX is a non-investable index that measures the implied volatility of the S&P 500. For these purposes, “implied volatility” is a measure of the expected volatility (i.e., the rate and magnitude of variations in performance) of the S&P 500 over the next 30 days. The VIX does not represent the actual volatility of the S&P 500. The VIX is calculated based on the prices of a constantly changing portfolio of S&P 500 put and call options. The S&P 500 VIX Mid-Term Futures Index, the index used by the VIX Futures Fund, consists of mid-term VIX futures contracts. As such, the performance of the Index can be expected to be very different from the actual volatility of the S&P 500 or the performance of the VIX. As a result, the performance of the Funds also can be expected to be very different from the actual volatility of the S&P 500 or the performance of the VIX.
Unlike certain other asset classes that, in general, have historically increased in price over long periods of time, the volatility of the S&P 500 as measured by the VIX has historically reverted to a long-term average level over time. This means that the potential upside of an investment in the VIX Futures Fund may be limited. In addition, gains of the VIX Futures Fund, if any, may be subject to significant and unexpected reversals. Investors holding Shares of the VIX Futures Fund beyond short-term periods have an increased risk of losing all or a substantial portion of their investment.
Each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of the Fund.
NEITHER THE TRUST NOR A FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER. SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT. SEE RISK FACTOR ENTITLED “SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT IN PART ONE OF THIS PROSPECTUS FOR MORE INFORMATION.
Each Fund continuously offers and redeems Shares only in large blocks of Shares known as “Creation Units”, each of which consists of 50,000 Shares (25,000 Shares with respect to the VIX Futures Fund). Only Authorized Participants (as defined herein) may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and ProShare Capital Management LLC (the “Sponsor”). Shares are offered to Authorized Participants in Creation Units at each Fund’s respective NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from a Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.
These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
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March 7, 2024
The Shares are neither interests in nor obligations of the Sponsor, Wilmington Trust Company, or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.
COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL, AT PAGES 77 THROUGH 80, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 77 THROUGH 79.
THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 14 THROUGH 51.
YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.
SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.
HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR. IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY, IN CERTAIN INSTANCES, BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL
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PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.
THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.
REGULATORY NOTICES
NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.
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PROSHARES TRUST II
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Page
U.S. Shareholders	70
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PART ONE
OFFERED SERIES DISCLOSURE
SUMMARY
Investors should read the following summary together with the more detailed information in this Prospectus before investing in Shares of any Fund, including the information under the caption “Risk Factors,” and all exhibits to this Prospectus and the information incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K, and the Quarterly Reports on Form 10-Q, and Current Reports, if any, on Form 8-K. Please see the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus. Investors should also read any updated Prospectus, supplements to this Prospectus, notices and press releases, and other important information about the Fund which are posted on the Sponsor’s website at www.ProShares.com.
For ease of reference, any references throughout this Prospectus to various actions taken by a Fund are actually actions taken by the Trust on behalf of the Fund.
The definitions of capitalized terms used in this Prospectus can be found in the Glossary of Defined Terms in Appendix A and throughout this Prospectus.
Important Information About the Funds

THE FUNDS PRESENT SIGNIFICANT RISKS NOT APPLICABLE TO OTHER TYPES OF FUNDS. THE FUNDS ARE NOT APPROPRIATE FOR ALL INVESTORS. AN INVESTOR IN ANY OF THE FUNDS COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF HIS/HER INVESTMENT WITHIN A SINGLE DAY. THE VIX FUTURES FUND INCLUDES RISKS RELATING TO INVESTING IN AND SEEKING EXPOSURE TO VIX FUTURES CONTRACTS. THE GEARED FUNDS THAT USE LEVERAGE ARE RISKIER THAN SIMILARLY BENCHMARKED EXCHANGE-TRADED FUNDS THAT DO NOT USE LEVERAGE. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN A GEARED FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING DAILY INVESTMENT RESULTS.
THE RETURN OF A GEARED FUND FOR A PERIOD LONGER THAN A GIVEN DAY IS THE RESULT OF ITS RETURN FOR EACH DAY COMPOUNDED OVER THE PERIOD AND USUALLY WILL DIFFER IN AMOUNT AND POSSIBLY EVEN DIRECTION FROM THE GEARED FUND’S STATED MULTIPLE TIMES THE RETURN OF THE GEARED FUND’S BENCHMARK FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT.
SHAREHOLDERS WHO INVEST IN THE GEARED FUNDS SHOULD CONSIDER ACTIVELY MONITORING AND/OR PERIODICALLY REBALANCING THEIR INVESTMENTS (WHICH WILL POSSIBLY TRIGGER TRANSACTION COSTS AND
TAX CONSEQUENCES) IN LIGHT OF THEIR INVESTMENT GOALS AND RISK TOLERANCE.
PLEASE REFER TO “THE USE OF LEVERAGED OR INVERSE LEVERAGED POSITIONS INCREASES RISK AND COULD RESULT IN THE TOTAL LOSS OF AN INVESTOR’S INVESTMENT WITHIN A GIVEN DAY” AND “THE PERFORMANCE OF A GEARED FUND FOR PERIODS LONGER THAN A GIVEN DAY WILL LIKELY DIFFER FROM THE DAILY TARGET AND INVESTORS HOLDING SHARES FOR LONGER THAN A DAY SHOULD UNDERSTAND THE IMPACT OF BENCHMARK RETURNS AND VOLATILITY (HOW MUCH THE VALUE OF THE BENCHMARK MOVES UP AND DAY FROM DAY-TO-DAY) ON THEIR HOLDING PERIOD RETURN” UNDER THE CAPTION “RISK FACTORS” ON PAGES [ ] FOR ADDITIONAL DETAIL.
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THE VIX FUTURES FUND PRESENTS DIFFERENT RISKS THAN OTHER TYPES OF FUNDS, INCLUDING RISKS RELATING TO INVESTING AND SEEKING EXPOSURE TO VIX FUTURES CONTRACTS. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN THE VIX FUTURES FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF
SEEKING EXPOSURE TO VIX FUTURES CONTRACTS.
The VIX Futures Fund is benchmarked to the S&P 500 VIX Mid-Term Futures Index (the “Index”), an investable index of VIX futures contracts. The VIX Futures Fund is a matching fund (the “Matching Fund”) which seeks results, before fees and expenses, that match the performance of the Index. The VIX Futures Fund is not benchmarked to the VIX Index (which is commonly referred to as the “VIX”). The VIX is a non-investable index that measures the implied volatility of the S&P 500. For these purposes, “implied volatility” is a measure of the expected volatility (i.e., the rate and magnitude of variations in performance) of the S&P 500 over the next 30 days. The VIX does not represent the actual volatility of the S&P 500. The VIX is calculated based on the prices of a constantly changing portfolio of S&P 500 put and call options. The index underlying the VIX Futures Fund consists of mid-term VIX futures contracts.

THE PERFORMANCE OF THE INDEX AND THE VIX FUTURES FUND CAN BE EXPECTED TO BE VERY DIFFERENT
FROM THE ACTUAL VOLATILITY OF THE S&P 500 OR THE PERFORMANCE OF THE VIX INDEX.
Unlike certain other asset classes that, in general, have historically increased in price over long periods of time, the volatility of the S&P 500 as measured by the VIX has historically reverted to a long-term average level over time. This means that the potential upside of an investment in the VIX Futures Fund may be limited. In addition, gains of the VIX Futures Fund, if any, may be subject to significant and unexpected reversals. Investors holding Shares of the VIX Futures Fund beyond short-term periods have an increased risk of losing a substantial portion of their investment. Historically, the longer an investor’s holding period in the VIX Futures Fund, the greater the potential of loss. The VIX Futures Fund generally is intended to be used only for short-term investment horizons.
Overview
Each Fund is listed below along with its respective benchmark.
The VIX Futures Fund
Fund Name	Benchmark
ProShares VIX Mid-Term Futures ETF	S&P 500® VIX Mid-Term Futures Index
The Natural Gas Funds
Fund Name	Benchmark
ProShares Ultra Bloomberg Natural Gas	Bloomberg Natural Gas SubindexSM
ProShares UltraShort Bloomberg Natural Gas	Bloomberg Natural Gas SubindexSM
The Precious Metals Funds
Fund Name	Benchmark
ProShares UltraShort Silver	Bloomberg Silver SubindexSM
ProShares UltraShort Gold	Bloomberg Gold SubindexSM
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The Currency Funds
Fund Name	Benchmark
ProShares Ultra Euro	The U.S. dollar price of the euro
ProShares UltraShort Euro	The U.S. dollar price of the euro
ProShares Ultra Yen	The U.S. dollar price of the Japanese yen
ProShares UltraShort Yen	The U.S. dollar price of the Japanese yen
The VIX Futures Fund
The VIX Futures Fund is sometimes referred to herein as the “Matching Fund.” This Fund offers investors the opportunity to obtain “matching” (i.e., not leveraged, inverse or inverse leveraged) exposure to its underlying benchmark, as described herein.
The Geared Funds
The Geared Funds currently include the following Funds: the Natural Gas Funds, the Precious Metals Funds, and the Currency Funds. The Geared Funds seek daily investment results, before fees and expenses, that correspond to the daily performance of a daily benchmark such as the multiple (2x) or inverse multiple (-2x) of the daily performance of a benchmark (the “Daily Target”) for a given day, not for any other period. The “UltraShort Funds” are designed to correspond to an inverse multiple of the daily performance of a benchmark. The “Ultra Funds” are designed to correspond to a multiple of the daily performance of a benchmark. The Geared Funds do not seek to achieve their stated investment objectives over a period of time greater than a given day. For these purposes, a “day” is measured from the time a Fund calculates its net asset value (“NAV”) to the time of the Fund’s next NAV calculation.
On a daily basis, each Geared Fund will seek to position its portfolio so that such Fund’s investment exposure is consistent with its investment objective. In general, changes to the level of a Geared Fund’s benchmark each day will determine whether such Fund’s portfolio needs to be repositioned. For example, if an UltraShort Fund’s benchmark has risen on a given day, net assets of the Fund should fall (assuming there were no Creation Units Issued). As a result, the Fund’s short exposure will need to be decreased. Conversely, if the benchmark has fallen on a given day, net assets of the UltraShort Fund should rise (assuming there were no Creation Unit redemptions). As a result, the Fund’s short exposure will need to be increased. Similarly, if an Ultra Fund’s benchmark has risen on a given day, net assets of the Fund should rise. As a result, the Fund’s exposure will need to be increased. Conversely, if the benchmark has fallen on a given day, net assets of the Ultra Fund should fall. As a result, the Fund’s exposure will need to be decreased.
The time and manner in which a Geared Fund rebalances its portfolio may vary from day to day at the sole discretion of the Sponsor depending upon market conditions and other circumstances. If for any reason a Geared Fund is unable to rebalance all or a portion of its portfolio, or if all or a portion of the portfolio is rebalanced incorrectly, the Fund’s investment exposure may not be consistent with the Fund’s investment objective. In these instances, a Geared Fund may have investment exposure to its underlying benchmark that is significantly greater or less than its stated multiple. As a result, a Geared Fund may be more or less exposed to leverage risk than if it had been properly rebalanced and may not achieve its investment objective.
Volatility has a negative impact on Geared Fund performance and the volatility of a Geared Fund’s benchmark may be at least as important to a Geared Fund’s return as the return of the Geared Fund’s benchmark. Each Geared Fund uses leverage. If an Ultra Fund is successful in meeting its objective, it should gain approximately two times as much as its Benchmark when the Benchmark rises on a given day. Conversely, an Ultra Fund should lose approximately two times as much as its Benchmark when the Benchmark falls on a given day. The return for a single day of an UltraShort Fund with a -2x multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the same benchmark. If an UltraShort Fund is successful in meeting its investment objective, it should gain approximately two times as much as its Benchmark loses when the Benchmark falls on a given day. Conversely, an UltraShort Fund should lose approximately two times as much as its Benchmark gains when the Benchmark rises on a given day.
Please refer to “The use of leveraged or inverse leveraged positions increases risk and could result in the total loss of an investor’s investment within a given day” and “The performance of a Geared Fund for periods longer than a given day will likely differ from the Daily Target and investors holding shares for longer than a day should understand the impact of benchmark returns and volatility (how much the value of the benchmark moves up and day from day-to-day) on their holding period return,” under the caption “Risk Factors” on page [___] and “Investment Objectives and Principal Investment Strategies” beginning on page [___]for additional detail.
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All Funds
Each Fund intends to invest in Financial Instruments that provide exposure to its benchmark in the manner and to the extent described herein. “Financial Instruments” are instruments whose value is derived from the value of an underlying asset, rate or benchmark (such asset, rate or benchmark, a “Reference Asset”) and include futures contracts, swap agreements, forward contracts, option contracts, and other instruments. The Funds will not invest directly in any commodities or currencies.
In seeking to achieve each Fund’s Daily Target, the Sponsor uses a mathematical approach to investing in which it determines the type, quantity and mix of Financial Instruments that it believes, in combination, the Fund should hold to produce daily returns consistent with the Daily Target.
The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market conditions with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to its underlying benchmark consistent with its investment objective without regard to market conditions, trends or direction, even during periods in which the benchmark is flat or moving in a manner which causes the value of a Fund to decline.
The Sponsor has the authority to change a Fund’s investment objective, benchmark or investment strategy at any time, or to terminate the Trust or a Fund, in each case, without shareholder approval or advance notice, subject to applicable regulatory requirements.
ProShare Capital Management LLC, a Maryland limited liability company, serves as the Trust’s Sponsor and commodity pool operator. The principal office of the Sponsor and the Funds is located at 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814. The telephone number of the Sponsor and each of the Funds is (240) 497-6400.
Purchases and Sales in the Secondary Market
The Shares of each Fund are listed on NYSE Arca, Inc. with the exception of Shares of the VIX Mid-Term Futures ETF which are listed for trading on the Cboe BZX Exchange, Inc. (the “Exchange”) under the ticker symbols shown on the front cover of this Prospectus. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.
Creation and Redemption Transactions
Only an Authorized Participant may purchase (i.e., create) or redeem Shares with the Funds. Authorized Participants may create and redeem Shares only in large blocks of Shares known as “Creation Units”, each of which consists of 50,000 Shares (25,000 Shares with respect to the VIX Futures Fund). An “Authorized Participant” is an entity that has entered into an Authorized Participant Agreement with the Trust and the Sponsor. Creation Units are offered to Authorized Participants at each Fund’s NAV. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund over time, though there can be no guarantees this will be the case. Retail investors seeking to purchase or sell Shares on any day effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.
A creation transaction, which is subject to acceptance by SEI Investments Distribution Co. (“SEI” or the “Distributor”), generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not redeemable. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in proper form, as described in the Authorized Participant Agreement and the related Authorized Participant Procedures Handbook. From time to time the Sponsor, in its sole discretion, may impose limits on the number of Creation Units that may be created each day by each Authorized Participant, or on the total number of Creation Units that may be created by
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all Authorized Participants on such day, or may suspend the purchase and/or redemption of Creation Units altogether. For example, the Sponsor may impose such limits or suspension if it believes doing so would help a Fund manage its portfolio, such as by allowing a Fund to comply with counterparty or position limits, or in response to significant and/or rapid increases in the size of a Fund as a result of an increase in creation activity. The manner by which Creation Units are purchased and redeemed is governed by the terms of this Prospectus, the Authorized Participant Agreement and Authorized Participant Procedures Handbook. Creation and redemption orders are not effective until accepted by the Distributor and may be rejected or revoked. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with The Bank of New York Mellon (“BNYM”, the “Custodian”, the “Transfer Agent” and the “Administrator”), acting in its capacity as custodian of the Funds.
Creation and redemption transactions must be placed each day with SEI by the create/redeem cut-off time (stated below) to receive that day’s NAV. The Sponsor may require orders to be placed earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before such cut-off time. Because the primary trading session for the commodities and/or futures contracts underlying certain of the Funds have different closing (or fixing) times than U.S. Equity markets, the create/redeem cut-off time and NAV calculation time for each Fund may differ. See the section entitled “Net Asset Value” for additional information about the NAV calculations.
Underlying Benchmark	Create/Redeem Cut-off	NAV Calculation Time
S&P 500 VIX Mid-Term Futures Index	2:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Bloomberg Natural Gas SubindexSM	2:00 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)
Bloomberg Silver SubindexSM	1:00 p.m. (Eastern Time)	1:25 p.m. (Eastern Time)
Bloomberg Gold SubindexSM	1:00 p.m. (Eastern Time)	1:30 p.m. (Eastern Time)
Euro	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Yen	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Breakeven Amounts
A Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” Estimated breakeven amounts are set forth in the table below. The estimated breakeven amounts represent the estimated amount of trading income that each Fund would need to achieve during one year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments. Estimated amounts do not represent actual results, which may be different. It is not possible to predict whether a Fund will break even at the end of the first twelve months of an investment or any other period. See “Charges—Breakeven Table,” beginning on page 77, for more detailed tables showing Breakeven Amounts.
Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Share)*
ProShares VIX Mid-Term Futures ETF	0.00%	$15.00	$0.00
ProShares Ultra Bloomberg Natural Gas	0.00%	$30.00	$0.00
ProShares UltraShort Bloomberg Natural Gas	0.00%	$95.00	$0.00
ProShares UltraShort Silver	0.00%	$20.00	$0.00
ProShares UltraShort Gold	0.00%	$25.00	$0.00
ProShares Ultra Euro	0.00%	$10.00	$0.00
ProShares UltraShort Euro	0.00%	$30.00	$0.00
ProShares Ultra Yen	0.00%	$25.00	$0.00
ProShares UltraShort Yen	0.00%	$70.00	$0.00

*
The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. The amount approximates the NAV of such shares based on recent NAV history as of December 31, 2023, rounded to the nearest $5. The actual NAV of each Fund differs and is likely to change on a daily basis. The numbers in this chart have been rounded to the nearest 0.01.
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Current Developments
Ongoing geopolitical events, such as Russia’s continued military actions against Ukraine that started in February 2022, the Israel-Hamas conflict, and the Houthi movement’s attacks on marine vessels in the Red Sea have had, and may continue to have, an impact on certain commodities markets, particularly the market for natural gas, commodity futures markets, including futures on natural gas, and the prices of the Natural Gas Funds. Historically, Russia is a significant global exporter of natural gas. The Russian invasion of Ukraine initially caused a significant disruption to Russia’s energy exports when large oil companies announced that they would cease operations in Russia and traders boycotted Russian oil. The front end of the futures curve was in contango from most of 2023 until December, when it shifted into backwardation. The natural gas front month future settled at a low of under $2 in the spring of 2023 as natural gas hit multi-year lows at this time Despite a price surge following the start of the Russian invasion, natural gas prices are currently below the level they had prior to the start of the invasion. The possibility of a prolonged conflict between Hamas and Israel, and the potential expansion of the conflict in the surrounding areas and the involvement of other nations in such conflict, could further destabilize the Middle East region and introduce new uncertainties in global markets, including the natural gas markets. This may increase or decrease volatility of the Fund’s shares.
Important Tax Information
Please note that each Fund will distribute to each shareholder a Schedule K-1 that will contain information regarding the shareholder’s share of income and expense items of the Fund. Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the shareholder.
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RISK FACTOR SUMMARY
Risks Related to All Funds
•There is no guarantee that any Geared Fund will achieve its investment objective.
•Potential negative impact from rolling futures positions; there have been extended periods in the past where the investment strategies utilized by the Funds have caused significant and sustained losses.
•The number of underlying components included in a Fund’s benchmark may impact the volatility of such benchmark, which could adversely affect an investment in the Shares.
•Possible illiquid markets may cause or exacerbate losses; the large size of the positions the Funds may acquire increases these risks.
•Changes implemented by the benchmark provider that affect the composition and valuation of the benchmark could negatively impact the performance of the benchmark and therefore the performance of the Funds.
•For the Funds linked to a benchmark, changes implemented by the benchmark provider that affect the composition and valuation of the benchmark could negatively impact the performance of the Funds.
•The particular benchmark used by a Fund may underperform other asset classes and may underperform other indices or benchmarks based upon the same underlying Reference Asset.
•A Fund may change its investment objective, benchmark and investment strategies, and/or may terminate, at any time without shareholder approval.
•There may be circumstances that could prevent or make it impractical for a Fund to operate in a manner consistent with its investment objective and investment strategies.
•Historical correlation trends between Fund benchmarks and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning a Fund.
•The lack of active trading markets for the Shares may result in losses upon the sale of such Shares.
•Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.
•The NAV per Share may not correspond to the market price per Share.
•Investors may be adversely affected by an overstatement or understatement of a Fund’s NAV due to the valuation method employed or errors in the NAV calculation.
•The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.
•Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.
•A Fund’s listing exchange may halt trading in Shares of the Fund which would adversely impact investors’ ability to sell Shares and could lead to investor losses.
•Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.
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•Regulatory and exchange daily price limits, position limits and accountability levels may cause the Sponsor to restrict the creation of Creation Units which could have a negative impact on the operation of each Fund, prevent a Fund from achieving its investment objective, [Daily Target] and disrupt secondary market trading of Fund Shares.
•The use of futures contracts may expose the Funds to liquidity and other risks, which could result in significant loss to the Funds.
•Margin requirements and position limits applicable to futures contracts and the ability of and market required by swap counterparties may limit a Fund’s ability to achieve sufficient exposure and prevent a Fund from achieving its investment objective [Daily Target].
•The insolvency of a futures commission merchant (“FCM”) or clearinghouse or the failure of an FCM or clearinghouse to properly segregate Fund assets held as margin on futures transactions may result in losses to the Funds.
•A Fund’s performance could be adversely affected if an FCM reduces its internal risk limits for the Fund.
•The use of derivatives, such as swap agreements may expose the Funds to significant loss, liquidity risk, counterparty credit risk and other risks.
•The use of options strategies may be costly and expose the Funds to significant loss and liquidity, counterparty and other risks. Such a strategy may not protect a Fund from losing value.
•Shareholders’ tax liability may exceed cash distributions on Shares.
•Natural disasters and public health disruptions may have a significant negative impact on the performance of each Fund; the risks and other information described herein could become outdated as a result of such events.
•In response to Russia’s ongoing invasion of Ukraine that started in February 2022 and the current conflict between those two countries, the U.S. and other countries, as well as the European Union, have issued broad-ranging economic sanctions designed to impose severe pressure on Russia’s economy. Currently, such sanctions, and the conflict generally, have caused adverse effects on regional and global economic and commodity markets, may result in increased volatility, and could have a negative impact on the performance of a Fund and its or the liquidity and price of Fund Shares.
•The Israel-Hamas conflict and Houthi attacks in the Red Sea may have an impact on certain commodities markets, particularly the market for natural gas, commodity futures markets, including futures on natural gas, and the prices of the Natural Gas Funds. The possibility of a prolonged conflict between Hamas and Israel, and the potential expansion of the conflict in the surrounding areas and the involvement of other nations in such conflict, could further destabilize the Middle East region and introduce new uncertainties in global markets, including the oil and natural gas markets.
•Financial markets, including the benchmark and Financial Instruments used by a Fund and Fund Shares may be subject to unusual trading activity, volatility, and potential fraud and/or manipulation by third parties, which could have a negative impact on the performance of the benchmark and the Fund or the liquidity and price of Fund Shares.
•Benchmark changes and market transactions, including the daily rebalancing of futures contracts by the Funds may have a significant impact on the trading, liquidity and price of the futures contracts underlying the benchmark and, in turn, a significant impact on the performance of the benchmark and the Funds and the trading, liquidity, and price of Fund Shares.
•Purchases of Creation Units by Authorized Participants may be limited or suspended by the Sponsor in its sole discretion. For example, the Sponsor may limit or suspend the purchase of Creation Units if it believes doing so would help a Fund manage its portfolio, such as by allowing a Fund to comply with counterparty or position limits, or in response to significant and/or rapid increases in the size of a Fund as a result of an increase in creation activity. This may, among other things, cause Fund Shares to trade at a premium to NAV or otherwise have a negative impact on the liquidity and trading of Fund Shares.
•In a rising interest rate environment, the Funds may not be able to fully invest at prevailing rates until any current investments in U.S. Treasury securities mature in order to avoid selling those investments at a loss.
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Risks Specific to the Geared Funds
•Each Geared Fund seeks to achieve its Daily Target even during periods when the performance of the Fund’s benchmark is flat or when the benchmark is moving in a manner that may cause the value of the Fund to decline.
•The use of leveraged or inverse leveraged positions increases the risk of a total loss of an investor’s investment within a given day, may increase the volatility of a Fund, and may magnify any differences between the performance of a fund and its benchmark.
•The return of a Geared Fund for a period longer than a given day is the result of its return for each day compounded over the period and usually will differ in amount, and possibly even direction, from the Fund’s Daily Target for the same period.
•Intraday price performance of Geared Fund shares will likely differ from the Fund’s stated daily multiple times the performance of its benchmark for such day.
•In order to achieve a high degree of correlation with their applicable underlying benchmarks, the Geared Funds seek to rebalance their portfolios daily to keep exposure consistent with their respective investment objectives. Various market factors may adversely affect such Geared Funds’ ability to adjust exposure to requisite levels.
•The Natural Gas Funds are linked to an index of natural gas futures contracts, and are not directly linked to the “spot” price of natural gas. Natural Gas futures contracts may perform very differently from the spot price of natural gas.
•The Precious Metals Funds do not hold gold or silver bullion. Rather, the Precious Metals Funds use Financial Instruments to gain exposure to gold or silver bullion. Using Financial Instruments to obtain exposure to gold or silver bullion may cause tracking error and subject the Precious Metals Funds to the effects of contango and backwardation as described herein.
•Russia’s invasion of Ukraine may continue have a severe adverse effect and bring volatility on certain commodities markets, particularly natural gas markets. Despite a price surge following the start of the invasion, natural gas prices are currently below the level they had prior to the start of the invasion. This decrease in natural gas prices is due to several factors, including a shift in sources for energy supplies, warmer than average winter months, energy conservation efforts, and reduced consumption.
•Currency exchange rates may be susceptible to distortion, manipulation and their values may fluctuate drastically.
•VIX futures contracts can be highly volatile and the Fund may experience sudden and large losses when buying, selling or holding such instruments.
•Climate change and greenhouse gas restrictions could negatively affect the Natural Gas Funds’ investment returns.
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RISK FACTORS
Investing in the Funds involves significant risks not applicable to other types of investments. The assets that the Funds invest in can be highly volatile. The Funds may experience sudden and large losses. You could potentially lose the full principal value of your investment within a given day. Before you decide to purchase any Shares, you should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.
Investments linked to commodity or currency markets can be highly volatile compared to investments in traditional securities and the Funds may experience sudden and large losses. These markets may fluctuate widely based on a variety of factors including but not limited to changes in overall market movements, political and economic events, wars, acts of terrorism, periods of recession and/or sustained elevated inflation, natural disasters (including disease, epidemics and pandemics) and changes in interest rates or inflation rates. High volatility may have an adverse impact on the performance of the Funds. An investor in any of the Funds could potentially lose the full principal value of his or her investment within a given day.
Risks Specific to the Geared Funds
The use of leveraged or inverse leveraged positions increases risk and could result in the total loss of an investor’s investment within a given day.
Each of the Geared Funds utilizes leverage in seeking to achieve its investment objective and will lose more money in market environments adverse to its Daily Target than funds that do not employ leverage. The use of leveraged and/or inverse leveraged positions increases risk and could result in the total loss of an investor’s investment within a given day. The more a Fund invests in leveraged positions, the more this leverage will magnify any losses on those investments. A Fund’s investments in leveraged positions generally requires a small investment relative to the amount of investment exposure assumed. As a result, such investments may give rise to losses that far exceed the amount invested in those instruments. The use of leverage increases the volatility of your returns. The cost of obtaining leverage will lower your returns.
For example, because the Ultra Funds and the UltraShort Funds offered hereby include a two times (2x) or a two times inverse (-2x) multiplier, a single-day movement in the benchmark for one of these Funds approaching 50% at any point in the day could result in the total loss or almost total loss of an investment in such Fund if that movement is contrary to the investment objective of the Fund. This would be the case with downward single-day or intraday movements in the underlying benchmark of an Ultra Fund or upward single day or intraday movements in the benchmark of an UltraShort Fund, even if the underlying benchmark maintains a level greater than zero at all times and even if the benchmark subsequently moves in an opposite direction, eliminating all or a portion of the prior adverse movement. It is not possible to predict when sudden large changes in the daily movement of a benchmark may occur.
The performance of a Geared Fund for periods longer than a given day will likely differ from the Daily Target and investors holding shares for longer than a day should understand the impact of benchmark returns and volatility (how much the value of the benchmark moves up and day from day-to-day) on their holding period return.
Each of the Geared Funds is “geared” which means that each has an investment objective to seek daily investment results, before fees and expenses, that correspond either to two times (2x) or two times the inverse (-2x) of the daily performance of a benchmark (referred to as the “Daily Target”). The Geared Funds to not seek to achieve their Daily Target for any period other than a day. A given day is measured from the time a Fund calculates its net asset value (“NAV”) to the time of the Fund’s next NAV calculation. The NAV calculation times for the Funds typically range from 1:25 p.m. to 4:00 p.m. (Eastern Time); please see the section entitled “Summary–Creation and Redemption Transactions” above for additional details on the NAV calculation times for the Funds. The return of a Geared Fund for a period longer than a given day is the result of its return for each day compounded over the period and usually will differ from two times (2x) or two times the inverse (-2x) of the return of the Geared Fund’s benchmark for the same period. This difference may be significant. Compounding is the cumulative effect of applying investment gains and losses and income to the principal amount invested over time. Gains or losses experienced over a given period will increase or reduce the principal amount invested from which the subsequent period’s returns are calculated. The effects of compounding
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will likely cause the performance of a Geared Fund to differ from the Geared Fund’s stated multiple times the return of its benchmark for the same period. The effect of compounding becomes more pronounced as benchmark volatility and holding period increase. The impact of compounding will impact each shareholder differently depending on the period of time an investment in a Geared Fund is held and the volatility of the benchmark during the holding period of an investment in the Geared Fund.
The return of a Geared Fund for periods longer than a day is the product of a series of daily leveraged returns for each trading day during that period. If you hold Geared Fund shares for any period other than a day, it is important for you to understand the risks and long-term performance of a daily objective fund. You should know that over your holding period:
•Your return may be higher or lower than the Daily Target, and this difference may be significant.
•Factors that contribute to returns that are worse than the Daily Target include smaller Benchmark gains or losses and higher Benchmark volatility, as well as longer holding periods when these factors apply.
•Factors that contribute to returns that are better than the Daily Target include larger Benchmark gains or losses and lower Benchmark volatility, as well as longer holding periods when these factors apply.
•The more extreme these factors are, and the more they occur together, the more your return will tend to deviate from the Daily Target.
For periods longer than a day, you will lose money if the Benchmark’s performance is flat. It is possible that you will lose money invested in an UltraShort Fund even if the value of the Benchmark falls during that period or money invested in an Ultra Fund even if the value of the Benchmark rises during that period. Returns may move in the opposite direction of the Benchmark during periods of higher Benchmark volatility, low Benchmark returns, or both. In addition, during periods of higher Benchmark volatility, the Benchmark volatility may affect your return as much or more than the return of the Benchmark.
Investment in a Geared Fund involves risks that are different from and additional to the risks of investments in other types of funds. An investor in a Geared Fund could potentially lose the full value of their investment within a given day.
Each of the Ultra Fund and UltraShort Fund uses leverage and should produce returns for a given day that are more volatile than that of its benchmark. For example, the return for a given day of an Ultra Fund with a 2x multiple should be approximately two times as volatile for a given day as the return of a fund with an objective of matching the performance of the same benchmark. The return for a given day of an UltraShort Fund with a -2x multiple should be approximately two times as volatile for a given day as the inverse of the return of a fund with an objective of matching the performance of the same benchmark.
The Geared Funds are not appropriate for all investors and present different risks than other funds. The Geared Funds use leverage and are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Geared Fund if he or she understands the consequences of seeking daily leveraged, daily inverse or daily inverse leveraged investment results for a single day. Investors should understand the consequences of holding daily rebalanced funds for periods longer than a given day, including the impact of compounding on fund performance. Shareholders who invest in the Geared Funds should consider actively monitoring and/or periodically rebalancing their portfolios (which will possibly trigger transaction costs and tax consequences) in light of their investment goals and risk tolerances.
The hypothetical examples below illustrate how daily Geared Fund returns can behave for periods longer than a single day. On each day, fund XYZ performs in line with its objective (two times (2x) the benchmark’s daily performance before fees and expenses). Notice that over the entire seven-day period, the fund’s total return is more than two times that of the period return of the benchmark. For the seven-day period, benchmark XYZ lost 3.26% while fund XYZ lost 7.01% (versus -6.52% (or 2 x -3.26%)). In other scenarios, the return of a daily rebalanced fund could be greater than three times the benchmark’s return.
	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	97.00	-3.00%	-6.00%	$94.00
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	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Day 2	99.91	3.00%	6.00%	$99.64
Day 3	96.91	-3.00%	-6.00%	$93.66
Day 4	99.82	3.00%	6.00%	$99.28
Day 5	96.83	-3.00%	-6.00%	$93.32
Day 6	99.73	3.00%	6.00%	$98.92
Day 7	96.74	-3.00%	-6.00%	$92.99
Total Return		-3.26%	-7.01%
Similarly, in another example (showing an overall benchmark gain for the period), over the entire seven-day period, the fund’s total return is considerably less than two times (2x) that of the period return of the benchmark. For the seven-day period, benchmark XYZ gained 2.72% while fund XYZ gained 4.86% (versus 5.44% (or 2 × 2.72%)).
	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	103.00	3.00%	6.00%	$106.00
Day 2	99.91	-3.00%	-6.00%	$99.64
Day 3	102.91	3.00%	6.00%	$105.62
Day 4	99.82	-3.00%	-6.00%	$99.28
Day 5	102.81	3.00%	6.00%	$105.24
Day 6	99.73	-3.00%	-6.00%	$98.92
Day 7	102.72	3.00%	6.00%	$104.86
Total Return		2.72%	4.86%
This effect is caused by compounding, which exists in all investments. The return of a Geared Fund for a period longer than a given day is the result of its return for each day compounded over the period and usually will differ in amount, and possibly even direction, from the Geared Fund’s stated multiple times the return of the Geared Fund’s Benchmark for the same period. In general, during periods of higher benchmark volatility, compounding will cause longer term results to be less than the multiple (or inverse multiple) of the return of the benchmark. This effect becomes more pronounced as volatility increases. Conversely, in periods of lower benchmark volatility, fund returns over longer periods can be higher than the multiple of the return of the benchmark. Actual results for a particular period, before fees and expenses, are also dependent on the following factors: a) the benchmark’s volatility; b) the benchmark’s performance; c) period of time; d) financing rates associated with derivatives; e) other Fund expenses; and f) dividends or interest paid with respect to the securities in the benchmark. The examples herein illustrate the impact of two principal factors - benchmark volatility and benchmark performance - on Fund performance. Similar effects exist for the UltraShort Funds, and the significance of this effect is even greater for such inverse leveraged funds.
The graphs that follow illustrate this point. Each of the graphs shows a simulated hypothetical one-year performance of a benchmark compared with the performance of a Geared Fund that perfectly achieves its daily investment objective. The graphs demonstrate that, for periods greater than a single day, a Geared Fund is likely to underperform or overperform (but not match) the benchmark performance (or the inverse of the benchmark performance) times the stated multiple in the fund’s investment objective.. Investors should understand the consequences of holding daily rebalanced funds for periods longer than a single day, including the impact of compounding on fund performance. Investors should consider actively monitoring and/or periodically rebalancing their portfolios (which will possibly trigger transaction costs and tax consequences) in light of their investment goals and risk tolerance. A one-year period is used solely for illustrative purposes only. Deviations from the benchmark return times the fund multiple can occur over periods as short as a single day (as measured from one day’s NAV to the next day’s NAV) and may also occur in periods shorter than a given day (when measured intraday as opposed to NAV to NAV). An investor in a Geared Fund could potentially lose the full value of their investment within a given day.
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To isolate the impact of daily leveraged or inverse leveraged exposure, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leveraged or inverse leveraged exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (-2x or 2x) as of the fund’s NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses greater than zero percent were included, the fund’s performance would also be different than shown. Each of the graphs also assumes a volatility rate of 57% which is an approximate average of the five-year historical volatility rate of the most volatile benchmark referenced herein (the daily performance of Bloomberg Natural Gas Subindex) as of December 31, 2023. A benchmark’s volatility rate is a statistical measure of the magnitude of fluctuations in its returns.HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHART BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.
One-Year Simulation; Benchmark Flat (0%)
(Annualized Benchmark Volatility 57%)

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is flat or trendless over the year (i.e., provides a return of 0% over the course of the year), but the Ultra Fund (2x) and the UltraShort Fund (-2x) are both down.HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHART BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.
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One-Year Simulation; Benchmark Down 46%
(Annualized Benchmark Volatility 57%)

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is down over the year, but the Ultra Fund (2x) is down less than two times the benchmark and the UltraShort Fund (-2x) is up less than two times the inverse of the benchmark.HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHART BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.
One-Year Simulation; Benchmark Up 46%
(Annualized Benchmark Volatility 57%)

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The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is up over the year, but the Ultra Fund (2x) is up less than two times the benchmark and the UltraShort Fund (-2x) is down less than two times the inverse of the benchmark.
The historical five-year average volatility of the benchmarks utilized by the Funds ranges from 7.26% to 57.39% as of December 31, 2023, as set forth in the table below.
Benchmark	Historical Five-Year Average December 31, 2023
S&P 500 VIX Mid-Term Futures Index	35.18%
Bloomberg Natural Gas SubindexSM	57.39%
Bloomberg Silver SubindexSM	32.15%
Bloomberg Gold SubindexSM	15.70%
The U.S. dollar price of the euro	7.26%
The U.S. dollar price of the Japanese yen	8.68%
Historical average volatility does not predict future volatility, which may be significantly higher or lower than historical averages.
Fund performance for periods greater than a single day can be estimated given any set of assumptions for the following factors: a) benchmark volatility; b) benchmark performance; c) period of time; d) financing rates associated with leveraged exposure; and e) other Fund expenses. The more extreme these factors are, and the more they occur together, the more the return will tend to deviate from the Daily Target. The tables below illustrate the impact of two factors that affect a geared fund’s performance: benchmark volatility and benchmark return. Benchmark volatility is a statistical measure of the magnitude of fluctuations in the returns of a benchmark and is calculated as the standard deviation of the natural logarithms of one plus the benchmark return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The tables show estimated fund returns for a number of combinations of benchmark volatility and benchmark return over a one-year period. To isolate the impact of daily leveraged or inverse leveraged exposure, these tables assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leveraged or inverse leveraged exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (2x, -2x) as of the fund’s NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses were included, the fund’s performance would be different than that shown.
The first table below shows an example in which a geared fund has an investment objective to correspond (before fees and expenses) to two times (2x) the daily performance of a benchmark. The geared fund could incorrectly be expected to achieve a 20% return on a yearly basis if the benchmark return was 10%, absent the effects of compounding. However, as the table shows, with a benchmark volatility of 40%, such a fund would return 3.1%. In the charts below, shaded areas represent those scenarios where a geared fund with the investment objective described will outperform (i.e., return more than) the benchmark performance times the stated multiple in the fund’s investment objective; conversely areas not shaded represent those scenarios where the fund will underperform (i.e., return less than) the benchmark performance times the multiple stated as the daily fund objective.HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHART BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.
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Estimated Fund Return Over One Year When the Fund’s Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Two Times (2x) the Performance of a Benchmark for a Single Day.
One Year Benchmark Performance	Two Times (2x) One Year Benchmark Performance	Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	-120%	-84.0%	-84.0%	-84.2%	-84.4%	-84.6%	-85.0%	-85.4%	-85.8%	-86.4%	-86.9%	-87.5%	-88.2%	-88.8%	-89.5%	-90.2%
-55%	-110%	-79.8%	-79.8%	-80.0%	-80.2%	-80.5%	-81.0%	-81.5%	-82.1%	-82.7%	-83.5%	-84.2%	-85.0%	-85.9%	-86.7%	-87.6%
-50%	-100%	-75.0%	-75.1%	-75.2%	-75.6%	-76.0%	-76.5%	-77.2%	-77.9%	-78.7%	-79.6%	-80.5%	-81.5%	-82.6%	-83.6%	-84.7%
-45%	-90%	-69.8%	-69.8%	-70.1%	-70.4%	-70.9%	-71.6%	-72.4%	-73.2%	-74.2%	-75.3%	-76.4%	-77.6%	-78.9%	-80.2%	-81.5%
-40%	-80%	-64.0%	-64.1%	-64.4%	-64.8%	-65.4%	-66.2%	-67.1%	-68.2%	-69.3%	-70.6%	-72.0%	-73.4%	-74.9%	-76.4%	-77.9%
-35%	-70%	-57.8%	-57.9%	-58.2%	-58.7%	-59.4%	-60.3%	-61.4%	-62.6%	-64.0%	-65.5%	-67.1%	-68.8%	-70.5%	-72.3%	-74.1%
-30%	-60%	-51.0%	-51.1%	-51.5%	-52.1%	-52.9%	-54.0%	-55.2%	-56.6%	-58.2%	-60.0%	-61.8%	-63.8%	-65.8%	-67.9%	-70.0%
-25%	-50%	-43.8%	-43.9%	-44.3%	-45.0%	-46.0%	-47.2%	-48.6%	-50.2%	-52.1%	-54.1%	-56.2%	-58.4%	-60.8%	-63.1%	-65.5%
-20%	-40%	-36.0%	-36.2%	-36.6%	-37.4%	-38.5%	-39.9%	-41.5%	-43.4%	-45.5%	-47.7%	-50.2%	-52.7%	-55.3%	-58.1%	-60.8%
-15%	-30%	-27.8%	-27.9%	-28.5%	-29.4%	-30.6%	-32.1%	-34.0%	-36.1%	-38.4%	-41.0%	-43.7%	-46.6%	-49.6%	-52.6%	-55.7%
-10%	-20%	-19.0%	-19.2%	-19.8%	-20.8%	-22.2%	-23.9%	-26.0%	-28.3%	-31.0%	-33.8%	-36.9%	-40.1%	-43.5%	-46.9%	-50.4%
-5%	-10%	-9.8%	-10.0%	-10.6%	-11.8%	-13.3%	-15.2%	-17.5%	-20.2%	-23.1%	-26.3%	-29.7%	-33.3%	-37.0%	-40.8%	-44.7%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%	-34.5%	-38.7%
5%	10%	10.3%	10.0%	9.2%	7.8%	5.9%	3.6%	0.8%	-2.5%	-6.1%	-10.0%	-14.1%	-18.5%	-23.1%	-27.7%	-32.5%
10%	20%	21.0%	20.7%	19.8%	18.3%	16.3%	13.7%	10.6%	7.0%	3.1%	-1.2%	-5.8%	-10.6%	-15.6%	-20.7%	-25.9%
15%	30%	32.3%	31.9%	30.9%	29.3%	27.1%	24.2%	20.9%	17.0%	12.7%	8.0%	3.0%	-2.3%	-7.7%	-13.3%	-19.0%
20%	40%	44.0%	43.6%	42.6%	40.8%	38.4%	35.3%	31.6%	27.4%	22.7%	17.6%	12.1%	6.4%	0.5%	-5.6%	-11.8%
25%	50%	56.3%	55.9%	54.7%	52.8%	50.1%	46.8%	42.8%	38.2%	33.1%	27.6%	21.7%	15.5%	9.0%	2.4%	-4.3%
30%	60%	69.0%	68.6%	67.3%	65.2%	62.4%	58.8%	54.5%	49.5%	44.0%	38.0%	31.6%	24.9%	17.9%	10.8%	3.5%
35%	70%	82.3%	81.8%	80.4%	78.2%	75.1%	71.2%	66.6%	61.2%	55.3%	48.8%	41.9%	34.7%	27.2%	19.4%	11.7%
40%	80%	96.0%	95.5%	94.0%	91.6%	88.3%	84.1%	79.1%	73.4%	67.0%	60.1%	52.6%	44.8%	36.7%	28.5%	20.1%
45%	90%	110.3%	109.7%	108.2%	105.6%	102.0%	97.5%	92.2%	86.0%	79.2%	71.7%	63.7%	55.4%	46.7%	37.8%	28.8%
50%	100%	125.0%	124.4%	122.8%	120.0%	116.2%	111.4%	105.6%	99.1%	91.7%	83.8%	75.2%	66.3%	57.0%	47.5%	37.8%
55%	110%	140.3%	139.7%	137.9%	134.9%	130.8%	125.7%	119.6%	112.6%	104.7%	96.2%	87.1%	77.5%	67.6%	57.5%	47.2%
60%	120%	156.0%	155.4%	153.5%	150.3%	146.0%	140.5%	134.0%	126.5%	118.1%	109.1%	99.4%	89.2%	78.6%	67.8%	56.8%
HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHART BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.
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Estimated Fund Return Over One Year When the Fund’s Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Two Times the Inverse (-2x) of the Performance of a Benchmark for a Single Day.
One Year Benchmark Performance	Two Times Inverse (-2x) of One Year Benchmark Performance	Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	120%	525.0%	520.3%	506.5%	484.2%	454.3%	418.1%	377.1%	332.8%	286.7%	240.4%	195.2%	152.2%	112.2%	76.0%	43.7%
-55%	110%	393.8%	390.1%	379.2%	361.6%	338.0%	309.4%	277.0%	242.0%	205.6%	169.0%	133.3%	99.3%	67.7%	39.0%	13.5%
-50%	100%	300.0%	297.0%	288.2%	273.9%	254.8%	231.6%	205.4%	177.0%	147.5%	117.9%	88.9%	61.4%	35.8%	12.6%	-8.0%
-45%	90%	230.6%	228.1%	220.8%	209.0%	193.2%	174.1%	152.4%	128.9%	104.6%	80.1%	56.2%	33.4%	12.3%	-6.9%	-24.0%
-40%	80%	177.8%	175.7%	169.6%	159.6%	146.4%	130.3%	112.0%	92.4%	71.9%	51.3%	31.2%	12.1%	-5.7%	-21.8%	-36.1%
-35%	70%	136.7%	134.9%	129.7%	121.2%	109.9%	96.2%	80.7%	63.9%	46.5%	28.9%	11.8%	-4.5%	-19.6%	-33.4%	-45.6%
-30%	60%	104.1%	102.6%	98.1%	90.8%	81.0%	69.2%	55.8%	41.3%	26.3%	11.2%	-3.6%	-17.6%	-30.7%	-42.5%	-53.1%
-25%	50%	77.8%	76.4%	72.5%	66.2%	57.7%	47.4%	35.7%	23.1%	10.0%	-3.2%	-16.0%	-28.3%	-39.6%	-49.9%	-59.1%
-20%	40%	56.3%	55.1%	51.6%	46.1%	38.6%	29.5%	19.3%	8.2%	-3.3%	-14.9%	-26.2%	-36.9%	-46.9%	-56.0%	-64.1%
-15%	30%	38.4%	37.4%	34.3%	29.4%	22.8%	14.7%	5.7%	-4.2%	-14.4%	-24.6%	-34.6%	-44.1%	-53.0%	-61.0%	-68.2%
-10%	20%	23.5%	22.5%	19.8%	15.4%	9.5%	2.3%	-5.8%	-14.5%	-23.6%	-32.8%	-41.7%	-50.2%	-58.1%	-65.2%	-71.6%
-5%	10%	10.8%	10.0%	7.5%	3.6%	-1.7%	-8.1%	-15.4%	-23.3%	-31.4%	-39.6%	-47.7%	-55.3%	-62.4%	-68.8%	-74.5%
0%	0%	0.0%	-0.7%	-3.0%	-6.5%	-11.3%	-17.1%	-23.7%	-30.8%	-38.1%	-45.5%	-52.8%	-59.6%	-66.0%	-71.8%	-77.0%
5%	-10%	-9.3%	-10.0%	-12.0%	-15.2%	-19.6%	-24.8%	-30.8%	-37.2%	-43.9%	-50.6%	-57.2%	-63.4%	-69.2%	-74.5%	-79.1%
10%	-20%	-17.4%	-18.0%	-19.8%	-22.7%	-26.7%	-31.5%	-36.9%	-42.8%	-48.9%	-55.0%	-61.0%	-66.7%	-71.9%	-76.7%	-81.0%
15%	-30%	-24.4%	-25.0%	-26.6%	-29.3%	-32.9%	-37.3%	-42.3%	-47.6%	-53.2%	-58.8%	-64.3%	-69.5%	-74.3%	-78.7%	-82.6%
20%	-40%	-30.6%	-31.1%	-32.6%	-35.1%	-38.4%	-42.4%	-47.0%	-51.9%	-57.0%	-62.2%	-67.2%	-72.0%	-76.4%	-80.4%	-84.0%
25%	-50%	-36.0%	-36.5%	-37.9%	-40.2%	-43.2%	-46.9%	-51.1%	-55.7%	-60.4%	-65.1%	-69.8%	-74.2%	-78.3%	-82.0%	-85.3%
30%	-60%	-40.8%	-41.3%	-42.6%	-44.7%	-47.5%	-50.9%	-54.8%	-59.0%	-63.4%	-67.8%	-72.0%	-76.1%	-79.9%	-83.3%	-86.4%
35%	-70%	-45.1%	-45.5%	-46.8%	-48.7%	-51.3%	-54.5%	-58.1%	-62.0%	-66.0%	-70.1%	-74.1%	-77.9%	-81.4%	-84.6%	-87.4%
40%	-80%	-49.0%	-49.4%	-50.5%	-52.3%	-54.7%	-57.7%	-61.1%	-64.7%	-68.4%	-72.2%	-75.9%	-79.4%	-82.7%	-85.6%	-88.3%
45%	-90%	-52.4%	-52.8%	-53.8%	-55.5%	-57.8%	-60.6%	-63.7%	-67.1%	-70.6%	-74.1%	-77.5%	-80.8%	-83.8%	-86.6%	-89.1%
50%	-100%	-55.6%	-55.9%	-56.9%	-58.5%	-60.6%	-63.2%	-66.1%	-69.2%	-72.5%	-75.8%	-79.0%	-82.1%	-84.9%	-87.5%	-89.8%
55%	-110%	-58.4%	-58.7%	-59.6%	-61.1%	-63.1%	-65.5%	-68.2%	-71.2%	-74.2%	-77.3%	-80.3%	-83.2%	-85.9%	-88.3%	-90.4%
60%	-120%	-60.9%	-61.2%	-62.1%	-63.5%	-65.4%	-67.6%	-70.2%	-73.0%	-75.8%	-78.7%	-81.5%	-84.2%	-86.7%	-89.0%	-91.0%
The foregoing tables are intended to isolate the effect of benchmark volatility and benchmark performance on the return of leveraged, inverse or inverse leveraged funds. The Funds’ actual returns may be greater or less than the returns shown above.
Correlation and Performance Risks Specific to the Geared Funds.
A number of factors may affect a Geared Fund’s ability to achieve a high correlation with its benchmark, and there is no guarantee that a Geared Fund will achieve a high degree of correlation Failure to achieve a high degree of correlation may prevent a Geared Fund from achieving its investment objective, and the percentage change of the Geared Fund’s NAV each day may differ, perhaps significantly in amount, and possibly even direction from its Daily Target.
Factors that may affect a Geared Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Financial Instruments in a manner that correlates to a Fund’s objective, including the Sponsor’s ability to enter into new positions and contracts to replace exposure that has been reduced or terminated by a counterparty or otherwise; (2) an imperfect correlation between the performance of the Financial Instruments held by a Fund and the performance of the applicable benchmark; (3) bid-ask spreads on such Financial Instruments; (4) fees, expenses, transaction costs, financing costs and margin requirements associated with the use of Financial Instruments and commission costs; (5) holding or trading Financial Instruments in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) changes to a benchmark that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies, position limits and accountability levels, and regulatory or tax law requirements; (9) early or unanticipated closings of the markets on which the holdings of a Fund trade, limiting or preventing the Fund from executing intended portfolio transactions; (10) accounting standards; (11) differences caused by a Fund obtaining exposure to only a representative sample of the components of a benchmark, overweighting or underweighting certain components of a benchmark or obtaining exposure to assets that are not included in a benchmark; (12) large movements of assets into and/or out of a Fund, particularly late in the day; (13) significant and/or rapid increases in the size of the Fund as a result of an increase in creation activity that cause the Fund to approach or
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reach position or accountability limits or other portfolio limits; and (14) events such as natural disasters (including disease, epidemics and pandemics) that can be highly disruptive to economies, markets and companies including, but not limited to, the Sponsor and third party service providers.
In order to achieve a high degree of correlation with their respective benchmarks, the Geared Funds seek to rebalance their portfolios daily to keep exposure consistent with their respective investment objectives. Being materially under- or overexposed to the benchmark may prevent a Geared Fund from achieving a high degree of correlation with its benchmark and may expose the Geared Fund to greater leverage risk.
Market disruptions or closures, large movements of assets into or out of the Geared Funds, regulatory restrictions, market volatility, illiquidity, margin requirements, accountability levels, position limits, and daily price fluctuation limits set forth by the exchanges and other factors will adversely affect such Geared Funds’ ability to adjust exposure to requisite levels. The target amount of a Fund’s portfolio exposure may be impacted by changes to the value of its benchmark each day. The target amount of portfolio exposure is impacted dynamically by a benchmark’s movements, including intraday movements. Because of this, it is unlikely that a Geared Fund will have perfect exposure during the day or at the end of each day and the likelihood of being materially under- or overexposed is higher on days when its benchmark is volatile, particularly when the benchmark is volatile at or near the close of the trading day.
The time and manner in which a Geared Fund rebalances its portfolio may vary from day to day at the sole discretion of the Sponsor, depending upon market conditions and other circumstances. If for any reason a Geared Fund is unable to rebalance all or a portion of its portfolio, or if all or a portion of the portfolio is rebalanced incorrectly, the Fund’s investment exposure may not be consistent with the Fund’s investment objective. In these instances, the Geared Fund may have investment exposure to its benchmark that is significantly greater or less than its stated multiple. As a result, the Geared Fund may be more or less exposed to leverage risk than if it had been properly rebalanced and may not achieve its investment objective. Unlike other funds that do not rebalance their portfolios as frequently, each Geared Fund may be subject to increased trading costs associated with daily portfolio rebalancings. The effects of these trading costs have been estimated and included in the Breakeven Table. See “Charges–Breakeven Table” below.
Changes to a Benchmark and Daily Rebalancing of the Geared Funds May Impact Trading in the Underlying Futures Contracts.
Changes to a benchmark and daily rebalancing may cause the Geared Funds to adjust their portfolio positions. This trading activity will contribute to the trading volume of the underlying futures contracts and may adversely affect the market price of such underlying futures contracts.
Intraday Price/Performance of Geared Fund Shares Will Likely Differ from the Fund’s Stated Daily Multiple Times the Performance of its Benchmark for Such Day.
The intraday performance of Shares of a Geared Fund traded in the secondary market generally will be different from the performance of the Fund when measured from one NAV calculation-time to the next. When Shares of a Geared Fund are bought intraday, the performance of such Shares relative to the Fund’s benchmark until the Geared Fund’s next NAV calculation time will generally be higher or lower than the Daily Target. These differences can be significant.
The amount of the discount or premium in the trading price of the Shares relative to their NAV may be influenced by non-concurrent trading hours between the Exchange (the exchange on which the Shares trade) and the exchanges on which futures contracts trade. While the Shares are expected to trade on the Exchange until 4:00 p.m. (Eastern time), liquidity in the markets for the futures contracts in which the Funds seek to invest is expected to be reduced whenever the principal markets for those contracts are closed. As a result, trading spreads, and the resulting premium or discount on Shares, may widen during these gaps in market trading hours and the value of the Fund’s holdings may vary, perhaps significantly. Whether Shares will trade above, below or at a price equal to the value of the Fund’s holdings cannot be predicted.
If an investor purchases Shares when a Fund’s secondary market price is higher than the Fund’s NAV, or sells Shares when a Fund’s secondary market price is lower than the Fund’s NAV, such investment may not be as profitable as the investment would have been if the secondary market price was equal to the Fund’s NAV.
Natural Disasters and Public Health Disruptions, such as the COVID-19 Pandemic, May Have a Significant Negative Impact on the Performance of Each Fund.
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Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including public health disruptions, pandemics and epidemics (for example, the COVID-19 pandemic), have been and may continue to be highly disruptive to economies and markets. These conditions have led, and could lead, to increased or extreme market volatility, illiquidity and significant market losses. Such natural disaster and health crises could exacerbate political, social, and economic risks, and result in significant breakdowns, delays, shutdowns, social isolation, civil unrest, periods of high unemployment, shortages in and disruptions to the medical care and consumer goods and services industries, and other disruptions to important global, local and regional supply chains affected, with potential corresponding results on the operating performance of the Funds and their investments. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Funds, the Funds’ Sponsor and third party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Funds’ investments. These factors can cause extreme market volatility, illiquidity, exchange trading suspensions and market closures. For example, market factors may adversely affect the price and liquidity of the Funds’ investments and potentially increase margins and collateral requirements in ways that have a significant negative impact on Fund performance or make it difficult, or impossible, for a Fund to achieve its investment objective. Under these circumstances, a Fund could have difficulty finding counterparties to transactions, entering or exiting positions at favorable prices and could incur significant losses. Further, Fund counterparties may close out positions with the Funds without notice, at unfavorable times or unfavorable prices, or may choose to transaction on a more limited basis (or not at all). In such cases, it may be difficult or impossible for a Fund to achieve the desired investment exposure with its investment objective. These conditions also can impact the ability of the Funds to complete creation and redemption transactions and disrupt Fund trading in the secondary market.
Additionally, geopolitical conflict, including, war and armed conflicts (such as Russia’s continued military actions against Ukraine that started in February 2022, the Israel-Hamas conflict, and the expansion of such conflicts in surrounding areas), sanctions, acts of terrorism, sustained elevated inflation, supply chain issues or other events could have a significant negative impact on global financial markets and economies. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on a Fund’s performance, and the value of an investment in the Fund may decline significantly.
Risks of Government Regulation The Financial Industry Regulatory Authority (“FINRA”) issued a notice on March 8, 2022 seeking comment on measures that could prevent or restrict investors from buying a broad range of public securities designated as “complex products”—which could include the leveraged and inverse leveraged funds offered by ProShares. The ultimate impact, if any, of these measures remains unclear. However, if regulations are adopted, they could, among other things, prevent or restrict investors’ ability to buy Shares in the Funds.
Risk that Current Assumptions and Expectations Could Become Outdated As a Result of Global Economic Shocks.
The onset of the novel coronavirus (COVID-19) and its variants caused significant shocks to global financial markets and economies, with many governments taking extreme actions in an attempt to slow and contain the spread of COVID-19. These actions had a severe economic impact on global economies as economic activity in some instances has essentially ceased. As the hospitalization rates and COVID-related deaths fell, the severity of lockdowns and restrictive policies relative to the onset of the COVID-19 pandemic decreased as the situation gradually improved. Currently the bear market continues to recover from the lockdowns and restrictions that brought economic strain to several industries. Contemporaneous with the onset of the COVID-19 pandemic in the U.S., crude oil markets experienced shocks to the supply of and demand for crude oil. This led to an oversupply of crude oil, which impacted the price of crude oil and futures contracts on crude oil and caused historic volatility in the market for crude oil and crude oil futures contracts. Currently, crude oil prices have increased since the onset of the COVID-19 pandemic. The demand for oil is expected to increase. For example, China’s ongoing COVID restrictions are expected to be removed and altered, which is expected to increase the demand for crude oil among consumers. The crude oil indices experienced extreme backwardation in the summer months, but normalized towards the end of 2022.
Each Fund seeks to achieve its investment objective even during periods when the performance of the Fund’s benchmark is flat or when the benchmark is moving in a manner that may cause the value of the Fund to decline.
The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide
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exposure to its benchmark consistent with its investment objective, without regard to market conditions, trends, or direction. This is the case even during periods in which a Fund’s benchmark is flat or moving in a manner which causes the value of a Fund to decline. A Fund can lose money regardless of the performance of an underlying benchmark, due to the effects of daily rebalancing, volatility, compounding and other risk factors. An investor in the Fund could potentially lose the full value of their investment within a given day.
Risks Specific to the VIX Futures Fund
In addition to the risks described elsewhere in this “Risk Factors” section, the following risks could apply to the VIX Futures Fund.
VIX futures contracts can be highly volatile and the Funds may experience sudden and large losses when buying, selling or holding such instruments; you can lose all or a portion of your investment within a single day.
Investments linked to equity market volatility, including VIX futures contracts, can be highly volatile and may experience sudden, large and unexpected losses. For example, in 2018 the S&P 500 VIX Mid-Term Futures Index (the “VIX Mid-Term Futures Index” or “Index”), which is comprised of VIX futures contracts, had its largest one-day move ever of approximately 96%. In the future, the Index could have even larger single-day or intraday moves, up or down, that could cause investors to lose all or a substantial portion of their investment in a short period of time. VIX futures contracts are unlike traditional futures contracts and are not based on a tradable reference asset. The VIX is not directly investable, and the settlement price of a VIX futures contract is based on the calculation that determines the level of the VIX. As a result, the behavior of a VIX futures contract may be different from a traditional futures contract whose settlement price is based on a specific tradable asset and may differ from an investor’s expectations. The market for VIX futures contracts may fluctuate widely based on a variety of factors including changes in overall market movements, political and economic events and policies, wars, acts of terrorism, natural disasters (including disease, epidemics and pandemics), changes in interest rates or inflation rates. High volatility may have an adverse impact on the performance of the Funds. The UltraFund’s leverage factor (1.5x) increases the potential for loss on an investment in this Fund. An investor in any of the Funds could potentially lose the full principal of his or her investment within a single day.
Generally, a VIX of over 20 indicates a high degree of volatility. During February and March 2020, market volatility elevated to historic highs as measured by the VIX, which may be attributed to the COVID-19 pandemic. Although the VIX started the year at a level of [12.47] on January 2, 2020, it spiked to [82.69] on March 16, 2020. For the year of 2022, the ProShares VIX Mid-Term Futures ETF was in contango for [64%] of the year, and backwardation [36%] of the time. However, there is no certainty that such levels will persist even if the scope and duration of the disruption caused by the COVID-19 pandemic is prolonged or if other economic or political developments contribute to volatility and investor uncertainty. Such performance is not typical and may not continue for a sustained period of time.
The VIX Futures Fund is benchmarked to the VIX Mid-Term Futures Index. It is not benchmarked to the VIX or actual realized volatility of the S&P 500. As a result, the Index and the VIX Futures Fund should be expected to perform very differently from the VIX over all periods of time.
The performance of the VIX Mid-Term Futures Index is based on the value of the VIX mid-term futures contracts that comprise the Index. While there is a relationship between the performance of the Index and future levels of the VIX, the performance of the Index is not directly linked to the performance of the VIX, to the realized volatility of the S&P 500® or to the options that underlie the calculation of the VIX. As a result, the Index and the VIX Futures Fund should be expected to perform very differently from the VIX over all periods of time. In many cases, the Index (and thus the VIX Futures Fund) will underperform the VIX. Further, the performance of the Index and the VIX Futures Fund should not be expected to represent the realized volatility of the S&P 500®.
The VIX seeks to measure the market’s current expectation of 30-day volatility of the S&P 500® Index, as reflected by the prices of S&P 500® options. The market’s current expectation of the possible rate and magnitude of movements in an index is commonly referred to as the “implied volatility” of the index. Because S&P 500® options derive value from the possibility that the S&P 500® may experience movement before such options expire, the prices of S&P 500® options are used to calculate the implied volatility of the S&P 500®.
Unlike many indexes, the VIX is not an investable index. It is not practical to invest in the VIX as it is comprised of a constantly changing portfolio of options on the S&P 500®. Rather, the VIX is designed to serve as a market volatility forecast. The VIX Futures Fund is not benchmarked to the performance of the VIX or the realized volatility of the S&P 500® and, in fact, can be expected to perform very differently from the VIX and the realized volatility of the S&P 500® over all periods of time.
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The prices of futures contacts based on a non-investable index such as the VIX may behave differently from the prices of futures contracts whose settlement price is based on a tradable asset.
As noted, the VIX Futures Fund is benchmarked against an underlying index of VIX mid-term futures contracts. The value of VIX futures contracts is based on the expected value of the VIX at a future point in time, specifically the expiration date of the VIX futures contracts. Therefore, VIX futures contracts represent the forward implied volatility of the VIX, and therefore the forward implied volatility of the S&P 500®, over the 30-day period following the expiration of such contract. As a result, a change in the VIX today will not necessarily result in a corresponding movement in the price of VIX futures contracts since the price of VIX futures contracts is based on expectations of the performance of the VIX at a future point in time. For example, a VIX futures contract purchased in March that expires in May, in effect, is a forward contract on what the level of the VIX, as a measure of 30-day implied volatility of the S&P 500®, will be on the May expiration date. The forward volatility reading of the VIX may not correlate directly to the current volatility reading of the VIX because the implied volatility of the S&P 500® at a future expiration date may be different from the current implied volatility of the S&P 500®. As a result, the Index and the VIX Futures Fund should be expected to perform very differently from the VIX over all periods of time.
It has been reported that in 2018 various U.S. regulators commenced inquiries into whether the Chicago Board Options Exchange, Incorporated (“Cboe”) VIX Index has been manipulated by one or more financial firms and algorithmic traders, and that a number of private lawsuits have been filed against the Cboe alleging the manipulation of the Cboe VIX Index. The regulators have not yet made public any determinations. On January 27, 2020, a federal judge dismissed a private lawsuit with prejudice, but on May 19, 2020, the plaintiffs filed notice of appeal to the U.S. Court of Appeals for the Seventh Circuit. The plaintiffs voluntarily dismissed the case on September 12, 2022, and the U.S. Court of Appeals for the Seventh Circuit affirmed the District Court’s decisions in favor of Cboe. Other private actions that were part of this litigation were allowed to proceed as individual actions and remain pending against Cboe. See In re Chicago Board Options Exchange Volatility Index Manipulation Antitrust Litigation. Northern District of Illinois. No. 18-04171. The Trust and the Sponsor cannot predict the outcome of these reported inquiries and private lawsuits. Any finding of manipulation of the Cboe VIX Futures Index could materially adversely affect the VIX Futures Fund’s investments and its ability to continue to implement its trading strategy and achieve its investment objectives.
The level of the VIX has historically reverted to a long-term mean (i.e., average) level and any increase or decrease in the level of the VIX will likely continue to be constrained.
In the past, the level of the VIX has typically reverted over the longer term to a historical mean, and its absolute level has been constrained within a band. As such, the potential upside of long or short exposure to VIX futures contracts may be limited as the performance of VIX reverts to its long-term average. In addition, any gains may be subject to significant and unexpected reversals as the VIX reverts to its long-term mean.
When economic uncertainty and other market risks increase, or are expected to increase, and there is an associated increase in expected volatility, the price of VIX futures contracts will likely also increase. Similarly, when economic uncertainty recedes, or is expected to recede, and there is an associated decrease in expected volatility, the price of VIX futures contracts will likely also decrease. Historically, each of these patterns have tended to reverse. These reversals may be significant and unexpected and have a negative impact on the performance of the VIX Futures Fund. During February and March 2020, market volatility elevated to historic highs as measured by the VIX, which may be attributed to the COVID-19 pandemic. Although the VIX started the year at a level of [12.47] on January 2, 2020, it spiked to [82.69] on March 16, 2020. For the year of 2023, the ProShares VIX Mid-Term Futures ETF was in contango for [64%] of the year, and in backwardation [10%] of the time.
The value of the Shares of the VIX Futures Fund relates directly to the value of, and realized gain or loss from, the Financial Instruments and other assets held by the Fund. Fluctuations in the price of these Financial Instruments or assets could materially adversely affect an investment in Shares of the VIX Futures Fund.
A number of factors may affect the price and/or liquidity of VIX futures contracts and other Financial Instruments, if any, owned by the VIX Futures Fund, including, but not limited to:
•Prevailing market prices and forward volatility levels of the U.S. stock markets, the S&P 500, the equity securities included in the S&P 500 and prevailing market prices of options on the S&P 500, the VIX, options on the VIX, the relevant VIX futures contracts, or any other financial instruments related to the S&P 500 and the VIX or VIX futures contracts;
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•Interest rates and investors’ expectations concerning interest rates;
•Inflation rates and investors’ expectations concerning inflation rates;
•Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy, and a Fund’s investments may not keep pace with inflation, which may result in losses to investors;
•Economic, financial, political, regulatory, geographical, judicial and other events that affect the level of the Mid-Term VIX Futures Index or the market price or forward volatility of the U.S. stock markets, the equity securities included in the S&P 500, the S&P 500, the VIX or the relevant futures or option contracts on the VIX;
•Supply and demand as well as hedging activities in the listed and OTC equity derivatives markets;
•The level of margin requirements;
•The position and accountability limits imposed by futures exchanges and any position or risk limits imposed by Futures Commission Merchants (“FCMs”) or swap counterparties;
•Disruptions in trading of the S&P 500, futures contracts on the S&P 500 or options on the S&P 500;
•The level of contango or backwardation in the VIX futures contract market;
•Global or regional political, economic, or financial events and situations (including political disruptions, societal breakdown, insurrection, terrorism, pandemics, sabotage and/or war) and investor expectations concerning such events;
•Weather, natural disasters (including disease, epidemics and pandemics), and other environmental conditions; and
•Investment and trading activities of mutual funds, hedge funds and other market participants, including the Fund.
Each of these factors could have a negative impact on the price and/or liquidity of VIX futures contracts and other Financial Instruments, the Index and the VIX Futures Fund. These factors interrelate in complex ways, and the effect of one factor on the market value of the VIX Futures Fund may offset or enhance the effect of another factor.
Margin requirements for VIX futures contracts and position limits imposed by exchanges and/or FCMs may limit the VIX Futures Fund’s ability to achieve sufficient exposure and prevent the Fund from achieving its investment objective.
The term “margin” refers to the minimum amount a Fund must deposit and maintain with its FCM in order to establish an open position in futures contracts. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a percentage of the aggregate purchase or sales price of the contract.
An FCM may compute margin requirements multiple times per day and at least once per day. When a Fund has an open futures contract position, it is subject to daily variation margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts require only a small initial investment in the form of a deposit or initial margin, they involve a high degree of leverage. A Fund with open positions is subject to maintenance or variation margin on its open positions. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the FCM. If the margin call is not met within a reasonable time, the FCM may close out a Fund’s position. If a Fund has insufficient cash to meet daily variation margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. Futures markets are highly volatile and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.
VIX futures contracts in particular have been subject to periods of sudden and extreme volatility. As a result, margin requirements for VIX futures contracts are higher than the margin requirements for most other types of futures contracts. In addition, the FCMs utilized by the Fund may impose margin requirements in addition to those imposed by the clearinghouse. Margin requirements are subject to change, and may be raised in the future by either or both of the clearinghouse and the FCMs. High margin requirements could prevent the Fund from obtaining
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sufficient exposure to VIX futures contracts and may adversely affect the Fund’s ability to achieve its investment objective. An FCM’s failure to return required margin to the Fund on a timely basis may cause the Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption.
Futures contracts are subject to liquidity risk. Certain of the FCMs utilized by the Fund have imposed their own “position limits” on the Fund. Position limits restrict the amount of exposure to futures contracts the Fund can obtain through such FCMs. As a result, the Fund may need to transact through a number of FCMs to achieve its investment objective. If enough FCMs are not willing to transact with the Fund, or if the position limits imposed by such FCMs do not provide sufficient exposure, the Fund may not be able to achieve its investment objective
The VIX Futures Fund generally is intended to be used as a trading tool for short-term investment horizons and investors holding shares of the Fund over longer-term periods may be subject to increased risk of loss.
The VIX Futures Fund generally is intended to be used only for short-term investment horizons. An investor in the Fund can lose all or a substantial portion of his or her investment within a given day. The longer an investor’s holding period in the Fund, the greater the potential for loss.
VIX futures contracts that the VIX Futures Fund invests in can be highly volatile and the Fund may experience large losses when buying, selling or holding such instruments; you can lose all of your investment within a given day.
Investments linked to equity market volatility, including VIX futures contracts, can be highly volatile and may experience sudden, large and unexpected losses. VIX futures contracts are unlike traditional futures contracts and are not based on a tradable reference asset. The VIX is not directly investable, and the settlement price of a VIX futures contract is based on the calculation that determines the level of the VIX. As a result, the behavior of a VIX futures contract may be different from traditional futures contracts whose settlement price is based on a specific tradable asset and may differ from an investor’s expectations. High volatility may have an adverse impact on the Fund. An investor could potentially lose the full principal value of his or her investment within a given day.
VIX Mid-Term Futures Index changes and market transactions, including the daily rebalancing of the futures contracts by the VIX Futures Fund may have a significant impact on the performance of the Index and the Fund and the trading, liquidity and price of Fund Shares.
Index changes and transactions by market participants in the futures contracts underlying the Index, including the daily rebalancing of such futures contracts by the VIX Futures Fund may have a significant impact on the trading, liquidity and price of such futures contacts and, in turn, impact on the performance of the Index and the Fund. The trading activity associated with such transactions will contribute to the existing open interest and trading volume of the underlying futures contracts and could have a significant adverse impact on the trading and price of such contracts. This, in turn, could have a negative impact on the performance of the Index and the Fund. The Fund has engaged, and may continue to engage, in futures transactions that may constitute holding a substantial portion (e.g., 50% or more) of the open interest and/or trading volume of the futures contracts underlying the Index. To the extent the Fund transactions in a relatively higher percentage of the open interest and/or trading volume of such futures contracts, the Fund’s activity may be more likely to have an impact which could be significant on the trading, liquidity, and price of such contracts. This in turn could have a significant negative impact on the performance of the Index and the Fund as well as the market for Fund Shares making it more difficult for investors to buy or sell Fund Shares at the desired price or at all.
Potential negative impact from rolling futures positions; there have been extended periods in the past where the strategies utilized by the VIX Futures Fund have caused significant and sustained losses.
The VIX Futures Fund invests in or has exposure to VIX futures contracts and is subject to risks related to rolling these positions. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract with a later expiration date. This process is referred to as rolling. The Fund does not intend to hold futures contracts through expiration, but instead intends to roll its positions as they approach expiration. Accordingly, the Fund is subject to risks relating to rolling.
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When the market for these futures contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the rolling process of the more nearby futures contract would take place at a price that is lower than the price of the more distant futures contract. This pattern of higher prices for longer expiration futures contracts is often referred to as contango. Alternatively, when the market for these contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the rolling process of the more nearby futures contract would take place at a price that is higher than the price of the more distant futures contract. This pattern of higher prices for shorter expiration futures contracts is referred to as backwardation. The presence of contango in the relevant futures contracts at the time of rolling would be expected to adversely affect the Fund. In contrast, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to positively affect the Funds.
There have been extended periods in which contango or backwardation has existed in the VIX futures contract markets, and such periods can be expected to occur in the future. These extended periods have caused in the past, and may cause in the future, significant and sustained losses. Since the non-investable VIX Index is based on the price of a constantly changing portfolio of option contracts, rather than futures contracts subject to contango and backwardation, the VIX Index may experience less severe downturns or may even provide positive performance during periods where the Fund is experiencing poor performance. Additionally, because of the frequency with which the Funds may roll futures contracts, the impact of such contango or backwardation may be greater than the impact would be if a Fund experienced less rolling. In April 2020, the market for crude oil futures contracts experienced a period of “extraordinary contango” that resulted in a negative price in the May 2020 WTI crude oil futures contract. It is possible that the futures contracts held by the Funds also may experience periods of extraordinary contango in the future.
Concentration Risk
The VIX Futures Fund will typically concentrate its investments in first- and second-month VIX futures contracts. Investors should be aware that other volatility investments may be more diversified both in terms of the number and variety of instruments included and of the volatility exposure offered. Concentration exclusively in first- and second-month futures contracts may result in a greater degree of volatility and adverse performance of the VIX Futures Fund under specific market conditions and over time. Concentration in fewer futures contracts as opposed to exposure to a broader set of futures contracts may increase the risk of the VIX Futures Fund’s trading activity affecting such futures contracts and this may adversely affect the performance of the VIX Futures Fund. For example, such concentration and the large size of the positions the VIX Futures Fund may take (including positions resulting from significant and/or rapid increases in the size of the Fund as a result of an increase in creation activity or for any other reason) may cause the daily rolling or rebalancing of the VIX Futures Fund’s portfolio to adversely impact the market price of its concentrated portfolio of futures contracts and in turn the level of the VIX Mid-Term Futures Index and the performance of the VIX Futures Fund.
Risks Specific to the Natural Gas Funds and the Precious Metals Funds
In addition to the risks described elsewhere in this “Risk Factors” section, the following risks could apply to the Natural Gas Funds and the Precious Metals Funds.
A number of factors may have a negative impact on the price of commodities, such as gold, silver and natural gas, and the price of Financial Instruments based on such commodities.
With regard to the Natural Gas Funds and the Precious Metals Funds, a number of factors may affect the price of these commodities and, in turn, the Financial Instruments and other assets, if any, owned by such a Fund, including, but not limited to:
•Significant increases or decreases in the available supply of a physical commodity due to natural, technological or other factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather or other natural events on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing natural gas processing plants), also materially influence the supply of the commodity. General economic conditions in the world or in a major region, such as population growth rates, periods of civil unrest, war and military actions between countries and the ensuing conflicts,
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government austerity programs, periods of recession or other periods of low or negative economic growth, periods of sustained elevated inflation, or currency exchange rate fluctuations have had, and may continue to have, an impact on prices of underlying commodities.
•The exploration and production of commodities are uncertain processes with many risks. The cost of extraction, completing and operating wells / mines is often uncertain, and a number of factors can delay or prevent operations or production of commodities, including: (1) unexpected extraction or drilling conditions; (2) pressure or irregularities in formations; (3) equipment failures or repairs; (4) fires or other accidents; (5) adverse weather conditions; (6) pipeline ruptures, spills or other supply disruptions; and (7) shortages or delays in the availability of extraction delivery equipment.
•Significant increases or decreases in the demand for a physical commodity due to natural, technological or other factors. Natural factors would include such events as unusual climatological or health conditions (such as disease or pandemics) impacting the demand for commodities. Technological or other factors may include such developments as substitutes or new uses for particular commodities or changes in the demand for particular commodities. General economic conditions in the world or in a major region, such as population growth rates, periods of civil unrest, war and military actions between countries and the ensuing conflicts, government austerity programs, or currency exchange rate fluctuations may affect prices of underlying commodities. For example, gold and silver are used in a wide range of industrial applications and demand for gold and silver is driven by, among other things, demand for jewelry. An economic downturn could have a negative impact on gold and silver demand and, consequently, their prices.
•A significant change in the attitude of speculators and investors towards a commodity or in the commodity hedging activities of commodity producers. Should the speculative community take a negative or positive view towards any given commodity, or if there is an increase or decrease in the level of hedge activity of commodity producing companies, countries and/or organizations, such action could cause a change in world prices of any given commodity.
•Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world precious metals holdings is owned by governments, central banks and related institutions. Similarly, nations with centralized or nationalized energy production organizations may control large physical quantities of certain commodities. The purchase or sale by one of these institutions in large amounts could potentially cause a change in prices for that commodity.
•Political activity such as the adoption of and changes to legislation, imposition of regulations, or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection, terrorism, pandemics, sabotage and/or war, military actions between countries and ensuing conflicts, may greatly influence commodities prices.
•With regard to the Natural Gas Funds, the demand for natural gas correlates closely with general economic growth rates. The occurrence of recessions or other periods of low or negative economic growth will typically have a direct adverse impact on natural gas demand and natural gas prices. The supply and demand for natural gas may also be impacted by changes in interest rates, inflation, and other local or regional weather and market conditions, as well as by the development of alternative energy sources. The demand for natural gas has traditionally been cyclical, with higher demand during winter months and lower demand during summer months. Natural gas prices are subject to volatile, sudden, unpredictable and/or temporary price movements over short periods of time.
•With regard to the Natural Gas Funds, competition from clean power companies, fluctuations in the supply and demand of alternative energy fuels, energy conservation, changes in consumer preferences regarding the use of renewable energy sources to replace fossil fuels, such as preferences for electric or alternative-fueled vehicles, and tax and other government regulations can significantly affect the price of natural gas.
•The recent proliferation of commodity-linked, exchange-traded products and their unknown effect on the commodity markets.
•The prices, supply and demand for gold and silver may also be impacted by changes in interest rates, inflation, and other local or regional market conditions, as well as by investor confidence. There can be no assurance that either gold or silver will maintain its long-term value in terms of future purchasing power. As of the date of this prospectus, gold and silver prices are at or
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near historically high levels. Gold and silver prices are volatile and subject to sudden, and unpredictable price movements, including reversals. Gold and silver markets also have historically experienced extended periods of flat or declining prices. There can be no assurance that either gold or silver prices will maintain their price levels as of the date of this prospectus.
•On February 24, 2022, Russia commenced a military attack on Ukraine. The ongoing hostilities and conflict between Ukraine and Russia could result in more widespread conflict and could have a severe adverse affect on the region and/or the world and the markets for securities and commodities, including oil and natural gas. Any potential sanctions imposed in the future on Russia could have a significant adverse impact on the Russian economy and related markets. How long such conflict, future sanctions, and related events will last and whether it will escalate further cannot be predicted. Impacts from this conflict and related events could have significant impact on a Fund’s performance, and the value of an investment in a Fund may decline significantly.
•The possibility of a prolonged conflict between Hamas and Israel, and the potential expansion of the conflict in the surrounding areas and the involvement of other nations in such conflict, such as the Houthi Attacks in the Red Sea, could further destabilize the Middle East region and introduce new uncertainties in global markets, including the oil and natural gas markets. How long such conflict, future sanctions, and related events will last and whether it will escalate further cannot be predicted. Impacts from this conflict and related events could have significant impact on a Fund’s performance, and the value of an investment in a Fund may decline significantly..
Each of these factors could have a negative impact on the value of the Funds. These factors interrelate in complex ways, and the effect of one factor on the market value of a Fund may offset or enhance the effect of another factor.
The Natural Gas Funds are linked to an index of natural gas futures contracts, and are not directly linked to the “spot” price of natural gas. Natural Gas futures contracts may perform very differently from the spot price of natural gas.
The Natural Gas Funds are not directly linked to the “spot” price of natural gas. The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery values of the commodity. While prices of swaps, futures contracts and other derivatives contracts are related to the prices of an underlying cash market (i.e., the “spot” market), they may not be well correlated and have typically performed very differently. Natural gas futures contracts typically perform very differently from, and commonly underperform, the spot price of natural gas due to current (and future expectations of) factors such as storage costs, geopolitical risks, war and military actions between countries and the ensuing conflicts, interest charges incurred to finance the purchase of the commodity, and expectations concerning supply and demand for the commodity. Derivatives contract prices may not be correlated to spot market prices and may be substantially lower or higher than the spot market prices for a number of reasons, including as a result of differences in derivatives contract terms or as supply, demand or other economic or regulatory factors become more pronounced in either the cash or derivatives markets. In April 2020, the market for crude oil futures contracts experienced a period of “extraordinary contango” that resulted in a negative price in the May 2020 WTI crude oil futures contract. The futures contracts held by the Natural Gas Funds may experience a period of extraordinary contango in the future.
Climate change and greenhouse gas restrictions could negatively affect the Natural Gas Funds’ investment returns.
Driven by concern over the risks of climate change, a number of countries have adopted, or are considering the adoption of, regulatory frameworks to reduce greenhouse gas emissions or production and use of oil and gas. Regulatory frameworks include adoption of cap and trade regimes, carbon taxes, trade tariffs, minimum renewable usage requirements, restrictive permitting, increased efficiency standards, and incentives or mandates for renewable energy. Political and other actors and their agents increasingly seek to advance climate change objectives indirectly, such as by seeking to reduce the availability of or increase the cost for, financial and investment in the oil and gas sector and taking actions intended to promote changes in business strategy for oil and gas companies. Many governments are also providing tax advantages and other subsidies to support transitioning to alternative energy sources or mandating the use of specific fuels other than oil or natural gas. Depending on how policies are formulated and applied, they could have the potential to negatively affect the Natural Gas Funds’ investment returns and make oil and natural gas products more expensive or less competitive.
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The Precious Metals Funds do not hold gold or silver bullion. Rather, the Precious Metals Funds use Financial Instruments to gain exposure to gold or silver bullion. Using Financial Instruments to obtain exposure to gold or silver bullion may cause tracking error and subject the Precious Metals Funds to the effects of contango and backwardation as described herein.
Using Financial Instruments such as swaps, options, forwards and futures in an effort to replicate the inverse performance of gold or silver bullion may cause tracking error, which is the divergence between the price behavior of a position and that of a benchmark. While prices of Financial Instruments are related to the prices of an underlying cash market (i.e., the “spot” market), they may not be perfectly correlated and typically have performed differently. In addition, the use of forward or futures contracts exposes a Fund to risks associated with “rolling” as described herein (forward contracts are subject to the same risks as rolling futures contracts), including the possibility that contango or backwardation can occur. Gold and silver historically exhibit contango markets during most periods. The existence of historically prevalent contango markets would be expected to adversely affect the Precious Metals Funds. Alternatively, the existence of backwardated markets would be expected to be beneficial to the Precious Metals Funds. In April 2020, the market for crude oil futures contracts experienced a period of “extraordinary contango” that resulted in a negative price in the May 2020 WTI crude oil futures contract. The futures contracts held by the Precious Metals Funds may experience a period of extraordinary contango in the future.
Risks Specific to the Currency Funds.
In addition to the risks described elsewhere in this “Risk Factors” section, the following risks could apply to the Currency Funds.
A number of factors may have a negative impact on the value of non-U.S. currencies or the U.S. dollar and the value of Financial Instruments based on such currencies.
A number of factors may affect the value of non-U.S. currencies or the U.S. dollar and, in turn, Financial Instruments based on such non-U.S. currencies or the U.S. dollar. These factors include:
•Natural or environmental disasters and widespread disease, including public health disruptions, pandemics and epidemics (for example, COVID-19 and its variants);
•Debt level and trade deficit of the relevant foreign countries;
•Inflation rates of the U.S. and the relevant foreign countries and investors’ expectations concerning inflation rates;
•Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy, and a Fund’s investments may not keep pace with inflation, which may result in losses to investors;
•Interest rates of the U.S. and the relevant foreign countries and investors’ expectations concerning interest rates;
•Investment and trading activities of mutual funds, hedge funds and other market participants;
•Global or regional political, economic or financial events and situations (including political disruptions, societal breakdown, insurrection, terrorism, pandemics, sabotage and/or war and military actions between countries and the ensuing conflicts and investor expectations concerning such events;
•Sovereign action to set or restrict currency conversion;
•Monetary policies and other related activities of central banks within the U.S. and other relevant non-U.S. markets;
•Overall growth and performance of the economies of relevant countries; and
•Non-U.S. financial markets may be closed on a day when U.S. domestic markets are open for trading. As a result, liquidity and/or pricing may be affected by the absence of trading in a specific currency.
In periods of financial or social turmoil or war and military actions, capital can move quickly out of countries or geographic regions that are perceived to be more vulnerable to the other effects of the crisis than other countries or geographic regions, with sudden and severely
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adverse consequences to the currencies of those countries or geographic regions. Each of these factors could have a negative impact on the value of a Currency Fund. These factors interrelate in complex ways, and the effect of one factor on the market value of a Currency Fund may offset or enhance the effect of another factor. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies observed by the relevant countries and those of other countries important to international trade and finance. In addition, information relating to non-U.S. countries or currencies may not be as well-known or as rapidly or thoroughly reported as information regarding the U.S. or the U.S. dollar.
Russia’s Invasion of Ukraine, the Israel-Hamas Conflict and the Possible Expansion of Conflict in Surrounding Areas, Could Have a Severe Adverse Effect on Certain Commodities Markets, Particularly Natural Gas Markets
Ongoing geopolitical events, such as Russia’s invasion of Ukraine that started in February 2022 and the Israel-Hamas conflict that started Hamas’ attack against Israel in October 2023 and the ensuing conflict, have had, and may continue to have, an impact on certain commodities markets, particularly the market for natural gas, commodity futures markets, including futures on natural gas, and the prices of the Natural Gas Funds. The Russian invasion of Ukraine initially caused a significant disruption to Russia’s energy exports when large oil companies announced that they would cease operations in Russia and traders boycotted Russian oil. On March 8, 2022, the United States announced that it would ban the import of Russian oil, liquified natural gas, and coal. Despite a price surge following the start of the Russian invasion of Ukraine, as of the date of this prospectus natural gas prices are currently below the level they had prior to the start of the invasion.
Generally, the price of the Natural Gas Funds corresponds to U.S. market price movements of the underlying futures contracts associated with the Bloomberg Natural Gas SubindexSM. Many complex factors affect the natural gas futures markets, including seasonality, the COVID-19 pandemic, Russia’s invasion of Ukraine, the Israel-Hamas conflict and the ensuing conflict, and overall supply and demand, among others. The average daily trading volume for natural gas futures did not experience any severe spikes or decreases in 2023. A resolution to the war in Ukraine and/or the Israel-Hamas conflict may impact the markets for certain commodities, such as crude oil and natural gas, and may have collateral impacts, such as increased volatility, and cause disruptions to the availability of certain commodities, the prices of commodities and futures contracts, and the supply chain globally. The longer-term impact on commodities and futures contract prices, including the spot price of natural gas and the price of natural gas futures is difficult to predict and depends on a number of factors that may have a negative impact on the Natural Gas Funds in the future. The invasion’s impact on other commodities markets, such as the gold and silver markets, has been less significant. In the case of gold and silver markets, neither Russia nor Israel is a meaningful exporter of gold and silver, and metals can easily be diverted to alternative export markets. As of the date of this prospectus, gold and silver prices are at or near historically high levels. Spot gold was up about 12% during 2023. 2023 year over year average daily trading volume for the front month gold futures contract increased 5% compared to 2022. The year over year average daily trading volume for shares of the Ultra Gold Fund has declined approximately 38% compared to 2022. Spot silver was flat for 2023 despite having a 15% drawdown with the lows coming in the Spring 2023 only to rally back by year end. There was volatility at the end of the first quarter. 2023 year over year average daily trading volume for the front month silver futures contract increased 10% compared to 2022. The year over year average daily trading volume for shares of the Ultra Silver Fund has declined 17% compared to 2022. As of January 30, 2024, gold futures and silver futures are in slight contango. The invasion has minimally impacted trading volume in the gold and silver futures markets, with trading volume in these futures markets decreasing from 2020 through December 2023. The front end of the futures curve was in contango from most of 2023 until December, when it shifted into backwardation. The natural gas front month future settled at a low of under $2 in the spring of 2023 as natural gas hit multi-year lows at this time. See “Potential negative impact from rolling futures positions; there have been extended periods in the past where the investment strategies utilized by the Funds have caused significant and sustained losses.
Currency exchange rates may be susceptible to distortion and manipulation.
The concentration of currency trading among a small number of market participants, combined with the relative lack of transparency and regulatory oversight over the manner in which currency exchange rates are determined compared to the markets for other Financial Instruments such as exchange-traded stocks, and other factors create the potential for a small number of market participants to have a distorting effect on exchange rates, including as a result of activities designed to manipulate currency exchange rates.
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The value of the Euro could fluctuate drastically.
The European financial markets and the value of the euro have experienced significant volatility, in part related to unemployment, budget deficits and economic downturns. In addition, several member countries of the Economic and Monetary Union (the “EMU”) of the European Union (the “EU”) have experienced credit rating downgrades, rising government debt levels and, for certain EU member countries (including Greece, Spain, Portugal, Ireland and Italy), weaknesses in sovereign debt. Following a referendum in June 2016, the United Kingdom (the “UK”) formally exited the EU on January 31, 2020 (known as “Brexit”). During a transition period where the UK remained subject to EU rules but had no role in the EU law-making process, the UK and EU representatives negotiated the precise terms of their future relationship, reaching an agreement on December 24, 2020. On December 31, 2020, the transition period concluded and the terms of the new agreement went into effect on January 1, 2021. The complete impact of the new agreement, as well as the full scope and nature of the consequences of the exit, are not at this time known and are unlikely to be known for a significant period of time, but may impact the future direction of the value of non-U.S. currencies or the U.S. dollar and, in turn, affect the value of the Currency Funds. In addition, these uncertainties could increase volatility in the market prices of non-U.S. currencies or the U.S. dollar and, in turn, affect the value of the Currency Funds. The effects of Brexit will depend on agreements the UK negotiates to retain access to EU markets. Brexit could lead to legal and tax uncertainty and potentially divergent national laws and regulations as the UK determines which EU laws to replace and replicate.
In addition, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. If this were to occur, the value of the euro could fluctuate drastically. Increased volatility related to the euro could exacerbate the effects of daily compounding on the Ultra Euro Fund and the UltraShort Euro Fund’s performance over periods longer than a single day. If the euro is abandoned by all or a significant number of countries that have adopted its use, the Ultra Euro Fund and the UltraShort Euro Fund may be forced to switch benchmarks or terminate.
The use of forward contracts may limit the Ultra Euro Fund’s or the Ultra Yen Fund’s ability to achieve sufficient exposure, and may prevent the Fund from achieving its investment objective.
In order to attempt to gain exposure to the euro or the yen, respectively, the Ultra Euro Fund and Ultra Yen Fund each may enter into forward contracts to purchase or sell the cash value of the euro or the yen, respectively, at a set price, with delivery and settlement at a specified future date. Unlike futures contracts, forward contracts are typically not cleared by a clearinghouse. There are no limitations on the percentage of its assets the Ultra Euro Fund or the Ultra Yen Fund may invest in forward contracts with a particular counterparty. Because a counterparty may stop trading with the Ultra Euro Fund or the Ultra Yen Fund, such Fund may need to transact through a number of counterparties in order to achieve its investment objective. If enough counterparties are not willing to transact with the Fund, it may not be possible for the Fund to enter into another forward contract or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s investment objective. This, in turn, may prevent the Ultra Euro Fund or the Ultra Yen Fund from achieving its investment objective. If the Fund has insufficient cash to meet its collateral requirements, the Fund may need to sell Financial Instruments at a time when such sales are disadvantageous. The Ultra Euro Fund’s and the Ultra Yen Fund’s use of forward contracts involves counterparty credit risk – i.e., the risk that a counterparty is or is perceived to be unwilling or unable to make timely payments or otherwise meet its contractual obligations. A counterparty’s failure to return collateral to the Fund on a timely basis may cause the Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties or other reasons, the Ultra Euro Fund or the Ultra Yen Fund could suffer significant losses on these contracts and the value of an investor’s investment in the Fund may decline.
The value of the Yen could fluctuate drastically.
The Japanese financial markets and the value of the yen may experience volatility and are exposed to other risks. Such risks include, but are not limited to (i) political, economic, or social instability in Japan; (ii) risks associated with Japan’s large government deficit; (iii) risks associated with an increasingly aging and declining population that is likely to strain Japan’s social welfare and pension systems; and (iv) relatively high unemployment. The Japanese economy has in the past been negatively impacted by government intervention and protectionism, an unstable financial services sector and a heavy reliance on international trade. Additionally, natural disasters have in the past had an adverse impact on the Japanese economy. As an island nation Japan has limited natural resources and land area, and the Japanese economy is heavily dependent on international trade and reliant on imports for its commodity needs. Consequently, Japan’s economy and export growth are impacted by economic development of its trading partners particularly the U.S. and the developing nations in Southeast Asia. Fluctuations or
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shortages in the commodity markets may negatively impact the Japanese economy. Slowdowns in the U.S. and/or China and other Southeast Asian countries, including economic, political or social instability in such countries, could have a negative impact on Japan.
The Japanese economy may be adversely impacted by currency fluctuations. The Japanese government has intervened in its currency market in the past, to maintain or reduce the value of the yen. Any such future intervention could cause the yen’s value to fluctuate and could cause losses to investors. Increased volatility related to the yen could exacerbate the effects of daily compounding on the Ultra Yen Fund’s and the UltraShort Yen Fund’s performance over periods longer than a single day.
Risks Related to All Funds
Potential negative impact from rolling futures positions; there have been extended periods in the past where the investment strategies utilized by the Funds have caused significant and sustained losses.
Each Fund intends to, or may, have exposure to futures contracts and each Fund is subject to risks related to “rolling” such futures contracts, which is the process by which a Fund closes out a futures position prior to its expiration month and purchases an identical futures contract with a later expiration date. The Funds do not intend to hold futures contracts through expiration, but instead intend to “roll” their respective positions as they approach expiration. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. As explained further below, the price of futures contracts further from expiration may be higher (a condition known as “contango”) or lower ( a condition known as “backwardation”), which can impact the Funds’ returns.
When the market for these futures contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the rolling process of the more nearby futures contract would take place at a price that is lower than the price of the more distant futures contract. This pattern of higher prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these futures contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the rolling process of the more nearby futures contract would take place at a price that is higher than the price of the more distant futures contract. This pattern of higher prices for shorter expiration futures contracts is referred to as “backwardation.” The presence of contango in certain futures contracts at the time of rolling would be expected to adversely affect the Funds with long positions, and positively affect the Funds with short positions. Similarly, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to adversely affect the Funds with short positions and positively affect the Funds with long positions.
There have been extended periods in which contango or backwardation have existed in the futures contract markets for various types of futures contracts, and such periods can be expected to occur in the future. These extended periods have caused in the past, and may cause in the future, significant losses, and these periods can have as much or more impact over time than movements in the level of a Fund’s benchmark. Additionally, because of the frequency with which the Funds may roll futures contracts, the impact of such contango or backwardation on Fund performance may be greater than it would have been if the Funds rolled futures contracts less frequently.
There have been times where WTI crude oil futures contracts experience “extraordinary contango or extraordinary backwardation.” For example, in April 2020, the market for crude oil futures contracts experienced a period of “extraordinary contango” that resulted in a negative price in the May 2020 WTI crude oil futures contract. The futures contracts held by the Funds may experience a period of extraordinary contango or backwardation in the future. If all or a significant portion of the futures contracts held by an Ultra Fund at a future date were to reach a negative price, investors in such Fund could lose their entire investment. Conversely, investors in an UltraShort Fund could suffer significant losses or lose their entire investment if prices reverse or were subject to extraordinary backwardation. The effects of rolling futures contracts under extraordinary contango or backwardation market conditions generally are more exaggerated than rolling futures contracts under more typical contango or backwardation market conditions. Either scenario may result in significant losses.
Each Fund seeks to achieve its investment objective even during periods when the performance of the Fund’s benchmark is flat or when the benchmark is moving in a manner that may cause the value of the Fund to decline.
The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide
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exposure to its benchmark consistent with its investment objective. This is the case even during periods in which the benchmark is flat or moving in a manner which causes the value of a Fund to decline. A Fund can lose money regardless of the performance of an underlying benchmark, due to the effects of daily rebalancing, volatility, compounding and other risk factors.
The number of underlying components included in a Fund’s benchmark may impact the volatility of such benchmark, which could adversely affect an investment in the Shares.
The number of underlying components in a Fund’s benchmark may impact the volatility of such benchmark, which could adversely affect an investment in the Shares. For example, certain of the Funds’ benchmarks are concentrated in terms of the number and type of commodities and currencies represented, and some of the benchmarks consist solely of a single commodity or currency exchange rate. Investors should be aware that other benchmarks are more diversified in terms of both the number and variety of investments included. Concentration in fewer components may result in a greater degree of volatility in a benchmark and the Fund which corresponds to that benchmark under specific market conditions and over time.
Possible illiquid markets may cause or exacerbate losses.
In certain circumstances, such as the disruption of the orderly markets for the Financial Instruments in which a Fund invests, the Fund may not be able to acquire or dispose of certain holdings quickly or at prices that represent true market value in the judgment of the Sponsor. Markets for the Financial Instruments in which a Fund invests may be disrupted by a number of events, including, but not limited to economic crisis, political crisis, health crisis, natural disaster, war and military actions between countries and the ensuing conflicts, excessive volatility, new legislation or regulatory change inside or outside the U.S. Market disruptions or volatility can also make it difficult for a Fund to buy or sell a position or find a swap or forward contract counterparty willing to transact at a reasonable price and sufficient size. Illiquid markets and/or Financial Instruments may cause losses, which could be significant, for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that each Fund typically invests in Financial Instruments related to a single benchmark, which is highly concentrated. Limits imposed by counterparties, exchanges or other regulatory organizations, such as accountability levels, position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some Financial Instruments and have a negative impact on Fund performance. During periods of market illiquidity, including periods of market disruption and volatility, it may be difficult or impossible for a Fund to buy or sell futures contracts or other Financial Instruments or for investors to buy or sell Fund Shares at desired prices or at all.
Fees are charged regardless of a Fund’s returns and may result in depletion of assets.
The Funds are subject to the fees and expenses described herein which are payable irrespective of a Fund’s returns, as well as the effects of commissions, trading spreads, and embedded financing, borrowing costs and fees associated with swaps, forwards, futures contracts, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities. Additional charges may include other fees as applicable. These fees and expenses have a negative impact on Fund returns.
For the Funds linked to a benchmark, changes implemented by the benchmark provider that affect the composition and valuation of the benchmark could negatively impact the performance of the Funds.
The Funds, other than the Currency Funds, are linked to benchmarks maintained by third-party providers that are unaffiliated with the Funds or the Sponsor. There can be no guarantee or assurance that the methodology used by the third-party provider to create the benchmark will result in a Fund achieving high, or even positive, returns. The policies implemented by each benchmark provider concerning the calculation or the composition of a benchmark could affect the value of a benchmark and, therefore, the value of such Fund’s Shares. A benchmark provider may change the composition of the benchmark, or make other methodological changes that could change the value of a benchmark. Additionally, a benchmark provider may alter, discontinue or suspend calculation or dissemination of a benchmark. Any of these actions could adversely affect the value of Shares of a Fund using that benchmark. There is no guarantee the methodology underlying the benchmark will be free from error. Benchmark providers have no obligation to consider Fund shareholder interests in calculating or revising a benchmark. Each of these factors could have a negative impact on the performance of the Funds.
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In addition, for the VIX Futures Fund, the Cboe can make methodological changes to the calculation of the VIX that could affect the value of VIX futures contracts and, consequently, the value of the VIX Futures Fund’s Shares. There can be no assurance that Cboe will not change the VIX calculation methodology in a way which may affect the value of the VIX Futures Fund’s Shares. The Cboe may also alter, discontinue or suspend calculation or dissemination of the VIX and/or exercise settlement value. It is also possible that third parties may attempt to manipulate the value of the VIX Mid-Term Futures Index or the VIX. S&P Dow Jones Indices may also make changes to the equity securities underlying the S&P 500 or the futures contracts included in the Index, or make other methodological changes that could change the level of the S&P 500. Any of these actions could adversely affect the value of such Fund’s Shares.
Calculation of a benchmark may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact both the benchmark and/or the Shares, as applicable. Additionally, benchmark calculations are subject to error and may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have a negative impact on the performance of the Funds.
The particular benchmark used by a Fund may underperform other asset classes and may underperform other indices or benchmarks based upon the same underlying Reference Asset.
The Funds, other than the Currency Funds, are linked to benchmarks maintained by third-party providers unaffiliated with the Funds or the Sponsor. There can be no guarantee or assurance that the methodology used by the third party provider to create the benchmark will result in a Fund achieving high, or even positive, returns. Further, there can be no guarantee that the methodology underlying the benchmark or the daily calculation of the benchmark will be free from error. It is also possible that the value of the benchmark or its underlying Reference Asset may be subject to intentional manipulation by third-party market participants. The particular benchmark used by each Fund may underperform other asset classes and may underperform other indices or benchmarks based upon the same underlying Reference Asset. Each of these factors could have a negative impact on the performance of a Fund.
Financial markets, including the Financial Instruments used by a Fund, and Fund Shares may be subject to unusual trading activity, volatility, and potential fraud and/or manipulation by third parties.
Financial markets, including the Financial Instruments in which the Funds invest, and Fund Shares, can be highly volatile and the Funds may experience sudden and large movements in price. Unusual trading activity that is unrelated to economic fundamentals, including activity that is considered market fraud and/or manipulation or excessive speculation, or significant and/or rapid increases in the size of a Fund as a result of an increase in creation activity, can potentially lead to unusual movements in the prices of the Financial Instruments in which the Funds invest as well as the price of Fund Shares, and increase the risk of investing in such Financial Instruments and in Fund shares. Market fraud and/or manipulation and other fraudulent trading practices (such as the intentional dissemination of false or misleading information (e.g., false rumors)) can, among other things, lead to disruption of the orderly functioning of markets, lead to significant market volatility and cause the value of a Fund and/or the Financial Instruments held by a Fund to fluctuate quickly and without warning. Such fluctuations could be significant and could be temporary or last for longer periods of time. High volatility may have an adverse impact on the performance of the Funds. The widespread demand for a commodity, currency, or security may cause price increases in the commodity, currency, or security, which could result in an increased demand for Shares. The Funds may experience difficulty in registering additional Shares in a timely manner in response to a high demand for Shares.
The UltraShort Natural Gas Fund experienced significantly higher than normal creation activity in mid-September of 2021. The Ultra Natural Gas Fund experienced significantly higher than normal creation activity in mid-November of 2021. Each Fund potentially could experience similar creation activity in the future. A Fund experiencing significant and rapid growth could potentially experience difficulty achieving appropriate exposure in response to significant increases in Fund assets, which could cause a Fund to limit or suspend purchases of Creation Units. Any limitation or suspension of Creation Units, among other things, could cause a Fund’s Shares to trade at a premium, widen trading spreads, or otherwise disrupt secondary market trading in a Fund’s Shares. Increases in the price of Financial Instruments and a Fund’s Shares as a result of the conditions described above are subject to significant and unexpected reversals. An investor in any of the Funds could potentially lose the full principal value of his or her investment within a single day.
A Fund may change its investment objective, benchmark and investment strategies, and/or may terminate, at any time without shareholder approval.
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The Sponsor has the authority to change a Fund’s investment objective, benchmark or investment strategy at any time, or to terminate the Trust or a Fund, in each case, without shareholder approval or advance notice, subject to applicable regulatory requirements. Although such changes may be subject to applicable regulatory approvals, the Sponsor may determine to operate a Fund in accordance with its new investment objective, benchmark or investment strategy while the applicable approvals, if any, are pending. Such changes may expose shareholders to losses on their investments in a Fund. When a Fund’s assets are sold as part of the Fund’s termination, the resulting proceeds distributed to shareholders may be less than those that could have been realized in a sale outside of a termination context.
There may be circumstances that could prevent or make it impractical for a Fund to operate in a manner consistent with its investment objective and investment strategies.
There may be circumstances outside the control of the Sponsor and/or a Fund that could prevent or make it impractical to rebalance such Fund’s portfolio investments, to process purchase or redemption orders, or to otherwise operate the Fund in a manner consistent with its investment objective and investment strategies. Examples of such circumstances include: market disruptions; significant or extreme market volatility, particularly late in the trading day; difficulty achieving appropriate exposure in response to significant increases in Fund assets; natural disasters (including disease, epidemics and pandemics); public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the trading or operations of a Fund; and similar extraordinary events.
While the Sponsor has implemented and tested a business continuity plan and a disaster recovery plan designed to address circumstances such as those above, these and other circumstances may prevent a Fund from being operated in a manner consistent with its investment objective and/or investment strategies and could cause significant losses to the Funds.
The Funds use investment techniques that may be considered aggressive.
Some investment techniques of the Funds, such as their use of Financial Instruments, may be considered aggressive. Risks associated with Financial Instruments include potentially dramatic price changes (losses) in the value of the instruments and imperfect correlations between the price of the contract and the underlying Reference Asset. The use of Financial Instruments may increase the volatility of a Fund and may involve a small investment of cash relative to the magnitude of the risk assumed.
Historical correlation trends between Fund benchmarks and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning a Fund.
To the extent that an investor purchases a Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the returns of the Fund or its underlying benchmark and other asset classes, such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or non-existent. The diversification or other benefits sought by an investor in a Fund may also become limited or cease to exist if the Sponsor determines to change the Fund’s benchmark or otherwise modify the Fund’s investment objective or investment strategy.
The lack of active trading markets for the Shares may result in losses upon the sale of such Shares.
Although the Shares are publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If investors need to sell their Shares at a time when an active market for such Shares does not exist, the price investors receive for their Shares, assuming that investors are able to sell them at all, likely will be lower than the price that investors would receive if an active market did exist.
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Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.
In respect of any Fund, the Sponsor may, in its sole discretion, limit or suspend the right of creation or redemption or may postpone the redemption or purchase settlement date. For example, the Sponsor may limit or suspend purchases or postpone settlement for (1) any period during which the Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations (e.g., valuation) of such Fund, is closed, or when trading is restricted or suspended on such exchanges in any of the Funds’ Financial Instruments or underlying Reference Assets, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines, in its sole discretion, to be appropriate for the protection of the Fund, the shareholders of the Fund or otherwise in the interest of such Fund (for example, in response to, or anticipation of, a period of significant and/or rapid increases in the size of a Fund as a result of an increase in creation activity). In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such limitation, postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such limitation, postponement, suspension or rejection. Investors should be aware that during any period where creations or redemptions have been limited, postponed, suspended or rejected, the public trading price per Share of a Fund may be materially different from the NAV per Share of the Fund (i.e., the secondary market price may trade at a material premium or discount to NAV), the bid-ask spreads on a Fund’s Shares may widen, and/or the number of Shares on which quotes may be available could decrease. These events could increase the trading costs to investors, cause a Fund to not perform consistent with its investment objective, and otherwise result in significant losses for investors.
Purchases of a Fund’s Creation Units may be limited or suspended, which may prevent a Fund from achieving appropriate exposure.
In situations where a Fund may have difficulty achieving, or be unable to achieve, appropriate exposure in response to significant increases, or anticipated significant increases, in Fund assets, a Fund may place upper limits or other restrictions on the number of Creation Units Authorized Participants may purchase or may suspend purchases of Creation Units altogether. The Funds disclaim any liability for any loss or damage that may result from any such suspension or limits. The Sponsor expects that such limits or suspensions will not impact the ability of Authorized Participants to redeem Creation Units during such period.
As a result of such limits or suspension, secondary market trading of a Fund’s Shares may be halted or disrupted. Investors should be aware that during periods in which the purchase of Creation Units is suspended or limited, the public trading price per Share of a Fund may be materially different from the NAV per Share of the Fund (i.e., the secondary market price may trade at a material premium or discount to NAV), the bid-ask spreads on a Fund’s Shares may widen, and/or the number of Shares on which quotes may be available could decrease. These events could increase the trading costs to investors, could cause a Fund’s trading price to not perform consistent with its investment objective and otherwise lead to significant losses for the Fund and investors. These conditions could reverse suddenly and without warning when the suspension or limitation on Authorized Participants’ ability to purchase Creation Units is lifted or modified, causing losses for Fund investors.
The NAV per Share may not correspond to the market price per Share.
The NAV per Share of a Fund changes as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price per Share of a Fund may be substantially different from the NAV per Share of the Fund (i.e., the secondary market price may trade at a substantial premium or discount to NAV). The price at which an investor may be able to sell Shares at any time, especially in times of market volatility, may be significantly less than the NAV per Share of the Fund at the time of sale. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a Fund at a discount or a premium to the public trading price per Share of that Fund.
Authorized Participants or their customers may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of a Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per Share of the Funds closely over time.
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Investors who purchase Fund Shares in the secondary market and pay a premium purchase price over a Fund’s indicative optimized performance value (“IOPV”) could incur significant losses in the event such investor sells such Fund Shares at a time when such premium is no longer present in the marketplace.
The value of a Share may be influenced by non-concurrent trading hours between the Exchange and the market in which Financial Instruments (or related Reference Assets) held by a Fund are traded. The Shares of each Fund trade on the Exchange from 9:30 a.m. to 4:00 p.m. (Eastern Time). The Financial Instruments (and/or the related Reference Assets) held by a particular Fund, however, have earlier fixing or settlement times or, in the case of the VIX Futures Fund, a later fixing time. Consequently, liquidity in the Financial Instruments (and/or the Reference Assets) may be reduced after such fixing or settlement time. As a result, during the time when the Exchange is open for trading but after the applicable fixing or settlement time of an underlying component, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, may increase the difference between the price of the Shares of a Fund and the NAV of such Shares. Also, during the time when the Exchange is open for trading but the Fund’s NAV has already been determined (or, in the case of the VIX Futures Fund, closed for trading but before the determination of its NAV), there could be market developments or other events that cause or exacerbate the difference between the price of the Shares of such Funds in the secondary market and the NAV of such Shares or otherwise have a negative impact on the value of an investment in the Shares.
The VIX futures contracts in which the VIX Futures Fund invests may be traded throughout the day, including between 4:30 p.m. and 5:00 p.m. As a result, during the time when the Exchange is closed for trading but before the determination of NAV, there could be market developments or other events that cause or exacerbate the difference between the price of the Shares of the VIX Futures Fund in the secondary market and the NAV of such Shares or otherwise have a negative impact on the value of an investment in the Shares.
Investors may be adversely affected by an overstatement or understatement of a Fund’s NAV due to the valuation method employed or errors in the NAV calculation.
Under normal circumstances, the NAV of a Fund reflects the value of the Financial Instruments held by the Fund, as of the time the NAV is calculated. The NAV of the Funds includes, in part, any unrealized profits or losses on open Financial Instrument positions. In certain circumstances (e.g., if the Sponsor believes market quotations do not accurately reflect fair value of an investment, or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. The fair value of an investment determined by the Sponsor may be different from other value determinations of the same investment. Such fair value prices generally would be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable. A swap counterparty may have the right to close out a Fund’s position due to the occurrence of certain events (for example, if the counterparty is unable to hedge its obligations to the Fund, or if the Fund defaults on certain terms of the swap agreement, or if there is a material decline in the Fund’s benchmark on a particular day) and request immediate payment of amounts owed by the Fund under the agreement. If the level of a Fund’s benchmark has a dramatic intraday move, the terms of the swap agreement may permit the counterparty to immediately close out a transaction with the Fund at a price set by the counterparty, which may not represent fair market value. A swap counterparty may also have the right to close out a Fund’s position for no reason, in some cases with same day notice. The valuation method used to calculate NAV or errors in calculation of a Fund’s NAV may cause the Fund’s NAV to be overstated or understated and may affect the performance of the Fund and the value of an investment in the Shares.
Trading on exchanges outside the United States is generally not subject to U.S. regulation and may result in different or diminished investor protections.
To the extent that a Fund places trades on exchanges outside the United States, trading on such exchanges is generally not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, the Shares are subject to the risk of adverse exchange rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had a Fund’s trading been limited to U.S. markets.
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Competing claims of intellectual property rights may adversely affect a Fund and an investment in the Shares.
The Sponsor believes that it has obtained all required licenses or the appropriate consent of all necessary parties with respect to the intellectual property rights necessary to operate each Fund. However, other third parties could allege ownership as to such rights and may bring legal action asserting their claims. The expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect a Fund. Additionally, as a result of such action, a Fund could potentially change its investment objective, benchmark or investment strategies. Each of these factors could have a negative impact on the performance of each Fund.
The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.
In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.
Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.
Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to NAV per Share.
The Exchange may halt trading in the Shares of a Fund, which would adversely impact investors’ ability to sell Shares.
Trading in Shares of a Fund may be halted by the Exchange due to market conditions or, in light of the applicable Exchange rules and procedures. In addition, trading is subject to trading halts caused by market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., the Dow Jones Industrial Average) or in the price of a Fund’s Shares. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.
Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.
The Funds are not subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies registered under the 1940 Act. These protections include, but are not limited to, provisions in the 1940 Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances), require a board of directors that must include disinterested directors, limit leverage, impose a fiduciary duty on the fund’s manager with respect to the receipt of compensation for services, require shareholder approval for certain fundamental changes, limit sales loads, and require proper valuation of fund assets.
The value of the Shares will be adversely affected if a Fund is required to indemnify the Trustee and/or the Sponsor.
Under the Trust Agreement, the Trustee and the Sponsor each has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any such sale would decrease the value of an investment in an impacted Fund.
Although the Shares are limited liability investments, certain circumstances, such as the bankruptcy of a Fund could increase a shareholder’s liability.
The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any gains or income recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Agreement.
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A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another series of the Trust and may thereby potentially expose assets in a Fund to the liabilities of another series of the Trust.
Each series of the Trust is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act, as amended (the “DSTA”), provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series, and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each series and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets of a Fund to the liabilities of another series of the Trust.
Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.
With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, each Fund, Authorized Participants, service providers, index providers, and the relevant listing exchange are susceptible to operational, information security and related “cyber” risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing among other behaviors, stealing or corrupting data maintained online or digitally, and denial of service attacks on websites. Cybersecurity failures or breaches of a Fund’s third party service provider (including, but not limited to, index providers, the administrator and transfer agent) or the issuers of securities and/or financial instruments in which the Fund invests, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws. For instance, cyber attacks may interfere with the processing of shareholder transactions, impact the Fund’s ability to calculate its NAV, cause the release of private shareholder information or confidential Fund information, impede trading, cause reputational damage, and subject the Fund to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. A Fund and its shareholders could be negatively impacted as a result. While a Fund or its service providers may have established business continuity plans and systems designed to guard against such cyber attacks or adverse effects of such attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified, in large part because different unknown threats may emerge in the future. In addition, cyber attacks involving a counterparty to a Fund could affect such a counterparty’s ability to meet its obligations to the Fund, which may result in losses to the Fund and its shareholders. The Sponsor and the Trust do not control the cybersecurity plans and systems put in place by third party service providers, and such third party service providers may have no or limited indemnification obligations to the Sponsor or a Fund.
Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Funds.
Investors cannot be assured that the Sponsor will be able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the National Futures Association (the “NFA”) were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render advice to the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.
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It may not be possible to gain exposure to the benchmarks using exchange-traded Financial Instruments in the future.
The Funds intend to utilize exchange-traded Financial Instruments. It may not be possible to gain exposure to the benchmarks with these Financial Instruments in the future. If these Financial Instruments cease to be traded on regulated exchanges, they may be replaced with Financial Instruments traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such Financial Instruments, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the Commodity Exchange Act, as amended (the “CEA”), or other applicable statutes and related regulations that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in a benchmark, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.
Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.
The U.S. derivatives markets and market participants have been subject to comprehensive regulation, not only by the CFTC but also by self-regulatory organizations, including the NFA and the exchanges on which the derivatives contracts are traded and/or cleared. The regulation of commodity interest transactions and markets, including under the Dodd-Frank Act, is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. In particular, the Dodd-Frank Act has expanded the regulation of markets, market participants and financial instruments. The regulatory regime under the Dodd-Frank Act has imposed additional compliance and legal burdens on participants in the markets for futures and other commodity interests. For example, under the Dodd-Frank Act new capital and risk requirements have been imposed on market intermediaries. Those requirements may cause the cost of trading to increase for market participants, like the Funds, that must interact with those intermediaries to carry out their trading activities. These increased costs can detract from the Funds’ performance.
As with any regulated activity, changes in regulations may have unexpected results. For example, changes in the amount or quality of the collateral that traders in derivatives contracts are required to provide to secure their open positions, or in the limits on number or size of positions that a trader may have open at a given time, may adversely affect the ability of the Funds to enter into certain transactions that could otherwise present lucrative opportunities. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.
In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps, forwards and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.
In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has made and will continue to make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd Frank Act sets forth a legislative framework for OTC derivatives, including certain Financial Instruments, such as swaps, in which certain of the Funds may invest. Title VII of the Dodd-Frank Act has made broad changes to the OTC derivatives market, has granted significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and, pursuant to regulations that have been and will continue to be adopted or amended by the regulators, now requires the clearing and exchange trading of many types of OTC derivatives transactions.
Pursuant to regulations adopted by the CFTC, swap dealers are required to be registered and are subject to various regulatory requirements, including, but not limited to, margin, recordkeeping, reporting and various business conduct requirements, as well as minimum financial capital requirements.
Pursuant to the Dodd-Frank Act, regulations adopted by the CFTC and the federal banking regulators that are now in effect require swap dealers to post and collect margin (comprised of specified liquid instruments and subject to a required haircut) in connection with a Fund’s
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trading of swaps that are not traded on an exchange or cleared by a clearinghouse. These requirements may increase the amount of collateral the Funds are required to provide and the costs associated with providing such collateral.
Swap agreements submitted for clearing are subject to minimum margin requirements set by the relevant clearinghouse, as well as margin requirements mandated by the CFTC, SEC and/or federal banking regulators. Swap dealers also typically demand the unilateral ability to increase a Fund’s collateral requirements for swap agreements that are cleared by a clearinghouse beyond any regulatory and clearinghouse minimums. Such requirements may make it more difficult and costly for investment funds, such as the Funds, to enter into customized transactions. They may also render certain investment strategies in which a Fund might otherwise engage impossible or so costly that they will no longer be economical to implement. If a Fund decides to execute swap agreements through an exchange or swap execution facility, the Fund would be subject to the rules of the exchange or swap execution facility, which would bring additional risks and liabilities, and potential requirements under applicable regulations and under rules of the relevant exchange or swap execution facility.
With respect to cleared OTC derivatives, a Fund will not face a clearinghouse directly but rather will do so through a swap dealer that is registered with the CFTC or SEC and that acts as a clearing member. A Fund may face the indirect risk of the failure of another clearing member customer to meet its obligations to its clearing member. This risk could arise due to a default by the clearing member on its obligations to the clearinghouse triggered by a customer’s failure to meet its obligations to the clearing member.
Swap dealers also are required to post margin to the clearinghouses through which they clear their swaps with customers instead of using such margin in their operations, as was widely permitted before Dodd-Frank. This has increased and will continue to increase swap dealers’ costs, and these increased costs are generally passed through to other market participants such as the Funds in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearing account maintenance fees.
While certain regulations have been promulgated and are already in effect, the full impact of the Dodd-Frank Act on any of the Funds remains uncertain. The legislation and the related regulations that have been promulgated and may be promulgated in the future may negatively impact a Fund’s ability to meet its investment objective either through limits on its investments or requirements imposed on it or any of its counterparties. In particular, requirements under the Dodd-Frank Act, including capital requirements and mandatory clearing of OTC derivatives transactions, which may increase derivative counterparties’ costs and are generally passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearinghouse account maintenance fees, may continue to increase the cost of a Fund’s investments and the cost of doing business, which could adversely affect investors.
Regulatory bodies outside the U.S. have also passed or proposed, or may propose in the future, legislation similar to that proposed by Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Union Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014) (together “MiFID II”), which has applied since January 3, 2018, governs the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires European Union (the “EU”) Member States to apply position limits to the size of a net position which a person can hold at any time in commodity derivatives traded on EU trading venues and in “economically equivalent” OTC contracts. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012, as amended) (“EMIR”) introduced certain requirements in respect of OTC derivatives including: (i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of OTC derivative contracts that are not cleared by a clearinghouse, including the mandatory margining of such contracts; and (iii) reporting and recordkeeping requirements in respect of all derivatives contracts. In the event that the requirements under EMIR and MiFID II apply, these are expected to increase the cost of transacting derivatives.
In addition, regulations adopted by U.S. federal banking regulators will require certain bank-regulated swap dealer counterparties and certain of their affiliates and subsidiaries, including swap dealers, to include in certain financial contracts, including many derivatives contracts, such as swap agreements, terms that delay or restrict the rights of counterparties, such as a Fund, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in the UK and the EU that apply to the Funds’ counterparties located in those jurisdictions. It is possible that these new requirements could adversely affect the Funds’ ability to terminate existing derivatives agreements or to realize amounts to be received under such agreements.
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CFTC rules do not apply to all of the physically settled forward contracts entered into by the Funds. Investors, therefore, may not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each Fund’s physically settled forward contracts. The lack of regulation in these markets could expose investors to significant losses under certain circumstances, including in the event of trading abuses or financial failure by participants.
Regulatory and exchange daily price limits, position limits and accountability levels may have a negative impact on the operation and performance of each Fund.
Many U.S. futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Derivatives contract prices could move to a limit for several consecutive trading days with little or no trading thereby preventing prompt liquidation of or entry into derivatives positions and potentially subjecting the Fund to substantial losses or periods in which the Fund does not create additional Creation Units.
In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in futures contracts traded on U.S. and certain non-U.S. exchanges. The CFTC’s rules require that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates be aggregated for position limits.
In connection with these limits, the Dodd-Frank Act amended the Commodity Exchange Act, and as a result, the CFTC has adopted regulations establishing speculative position limits applicable to regulated futures and OTC derivatives and impose aggregate speculative position limits across regulated U.S. futures, OTC positions and certain futures contracts traded on non-U.S. exchanges. On October 15, 2020 the CFTC adopted rules on position limits with respect to the 25 physical delivery commodity futures contracts and options on futures, as well as to swaps that are economically equivalent to such contracts and futures and options thereon that are directly or indirectly linked to the price of such contracts or to the same commodity underlying such contracts (e.g., cash-settled look-a-like futures).
Exchanges may establish accountability levels applicable to futures contracts instead of position limits. An accountability level is not a strict limit, but when a person holds or controls a position in excess of a position accountability level, the relevant exchange may convert the accountability level to a limit based on information that it collects from the person as to the person’s investment intentions and strategy as part of the position accountability process and market conditions. In addition, the relevant exchange may order a person who holds or controls a position in excess of a position accountability level not to further increase its position, to comply with any prospective limit that exceeds the size of the position owned or controlled, or to reduce any open position that exceeds the position accountability level if the exchange determines that such action is necessary to maintain an orderly market. Position accountability levels could adversely affect each of the Fund’s ability to establish and maintain positions in commodity futures contracts to which such levels apply, if the Funds were to trade in such contracts. Such an outcome could adversely affect each of the Fund’s ability to pursue its investment objective.
Currently, the Sponsor and the Funds are subject to position limits and accountability levels established by the CFTC and exchanges. Accordingly, the Sponsor and the Funds may be required to reduce the size of outstanding positions or be restricted from entering into new positions that would otherwise be taken for the Fund or not trade in certain markets on behalf of the Fund in order to comply with those limits or any future limits established by the CFTC and the relevant exchanges. These restrictions, if implemented, could limit the ability of each Fund to invest in additional futures contracts, add to existing positions in the desired amount, or create additional Creation Units and could otherwise have a significant negative impact on Fund operations and secondary market trading.
In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the relevant Funds. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of any of the Funds at unfavorable prices, such Funds may incur substantial losses and the value of the Shares may be adversely affected.
A person is generally required by CFTC or exchange rules, as applicable, to aggregate all positions in accounts as to which the person has 10% or greater ownership or control. However, CFTC and exchange rules provide certain exemptions from this requirement. For example, a
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person is not required to aggregate positions in multiple accounts that it owns or controls if that person is able to satisfy the requirements of an exemption from aggregation of those accounts, including, where available, the independent account controller exemption. Any failure to comply with the independent account controller exemption or another exemption from the aggregation requirement could obligate the Sponsor to aggregate positions in multiple accounts under its control, which could include the Funds and other commodity pools or accounts under the Sponsor’s control. In such a scenario, the Funds may not be able to obtain exposure to one or more Financial Instruments necessary to pursue their investment objectives, or they may be required to liquidate existing futures contract positions in order to comply with a limit. Such an outcome could adversely affect each of the Fund’s ability to pursue its investment objective or achieve favorable performance.
The Funds are currently subject to position limits and accountability levels and may be subject to new or more restrictive position limits or accountability levels in the future. A Fund that experiences significant and/or rapid increases in size may reach position limits or accountability levels and/or become subject to daily limits. Funds reaching or approaching such limits would be unable or limited in their ability to establish new futures positions or add to existing positions until they were back below such limits and their ability to engage in future transactions on a going-forward basis could be severely limited. This could prevent each Fund from achieving its investment objective and otherwise have a significant negative impact on the performance of each Fund. To the extent a Fund reaches or approaches position limits or accountability levels, such a Fund may limit or suspend the purchase of Creation Units since the Fund may be unable to invest the cash received from such Creation Units in sufficient futures transactions to meet its investment objective. As discussed elsewhere herein, the limitation or suspension of Creation Unit purchases could cause a Fund’s Shares to trade at significant premiums or discounts and otherwise disrupt secondary market trading of Fund Shares.
If a Fund approached or reached a position limit, accountability level or daily limit, the Sponsor would likely seek to cause the Fund to invest in swap transactions that provide exposure to the benchmark or components of the benchmark. There can be no guarantees that this strategy would be successful or that a Fund would achieve sufficient exposure through swap transactions to achieve its investment objective. In addition, if a Fund reaches a position limit or accountability level or becomes subject to a daily limit, its ability to issue new Creation Units or reinvest in additional commodity futures contracts may be limited to the extent these restrictions limit its ability to establish new futures positions, add to existing positions, or otherwise transact in futures. The Trust or the Sponsor may apply to the CFTC or to the relevant exchanges for relief from certain position limits or, accountability levels. There can be no guarantee that the CFTC or relevant exchange would grant such a request. If the Trust or Sponsor is unable to obtain such relief, a Fund’s ability to invest in additional futures contracts, achieve its investment objective, and issue new Creation Units would be limited as described herein.
The UltraShort Natural Gas Fund experienced significantly higher than normal creation activity in mid-September of 2021. The Ultra Natural Gas Fund experienced significantly higher than normal creation activity in mid-November of 2021. Each Fund potentially could experience similar creation activity in the future. The VIX Futures Fund, the Shares of which are offered by this prospectus, along with ProShares VIX Short-Term Futures ETF, ProShares Ultra VIX Short-Term Futures ETF and ProShares Short VIX Short-Term Futures ETF, the shares of which are offered under a different prospectus (collectively, the “Four VIX Funds”), are subject to an aggregate VIX futures contract accountability level. During the period from January 1, 2023 to December 31, 2023, the net VIX contract positions held by the Four VIX Funds in the aggregate ranged from 19% to 52% of the VIX futures contract accountability level applicable to them (the “Accountability Level Percentage”). The Accountability Level Percentage should be expected to change on a daily basis and will be affected by, among other things, changes in the size of each of the Four VIX Funds, market conditions, investor demand for each of the Four VIX Funds, and the number and mix of long and short VIX futures contract positions held by the Four VIX Funds. There can be no guarantee or assurance that the Accountability Level Percentage will continue to be within such range in the future, and the Accountability Level Percentage may be higher or lower in the future.
The Funds and the Sponsor are subject to extensive legal and regulatory requirements.
The Funds are subject to a comprehensive scheme of regulation under the federal commodity futures trading and securities laws, as well as futures exchange rules and the rules and listing standards for their Shares. Each Fund and the Sponsor could each be subject to sanctions for a failure to comply with those requirements, which could adversely affect the Fund’s financial performance and its ability to pursue its investment objectives. Each Fund is subject to significant disclosure, internal control, governance, and financial reporting requirements because its Shares are publicly traded.
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For example, the Funds are responsible for establishing and maintaining internal controls over financial reporting. Under this requirement, the Funds must adopt, implement and maintain an internal control system designed to provide reasonable assurance to its management regarding the preparation and fair presentation of published financial statements. The Funds are also required to adopt, implement, and maintain disclosure controls and procedures that are designed to ensure information required to be disclosed by the Funds in reports that they file or submit to the SEC is recorded, processed, summarized and reported within the time periods specified by the SEC. There is a risk that the Funds’ internal controls over financial reporting and disclosure controls and procedures could fail to operate as designed or otherwise fail to satisfy SEC requirements. Such a failure could result in the reporting or disclosure of incorrect information or a failure to report information on a timely basis. Such a failure could be to the disadvantage of shareholders and could expose the Funds to penalties or otherwise adversely affect each of the Fund’s status under the federal securities laws and SEC regulations. Any internal control system, no matter how well designed, has inherent limitations. Therefore, even those systems determined to be effective may provide only reasonable assurance with respect to financial statement preparation and presentation and other disclosure matters.
In addition, the SEC, CFTC, and exchanges are empowered to intervene in their respective markets in response to extreme market conditions. Those interventions could adversely affect the Funds’ ability to pursue their investment objectives and could lead to losses for the Funds and their shareholders.
The use of futures contracts may expose the Funds to liquidity and other risks, which could result in significant loss to the Funds.
Risks of futures contracts include: (i) an imperfect correlation between the value of the futures contract and the underlying commodity or commodity index; (ii) possible lack of a liquid secondary market; (iii) the inability to close a futures contract when desired; (iv) losses caused by unanticipated market movements, which may be significant; (v) an obligation for a Fund to make daily cash payments to maintain its required margin, particularly at times when the Fund may have insufficient cash or must sell investments to meet those margin requirements; (vi) the possibility that a failure to close a position may result in a Fund receiving an illiquid commodity; (vii) unfavorable execution prices from rapid selling; and (viii) inability to achieve desired exposure because of position limits or accountability levels. The use of futures contracts exposes a Fund to risks associated with “rolling” as described herein, including the possibility that contango or backwardation can occur. In addition, futures contracts may be subject to contractual or other restrictions on resale and may lack readily available markets for resale.
Margin requirements and position limits applicable to futures contracts may limit a Fund’s ability to achieve sufficient exposure and prevent a Fund from achieving its investment objective.
Each Fund may enter into written agreements with one or more FCMs governing the terms of the Fund’s futures transactions cleared by such FCM. Because futures contracts typically require only a relatively small initial investment, they may involve a high degree of leverage. A Fund must provide margin when it invests in a futures contract. Such margin requirements are subject to change suddenly and without warning at any time during the term of the contract and could be substantial in the event of adverse price movements or volatility. High margin requirements could prevent a Fund from obtaining sufficient exposure to futures contracts and may prevent or have a significant adverse impact on a Fund’s ability to achieve its investment objective. If a margin call is not met within a reasonable time, an FCM may close out a Fund’s position which may prevent the Fund from achieving its investment objective. If a Fund has insufficient cash to meet daily margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. An FCM’s failure to return required margin to a Fund on a timely basis may cause the Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption and could also have a negative impact on a Fund’s ability to achieve its investment objective.
Certain of the FCMs utilized by the Funds may impose their own “position limits”, or risk limits, on the Funds. Any such risk limits restrict the amount of exposure to futures contracts that a Fund can obtain through such FCMs. These risk limits may, for example, be imposed as a result of significant and/or rapid increases in the size of the Fund as a result of an increase in creation activity. As a result, a Fund may need to transact through a number of FCMs in order to achieve its investment objective. If enough FCMs are not willing to transact with a Fund, or if the risk limits imposed by such FCMs do not provide sufficient exposure, the Fund may not be able to achieve its investment objective. In addition, in such instances, a Fund may limit or suspend the purchase of Creation Units since the Fund may be unable to invest the cash received from such Creation Unit in sufficient futures transactions to meet its investment objective. As discussed elsewhere herein, the limitation or suspension of Creation Units could cause a Fund’s Shares to trade at significant premiums or discounts and otherwise disrupt secondary market trading of Fund Shares.
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Futures markets are highly volatile, and may become more volatile during periods of general market and/or economic volatility, and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.
VIX futures contracts in particular have been subject to periods of sudden and extreme volatility. As a result, margin requirements for VIX futures contracts are higher than those for most other types of futures contracts. In addition, the FCMs utilized by the Funds may impose margin requirements in addition to those imposed by the clearinghouse. Margin requirements are subject to change, and may be raised in the future by either or both of the clearinghouse and the FCMs. High margin requirements could prevent a Fund from obtaining sufficient exposure to VIX futures contracts and may adversely affect a Fund’s ability to achieve its investment objective. An FCM’s failure to return required margin to a Fund on a timely basis may cause such Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption.
The insolvency of an FCM or clearinghouse or the failure of an FCM or clearinghouse to properly segregate Fund assets held as margin on futures transactions may result in losses to the Funds.
The CEA requires FCMs to segregate client assets received as margin on futures transactions from their own proprietary assets. However, in the event of the FCM’s bankruptcy or if an FCM fails to properly segregate Fund assets deposited as margin, a Fund may not be able to recover any assets held by the FCM, or may recover only a limited portion of such assets.
Furthermore, customer funds held at a clearinghouse in connection with any futures contracts are permitted to be held in a commingled omnibus account that does not identify the name of the clearing member’s individual customers. A clearinghouse may use assets held in such accounts to satisfy payment obligations of a defaulting customer of the FCM to the clearinghouse. As a result, in the event of a default of one or more of the FCM’s other clients together with the bankruptcy or insolvency of the FCM, a Fund may not be able to recover the assets deposited by the FCM on behalf of the Fund with the clearinghouse.
In the event of a bankruptcy or insolvency of any exchange or a clearinghouse, a Fund could experience a loss of the funds deposited through its FCM as margin with the clearinghouse, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.
A Fund’s performance could be adversely affected if an FCM reduces its internal risk limits for the Fund.
CFTC rules require clearing member FCMs to establish risk-based limits on position and order size. As a result, the Trust’s FCMs may be required or may choose to reduce their internal limits on the size of the positions they will execute or clear for the Funds, and the Funds’ ability to transact in futures contracts could be reduced or eliminated. Under these circumstances, the Trust may seek to use additional FCMs, which may increase the costs for the Funds, make the Funds’ trading less efficient or more prone to error, or adversely affect the value of the Shares. If enough FCMs are not willing to transact with a Fund, it may not be possible for the Fund to transact in futures contracts or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s investment objective.
The use of swap agreements may expose the Funds to liquidity risk, counterparty credit risk and other risks, which could result in significant loss to the Funds.
Each Fund may enter into swaps referencing its benchmark or particular futures contracts comprising its benchmark. Swaps are contracts between two parties who agree to exchange the returns on, among other things, a particular predetermined security, commodity, interest rate or index for a fixed or floating rate of return with reference to a predetermined notional amount of money. The Funds trade swaps that are not cleared by a clearinghouse. There are no limitations on the percentage of its assets a Fund may invest in swaps with a particular counterparty. A swap counterparty or affiliate thereof may be an Authorized Participant or shareholder of one or more Funds. Swap agreements do not have uniform terms. A swap counterparty may have the right to close out a Fund’s position due to the occurrence of certain events (for example, if a counterparty is unable to hedge its obligations to a Fund, or if the Fund defaults on certain terms of the swap agreement, or if there is a material decline in the Fund’s benchmark on a particular day) and request immediate payment of amounts owed by the Fund under the agreement. If the level of a Fund’s benchmark has a dramatic intraday move, the terms of the swap agreement may permit the counterparty to immediately close out a transaction with the Fund at a price set by the counterparty, which may not represent fair market value. A swap counterparty may also have the right to close out a Fund’s position for no reason, in some cases with same day notice. The valuation method used to calculate NAV or errors
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in calculation of a Fund’s NAV may cause the Fund’s NAV to be overstated or understated and may affect the performance of the Fund and the value of an investment in the Shares.
Because a swap counterparty may stop trading with a Fund, in some cases with same day notice, a Fund may need to transact through a number of swap counterparties in order to achieve its investment objective. If enough swap counterparties are not willing to transact with a Fund, it may not be possible for the Fund to enter into another swap or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent the Fund from achieving its investment objective, particularly if the level of the Fund’s benchmark reverses all or part of an intraday move by the end of the day. In addition, in such instances, a Fund may limit or suspend the purchase of Creation Units since the Fund may be unable to invest the cash received from such Creation Units through swap transactions and other Financial Instruments in a manner designed to meet its investment objective. As discussed elsewhere herein, the limitation or suspension of Creation Unit purchases could cause a Fund’s Shares to trade at significant premiums or discounts and otherwise disrupt secondary market trading of the Fund’s Shares.
The Funds have sought to mitigate these risks by typically entering into transactions only with major, global financial institutions, generally requiring that swap counterparties agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds. Notwithstanding the use of collateral arrangements, to the extent any collateral provided to such Fund is insufficient or there are delays in accessing the collateral, the Fund will be exposed to possibly significant costs and delays in recovering such amounts. The swap counterparty’s failure to return collateral to such Fund on a timely basis may cause the Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption. If the swap counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties or other reasons, such Fund could suffer significant losses on these contracts and the value of an investor’s investment in the Fund may decline.
Each Natural Gas and Precious Metals Fund may, but is not required to, seek to use swap agreements that limit losses (i.e., have “floors”) or are otherwise designed to prevent the Fund’s net asset value from going to or below zero. Use of such swap agreements will not prevent a Natural Gas or Precious Metals Fund from losing value, and their use may not prevent the Fund’s NAV from going to or below zero. Rather, it is intended to allow a Natural Gas or Precious Metals Fund to preserve a small portion of its value in the event of significant movements in its benchmark or Financial Instruments based on its benchmark. There can be no guarantee that use of such swap agreements will be successful. Each Natural Gas and Precious Metals Fund will incur additional costs as a result of using such swap agreements. Use of swap agreements designed to limit losses may also place “caps” or “ceilings” on performance and could significantly limit Fund gains, could cause a Fund to perform in a manner not consistent with its investment objective, and could otherwise have a significant impact on Fund performance.
Margin requirements for swaps may limit a Fund’s ability to achieve sufficient exposure and prevent a Fund from achieving its investment objective.
Margin requirements imposed by a swap counterparty are subject to change and could be substantial, especially in the event of adverse price movements. High margin requirements could prevent a Fund from obtaining sufficient exposure to swap agreements and may adversely affect a Fund’s ability to achieve its investment objective. If a Fund has insufficient cash to meet its margin requirements, the Fund may need to sell Financial Instruments at a time when such sales are disadvantageous. A Fund’s use of swaps involves counterparty credit risk – i.e., the risk that a counterparty is or is perceived to be unwilling or unable to make timely payments or otherwise meet its contractual obligations. Regulators impose margin requirements applicable to swaps that are not cleared by a clearinghouse relating to the amount of initial margin, the timing of margin transfers, and the calculation of margin requirements. Although a Fund is not directly subject to these requirements, when a Fund’s counterparty is subject to these requirements, the swaps between the Fund and that counterparty are subject to these margin requirements, and collateral is required to be exchanged between the Fund and the counterparty to account for any changes in the value of such swaps. It is possible that in the future these rules could apply to the Funds, may result in significant operational burdens and costs to a Fund, and may impair the Fund’s ability to achieve its investment objective.
The use of derivatives, such as swap agreements and forward contracts, exposes the Funds to counterparty credit risks.
Each Fund may use derivatives such as swap agreements and forward contracts (collectively referred to herein as “derivatives”) in the manner described herein as a means to achieve their respective investment objectives. Use of derivatives exposes the Funds to the credit risk of the counterparty to a derivative transaction.
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Derivative transactions may be “cleared” or “uncleared.” In the case of derivatives that are not cleared by a clearinghouse, the Funds will be subject to the credit risk of the counterparty to the transaction – typically a single bank or financial institution. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties or other reasons, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.
In the case of derivatives that are cleared by a clearinghouse, the Funds will have credit risk to the clearinghouse in a similar manner as the Funds would for futures contracts. The counterparty risk for these derivatives transactions is generally lower than for derivatives transactions that are not cleared by a clearinghouse. Once a transaction is cleared, the clearinghouse is substituted and is the Fund’s counterparty for the derivative transaction. The clearinghouse guarantees the performance of the other side of the derivative transaction. Nevertheless, some risk remains, as there is no assurance that the clearinghouse, or its members, will satisfy their obligations to a Fund.
The use of options strategies may expose the Funds to significant loss and liquidity, counterparty and other risks.
Options transactions may be considered speculative in nature and may be highly leveraged. Certain options transactions may subject the writer (seller) to unlimited risk of loss in the event of an increase in the price of the contract to be purchased or delivered. The value of a Fund’s options transactions, if any, will be affected by, among other things, changes in the value of a Fund’s underlying benchmark relative to the strike price, changes in interest rates, changes in the actual and implied volatility of the Fund’s underlying benchmark, and the remaining time to until the options expire, or any combination thereof. The value of the options should not be expected to increase or decrease at the same rate as the level of the Fund’s underlying benchmark, which may contribute to tracking error. Options may be less liquid than certain other securities. A Fund’s ability to trade options will be dependent on the willingness of counterparties to trade such options with the Fund. In a less liquid market for options, a Fund may have difficulty closing out certain option positions at desired times and prices. A Fund may experience substantial downside from specific option positions and certain option positions may expire worthless. Over-the-counter options generally are not assignable except by agreement between the parties concerned, and no party or purchaser has any obligation to permit such assignments. The over-the-counter market for options is relatively illiquid, particularly for relatively small transactions. The use of options transactions exposes a Fund to liquidity risk and counterparty credit risk, and in certain circumstances may expose the Fund to unlimited risk of loss. The Funds may buy and sell options on futures contracts, which may present even greater volatility and risk of loss.
Use of options strategies may be costly and may not be successful.
Each Fund may buy and sell options in order to achieve exposure to the markets. An option is a contract that gives the buyer the right, but not the obligation, to buy or sell a specified quantity of a commodity or other instrument at a specific (or strike) price within a specified period of time, regardless of the market price of that instrument. As the buyer of a call or put option, a Fund may lose the entire premium paid for the option if the value of the security underlying the option does not rise above the call strike price, or fall below the put strike price, which means the option will expire worthless. As a seller (writer) of a call or put option, a Fund will tend to lose money if the value of the underlying security rises above the call strike price or falls below the put strike price. A Fund’s losses are potentially large in written put or call transactions. In addition to futures contracts, the principal futures exchanges offer a number of listed options on futures contracts. Options on futures contracts offer market participants another type of Financial Instrument to use in managing exposure to the relevant commodity market. A Fund may purchase options on futures contracts on these exchanges in pursuing its investment objective. Further, in addition to Financial Instruments such as futures contracts and options on futures contracts, there also exists an active nonexchange-traded market in derivatives tied to various commodities.
In addition, each Fund may, but is not required to, seek to use options strategies that limit losses (i.e., have “floors”) or are otherwise designed to prevent the Fund’s net asset value from going to or below zero. Use of such options strategies will not prevent a Fund from losing value, and their use may not prevent the Fund’s NAV from going to or below zero. Rather, it is intended to allow a Fund to preserve a small portion of its value in the event of significant movements in its benchmark or Financial Instruments based on its benchmark. There can be no guarantee that use of such options strategies will be successful. Each Fund will incur additional costs as a result of using such options strategies. Use of options strategies designed to limit losses may also place “caps” or “ceilings” on performance and could significantly limit Fund gains, could cause a Fund to perform in a manner not consistent with its investment objective, and could otherwise have a significant impact on Fund performance.
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A Fund will incur additional transaction, compliance and other costs as a result of using options strategies. The use of options may be considered aggressive, may not prevent a Fund from losing value, and may not prevent a Fund’s NAV from decreasing to or below zero. There can be no guarantee that a Fund will be able to implement options strategies, continue to use options strategies, or that options strategies will be successful. Use of an options strategy could cause a Fund to perform in a manner not consistent with its investment objective and could otherwise have a negative impact on Fund performance.
Shareholders’ tax liability may exceed cash distributions on the Shares.
Shareholders of each Fund may be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Each Fund does not currently expect to make distributions with respect to capital gains or ordinary income. Accordingly, shareholders of a Fund will not receive cash distributions equal to their share of the Fund’s taxable income or the tax liability that results from such income. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.
The U.S. Internal Revenue Service (the “IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Fund.
U.S. federal income tax rules applicable to partnerships, which each Fund is anticipated to be treated as under the Internal Revenue Code of 1986, as amended (the “Code”), are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Funds apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations (as defined below). It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations promulgated thereunder (the “Regulations”) and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.
Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.
The partner information tax returns on Schedule K-1, which the Funds will distribute to shareholders, will contain information regarding the income items and expense items of the Funds. If you have not received Schedules K-1 from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.
Shareholders of each Fund may recognize significant amounts of ordinary income and short-term capital gain.
Due to the investment strategy of the Funds, the Funds may realize and pass through to shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, the latter of which are generally taxed at a preferential rate. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, the Fund will generally still consider you a shareholder through the end of that month.
A Fund may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If a Fund is required to pay any U.S. federal income taxes on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. Under certain circumstances, a Fund may be eligible to make an election to cause the shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. However, there can be no assurance that such election will be made or effective. If the election is made, the Fund would be required to provide shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their
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proportionate shares of the adjustment (“Adjustment Statements”). Those shareholders would be required to take the adjustment into account in the taxable year in which the Adjustment Statements are issued.
A Fund could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of its Shares.
Each Fund has received an opinion of counsel that, under current U.S. federal income tax laws, such will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, inter alia, (i) at least 90 percent of such Fund’s annual gross income will be derived from qualifying income which includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities, (ii) such Fund is organized and operated in accordance with its governing agreements and applicable law and (iii) such Fund does not elect to be taxed as a corporation for federal income tax purposes. Although the Sponsor anticipates that each Fund has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, such result cannot be assured. The Funds have not requested and will not request any ruling from the IRS with respect to their classification that each Fund is treated as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that a Fund is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, such Fund would be subject to tax on its net income for the year at the 21% corporate tax rate. In addition, although each Fund does not currently intend to make distributions with respect to Shares, any distributions would be taxable to shareholders as dividend income. Taxation of a Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of the Shares.
Shareholders will not be eligible for the deduction for qualified publicly traded partnership income.
For taxable years beginning before January 1, 2026, there is a 20% deduction for “qualified publicly traded partnership income” within the meaning of Section 199A(e)(4) of the Code. In general, “qualified publicly traded partnership income” for this purpose is an item of income, gain, deduction or loss that is effectively connected with a United States trade or business and includable in determining taxable income for the year, but does not include certain investment income. It is currently not expected that a Fund’s income will be eligible for such deduction because as discussed below, although the matter is not free from doubt, each Fund believes that the activities directly conducted by the Fund will not result in the Fund being engaged in a trade or business within the United States. Potential investors should consult their tax advisors regarding the availability of such deduction for their allocable share of a Fund’s items of income, gain, deduction and loss.
PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus and the documents incorporated by reference in this Prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”), that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate,” “seek” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of each] Fund to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause results to differ from those expressed in the forward-looking statements include those described in “Risk Factors” and elsewhere in this Prospectus and in other SEC filings by each Fund, as well as the following:
•Risks that NAV per Share may not correspond to the market price per Share;
•Risks and uncertainty related to geopolitical conflict, such as Russia’s invasion of Ukraine, the Israel-Hamas conflict and the possible expansion of conflict in the surrounding areas, that may have adverse effects on regional and global economic markets, and may result in increased volatility and could have a negative impact on the performance of a Fund and its or the liquidity and price of Fund Shares;
•Risks associated with regulatory and exchange daily price limits, position limits and accountability levels may cause the Sponsor to restrict the creation of Creation Units which could have a negative impact on the operation of a Fund, prevent a Fund from achieving its investment objective, and disrupt secondary market trading of Fund Shares;
•Risks associated with a rising rate environment, including that each Fund may not be able to fully invest at prevailing rates until any current investments in U.S. Treasury securities mature in order to avoid selling those investments at a loss;
•Risks related to market competition and market volatility;
Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.
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DESCRIPTION OF EACH FUND’S BENCHMARK
DESCRIPTION OF THE MID-TERM VIX FUTURES FUND’S INDEX
The S&P 500 VIX Mid-Term Futures Index
The VIX Futures Fund seeks to offer exposure to forward equity market volatility by obtaining exposure to the S&P 500 VIX Mid-Term VIX Futures Index (the “Mid-Term VIX Futures Index”). The S&P 500 VIX Mid-Term Futures Index is an investable index based on publicly traded VIX futures contracts. The S&P 500(R) VIX Mid-Term Futures Index measures the return of a daily rolling long position in the fourth, fifth, sixth and seventh month VIX(R) futures contracts.
The S&P 500 VIX Mid-Term Futures Index employs rules for selecting the VIX futures contracts comprising the Mid-Term VIX Futures Index and a formula to calculate a level for that Index from the prices of these VIX futures contracts (these rules and the formula may be changed from time to time, and without notice, by S&P). Currently, the VIX futures contracts comprising the Index represent the prices of four mid-term VIX futures contracts, replicating a position that rolls the fourth month VIX futures to the seventh month VIX futures on a daily basis in equal fractional amounts, while maintaining a constant weight in the fifth and sixth month VIX futures. This results in a constant weighted average term to expiration of five months.
The level of the Index will be published by Bloomberg Finance L.P. in real time and at the close of trading on each Index business day under the Bloomberg ticker: SPVXMPID.
The performance of the S&P 500(R) VIX Mid-Term Futures Index is influenced by the performance of the S&P 500 (and options thereon) and the performance of the VIX index. A description of VIX futures contracts, the VIX and the S&P 500 follows.
VIX Futures Contracts
The S&P 500(R) VIX Mid-Term VIX Futures Index is comprised of VIX futures contracts. VIX futures contracts were first launched for trading by the Cboe in 2004. VIX futures contracts allow investors to invest based on their view of the forward implied market volatility of the S&P 500. Investors that believe the forward implied market volatility of the S&P 500 will increase may buy VIX futures contracts. Conversely, investors that believe that the forward implied market volatility of the S&P 500 will decline may sell VIX futures contracts.
While the VIX represents a measure of the current expected volatility of the S&P 500 over the next 30 days, the prices of VIX futures contracts are based on the current expectation of the expected 30-day volatility of the S&P 500 on the expiration date of the futures contract. Since the VIX and VIX futures contracts are two distinctly different measures, the VIX and VIX futures contracts generally behave quite differently.
An important consequence of the spot/forward relationship between the VIX and VIX futures contracts (and therefore between the VIX and the VIX Futures Fund) that investors should understand is that the price of a VIX futures contract can be lower, equal to or higher than the VIX, depending on whether the market expects volatility to be lower, equal to or higher in the 30-day forward period covered by the VIX futures contract than in the 30-day spot period covered by the VIX. Therefore the performance of VIX futures contracts should be expected to be very different than the performance of the VIX as there is no direct relationship between the two measures. As a result, since the performance of the VIX Futures Fund is linked to the performance of the VIX futures contracts included in the Index, the VIX Futures Fund should be expected to perform very differently from the VIX.
The VIX
The VIX is an index designed to measure the implied volatility of the S&P 500 over 30 days in the future. The VIX is calculated based on the prices of certain put and call options on the S&P 500. The VIX is reflective of the premium paid by investors for certain options linked to the level of the S&P 500.
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•During periods of rising investor uncertainty, including periods of market instability, the implied level of volatility of the S&P 500 typically increases and, consequently, the prices of options linked to the S&P 500 typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX to increase.
•During periods of declining investor uncertainty, the implied level of volatility of the S&P 500 typically decreases and, consequently, the prices of options linked to the S&P 500 typically decrease (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX to decrease.
Volatility, and the level of the VIX, can increase (or decrease) without warning. The performance of the VIX has historically had a negative correlation to the performance of the S&P 500. The VIX was developed by the Cboe and is calculated, maintained and published by the Cboe. The Cboe may change the methodology used to determine the VIX and has no obligation to continue to publish, and may discontinue the publication of, the VIX. The VIX is reported by Bloomberg Finance L.P. under the ticker symbol “VIX.”
The S&P 500
The S&P 500 is an index that measures large-cap U.S. stock market performance. It is a float-adjusted, market capitalization-weighted index of 500 U.S. operating companies and real estate investment trusts selected by the S&P U.S. Index Committee through a non-mechanical process that factors in criteria such as domicile, investible weight factor, liquidity, market capitalization and financial viability. Changes to index composition are made on an as-needed basis. There is no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. S&P publishes the S&P 500. The daily calculation of the current value of the S&P 500 is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average initial market value of the common stocks of 500 similar companies at the time of the inception of the S&P 500. The 500 companies are not the 500 largest publicly traded companies and not all 500 companies are listed on the Exchange. Constituent selection is at the discretion of the Index Committee and is based on eligibility criteria. The index has a fixed constituent company count of 500. Sector balance, as measured by a comparison of each GICS sector’s weight in an index with its weight in the S&P Total Market Index, in the relevant market capitalization range, is also considered in the selection of companies for the indices. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company.
Information about the Index Licensor
PROSHARES VIX MID-TERM FUTURES ETF (THE VIX FUTURES FUND) IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND ITS AFFILIATES OR CBOE. S&P AND CBOE MAKE NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE VIX FUTURES FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE VIX FUTURES FUND PARTICULARLY OR THE ABILITY OF THE S&P 500 VIX MID-TERM FUTURES INDEX (THE MID-TERM VIX FUTURES INDEX) TO TRACK MARKET PERFORMANCE AND/OR OF GROUPS OF ASSETS OR ASSET CLASSES AND/ OR TO ACHIEVE ITS STATED OBJECTIVE AND/OR TO FORM THE BASIS OF A SUCCESSFUL INVESTMENT STRATEGY, AS APPLICABLE. S&P’S AND CBOE’S ONLY RELATIONSHIP TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE MID-TERM VIX FUTURES INDEX WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE VIX FUTURES FUND. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE OWNERS OF THE VIX FUTURES FUND INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MID-TERM VIX FUTURES INDEX. S&P AND CBOE ARE NOT ADVISORS TO THE VIX FUTURES FUND AND ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE VIX FUTURES FUND OR THE TIMING OF THE ISSUANCE OR SALE OF THE VIX FUTURES FUND OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE VIX FUTURES FUND SHARES ARE TO BE CONVERTED INTO CASH. S&P AND CBOE HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE VIX FUTURES FUND.
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NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE S&P 500 VIX MID-TERM FUTURES INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION, (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. NEITHER S&P DOW JONES INDICES NOR CBOE SHALL BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES AND CBOE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AS TO RESULTS TO BE OBTAINED BY PROSHARES TRUST II, ON BEHALF OF ITS PROSHARES VIX MID-TERM FUTURES ETF, AND PROSHARE CAPITAL MANAGEMENT LLC, OWNERS OF PROSHARES VIX MID-TERM FUTURES ETF, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 VIX SHORT-TERM FUTURES OR MCAP INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES OR CBOE, BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PROSHARES TRUST II, ON BEHALF OF ITS PROSHARES VIX MID-TERM FUTURES ETF, OR PROSHARES CAPITAL MANAGEMENT LLC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
DESCRIPTION OF THE NATURAL GAS FUNDS’ BENCHMARK
Bloomberg Natural Gas SubindexSM
The Natural Gas Funds seek daily investment results, before fees and expenses, that correspond to two times (2x) or two times the inverse (-2x), of the daily performance of the Bloomberg Natural Gas SubindexSM (the “Natural Gas Subindex”).
The Natural Gas Subindex is intended to reflect the performance of a rolling position in natural gas futures contracts traded on the NYMEX without regard to income earned on cash positions. An investment in natural gas futures contracts may often perform very differently than the price of physical natural gas (e.g., the wellhead or end-user price of natural gas).
The Natural Gas Subindex is based on the Natural Gas component of the Bloomberg Commodity IndexSM (the “Bloomberg Commodity Index”) and tracks what is known as a rolling futures position. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Natural Gas Subindex is a “rolling index,” which means that the Natural Gas Subindex does not take actual physical possession of the commodity; rather, it tracks a rolling futures position. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) the underlying physical commodity while maintaining exposure to the commodity. The roll occurs over a period of five Bloomberg Commodity Index business days in pre-determined months according to the Bloomberg Commodity Index contract schedule, generally beginning on the sixth business day of the month and ending on the tenth business day. Each day during the roll period, approximately 20% of the expiring futures position will be rolled into a new contract with a longer dated expiry, increasing from 0% to 20%, 40%, 60%, 80% and finally 100%. The Natural Gas Subindex will reflect the performance of its underlying natural gas contracts, including the impact of rolling, without regard to income earned on cash positions.
The methodology for determining the composition of the Natural Gas Subindex and for calculating its level may be changed at any time by Bloomberg without notice.
The daily performance of the Natural Gas Subindex is published by Bloomberg Finance L.P. and is available under the following Bloomberg Ticker: BCOMNG.
Information About the Index Licensor
“BLOOMBERG® ” AND “BLOOMBERG NATURAL GAS SUBINDEXSM” ARE SERVICE MARKS OF BLOOMBERG FINANCE L.P. AND ITS AFFILIATES, INCLUDING BLOOMBERG INDEX SERVICES LIMITED (“BISL”), THE ADMINISTRATOR OF
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THE INDICES (COLLECTIVELY, “BLOOMBERG”) AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PROSHARES TRUST II (THE “LICENSEE”).
The Natural Gas Funds are not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg does not make any representation or warranty, express or implied, to the owners of or counterparties to the Natural Gas Funds or any member of the public regarding the advisability of investing in securities or commodities generally or in the Natural Gas Funds particularly. The only relationship of Bloomberg to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Bloomberg Commodity Index and Natural Gas Subindex which are determined, composed and calculated by BISL without regard to the Licensee or the Natural Gas Funds. Bloomberg has no obligation to take the needs of the Licensee or the owners of the Natural Gas Funds into consideration in determining, composing or calculating the Bloomberg Commodity Index or Natural Gas Subindex. Bloomberg is not responsible for or has not participated in the determination of the timing of, prices at, or quantities of the Natural Gas Funds to be issued or in the determination or calculation of the equation by which the Natural Gas Funds are to be converted into cash. Bloomberg shall not have any obligation or liability, including, without limitation, to the Natural Gas Funds’ customers, in connection with the administration, marketing or trading of the Natural Gas Funds.
The Prospectus relates only to the Natural Gas Funds and does not relate to the exchange-traded physical commodities underlying any of the Bloomberg Commodity Index or the Natural Gas Subindex components. Purchasers of the Natural Gas Funds should not conclude that the inclusion of a futures contract in the Bloomberg Commodity Index or the Natural Gas Subindex is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg. The information in the Prospectus regarding the Bloomberg Commodity Index and the Natural Gas Subindex components has been derived solely from publicly available documents. Bloomberg has not made any due diligence inquiries with respect to the Bloomberg Commodity Index or Bloomberg Natural Gas Subindex components in connection with the Natural Gas Funds. Bloomberg makes no representation that these publicly available documents or any other publicly available information regarding the Bloomberg Commodity Index or the Natural Gas Subindex components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.
BLOOMBERG DOES NOT GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG COMMODITY INDEX, THE NATURAL GAS SUBINDEX OR ANY DATA RELATED THERETO AND BLOOMBERG SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE NATURAL GAS FUNDS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG COMMODITY INDEX, THE NATURAL GAS SUBINDEX OR ANY DATA RELATED THERETO. BLOOMBERG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG COMMODITY INDEX, THE NATURAL GAS SUBINDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE ARISING IN CONNECTION WITH THE NATURAL GAS FUNDS OR THE BLOOMBERG COMMODITY INDEX, THE NATURAL GAS SUBINDEX OR ANY DATA OR VALUES RELATING THERETO WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.
DESCRIPTION OF THE PRECIOUS METALS FUNDS’ BENCHMARKS
Bloomberg Silver SubindexSM
The UltraShort Silver Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the daily performance of the Bloomberg Silver SubindexSM (the “Silver Subindex”), a subindex of the Bloomberg Commodity Index. The Silver Subindex is intended to reflect the performance of silver, as measured by the price of COMEX silver futures contracts, including the impact or rolling, without regard to income earned on cash positions. The Silver Subindex is not directly linked to the “spot price” of silver. Futures contracts may perform very differently from the spot price of silver.
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The Silver Subindex is based on the silver component of the Bloomberg Commodity Index and tracks what is known as a rolling futures position. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Silver Subindex is a “rolling index,” which means that the Silver Subindex does not take physical possession of any commodities. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll occurs over a period of five Bloomberg Commodity Index business days in pre-determined months according to the Bloomberg Commodity Index contract schedule, generally beginning on the sixth business day of the month and ending on the tenth business day. Each day during the roll period, approximately 20% of the expiring futures position will be rolled into a new contract with a longer dated expiry, increasing from 0% to 20%, 40%, 60%, 80% and finally 100%. The Silver Subindex will reflect the performance of its underlying silver futures contracts, including the impact of rolling, without regard to the income earned on cash positions.
The methodology for determining the composition of the Silver Subindex and for calculating its level may be changed at any time by Bloomberg without notice.
The daily performance of the Silver Subindex is published by Bloomberg Finance L.P. and is available under the Bloomberg ticker symbol: BCOMSI.
Information About the Index Licensor
“BLOOMBERG® ”, AND “BLOOMBERG SILVER SUBINDEXSM” ARE SERVICE MARKS OF BLOOMBERG FINANCE L.P. AND ITS AFFILIATES, INCLUDING BLOOMBERG INDEX SERVICES LIMITED (“BISL”), THE ADMINISTRATOR OF THE INDICES (COLLECTIVELY, “BLOOMBERG”) AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LICENSEE.
The UltraShort Silver Fund is not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg does not make any representation or warranty, express or implied, to the owners of or counterparties to the UltraShort Silver Fund or any member of the public regarding the advisability of investing in securities or commodities generally or in the UltraShort Silver Fund particularly. The only relationship of Bloomberg to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Silver Subindex which is determined, composed and calculated by BISL without regard to the Licensee or the UltraShort Silver Fund. Bloomberg has no obligation to take the needs of the Licensee or the owners of the UltraShort Silver Fund into consideration in determining, composing or calculating the Silver Subindex. Bloomberg is not responsible for or has not participated in the determination of the timing of, prices at, or quantities of the UltraShort Silver Fund to be issued or in the determination or calculation of the equation by which the UltraShort Silver Fund are to be converted into cash. Bloomberg shall have no obligation or liability, including, without limitation, to the UltraShort Silver Fund’s customers, in connection with the administration, marketing or trading of the UltraShort Silver Fund.
The Prospectus relates only to the UltraShort Silver Fund and does not relate to the exchange-traded physical commodities underlying any of the Silver Subindex components. Purchasers of the UltraShort Silver Fund should not conclude that the inclusion of a futures contract in the Silver Subindex is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg. The information in the Prospectus regarding the Silver Subindex components has been derived solely from publicly available documents. Bloomberg has not made any due diligence inquiries with respect to the Bloomberg Silver Subindex components in connection with the UltraShort Silver Fund. Bloomberg makes no representation that these publicly available documents or any other publicly available information regarding the Silver Subindex components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.
BLOOMBERG DOES NOT GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG SILVER SUBINDEX OR ANY DATA RELATED THERETO AND BLOOMBERG SHALL HAVE NO ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE ULTRASHORT SILVER FUND OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG SILVER SUBINDEX OR ANY DATA RELATED THERETO. BLOOMBERG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG SILVER SUBINDEX OR ANY DATA
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RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE ARISING IN CONNECTION WITH THE ULTRASHORT SILVER FUND OR THE BLOOMBERG SILVER SUBINDEX OR ANY DATA OR VALUES RELATING THERETO WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.
Bloomberg Gold SubindexSM
The UltraShort Gold Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the daily performance of the Bloomberg Gold SubindexSM (the “Gold Subindex”), a subindex of the Bloomberg Commodity Index. The Gold Subindex is intended to reflect the performance of gold, as measured by the price of COMEX gold futures contracts, including the impact of rolling, without regard to income earned on cash positions. The Gold Subindex is not directly linked to the “spot price” of gold. Futures contracts may perform very differently from the spot price of gold.
The Gold Subindex is based on the gold component of the Bloomberg Commodity Index and tracks what is known as a rolling futures position. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Gold Subindex is a “rolling index,” which means that the Gold Subindex does not take physical possession of any commodities. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll occurs over a period of five Bloomberg Commodity Index business days in pre-determined months according to the Bloomberg Commodity Index contract schedule, generally beginning on the sixth business day of the month and ending on the tenth business day. Each day during the roll period, approximately 20% of the expiring futures position will be rolled into a new contract with a longer dated expiry, increasing from 0% to 20%, 40%, 60%, 80% and finally 100%. The Gold Subindex will reflect the performance of its underlying silver futures contracts, including the impact of rolling, without regard to the income earned on cash positions.
The methodology for determining the composition of the Gold Subindex and for calculating its level may be changed at any time by Bloomberg without notice.
The daily performance of the Gold Subindex is published by Bloomberg Finance L.P. and is available under the Bloomberg ticker symbol: BCOMGC.
Information About the Index Licensor
“BLOOMBERG® ”, AND “BLOOMBERG GOLD SUBINDEXSM” ARE SERVICE MARKS OF BLOOMBERG FINANCE L.P. AND ITS AFFILIATES, INCLUDING BLOOMBERG INDEX SERVICES LIMITED (“BISL”), THE ADMINISTRATOR OF THE INDICES (COLLECTIVELY, “BLOOMBERG”) AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LICENSEE.
The UltraShort Gold Fund is not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg does not make any representation or warranty, express or implied, to the owners of or counterparties to the UltraShort Gold Fund or any member of the public regarding the advisability of investing in securities or commodities generally or in the UltraShort Gold Fund particularly. The only relationship of Bloomberg to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Gold Subindex which is determined, composed and calculated by BISL without regard to the Licensee or the UltraShort Gold Fund. Bloomberg has no obligation to take the needs of the Licensee or the owners of the UltraShort Gold Fund into consideration in determining, composing or calculating the Gold Subindex. Bloomberg is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the UltraShort Gold Fund to be issued or in the determination or calculation of the equation by which the UltraShort Gold Fund are to be converted into cash. Bloomberg shall not have any obligation or liability, including, without limitation, to the UltraShort Gold Fund’s customers, in connection with the administration, marketing or trading of the UltraShort Gold Fund.
The Prospectus relates only to the UltraShort Gold Fund and does not relate to the exchange-traded physical commodities underlying any of the Gold Subindex components. Purchasers of the UltraShort Gold Fund should not conclude that the inclusion of a futures contract in the
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Gold Subindex is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg. The information in the Prospectus regarding the Bloomberg Gold Subindex components has been derived solely from publicly available documents. Bloomberg has not made any due diligence inquiries with respect to the Gold Subindex components in connection with the UltraShort Gold Fund. Bloomberg makes no representation that these publicly available documents or any other publicly available information regarding the Gold Subindex components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.
BLOOMBERG DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG GOLD SUBINDEX OR ANY DATA RELATED THERETO AND BLOOMBERG SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE ULTRASHORT GOLD FUND OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG GOLD SUBINDEX OR ANY DATA RELATED THERETO. BLOOMBERG MAKES NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG GOLD SUBINDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE ARISING IN CONNECTION WITH THE ULTRASHORT GOLD FUND OR THE BLOOMBERG GOLD SUBINDEX OR ANY DATA OR VALUES RELATING THERETO WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.
DESCRIPTION OF THE CURRENCY FUNDS’ BENCHMARKS
Euro The Ultra Euro Fund and the UltraShort Euro Fund seek daily investment results, before fees and expenses, that correspond to two times (2x) or two times the inverse (-2x), respectively, of the daily performance of the euro spot price versus the U.S. dollar, respectively. The Ultra Euro Fund uses the 4:00 p.m. (Eastern Time) euro/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of non-U.S. currency, as the basis for the underlying benchmark. The Funds do not directly or physically hold euro and will instead seek exposure through the use of certain Financial Instruments whose value is based on the price of the euro to pursue their respective investment objectives.
The daily performance of the euro spot price versus the U.S. dollar is available under the Bloomberg ticker: EURUSD.
Japanese Yen
The Ultra Yen Fund and the UltraShort Yen Fund seek daily investment results, before fees and expenses, that correspond to two times (2x) or two times the inverse (-2x) of the daily performance of the Japanese yen spot price versus the U.S. dollar, respectively. Each of the Ultra Yen Fund and the UltraShort Yen Fund use the 4:00 p.m. (Eastern Time) Japanese yen/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of non-U.S. currency, as the basis for the underlying benchmark. Each of the Ultra Yen Fund and the UltraShort Yen Fund do not directly or physically hold Japanese yen and will instead seek exposure through the use of certain Financial Instruments whose value is based on the price of Japanese yen to pursue their respective investment objectives.
The daily performance of the Japanese yen spot price versus the U.S. dollar is available under the Bloomberg ticker: JPYUSD.
INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES
Investment Objectives
Investment Objective of the Matching Fund: The VIX Futures Fund, which is also referred to herein as the “Matching Fund”, seeks investment results, before fees and expenses, that match the performance of the Mid-Term VIX Futures Index. If the VIX Futures Fund is successful in meeting its objective, its value (before fees and expenses) should gain approximately as much on a percentage basis as the level of the Mid-Term VIX Futures Index when the index rises (assuming there were no Creation Unit redemptions). Conversely, its value (before fees
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and expenses) should lose approximately as much on a percentage basis as the level of the Mid-Term VIX Futures Index when the index falls (assuming there were no Creation Units issued). The VIX Futures Fund acquires exposure through VIX futures contracts. The VIX Futures Fund seeks to achieve its stated investment objective over time, not just for a single day. The VIX Futures Fund is benchmarked to the Mid-Term VIX Futures Index, which is comprised of VIX futures contracts and seeks to offer exposure to market volatility through publicly traded futures markets. The VIX Futures Fund is not benchmarked to the VIX, which is calculated based on the prices of put and call options on the S&P 500. The VIX is a theoretical calculation and cannot be traded on a spot basis. As such, the VIX Futures Fund can be expected to perform very differently from the VIX.
Investment Objective of the Geared Funds: Each Geared Fund is designed to provide multiple (2x) or inverse multiple (-2x), as applicable, results on a daily basis. Each Geared Fund, however, is unlikely to provide a simple multiple (2x) or inverse multiple (-2x), as applicable, of its benchmark’s performance over periods longer than a given day. The return of a Geared Fund for a period longer than a given day is the result of its return for each day compounded over the period and usually will differ in amount, and possibly even direction, from the multiple (2x) or inverse multiple (-2x), as applicable, of the return of its benchmark for the same period. These differences can be significant. A Geared Fund’s return for periods longer than one day is primarily a function of the following: a) benchmark performance; b) benchmark volatility; c) period of time; d) financing rates associated with leverage or inverse exposure; e) other Fund expenses; and f) daily rebalancing of the underlying portfolio. Particularly during periods of higher benchmark volatility, compounding can dramatically and adversely cause longer term results to vary from the benchmark performance times the stated multiple in the Fund’s investment objective. This effect becomes more pronounced as volatility increases. Volatility has a negative impact on Geared Fund performance and may be at least as important to a Geared Fund’s return for a period as the return of the Geared Fund’s underlying benchmark. A Geared Fund will lose money if its benchmark’s performance is flat over time, and a Geared Fund can lose money regardless of the performance of its underlying benchmark.
While each Geared Fund has a daily investment objective, which is discussed in more detail below, you may hold a Geared Fund’s shares for longer than one day if you believe doing so is consistent with your goals and risk tolerance. If you hold an Ultra Fund’s Geared Fund’s shares for any period other than a given day, it is important for you to understand that over your holding period:
•Your return may be higher or lower than the Daily Target, and this difference may be significant.
•Factors that contribute to returns that are worse than the Daily Target include smaller benchmark gains or losses and higher benchmark volatility, as well as longer holding periods when these factors apply.
•Factors that contribute to returns that are better than the Daily Target include larger benchmark gains or losses and lower benchmark volatility, as well as longer holding periods when these factors apply.
•The more extreme these factors are, and the more they occur together, the more your return will tend to deviate from the Daily Target.
Investment Objective of the Ultra Funds: Each Ultra Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the daily performance of its benchmark. Each Ultra Fund acquires long exposure through any one of or combinations of Financial Instruments such that each Ultra Fund typically has exposure intended to approximate two times (2x) its benchmark at the time of its NAV calculation.
If an Ultra Fund is successful in meeting its investment objective, it should gain approximately two times as much as its benchmark when the benchmark rises on a given day. Conversely, an Ultra Fund should lose approximately two times as much as its benchmark when the benchmark falls on a given day. An Ultra Fund does not seek to achieve two times (2x) the daily performance of its benchmark (a “Daily Target”) for any period other than a day.
Each UltraShort Fund acquires inverse exposure through any one of or combinations of Financial Instruments such that each UltraShort Fund typically has exposure intended to approximate two times the inverse (-2x) of its corresponding benchmark at the time of its NAV calculation.
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There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses.

Principal Investment Strategies
In seeking to achieve each Fund’s investment objective, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination, should produce daily returns consistent with each Fund’s objective.
Investment Strategies of the VIX Futures Fund:
The VIX Futures Fund takes long positions in VIX futures contracts in seeking to meet its investment objective.
In the event accountability rules, price limits, position limits, margin limits or other exposure limits are reached with respect to VIX futures contracts, the Sponsor may cause the VIX Futures Fund to obtain exposure to the Mid-Term VIX Futures Index through swaps referencing the Mid-Term VIX Futures Index or particular VIX futures contracts comprising the Mid-Term VIX Futures Index. The Sponsor may cause the VIX Futures Fund to obtain exposure to the Mid-Term VIX Futures Index through swaps referencing the Mid-Term VIX Futures Index, particularly VIX futures contracts comprising the Mid-Term VIX Futures Index or swaps on funds that seek to track the performance of the Mid-Term VIX Futures Index. The VIX Futures Fund may utilize swap transactions in the event accountability rules, price limits, position limits, margin limits or other exposure limits are reached with respect to VIX futures contracts (which could potentially occur in connection with significant and rapid increases in the size of the VIX Futures Fund as a result of an increase in creation activity). The VIX Futures Fund may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) or in situations where the Sponsor deems it impractical or inadvisable to buy or sell futures contracts (such as during periods of market volatility or illiquidity or during periods of significant and/or rapid increases in the size of the Fund as a result of an increase in creation activity).
In addition, the VIX Futures Fund may, but is not required to, seek to use options strategies that limit losses (i.e., have “floors”) or are otherwise designed to prevent the Fund’s net asset value from going to or below zero. Use of such options strategies will not prevent the VIX Futures Fund from losing value, and their use may not prevent the Fund’s NAV from going to or below zero. Rather, it is intended to allow the VIX Futures Fund to preserve a small portion of its value in the event of significant movements in its benchmark or Financial Instruments based on its benchmark. The VIX Futures Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.
Investment Strategies of the UltraShort Silver Fund, the UltraShort Gold Fund, the Ultra Euro Fund, the Ultra Yen Fund and the UltraShort Yen Fund:
Each of the UltraShort Silver Fund, the UltraShort Gold Fund, the Ultra Euro Fund, the Ultra Yen Fund and the UltraShort Yen Fund seeks to meet its investment objective by investing under normal market conditions in any one of, or combinations of, Financial Instruments (including swap agreements, futures contracts and forward contracts) based on the Fund’s benchmark. The types and mix of Financial Instruments in which these Funds invest may vary daily at the discretion of the Sponsor. The Funds will not invest directly in any commodity or currency.
Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.
In addition, each Precious Metals Fund may, but is not required to, seek to use options strategies and/or swap agreements that limit losses (i.e., have “floors”) or are otherwise designed to prevent the Fund’s net asset value from going to or below zero. Use of such options strategies and/or swap agreements will not prevent a Precious Metals Fund from losing value, and their use may not prevent the Fund’s NAV from going
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to or below zero. Rather, it is intended to allow a Precious Metals Fund to preserve a small portion of its value in the event of significant movements in its benchmark or Financial Instruments based on its benchmark.
Investment Strategies of the Natural Gas Funds:
The Natural Gas Funds seek to meet their investment objectives by investing under normal market conditions in Natural Gas futures contracts. The Natural Gas Funds will not invest directly in natural gas.
In the event position accountability rules are reached with respect to such contracts, the Sponsor may, in its commercially reasonable judgment, cause the Natural Gas Funds to obtain exposure through swaps referencing its index or particular Natural Gas futures contracts. The Fund may invest in other futures contracts or swaps not based on the particular Natural Gas futures contracts if such instruments tend to exhibit trading prices or returns that correlate with its index or any Natural Gas futures contract and the sponsor believes such investment will further the investment objective of such Fund. The Natural Gas Funds may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack, or an act of God) or disruptions (e.g., a trading halt or a flash crash) or in situations where the Sponsor deems it impractical or inadvisable to buy or sell futures contracts (such as during periods of market volatility or illiquidity).
In addition, each Natural Gas Fund may, but is not required to, seek to use options strategies and/or swap agreements that limit losses (i.e., have “floors”) or are otherwise designed to prevent the Fund’s net asset value from going to or below zero. Use of such options strategies and/or swap agreements will not prevent a Natural Gas Fund from losing value, and their use may not prevent the Fund’s NAV from going to or below zero. Rather, it is intended to allow a Natural Gas Fund to preserve a small portion of its value in the event of significant movements in its benchmark or Financial Instruments based on its benchmark. Each Natural Gas Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.
Investment Strategies of the UltraShort Euro Fund:
The UltraShort Euro Fund seeks to meet its investment objective under normal market conditions by obtaining short exposures to its benchmark through futures contracts on its underlying currency. The UltraShort Euro Fund will not invest directly in any currency.
In the event position accountability rules or position limits are reached with respect to futures contracts, the Sponsor may in its commercially reasonable judgment, cause the UltraShort Euro Fund to obtain exposure to its benchmark through forward contracts referencing the benchmark. The Fund may invest in other forward contracts if such instruments tend to exhibit trading prices or returns that correlate with the benchmark or a component of the benchmark and will further the investment objective of the Fund. The UltraShort Euro Fund may also invest in forward contracts if the market for a specific futures contract experiences emergencies (e.g., natural disaster (including disease, epidemics and pandemics), terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) or in situations where the Sponsor deems it impractical or inadvisable to buy or sell futures contracts (such as during periods of market volatility or illiquidity).
In addition, the UltraShort Euro may, but is not required to, seek to use options strategies that limit losses (i.e., have “floors”) or are otherwise designed to prevent the Fund’s net asset value from going to or below zero. Use of such options strategies will not prevent the UltraShort Euro Fund from losing value, and their use may not prevent the Fund’s NAV from going to or below zero. Rather, it is intended to allow the UltraShort Euro Fund to preserve a small portion of its value in the event of significant movements in its benchmark or Financial Instruments based on its benchmark. The UltraShort Euro Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.
Investment Strategies Applicable to All Funds:
The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market conditions with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to its underlying benchmark consistent with its investment objective without regard to market conditions, trends or direction.
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A Fund may obtain exposure through Financial Instruments to a representative sample of the components in its underlying benchmark which have aggregate characteristics similar to those of the underlying benchmark. This “sampling” process typically involves selecting a representative sample of components in a benchmark principally to enhance liquidity and reduce transaction costs while seeking to maintain high correlation with, and similar aggregate characteristics (e.g., underlying commodities and valuations) to, the underlying benchmark. In addition, the Funds may obtain exposure to components not included in its underlying benchmark, invest in assets that are not included in its underlying benchmark or may overweight or underweight certain components contained in the underlying benchmark.
Each Fund seeks to position its portfolio so that its exposure to its benchmark is consistent with its investment objective. The time and manner in which a Fund rebalances its portfolio may vary from day to day depending upon market conditions and other circumstances, at the discretion of the Sponsor. The impact of a benchmark’s movements each day will affect whether a Geared Fund’s portfolio needs to be rebalanced and the amount of such rebalance.
•For example, if the benchmark underlying an UltraShort Fund has risen on a given day, net assets of such Fund should fall (assuming there were no Creation Units issued). As a result, inverse exposure will need to be decreased. Conversely, if the benchmark underlying an UltraShort Fund has fallen on a given day, net assets of such Fund should rise (assuming there were no Creation Unit redemptions). As a result, inverse exposure will need to be increased.
•For an Ultra Fund, the Fund’s long exposure will need to be increased on days when the Fund’s benchmark rises and decreased on days when the Fund’s benchmark falls.
The return of a Geared Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ in amount, and possibly even direction, from the Geared Fund’s stated multiple times the return of the Geared Fund’s Benchmark for the same period. These differences can be significant. For periods longer than a day, you will lose money if a Geared Fund’s benchmark’s performance is flat. It is possible that you will lose money invested in an UltraShort Fund even if the value of the benchmark falls during that period or money invested in an Ultra Fund even if the value of the benchmark rises during that period. Returns may move in the opposite direction of the benchmark during periods of higher benchmark volatility, low benchmark returns, or both. In addition, during periods of higher benchmark volatility, the benchmark volatility may affect your return as much or more than the return of the benchmark. Investment in a Geared Fund involves risks that are different from and additional to the risks of investments in other types of funds. An investor in a Geared Fund could potentially lose the full value of their investment within a given day.
The amount of exposure each Fund has to a specific combination of Financial Instruments differs with each particular Fund and may be changed without shareholder approval or advance notice at any given time. Currently, the Funds anticipate that, in the normal course of business and absent any unforeseen circumstances, they will be exposed to the specific Financial Instruments below as follows:
	Swaps	Forwards	Futures
ProShares VIX Mid-Term Futures ETF	0%	0%	100%
ProShares Ultra Bloomberg Natural Gas	0%	0%	200%
ProShares UltraShort Bloomberg Natural Gas	0%	0%	-200%
ProShares UltraShort Silver	-75 to -200%	0%	0 to -125%
ProShares UltraShort Gold	-75 to -200%	0%	0 to -125%
ProShares Ultra Euro	0%	200%	0%
ProShares UltraShort Euro	0%	0%	-200%
ProShares Ultra Yen	0%	200%	0%
ProShares UltraShort Yen Fund	0%	-200%	0%
The amount of each Fund’s exposure should be expected to change from time to time at the discretion of the Sponsor based on market conditions and other factors.
ProShares Ultra Bloomberg Natural Gas experienced significantly higher than normal creation activity in first quarter of 2023. The Fund potentially could experience similar creation activity in the future. During the first quarter of 2023 the Fund was heavily concentrated in one of the futures contracts contained in its benchmark (the Bloomberg Natural Gas SubindexSM). As a result of discussions with the futures exchange, the Fund obtained exposure to its benchmark during the quarter by investing in a combination of futures contracts and swap agreements that
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ranged from approximately 187% to 200% (future contracts) and 0% to approximately 13% (swap agreements). As of March 21, 2023, the Fund obtained exposure to its benchmark by investing in a combination of futures contracts (approximately 192%) and swap agreements (approximately 8%). During periods when the Fund is heavily concentrated in one of the futures contracts contained in its benchmark the Fund may engage in swap transactions. During such periods the amount of exposure that the Fund will have to futures contracts and swap agreements should be expected to change on a daily basis. The Fund’s exposure will be affected by, among other things, changes in the size of the Fund, market conditions, investor demand for the Fund, the number and mix of natural gas futures contract positions held by the Fund, and the number and mix of natural gas futures contract positions in the Fund’s benchmark.
In addition, the Sponsor has the authority to change a Fund’s investment objective, benchmark or investment strategy, and may terminate a Fund at any time, in each case, without shareholder approval or advance notice, subject to applicable regulatory requirements.
Swap Agreements
Each Fund may enter into swaps referencing the Index or particular VIX futures contracts comprising the Index. Swaps are contracts that have traditionally been entered into primarily by institutional investors in OTC markets for a specified period ranging from a day to many years. Certain types of swaps may be cleared, and certain types are, in fact, required to be cleared. The types of swaps that may be cleared are generally limited to only swaps where the most liquidity exists and a clearinghouse is willing to clear the trade on standardized terms. Swaps with customized terms or those of which significant market liquidity does not exist are generally not able to be cleared.
In a standard swap transaction, the parties agree to exchange the returns on, among other things, a particular predetermined security, commodity, interest rate, or index for a fixed or floating rate of return (the “interest rate leg,” which will also include the cost of borrowing for short swaps) in respect of a predetermined notional amount. The notional amount of the swap reflects the basis upon which the returns are exchanged (i.e., the returns are calculated by multiplying the reference rates or prices, as applicable, by the specific notional amount). In the case of indexes on which futures contracts are based, such as those used by the VIX Futures Fund and the Natural Gas Funds, the reference interest rate typically is zero, although a financing spread or fee is generally still applied. Transaction or commission costs are reflected in the benchmark level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to the notional amount and the benchmark returns to which the swap is linked. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Thus, while the notional amount reflects the amount on which a Fund’s total investment exposure under the swap is based (i.e., the entire face amount or principal of a swap), the net amount is a Fund’s current obligations (or rights) under the swap that is the amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement on any given termination date.
Swaps may also expose the Funds to liquidity risk. Although a Fund and the swap counterparty has the ability to terminate a swap at any time and under certain other circumstances, doing so may subject the Fund to certain early termination charges. In addition, there may not be a liquid market within which to dispose of an outstanding swap even if a permitted disposal might avoid an early termination charge. Swap agreements that are not traded on an exchange or cleared by a clearinghouse generally are not assignable except by agreement between the parties to the swap, and generally no party or purchaser has any obligation to permit such assignments.
Swaps involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on a Fund’s Statement of Financial Condition. In addition to market risk and other risks, the use of swaps also comes with counterparty credit risk – i.e., the inability of a counterparty to a swap to perform its obligations. Each Fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each such Fund enters or intends to enter into swaps only with major, global financial institutions. However, there are no limitations on the percentage of its assets a Fund may invest in swaps with a particular counterparty.
Each Fund that invests in swaps may use various techniques to minimize counterparty credit risk. Each Fund that invests in swaps generally enters into arrangements with its counterparties whereby both sides exchange collateral on a mark-to-market basis. In addition, such Fund may post margin to counterparties in swaps. Such collateral serves as protection for the counterparty in the event of a failure by a Fund and is in addition to any mark-to-market collateral that (i.e., the Fund may post margin to the counterparty even where the counterparty would owe money to the Fund if the swap were to be terminated). The amount of margin posted by a Fund may vary depending on the risk profile of the swap. The collateral, whether for mark-to-market or for margin purposes, generally consists of cash and/or securities.
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Collateral posted by a Fund to a counterparty in connection with derivatives transactions that are not cleared by a clearinghouse is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. In the event of a default by a Fund, and the counterparty is owed money in the transaction, such counterparty will seek withdrawal of this collateral from the segregated account.
Collateral posted by the counterparty to a Fund is typically held for the benefit of the Fund in a segregated tri-party account at a third-party custodian. In the event of a default by the counterparty, and the Fund is owed money in the transaction, such Fund will seek withdrawal of this collateral from the segregated account. A Fund may incur certain costs exercising its right with respect to the collateral.
Notwithstanding the use of collateral arrangements, to the extent any collateral provided to a Fund is insufficient or there are delays in accessing the collateral, such Fund will be exposed to counterparty credit risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.
Futures Account Agreements
Each Fund has entered into a written agreement (each, a “Futures Account Agreement”) with one or more FCMs governing the terms of futures transactions of the Fund cleared by such FCM. Each FCM has its own agreement and other documentation used for establishing customer relationships. As such, the terms of the Futures Account Agreement and other documentation that a Fund has with a particular FCM may differ in material respects from that with another FCM.
Most Futures Account Agreements do not require the FCM to enter into new transactions or maintain existing transactions with a Fund. In general, each FCM is permitted to terminate its agreement with a Fund at any time in its sole discretion. In addition, an FCM generally will have the discretion to set margin requirements and/or position limits that would be in addition to any margin requirements and/or position limits required by applicable law or set by the clearinghouse that clears, or the exchange that offers for trading, the futures contracts in which the Fund transacts. As a result, a Fund’s ability to engage in futures contracts or maintain open positions in such contracts will be dependent on the willingness of its FCMs to continue to accept or maintain such transactions on terms that are economically appropriate for the Fund’s investment strategy.
When a Fund has an open futures contract position, it is subject to daily margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts require only a small initial investment in the form of a deposit or margin, they involve a high degree of leverage. A Fund with open positions is subject to margin on its open positions. If a Fund has insufficient cash to meet daily margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. Futures markets are highly volatile and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.
Margin posted by a Fund to an FCM typically will be held by relevant exchange’s clearinghouse (in the case of clearinghouse-required margin) or the FCM (in the case of “house” margin requirements of the FCM). In the event that market movements favorable to a Fund result in the Fund having posted more margin than is required, the Fund typically would have a right to return of margin from the FCM. However, the timing of such return may be uncertain. As a result, it is possible that a Fund may face liquidity constraints including potential delays in its ability to pay redemption proceeds, where margin is not immediately returned by an FCM.
In the event that a Fund fails to comply with its obligations under a Futures Account Agreement (including, for example, failing to deliver the margin required by an FCM on a timely basis), the Futures Account Agreement typically will provide the FCM with broad discretion to take remedial action against the Fund. Among other things, the FCM typically will have the right, upon the occurrence of such a failure by the Fund, to terminate any or all futures contracts in the Fund’s account with that FCM, to sell the collateral posted as margin by the Fund, to close out any open positions of the Fund in whole or in part, and to cancel any or all pending transactions with the Fund. Futures Account Agreements typically provide that a Fund will remain liable for paying to the relevant FCM, on demand, the amount of any deficiency in such Fund’s account with that FCM.
The Futures Account Agreement between a Fund and an FCM generally requires the Fund to indemnify and hold harmless the FCM, its directors, officers, employees, agents and affiliates (collectively, “indemnified persons”) from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by the indemnified persons, in connection with: (1) any failure by the Fund to perform its obligations under the Futures Account Agreement and the FCM’s exercise of its rights and remedies thereunder; (2) any failure by a Fund to
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comply with applicable law; (3) any action reasonably taken by the indemnified persons pursuant to the Futures Account Agreement to comply with applicable law; and (4) any actions taken by the FCM in reliance on instructions, notices and other communications that the FCM and its relevant personnel, as applicable, reasonably believes to originate from a person authorized to act on behalf of the Fund.
To the extent that the Funds trade in futures contracts on U.S. exchanges, the assets deposited by the Funds with the FCMs as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations.
Each Fund currently uses ADM Investor Services, Inc. (“ADMIS”), BofA Securities, Inc. (“BofAS”), RBC Capital Markets, LLC (“RBC”), ED&F Man Capital Markets (“Man”), Marex North America LLC (“Marex”) Deutsche Bank Securities Inc. (“DBSI”) SG Americas Securities, LLC (“SGAS”), Barclays Capital Inc. (“BCI”), UBS Securities LLC (“UBSS”), StoneX Financial Inc. (“StoneX”), Goldman Sachs & Co. LLC (“GS”), and Goldman Sachs International (“GSI”) as an FCM. The FCMs used by a Fund may change from time to time. The above discussion relating to ADMIS, BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, StoneX, GS, and GSI also would apply to other firms that serve as an FCM to the Funds in the future. Each of ADMIS, BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, StoneX, GS, and GSI in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and certain other funds of the Trust and as such arranges for the execution and clearing of the Funds’ futures transactions. All of ADMIS, BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, StoneX, GS, and GSI acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to ADMIS BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, StoneX, GS, and GSI as applicable. Each of ADMIS, BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, StoneX, and GS is registered as an FCM with the CFTC and is a member of the NFA. BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, StoneX, and GS are clearing members of the CBOT, CME, NYMEX, and all other major U.S. futures exchanges. None of ADMIS, BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, StoneX, GS, or GSI is affiliated with or acts as a supervisor of the Trust, the Funds, the Sponsor, the Trustee or BNYM (the Administrator, Transfer Agent and the Custodian). None of ADMIS, BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, StoneX, GS, or GSI in its capacity as FCM, is acting as an underwriter or sponsor of the offering of the Shares, or has passed upon the merits of participating in this offering. None of ADMIS, BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, StoneX, GS, or GSI has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. None of ADMIS, BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, StoneX, GS, or GSI provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon ADMIS, BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, StoneX, GS, or GSI in deciding whether to invest in the Funds or retain their interests in the Funds. Prospective investors should also note that the Sponsor may select additional clearing brokers or replace ADMIS, BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, StoneX, GS, and/or GSI as the Funds’ clearing broker.
To the extent, if any, that a Fund enters into trades in futures on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts” for trading on domestic exchanges. Instead, funds employed in trading on foreign exchanges are deposited in “customer secured amount accounts.”
Forward Contracts
A forward contract is a contractual obligation to purchase or sell a specified quantity of a particular underlying asset at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the OTC markets and are not standardized contracts. Forward contracts for a given commodity or currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, there is generally no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offsetting positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or
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taking delivery of the underlying commodity or currency. The primary risks associated with the use of forward contracts arise from the inability of the counterparty to perform.
Each Fund that invests in forward contracts generally collateralizes forward contracts that are not cleared on an exchange with cash and/or certain securities. Such collateral is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. The counterparty also may collateralize such forward contracts with cash and/or certain securities, which collateral is typically held for the benefit of the Fund in a segregated tri-party account at a third-party custodian. In the event of a default by the counterparty, and the Fund is owed money in the forward transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. These Funds remain subject to credit risk with respect to the amount it expects to receive from OTC counterparties.
The Funds have sought to mitigate these risks with respect to such forwards by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however, there are no limitations on the percentage of its assets each Fund may invest in forward contracts with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty credit risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.
The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. Forward contracts have traditionally not been cleared or guaranteed by a third party. As a result of the Dodd-Frank Act, the CFTC now regulates non-deliverable forwards (including deliverable forwards where the parties do not take delivery). Certain non-deliverable forward contracts, such as non-deliverable foreign exchange forwards, may be subject to regulation as swap agreements and subject to certain requirements under the Dodd-Frank Act. Changes in the forward markets may entail increased costs and result in burdensome reporting requirements.
Commercial banks participating in trading OTC foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many OTC market participants in foreign exchange trading have begun to require that their counterparties post margin.
Futures Contracts and Options
A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. Each Fund generally deposits cash and/or securities with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearinghouse to protect the clearinghouse against non-payment by the Fund. The clearinghouse becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require the Funds to deposit collateral in excess of the clearinghouse’s margin requirements for the FCM’s own protection.
Certain futures contracts, including VIX futures contracts, stock index contracts and certain commodity futures contracts, settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement amount reflects the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either counterparty to be required to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.
Futures contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of margin, which are the amounts of cash that the Funds agree to pay to or receive from FCMs equal to the daily fluctuation in the value of a futures contract.
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Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying benchmark and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty credit risk to the Funds since futures contracts are exchange traded and the exchange’s clearinghouse, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Fund to substantial losses. If trading is not possible or if a Fund determines not to close a futures position in anticipation of adverse price movements, the Fund may be required to make daily cash payments of margin.
An option is a contract that gives the buyer the right, but not the obligation, to buy or sell a specified quantity of a commodity or other instrument at a specific (or strike) price within a specified period of time, regardless of the market price of that instrument.
There are two types of options: calls and puts. A call option conveys to the option buyer the right to purchase a particular futures contract at a stated price at any time during the life of the option. A put option conveys to the option buyer the right to sell a particular futures contract at a stated price at any time during the life of the option. Options written by a Fund may be wholly or partially covered (meaning that the Fund holds an offsetting position) or uncovered. In the case of the purchase of an option, the risk of loss of an investor’s entire investment (i.e., the premium paid plus transaction charges) reflects the nature of an option as a wasting asset that may become worthless when the option expires. Where an option is written or granted (i.e., sold) uncovered, the seller may be liable to pay substantial additional margin, and the risk of loss is unlimited, as the seller will be obligated to deliver, or take delivery of, an asset at a predetermined price which may, upon exercise of the option, be significantly different from the market value.
Money Market Instruments
Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.
U.S. Derivatives Exchanges
Derivatives exchanges, including swap execution facilities that are required under the Dodd-Frank Act, provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are those operated by the Cboe Group (which includes the Cboe Futures Exchange (the “CFE”)), those operated by the CME Group (which includes, the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBOT”), and the New York Mercantile Exchange ( the “NYMEX”)) and the Intercontinental Exchange (“ICE”) (which includes ICE Futures U.S.).
Each derivatives exchange in the United States has an associated “clearinghouse.” Clearinghouses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearinghouse to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, customers effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearinghouse do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearinghouse. The clearinghouse “guarantee” of performance on open positions does not run to customers of a clearinghouse firm. If a member firm goes bankrupt, customers could lose money.
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If a Fund decides to execute derivatives transactions through such derivatives exchanges–and especially if it decides to become a direct member of one or more exchanges or swap execution facilities–a Fund would be subject to the rules of the exchange or swap executive facility, which would bring additional risks and liabilities, and potential additional regulatory requirements.
Regulations
Derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate certain OTC derivatives markets, including certain OTC foreign exchange markets.
The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and to prescribe rules and regulations governing such exchanges. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, each Fund. If the Sponsor were unable to provide services and/or advice to a Fund, the Fund would be unable to pursue its investment objective unless and until the Sponsor’s ability to provide services and advice to the Fund was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in the termination of the Fund.
The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “Risk Factors—Failure of the FCMs to segregate assets may increase losses in a Fund.”
The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.
Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.
Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for derivatives professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of derivatives professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (a Fund is not required to become a member of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign futures exchanges and markets.
The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.
Each Fund’s investments in financial instruments will be subject to regulation under the CEA and traded pursuant to CFTC and applicable exchange regulations.
Non-U.S. Derivatives Exchanges
Foreign derivatives exchanges differ in certain respects from their U.S. counterparts. Non-U.S. derivatives exchanges are generally not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the
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liability of the traders involved, and the exchange or an affiliated clearinghouse, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. derivatives exchanges. The Sponsor does not anticipate that a Fund will hold futures traded on foreign exchanges.
Daily Limits
Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of forward contracts, swap agreements and options on forward contracts) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.
Margin
Initial margin is the minimum dollar amount that a counterparty to a derivatives contract that is cleared on an exchange must deposit with its commodity broker in order to establish an open position. Variation margin is the amount (generally less than initial margin) to which a Fund’s account may decline before the Fund must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure each Fund’s performance of the futures contracts that it purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the clearinghouse that clears the futures contract and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that typically represent a small percentage of the aggregate purchase or sales price of the contract.
Brokerage firms may require higher amounts of margin than exchange minimums. These requirements may change without warning.
Margin requirements are computed at least each day by an FCM and the relevant clearinghouse. At the close of each trading day, each open futures contract is marked-to-market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the FCM. If the margin call is not met within a reasonable time, the FCM may close out the customer’s position.
PERFORMANCE OF THE OFFERED COMMODITY POOLS OPERATED BY THE COMMODITY POOL OPERATOR
The following performance information is presented in accordance with CFTC regulations. The performance of each Fund, which is presented herein, will differ materially from the performance of the other series of the Trust (the “Other Funds”) which is included in the section entitled “Performance of the Other Commodity Pools Operated by the Commodity Pool Operator” in Part Two of this Prospectus.
All summary performance information is as of December 31, 2023. Performance information is set forth, in accordance with CFTC regulations, since each Fund’s inception of trading.
Name of Pool:	ProShares VIX Mid-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$941,548,901
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$232,390,261
Net Asset Value as of December 31, 2023	$37,866,143
Net Asset Value per Share[3] as of December 31, 2023	$16.74
Worst Monthly Loss:[4]	-18.14% (June 2023)
Worst Peak-to-Valley Loss:[5]	-95.33% (September 2011 - December 2023)
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PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	-11.93%	-0.69%	16.15%	-0.20%	-17.36%
February	-8.36%	10.48%	-3.19%	5.07%	3.16%
March	0.62%	65.97%	-15.88%	-1.89%	3.33%
April	-2.16%	1.44%	-1.82%	11.47%	0.02%
May	8.04%	-0.13%	-5.78%	-2.26%	-6.61%
June	-6.37%	2.98%	-5.06%	3.04%	-18.14%
July	1.09%	-1.80%	3.86%	-7.77%	-5.50%
August	9.33%	1.33%	-3.71%	2.42%	-1.57%
September	-0.75%	1.96%	5.61%	6.30%	1.94%
October	-3.45%	1.64%	-5.88%	-6.69%	4.68%
November	-2.19%	-13.82%	8.51%	-6.73%	-15.19%
December	-4.16%	2.28%	-6.96%	-1.57%	-2.94%
Annual	-20.21%	72.71%	-16.63%	-0.65%	-44.96%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Ultra Bloomberg Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$9,420,081,108
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$2,850,319,896
Net Asset Value as of December 31, 2023	$729,892,808
Net Asset Value per Share[3] as of December 31, 2023	$28.55
Worst Monthly Loss:[4]	-60.90% (June 2022)
Worst Peak-to-Valley Loss:[5]	-100.00% (Inception - December 2023)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	-5.56%	-27.78%	1.46%	80.27%	-59.49%
February	-4.00%	-20.88%	17.14%	-23.08%	-10.15%
March	-11.33%	-12.94%	-14.61%	58.38%	-44.18%
April	-10.47%	23.44%	14.28%	55.69%	-7.80%
May	-12.61%	-29.43%	-0.05%	15.80%	-24.50%
June	-12.90%	-22.20%	45.17%	-60.90%	35.30%
July	-5.36%	-1.64%	15.63%	118.70%	-10.79%
August	-1.50%	68.97%	21.17%	18.71%	1.12%
September	-0.33%	-26.98%	68.64%	-48.19%	-13.85%
October	3.06%	23.90%	-22.92%	-20.98%	25.71%
November	-31.78%	-32.50%	-36.01%	3.89%	-46.65%
December	-7.22%	-26.94%	-37.91%	-58.46%	-21.17%
Annual	-66.80%	-75.00%	21.77%	-28.99%	-92.14%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
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See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraShort Bloomberg Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$5,331,246,728
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$(40,171,852)
Net Asset Value as of December 31, 2023	$140,963,092
Net Asset Value per Share[3] as of December 31, 2023	$96.10
Worst Monthly Loss:[4]	-65.92% (July 2022)
Worst Peak-to-Valley Loss:[5]	-99.34% (February 2016 - August 2022)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	-7.09%	34.40%	-7.11%	-53.24%	103.22%
February	1.36%	20.18%	-21.75%	-0.39%	-5.69%
March	11.30%	1.86%	13.10%	-43.80%	37.43%
April	10.26%	-28.73%	-15.02%	-45.79%	-2.88%
May	11.49%	26.90%	-2.17%	-30.15%	20.08%
June	10.46%	17.25%	-33.75%	74.12%	-33.61%
July	0.50%	-8.93%	-16.32%	-65.92%	7.00%
August	-1.67%	-49.67%	-21.57%	-26.57%	-7.92%
September	-3.19%	24.38%	-50.38%	62.40%	13.30%
October	-5.90%	-23.92%	5.01%	6.87%	-25.95%
November	35.41%	36.88%	23.56%	-23.62%	78.47%
December	2.78%	19.29%	35.84%	90.52%	18.33%
Annual	78.32%	23.56%	-74.01%	-89.09%	256.00%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraShort Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$3,018,810,007
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$283,563,150
Net Asset Value as of December 31, 2023	$65,149,686
Net Asset Value per Share[3] as of December 31, 2023	$18.14
Worst Monthly Loss:[4]	-44.81% (July 2020)
Worst Peak-to-Valley Loss:[5]	-99.84% (Inception - November 2023)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	-6.80%	-2.04%	-8.22%	5.89%	0.85%
February	6.50%	17.73%	-3.80%	-16.23%	28.66%
March	6.31%	18.38%	14.06%	-9.60%	-26.18%
April	2.60%	-14.00%	-10.92%	17.53%	-7.66%
May	5.22%	-36.62%	-16.28%	11.49%	12.86%
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Rate of Return:[6]	2019	2020	2021	2022	2023
June	-9.65%	-1.45%	12.25%	12.88%	5.52%
July	-13.11%	-44.81%	3.70%	-1.76%	-16.27%
August	-19.88%	-35.87%	11.59%	27.10%	3.15%
September	12.25%	39.57%	15.59%	-14.08%	21.15%
October	-11.99%	-4.55%	-16.31%	-5.29%	-6.27%
November	12.60%	6.08%	8.80%	-24.15%	-18.72%
December	-9.59%	-29.38%	-5.97%	-20.49%	11.03%
Annual	-27.94%	-74.10%	-3.45%	-27.32%	-6.77%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraShort Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$1,085,099,364
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$99,343,592
Net Asset Value as of December 31, 2023	$11,795,779
Net Asset Value per Share[3] as of December 31, 2023	$26.39
Worst Monthly Loss:[4]	-15.62% (July 2020)
Worst Peak-to-Valley Loss:[5]	-94.72% (Inception - December 2023)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	-5.65%	-7.46%	4.16%	3.20%	-10.45%
February	1.21%	1.68%	13.47%	-11.09%	11.96%
March	3.49%	-7.76%	1.20%	-6.29%	-13.79%
April	1.87%	-12.77%	-6.19%	3.93%	-1.54%
May	-3.14%	-5.94%	-14.14%	7.14%	3.49%
June	-14.44%	-6.07%	14.49%	4.05%	5.51%
July	-1.85%	-15.62%	-4.85%	4.65%	-4.06%
August	-12.09%	-1.03%	-0.81%	6.16%	4.49%
September	7.21%	8.19%	6.32%	6.00%	10.92%
October	-5.71%	1.08%	-3.42%	3.21%	-12.73%
November	6.48%	10.58%	0.43%	-12.18%	-4.18%
December	-6.65%	-12.24%	-6.02%	-7.78%	-1.80%
Annual	-27.67%	-40.72%	0.89%	-1.94%	-15.15%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Ultra Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$114,134,561
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$8,686,406
Net Asset Value as of December 31, 2023	$7,114,015
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Name of Pool:	ProShares Ultra Euro
Net Asset Value per Share[3] as of December 31, 2023	$11.86
Worst Monthly Loss:[4]	-9.30% (April 2022)
Worst Peak-to-Valley Loss:[5]	-71.18% (November 2009 -September 2022)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	-0.67%	-2.57%	-1.54%	-2.72%	2.86%
February	-1.60%	-1.27%	-1.30%	-0.56%	-5.50%
March	-3.14%	-0.73%	-5.86%	-3.12%	4.90%
April	-0.41%	-1.62%	4.86%	-9.30%	3.12%
May	-1.20%	2.37%	2.68%	3.17%	-5.99%
June	3.18%	2.26%	-5.64%	-5.15%	4.09%
July	-5.64%	9.61%	-0.15%	-5.22%	1.44%
August	-1.86%	2.39%	-1.13%	-3.74%	-2.73%
September	-1.97%	-3.67%	-3.96%	-5.38%	-4.95%
October	4.25%	-1.55%	-0.59%	1.19%	0.20%
November	-2.69%	4.68%	-3.96%	10.49%	5.84%
December	3.22%	4.52%	0.27%	5.36%	2.83%
Annual	-8.64%	14.54%	-15.64%	-15.41%	5.23%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Ultra Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$73,445,905
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$33,803,149
Net Asset Value as of December 31, 2023	$30,205,770
Net Asset Value per Share[3] as of December 31, 2023	$27.46
Worst Monthly Loss:[4]	-12.23% (April 2022)
Worst Peak-to-Valley Loss:[5]	-83.77% (August 2011 - October 2023)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	0.85%	0.25%	-2.98%	-0.16%	0.92%
February	-4.85%	0.79%	-3.57%	0.19%	-9.17%
March	0.80%	-0.34%	-7.49%	-11.05%	4.44%
April	-1.55%	-0.04%	2.47%	-12.23%	-5.75%
May	5.34%	-1.07%	-1.09%	1.31%	-5.06%
June	0.67%	-0.47%	-2.37%	-10.37%	-7.40%
July	-2.22%	3.83%	2.38%	3.14%	2.08%
August	4.35%	-0.25%	-0.68%	-8.34%	-5.05%
September	-3.74%	0.69%	-2.44%	-8.40%	-5.83%
October	-0.15%	1.31%	-4.76%	-5.79%	-3.49%
November	-2.93%	0.39%	1.49%	15.17%	3.82%
December	0.94%	1.97%	-3.76%	9.64%	9.58%
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Rate of Return:[6]	2019	2020	2021	2022	2023
Annual	-2.96%	7.17%	-20.97%	-26.95%	-20.50%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraShort Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$2,074,237,348
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$(188,460,759)
Net Asset Value as of December 31, 2023	$24,010,010
Net Asset Value per Share[3] as of December 31, 2023	$68.88
Worst Monthly Loss:[4]	-13.74% (November 2022)
Worst Peak-to-Valley Loss:[5]	-28.62% (May 2015 - December 2020)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	-0.88%	-0.28%	2.82%	-0.14%	-1.01%
February	5.17%	-1.06%	3.41%	0.07%	10.04%
March	-0.72%	-1.68%	7.79%	11.81%	-4.21%
April	1.61%	-0.28%	-2.65%	13.24%	6.22%
May	-5.00%	0.83%	0.85%	-1.75%	5.48%
June	-0.51%	0.14%	2.17%	10.66%	8.27%
July	2.30%	-3.99%	-2.63%	-3.38%	-1.97%
August	-4.33%	-0.07%	0.44%	8.51%	5.70%
September	3.96%	-0.88%	2.22%	8.68%	6.66%
October	0.18%	-1.53%	4.69%	5.84%	4.04%
November	2.94%	-0.78%	-1.85%	-13.74%	-3.36%
December	-0.89%	-2.14%	3.63%	-9.64%	-8.76%
Annual	3.36%	-11.19%	22.38%	29.31%	28.33%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraShort Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$2,859,121,519
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$(143,456,939)
Net Asset Value as of December 31, 2023	$39,367,550
Net Asset Value per Share[3] as of December 31, 2023	$29.16
Worst Monthly Loss:[4]	-9.76% (November 2022)
Worst Peak-to-Valley Loss:[5]	-19.98% (April 2020 - December 2020)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	0.67%	2.68%	1.29%	2.44%	-2.58%
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Rate of Return:[6]	2019	2020	2021	2022	2023
February	1.72%	1.25%	1.05%	0.73%	6.08%
March	3.28%	-0.19%	5.85%	2.53%	-4.58%
April	0.55%	1.29%	-4.91%	9.90%	-2.70%
May	1.39%	-2.62%	-2.90%	-3.55%	6.84%
June	-3.00%	-2.52%	5.65%	4.95%	-3.60%
July	6.04%	-9.10%	-0.09%	5.12%	-1.10%
August	1.96%	-2.62%	0.91%	3.65%	3.32%
September	2.09%	3.51%	3.89%	5.17%	5.69%
October	-3.98%	1.27%	0.35%	-1.56%	0.27%
November	2.79%	-4.72%	3.85%	-9.76%	-5.21%
December	-3.11%	-4.65%	-0.59%	-4.87%	-2.38%
Annual	10.39%	-15.89%	14.68%	13.97%	-0.98%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Footnotes to Performance Information
1.
“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
2.
“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
3.
“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles (“GAAP”), of the pool divided by the total number of Shares outstanding as of December 31, 2023. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (NAV)” for additional information regarding the pricing policies of the Trust.
4.
“Worst Monthly Loss” is the largest single month loss sustained during the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance), expressed as a percentage. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.
5.
“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. A Peak-to-Valley loss that begins prior to the beginning of the most recent five calendar years and ends within the most recent five calendar year period is deemed to have occurred during such five calendar year period.
6.
Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.
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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to the Trust, which section is incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2023.
There has not been a material change to the financial statements or the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 28, 2024.
CHARGES
Breakeven Table
The projected twelve-month breakeven analysis for each Fund is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for each Fund the analysis assumes that the constant NAV per Fund is equal to the amount shown.
Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares VIX Mid-Term Futures ETF
Selling price per share	$15.00
Management fee(2)	$0.13	0.85%
Brokerage commissions and fees	$0.02	0.14%
Variable create/redeem fees(3)	$(0.01)	(0.05)%
Other expenses	$0.00	0.00%
Total fees and expenses	$0.14	0.94%
Interest income(4)	$(0.58)	(3.89)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$0.00	0.00%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares Ultra Bloomberg Natural Gas
Selling price per share	$30.00
Management fee(2)	$0.29	0.95%
Brokerage commissions and fees	$0.13	0.43%
Other expenses	$0.00	0.00%
Total fees and expenses	$0.42	1.38%
Interest income(4)	$(0.63)	(2.11)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$0.00	0.00%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares UltraShort Bloomberg Natural Gas
Selling price per share	$95.00
Management fee(2)	$0.90	0.95%
Brokerage commissions and fees	$0.67	0.71%
Other expenses	$0.00	0.00%
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Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares UltraShort Bloomberg Natural Gas
Total fees and expenses	$1.57	1.66%
Interest income(4)	$(2.47)	(2.61)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$0.00	0.00%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares UltraShort Silver
Selling price per share	$20.00
Management fee(2)	$0.19	0.95%
Brokerage commissions and fees	$0.07	0.37%
Other expenses	$0.00	0.00%
Total fees and expenses	$0.26	1.32%
Interest income(4)	$(1.13)	(5.67)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$0.00	0.00%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares UltraShort Gold
Selling price per share	$25.00
Management fee(2)	$0.24	0.95%
Brokerage commissions and fees	$0.08	0.32%
Other expenses	$0.00	0.00%
Total fees and expenses	$0.32	1.27%
Interest income(4)	$(0.90)	(3.61)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$0.00	0.00%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares Ultra Euro
Selling price per share	$10.00
Management fee(2)	$0.10	0.95%
Brokerage commissions and fees	$0.00	0.03%
Other expenses	$0.00	0.00%
Total fees and expenses	$0.10	0.98%
Interest income(4)	$(0.44)	(4.38)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$0.00	0.00%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares UltraShort Euro
Selling price per share	$30.00
Management fee(2)	$0.29	0.95%
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Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares UltraShort Euro
Brokerage commissions and fees	$0.01	0.03%
Other expenses	$0.00	0.00%
Total fees and expenses	$0.30	0.98%
Interest income(4)	$(1.31)	(4.38)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$0.00	0.00%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares Ultra Yen
Selling price per share	$25.00
Management fee(2)	$0.24	0.95%
Brokerage commissions and fees	$0.01	0.03%
Other expenses	$0.00	0.00%
Total fees and expenses	$0.25	0.98%
Interest income(4)	$(1.29)	(5.15)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$0.00	0.00%

Expenses(1)	Dollar Amount and Percentage of Expenses per Fund
	ProShares UltraShort Yen
Selling price per share	$70.00
Management fee(2)	$0.67	0.95%
Brokerage commissions and fees	$0.02	0.03%
Other expenses	$0.00	0.00%
Total fees and expenses	$0.69	0.98%
Interest income(4)	$(2.88)	(4.12)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(5)	$0.00	0.00%

1.
The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. This amount approximates the NAV of such Shares as of December 31, 2023, rounded to the nearest $5. The actual NAV of each Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by each Fund during a year of an investor’s investment.
2.
From the Management Fee, the Sponsor, though not contractually required, is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, ProFunds Distributors, Inc. (“PDI”), Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund, including fees payable to index providers. These fees and expenses are not included in the Breakeven Table.
3.
The Sponsor is currently paying brokerage commissions on VIX futures contracts that exceed variable create/redeem fees collected by more than 0.02% of the VIX Mid-Term Futures ETF’s average net assets annually.
4.
Interest income approximates Government and Agency securities and overnight cash rates in effect as of the end of the fourth quarter of 2023.
5.
The breakeven amount reflected in the Breakeven Table does not reflect brokerage commissions or transaction fees paid by individual investors who purchased Fund shares in the secondary market or Authorized Participants when creating or redeeming a Creation Unit.
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Management Fee
Each Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.95% (0.85% for ProShares VIX Mid-Term Futures ETF) per annum of its average daily net assets. “Average daily net assets” is calculated by dividing the month-end net assets of a Fund by the number of calendar days in such month. No other Management Fee are paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.
Licensing Fee
The Sponsor pays S&P a licensing fee for use of the Mid-Term VIX Index as the benchmark for the VIX Futures Fund. The Sponsor pays Bloomberg a licensing fee for the Bloomberg Natural Gas SubindexSM, which serves as the benchmark for each Natural Gas Fund. The Sponsor pays Bloomberg a licensing fee for the Bloomberg Silver SubindexSM, which serves as the benchmark for the UltraShort Silver Fund. The Sponsor pays Bloomberg a licensing fee for the Bloomberg Gold SubindexSM, which serves as the benchmark for the UltraShort Gold Fund.
Routine Operational, Administrative and Other Ordinary Expenses
The Sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, PDI and Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the net assets of each Fund, individual Schedule K-1 preparation and mailing fees not exceeding 0.10% per annum of the net assets of each Fund, and report preparation and mailing expenses.
Non-Recurring Fees and Expenses
Each Fund pays all of their non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of a Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.
Selling Commission
Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.
Brokerage Commissions and Fees
Each of the Geared Funds pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. On average, total charges paid to FCMs are expected to be less than $7.00 per round-turn trade, although brokerage commissions and trading fees are determined on a contract-by-contract basis. The Sponsor is currently paying brokerage commissions on VIX futures contracts for the VIX Mid-Term Futures ETF in amounts that exceed variable create/redeem fees collected by more than 0.02% of the VIX Mid-Term Futures ETF’s average net assets annually. The Funds bear other transaction costs including the effects of trading spreads and financing costs/fees, if any, associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities (such as shares of money market funds).
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as
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defined below). Except where explicitly noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:
•dealers in securities, currencies or commodities;
•financial institutions;
•regulated investment companies (“RICs”);
•real estate investment trusts;
•partnerships (including other entities or arrangements treated as partnerships for U.S federal income tax purposes) and persons in their capacity as partners;
•tax-exempt organizations;
•insurance companies;
•persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;
•accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements;
•traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or
•persons liable for the federal alternative minimum tax.
Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below and which may adversely affect each Fund and/or its shareholders.
A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:
•an individual that is a citizen or resident of the United States;
•a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.
A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is not a U.S. Shareholder.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax advisor.
No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares.
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If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax advisor concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.
Status of the Each Fund
Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. Each Fund is a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the 1940 Act, it will be treated as a partnership or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.
Morgan, Lewis & Bockius LLP has acted as counsel to the Trust in connection with this registration statement. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by each Fund, in the opinion of Morgan, Lewis & Bockius LLP, each Fund is classified as a partnership, for U.S. federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation. The opinion of Morgan, Lewis & Bockius LLP, is based on various assumptions relating to each Fund’s organization, operation, assets and activities, including assumptions that each Fund will not invest in any assets except those specifically provided for currently in this Prospectus, and that neither the Trust Agreement nor any other relevant document will be otherwise amended. The opinion of Morgan, Lewis & Bockius, LLP further assumes that all factual representations and statements set forth in all relevant documents, records, and instruments are true and correct, all actions described in this Prospectus are completed in a timely fashion and that each Fund will at all times operate in accordance with the method of operation described in the Trust Agreement and this Prospectus, and is conditioned upon factual representations and covenants made by the Fund and the Sponsor regarding the Fund’s organization, operation, assets, activities and the conduct of each Fund’s operations, and assumes that such representations and covenants are accurate and complete.
Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. The Sponsor will use its best efforts to operate each Fund in such manner as is necessary for a Fund to continue to meet the Qualifying Income Exception.
While it is expected that each Fund will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities a Fund is undertaking and the possibility of future changes in a Fund’s circumstances, it is possible that a Fund will not so qualify for any particular year. Morgan, Lewis & Bockius LLP has no obligation to advise a Fund or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. A Fund’s taxation as a partnership will depend on such a Fund’s ability to meet, on a continuing basis, through actual operating results, the Qualifying Income Exception, the compliance of which will not be reviewed by Morgan, Lewis & Bockius LLP. Accordingly, no assurance can be given that the actual results of a Fund’s operations for any taxable year will satisfy the Qualifying Income Exception.
If for any reason a Fund becomes taxable as a corporation for U.S. federal income tax purposes, such Fund’s items of income and deduction would not pass through to the Fund’s shareholders and shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Fund would be required to pay income tax at the regular corporate rate (currently 21%) on its net income. Distributions by the Fund to the shareholders would constitute dividend income taxable to such shareholders, to the extent of the Fund’s earnings and profits, and the payment of these distributions would not be deductible by the Fund. These consequences would have a material adverse effect on the Fund, the Fund’s shareholders and the value of the Shares.
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If at the end of any taxable year a Fund fails to meet the Qualifying Income Exception, the Fund may still qualify as a partnership if the Fund is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) the Fund agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether a Fund would be entitled to this relief in any or all circumstances. It is also not clear under the Code whether this relief is available for the Fund’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving a Fund, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and a Fund retains its partnership qualification, the Fund or its shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.
The remainder of this discussion assumes that each Fund is taxed as a partnership for U.S. federal income tax purposes.
U.S. Shareholders
Treatment of Fund Income
A partnership generally does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in each Fund is required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of a Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. Each Fund uses the accrual method of accounting.
For taxable years beginning before January 1, 2026, a 20% deduction is available to non-corporate shareholders for “qualified publicly traded partnership income” within the meaning of Section 199A(e)(4) of the Code. Qualified publicly traded partnership income includes a Fund’s income effectively connected with the Fund’s trade or business, but does not include certain investment income. In light of the expected character of the income of each Fund, it is unclear whether any of a Fund’s income will be eligible for the deduction. Potential investors should consult their tax advisors regarding the availability of such deduction for their allocable share of a Fund’s items of income, gain, deduction and loss.
Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in a Fund’s portfolio. Each Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in such Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in such Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by such Fund. Income or loss from transactions involving certain derivative instruments, such as periodic and certain non-periodic payments in swap transactions, will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.
The character and timing of income that a Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS, the Treasury Department and the U.S. Congress sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice (the “IRS Notice”) seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The IRS Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted
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or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As each Fund passes through their items of income, gain and loss to shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of the Fund.
The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to certain regulated futures contracts, certain non-equity options and certain non-U.S. currency forward contracts subject to Section 1256 of the Code (“Section 1256 Contracts”). The Sponsor expects substantially all of a Fund’s futures contracts and non-U.S. currency forward contracts to qualify as Section 1256 Contracts. Swap agreements and non-currency forward contracts are generally not Section 1256 Contracts. Cleared swaps and other commodity swaps will most likely not qualify as Section 1256 Contracts. If a commodity swap is not treated as a Section 1256 Contract, any gain or loss on the swap recognized at the time of disposition or termination will be long-term or short-term capital gain or loss depending on the holding period of the swap. Section 1256 Contracts held by a Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by a Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.
Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by a Fund. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to each Fund’s investment strategy, it is also likely that a significant portion of any capital gain or loss realized by a Fund with respect to non-Section 1256 Contracts will be short-term.
A Fund may enter into certain over-the-counter options that do not qualify as Section 1256 Contracts under the Code and which will generally be treated as options governed by Code Section 1234. Pursuant to Code Section 1234, if a written option expires unexercised, the premium received is short-term capital gain to a Fund. If a Fund enters into a closing transaction, the difference between the premium received for writing the option, and the amount paid to close out its position generally is short-term capital gain or loss.
Allocation of a Fund’s Gains and Losses
For U.S. federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items is determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.
If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.
As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.
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Monthly Allocation and Revaluation Conventions
In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of the Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.
Under the monthly allocation convention, whoever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer. For the initial month of a Fund’s operations, the shareholders at the close of trading at month-end received that month’s allocation.
The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that a transfer of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.
In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the shareholders of existing Shares with any unrealized gain or loss in the Fund’s assets. This results in the allocation of items of a Fund’s income, gain, loss, deduction and credit to existing shareholders of Shares to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or reverse Section 704(c) allocations (described below). The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.
As with the other allocations described above, each Fund generally uses a monthly convention for purposes of so-called reverse Section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the shareholders of existing Shares with any unrealized gain or loss in a Fund’s assets based on a calculation utilizing the creation/redemption price of a Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in a Fund’s assets at the time it acquires the Shares or (2) a purchaser of newly issued Shares will not be allocated its entire share in the loss in a Fund’s assets accruing after the time of such acquisition.
The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the shareholders under the principles of the remedial method of Section 1.704-3(d) of the Regulations.
If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. The Sponsor is authorized to revise each Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Fund.
Section 754 Election
Each Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in the Fund to adjust, utilizing the
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lowest closing price during the month, its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in that Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of a Fund’s assets associated with all of the other shareholders. Depending on the relationship between a shareholder’s purchase price for Shares and its unadjusted share of a Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the shareholder as compared to the amount of gain or loss a shareholder would be allocated absent the Section 754 election.
The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, a Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to a Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a shareholder may have adverse tax consequences.
In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each shareholder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that a Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a shareholder’s outside basis in its share of the Fund interests and its share of inside basis.
Treatment of Distributions
Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. See “Tax Basis in Shares” below. Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “Disposition of Shares” below. Each Fund does not currently expect to make any cash distributions.
Creation and Redemption of Creation Units
Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If a Fund disposes of assets in connection with the redemption of a Creation Unit, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by a Fund.
Disposition of Shares
If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of a Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.
Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year at a maximum rate of 20%, whereas short term capital gains are taxed at the same rates as ordinary income. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.
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Tax on Investment Income
Certain U.S. Shareholders that are individuals, estates or trusts must pay an additional 3.8% tax on their “net investment income.” U.S. Shareholders should consult their own tax advisors regarding the effect, if any, of this tax on their investment in a Fund.
Tax Basis in Shares
A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of a Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of a Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of a Fund’s losses and deductions, (3) the U.S. Shareholder’s share of a Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of a Fund’s liabilities.
Limitations on Deductibility of Certain Losses and Expenses
The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of a Fund is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct a Fund’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; and (3) the ability of individuals to take certain miscellaneous itemized deductions (including management fees) is suspended for the taxable years beginning before January 1, 2026. In addition, expenses that are miscellaneous itemized deductions are also not deductible in determining the alternative minimum tax liability of a non-corporate U.S. shareholder. Each Fund will report its expenses on a pro rata basis to the shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. It is anticipated that the management fees a Fund will pay will constitute miscellaneous itemized deductions. To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares.
The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the U.S. Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates. A U.S. Shareholder’s distributive share of certain interest paid or accrued by a Fund, or certain entities in which the Fund invests may be treated as “business interest,” which is subject to separate limitations on deductibility.
Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. Each Fund has elected to treat such expenses as ratably deductible over 180 months, beginning with the month the Fund is considered to have started its investment activities for federal tax purposes. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions, which are not deductible for taxable years beginning before January 1, 2026. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.
Prospective shareholders are urged to consult their own tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in a Fund.
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Transferor/Transferee Allocations
In general, a Fund’s taxable income and losses are determined monthly as described under “Monthly Allocation and Revaluation Conventions.” As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.
Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.
If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of a Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. A Fund’s Sponsor is authorized to revise a Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).
Tax Reporting by Each Fund
A Fund will file a partnership tax return with the IRS and will deliver a Schedule K-1 to the shareholders. Accordingly, tax information will be provided to shareholders on a Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but generally not later than March 15. Each Schedule K-1 provided to a shareholder will set forth the shareholder’s share of a Fund’s tax items (i.e., income, gain, loss, deduction and other items) in a manner sufficient for a shareholder to complete its tax return with respect to its investment in the Fund’s Shares.
Each shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to a Fund its name and address and the other information and forms as may be reasonably requested by a Fund for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.
Given the lack of authority addressing structures similar to that of a Fund, it is not certain that the IRS will agree with the manner in which tax reporting by a Fund will be undertaken. Therefore, shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by a Fund and any nominee will be undertaken.
Treatment of Securities Lending Transactions Involving Shares
A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.
These rules, however, should not affect the amount or timing of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the Shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the Shares.
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Audits and Adjustments to Tax Liability
The Sponsor is designated as the “partnership representative” (within the meaning of Section 6223 of the Code) of a Fund to act on their behalf in connection with IRS audits and related proceedings.
The partnership representative’s actions, including the partnership representative’s agreement to adjustments of a Fund’s income in settlement of an IRS audit of a Fund, will bind all Shareholders. Shareholders will not be required to receive notice of any audit of a Fund tax return and will not be entitled to participate in any such audit. A Fund may be liable for U.S. federal income tax on any imputed underpayment of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If a Fund is required to pay any U.S. federal income taxes on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. Under certain circumstances, a Fund may be eligible to make an election to cause the shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. However, there can be no assurance that such election will be made or effective. If the election is made, the Fund would be required to provide shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with Adjustment Statements. Those shareholders would be required to take the adjustment into account in the taxable year in which the Adjustment Statements are issued.
In general, if a Fund pays the tax resulting from the adjustment, the amount will be determined by applying the highest rate of tax in effect for the audited year to the net adjustment amount, subject to possible reduction, with the approval of the IRS, to account for certain types of income and for tax-exempt Shareholders.
Shareholders should discuss with their own tax advisors the possible implications of these rules with respect to an investment in a Fund.
Foreign Tax Credits
Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of a Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, a Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or elect to treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisors regarding this election and its consequences to them.
Tax Shelter Disclosure Rules
There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisors could be required to maintain a list of persons investing in that Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.
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U.S. Shareholders should consult their own tax advisors regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.
Non-U.S. Shareholders
Except as described below, a Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. A Fund have not sought a ruling from the IRS or an opinion of counsel as to whether they will be engaged in the conduct of a trade or business within the United States and there are no assurances that the IRS will agree with a Funds’ determination in this regard. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of capital gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.
If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business. If a Fund has any “effectively connected income,” then the purchaser or transferee of Shares would be generally required to withhold a 10% tax on the “amount realized” by the non-U.S. Shareholder on the sale or exchange of Shares, unless the transferor certifies that it is not a non-U.S. person. However, the U.S. Department of the Treasury and the IRS had suspended these rules for transfers of certain publicly traded partnership interests, including transfers of our common units, that occurred before January 1, 2023. Such withholding is currently required on open market transactions occurring, but in the case of a transfer made through a broker, the obligation to withhold is generally imposed on the transferor’s broker. The Sponsor to a Fund has posted a Qualified Notice in accordance with Regulation Section 1.1446(f)-4(b)(3)(iii) which provides that the “10-percent exception” under Regulation Section 1.1446(f)-4(b)(3)(ii) applies to a Fund. Accordingly, brokers may be able (but are not required) to rely on such notice to not withhold under Section 1446(f) on a transfer of Shares by a non-U.S. Shareholder. The Sponsor intends to periodically post an updated Qualified Notice in accordance with the applicable Regulations. The Sponsor, given the investment objectives of a Fund, expects the “10-percent exception” to be available to a Fund to be able to post a Qualified Notice. The “10-percent exception” may not always be available.
To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the relevant Fund with a timely and properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.
Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.
Non-U.S. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.
Foreign Account Tax Compliance
The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a reporting and 30% withholding tax regime with respect to certain items of U.S. source income (including dividends and interest) (“Withholdable Payments”). While the 30% withholding tax would have applied also to payments of gross proceeds from the sale or other disposition on or after January 1, 2019 of property that would give rise to U.S. source interest or dividends, proposed Regulations eliminate such withholding on payments of gross proceeds entirely. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed Regulations
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pending their finalization. As a general matter, the rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. The withholding rules generally apply to Withholdable Payments.
The rules may subject a non-U.S. Shareholder’s share of Withholdable Payments received by a Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.
Prospective shareholders should consult their own advisors regarding the requirements under FATCA with respect to their own situation.
Regulated Investment Companies
The treatment of a RIC’s investment in a Fund will depend, in part, on whether a Fund is classified as a qualified publicly traded partnership within the meaning of Section 851(h) of the Code (a “qualified PTP”). RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat gross income and gross gains derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. A RIC is not required to look through to the underlying qualified PTP’s assets when testing compliance with certain asset diversification or gross income tests applicable to determining whether an entity qualified as a RIC. A RIC, however, may be required to look through a qualified PTP when testing compliance with the asset diversification tests. A RIC will also be required to look through corporations in which the RIC owns a 20% or more voting stock interest in determining whether a RIC has invested up to 25% of its assets in qualified PTPs, including other issuers, when testing compliance with the asset diversification tests applicable to RICs under the Code. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as earning its proportionate share of the partnership’s gross income and gross gains for purposes of the asset and income tests relevant to determining whether an entity qualifies as a RIC.
It is intended that the VIX Futures Fund, the Natural Gas Funds, and the Precious Metals Funds are and will continue to be qualified PTPs for any taxable year in which such a Fund realizes sufficient gross income from its commodity futures transactions. However, qualification of such Funds as qualified PTPs depends on performance of a Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of a Fund will conform to prior experience. In addition, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of such a Fund as a qualified PTP. RIC investors are urged to monitor their investment in such Funds and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.
It is intended that the Currency Funds are not and will not be qualified PTPs. Prospective RIC investors should consult a tax advisor regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances. Under current interpretation of the RIC qualification rules, a RIC’s allocable share of income from a Currency Fund is expected to be treated as qualifying income. The U.S. Treasury has specific statutory authority to promulgate regulations excluding from the definition of qualifying income foreign currency gains which are not directly related to a RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities), although to date no such regulations have been issued or proposed. RIC investors in a Currency Fund face a risk that future Regulations will recharacterize foreign currency gains received by them as non-qualifying income and be retroactive in application. In addition, because most RICs test their compliance under the RIC asset diversification test by looking through partnerships such as the Currency Funds, there is a risk that a RIC that invests in the Currency Funds could fail to satisfy the applicable asset diversification tests. RIC investors are urged to monitor their investment in the Currency Funds and consult with their tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.
Tax-Exempt Organizations
An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” (“UBTI”), to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or
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function. UBTI is computed separately with respect to each trade or business of a tax-exempt entity. However, a tax-exempt investor may, if a Fund has multiple unrelated trades or businesses, aggregate its UBTI, deductions and losses in respect of such trades or businesses to the extent its interest in the Fund meets either a de minimis test (generally, if the tax-exempt investor owns no more than 2% of the Fund’s capital and profits) or a participation test (generally, if the tax-exempt investor owns no more than 20% of the Fund’s capital and does not significantly participate in the Fund). Additionally, a tax-exempt investor may be permitted to treat certain investment activities (e.g., its investment in the Fund as well as other similar investments) as a single trade or business and thus permit gross income, deductions and losses with respect to such investment activities to be aggregated for purposes of calculating UBTI.
UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as a Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.
UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. A Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.
To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by a Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with a Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. Any tax-exempt shareholder that recognizes UBTI will be required to compute such UBTI separately for each line of unrelated business if such shareholder has more than one unrelated trade or business. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.
Certain tax-exempt shareholders that are private educational institutions will be subject to a 1.4% excise tax on their net investment income.
Certain State and Local Taxation Matters
Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.
State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.
Backup Withholding
In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.
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Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisors to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.
Euroclear System
Any participant of the Euroclear System that holds Shares in the Euroclear System will be deemed to have represented to and agreed with a Fund and Euroclear Bank as a condition to Shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in the Shares and related income distributions of such participant.
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PART TWO:
GENERAL POOL DISCLOSURE
This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.
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PERFORMANCE OF THE OTHER COMMODITY POOLS
OPERATED BY THE COMMODITY POOL OPERATOR
The following performance information is presented in accordance with CFTC regulations. The performance of a Fund will differ materially from the performance of the following commodity pools operated by the Sponsor (the “Other Funds”) which is included herein. The performance of the Other Funds which is summarized herein is materially different from a Funds and the past performance summaries of the Other Funds below are generally not representative of how the Funds might perform in the future.
All summary performance information is as of December 31, 2023, except as noted. Performance information is set forth, in accordance with CFTC regulations, since a Fund’s inception of trading.
Name of Pool:	ProShares Short VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$14,817,167,460
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$153,497,788
Net Asset Value as of December 31, 2023	$267,184,359
Net Asset Value per Share[3] as of December 31, 2023	$103.39
Worst Monthly Loss:[4]	-39.79% (March 2020)
Worst Peak-to-Valley Loss:[5]	-93.91% (December 2017-March 2020)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	13.90%	-4.78%	-12.91%	-8.63%	11.45%
February	6.11%	-17.55%	12.24%	-8.73%	-1.38%
March	2.17%	-39.79%	16.42%	6.35%	-1.23%
April	6.59%	6.11%	5.70%	-12.77%	8.65%
May	-10.42%	4.76%	4.11%	5.00%	4.26%
June	9.13%	-8.93%	7.23%	-3.63%	17.29%
July	2.47%	7.92%	-3.42%	11.31%	4.71%
August	-9.81%	2.36%	7.77%	-1.12%	1.93%
September	7.05%	1.96%	-5.92%	-8.50%	-4.58%
October	7.63%	-4.62%	13.03%	8.90%	-2.23%
November	8.89%	22.61%	-12.52%	8.48%	16.39%
December	3.84%	0.12%	14.35%	2.39%	5.34%
Annual	54.92%	-36.89%	48.68%	-4.64%	76.09%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
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Name of Pool:	ProShares Ultra Bloomberg Crude Oil†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$18,308,329,254
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$60,620,079
Net Asset Value as of December 31, 2023	$652,793,437
Net Asset Value per Share[3] as of December 31, 2023	$26.28
Worst Monthly Loss:[4]	-85.06% (March 2020)
Worst Peak-to-Valley Loss:[5]	-99.94% (Inception -April 2020)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	37.17%	-28.51%	11.58%	29.71%	-2.98%
February	10.52%	-26.25%	35.90%	15.54%	-5.99%
March	8.71%	-85.06%	-4.74%	17.60%	-3.86%
April	12.78%	-63.40%	14.07%	6.28%	1.51%
May	-30.81%	70.27%	8.69%	16.97%	-18.77%
June	16.85%	14.42%	20.06%	-11.74%	8.51%
July	-0.54%	5.91%	2.83%	-5.38%	29.19%
August	-12.95%	9.49%	-10.33%	-12.54%	4.39%
September	-5.39%	-13.36%	17.09%	-23.91%	10.06%
October	0.73%	-20.52%	14.45%	19.63%	-10.05%
November	2.59%	42.35%	-29.81%	-2.00%	-8.14%
December	22.63%	11.90%	26.99%	-1.59%	-9.77%
Annual	55.99%	-92.86%	136.82%	40.48%	-13.18%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Ultra Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$1,146,479,556
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$181,266,167
Net Asset Value as of December 31, 2023	$191,502,023
Net Asset Value per Share[3] as of December 31, 2023	$63.83
Worst Monthly Loss:[4]	-13.92% (June 2021)
Worst Peak-to-Valley Loss:[5]	-66.92% (August 2011 -April 2019)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	5.88%	7.74%	-5.54%	-4.05%	11.60%
February	-1.41%	-3.01%	-13.04%	11.71%	-10.79%
March	-3.69%	1.93%	-2.14%	4.75%	14.64%
April	-1.98%	11.92%	5.95%	-4.50%	1.33%
May	3.03%	5.16%	15.64%	-7.49%	-3.47%
June	16.14%	5.31%	-13.92%	-4.60%	-5.10%
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Rate of Return:[6]	2019	2020	2021	2022	2023
July	1.59%	17.50%	4.56%	-5.15%	4.43%
August	12.99%	-1.41%	-0.23%	-6.24%	-4.09%
September	-7.40%	-8.52%	-6.90%	-6.30%	-9.76%
October	5.73%	-1.89%	2.87%	-3.83%	14.26%
November	-6.44%	-11.42%	-1.36%	13.10%	4.38%
December	6.92%	12.92%	5.72%	7.58%	1.47%
Annual	32.56%	37.32%	-11.67%	-7.73%	15.88%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Ultra Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$4,184,194,204
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$1,438,758,385
Net Asset Value as of December 31, 2023	$390,146,373
Net Asset Value per Share[3] as of December 31, 2023	$27.29
Worst Monthly Loss:[4]	-34.13% (September 2020)
Worst Peak-to-Valley Loss:[5]	-97.51% (April 2011 - March 2020)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	6.81%	0.67%	1.86%	-8.97%	-1.84%
February	-6.68%	-18.09%	-6.37%	17.38%	-23.45%
March	-6.79%	-29.61%	-14.52%	4.98%	30.36%
April	-2.92%	7.86%	10.41%	-16.65%	6.96%
May	-5.62%	51.00%	16.47%	-12.28%	-12.89%
June	9.58%	-1.37%	-13.54%	-13.18%	-6.72%
July	14.13%	65.32%	-5.39%	-2.60%	17.29%
August	22.48%	31.26%	-12.73%	-23.24%	-4.49%
September	-15.15%	-34.13%	-16.45%	12.39%	-18.25%
October	12.79%	0.07%	17.43%	-0.55%	3.98%
November	-12.10%	-11.20%	-10.20%	26.88%	20.96%
December	9.49%	35.08%	4.18%	20.71%	-12.37%
Annual	20.10%	59.97%	-31.31%	-8.87%	-14.07%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Ultra VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$32,783,719,909
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$8,415,936,952
Net Asset Value as of December 31, 2023	$348,555,743
Net Asset Value per Share[3] as of December 31, 2023	$8.43
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Name of Pool:	ProShares Ultra VIX Short-Term Futures ETF
Worst Monthly Loss:[4]	-48.56% (November 2020)
Worst Peak-to-Valley Loss:[5]	-100.00% (Inception - December 2023)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	-35.48%	9.33%	36.42%	22.67%	-28.71%
February	-17.46%	58.78%	-34.87%	15.22%	1.29%
March	-10.08%	165.90%	-40.58%	-22.97%	-6.74%
April	-18.62%	-27.02%	-17.77%	35.85%	-23.42%
May	25.96%	-22.77%	-22.08%	-24.64%	-14.20%
June	-24.06%	-0.13%	-22.66%	5.00%	-39.18%
July	-9.46%	-24.15%	2.35%	-28.94%	-14.03%
August	17.21%	-9.21%	-23.68%	-0.90%	-8.86%
September	-21.26%	-11.13%	12.07%	25.91%	11.83%
October	-23.74%	7.28%	-32.63%	-24.02%	-1.93%
November	-23.67%	-48.56%	24.85%	-23.07%	-37.34%
December	-14.19%	-4.09%	-39.62%	-8.74%	-15.26%
Annual	-84.44%	-15.84%	-88.37%	-44.65%	-87.72%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraShort Bloomberg Crude Oil†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$9,052,653,331
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$237,773,988
Net Asset Value as of December 31, 2023	$188,963,592
Net Asset Value per Share[3] as of December 31, 2023	$20.75
Worst Monthly Loss:[4]	-50.78% (May 2020)
Worst Peak-to-Valley Loss:[5]	-99.17% (February 2009 - September 2023)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	-29.89%	36.14%	-11.92%	-24.31%	0.80%
February	-11.14%	30.49%	-28.34%	-15.37%	4.06%
March	-9.00%	126.55%	-1.78%	-29.09%	0.21%
April	-12.55%	-5.34%	-14.89%	-10.38%	-3.72%
May	38.83%	-50.78%	-10.32%	-18.68%	18.21%
June	-17.80%	-19.95%	-17.59%	8.32%	-10.52%
July	-2.51%	-7.74%	-6.87%	-3.03%	-23.62%
August	6.76%	-9.90%	6.81%	8.81%	-4.92%
September	-6.54%	9.25%	-16.01%	24.81%	-9.38%
October	-2.22%	18.70%	-13.75%	-19.08%	7.46%
November	-5.59%	-33.10%	29.46%	-1.43%	5.66%
December	-19.44%	-12.00%	-23.93%	-1.13%	8.43%
Annual	-59.07%	-4.76%	-72.33%	-62.76%	-13.27%
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Rate of Return:[6]	2019	2020	2021	2022	2023
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2023	$6,103,517,434
Aggregate Net Capital Subscriptions[2] as of December 31, 2023	$1,502,230,839
Net Asset Value as of December 31, 2023	$157,321,746
Net Asset Value per Share[3] as of December 31, 2023	$15.50
Worst Monthly Loss:[4]	-35.26% (November 2020)
Worst Peak-to-Valley Loss:[5]	-99.99% (September 2011 - December 2023)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	-24.67%	7.12%	24.81%	15.71%	-19.85%
February	-11.73%	38.55%	-23.96%	12.12%	1.54%
March	-6.13%	107.86%	-28.60%	-15.30%	-2.65%
April	-12.54%	-17.16%	-11.87%	24.54%	-15.89%
May	18.61%	-14.30%	-13.59%	-15.49%	-9.03%
June	-16.49%	3.69%	-15.18%	4.25%	-27.78%
July	-5.94%	-16.22%	2.81%	-20.12%	-9.17%
August	13.97%	-5.91%	-15.95%	0.11%	-5.20%
September	-14.19%	-6.72%	8.99%	17.32%	8.51%
October	-15.80%	5.88%	-22.88%	-16.41%	0.44%
November	-16.26%	-35.26%	19.08%	-15.68%	-26.42%
December	-9.11%	-2.25%	-27.39%	-5.46%	-10.05%
Annual	-68.12%	11.87%	-72.51%	-24.63%	-72.81%
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraPro 3x Crude Oil ETF[a]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	March 24, 2017
Aggregate Gross Capital Subscriptions[1] as of April 3, 2020	$891,992,538
Aggregate Net Capital Subscriptions[2] as of April 3, 2020	$376,396,221
Net Asset Value as of April 3, 2020	$—
Net Asset Value per Share[3] as of April 3, 2020	$—
Worst Monthly Loss:[4]	-97.33% (March 2020)
Worst Peak-to-Valley Loss:[5]	-99.67% (September 2018—March 2020)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	58.31%	-40.24%	-40.24%	N/A	N/A
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Rate of Return:[6]	2019	2020	2021	2022	2023
February	15.30%	-37.70%	-37.70%	N/A	N/A
March[b]	12.85%	-97.33%	-97.33%	N/A	N/A
April	19.04%	N/A	N/A	N/A	N/A
May	-43.50%	N/A	N/A	N/A	N/A
June	24.34%	N/A	N/A	N/A	N/A
July	-2.06%	N/A	N/A	N/A	N/A
August	-21.33%	N/A	N/A	N/A	N/A
September	-11.23%	N/A	N/A	N/A	N/A
October	0.44%	N/A	N/A	N/A	N/A
November	2.64%	N/A	N/A	N/A	N/A
December	35.12%	N/A	N/A	N/A	N/A
Annual	64.10%	N/A	N/A	N/A	N/A
Year-to-Date	N/A	-99.01%	-99.01%	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraPro 3x Short Crude Oil ETF[a]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	March 24, 2017
Aggregate Gross Capital Subscriptions[1] as of April 13, 2020	$464,876,088
Aggregate Net Capital Subscriptions[2] as of April 13, 2020	$(81,065,469)
Net Asset Value as of April 13, 2020	$—
Net Asset Value per Share[3] as of April 13, 2020	$—
Worst Monthly Loss:[4]	-42.29% (January 2019)
Worst Peak-to-Valley Loss:[5]	-89.93% (June 2017—December 2019)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	-42.29%	57.34%	N/A	N/A	N/A
February	-16.88%	47.11%	N/A	N/A	N/A
March[b]	-13.66%	84.56%	N/A	N/A	N/A
April	-18.72%	N/A	N/A	N/A	N/A
May	61.35%	N/A	N/A	N/A	N/A
June	-26.77%	N/A	N/A	N/A	N/A
July	-4.90%	N/A	N/A	N/A	N/A
August	7.38%	N/A	N/A	N/A	N/A
September	-15.78%	N/A	N/A	N/A	N/A
October	-3.92%	N/A	N/A	N/A	N/A
November	-9.40%	N/A	N/A	N/A	N/A
December	-28.09%	N/A	N/A	N/A	N/A
Annual	-78.59%	N/A	N/A	N/A	N/A
Year-to-Date	N/A	327.18%	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares UltraShort Australian Dollar[a]
Type of Pool:	Public, Exchange-listed Commodity Pool
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Name of Pool:	ProShares UltraShort Australian Dollar[a]
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[1] as of May 12, 2022	$42,781,314
Aggregate Net Capital Subscriptions[2] as of May 12, 2022	$(4,851,156)
Net Asset Value as of May 12, 2022	$—
Net Asset Value per Share[3] as of May 12, 2022	$—
Worst Monthly Loss:[4]	-11.53% (April 2020)
Worst Peak-to-Valley Loss:[5]	-39.35% (March 2020 - May 2021)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	-6.11%	10.07%	1.52%	5.32%	N/A
February	4.98%	5.53%	-1.72%	-5.24%	N/A
March	-0.17%	10.40%	2.31%	-6.16%	N/A
April	1.45%	-11.53%	-3.04%	11.85%	N/A
May	3.46%	-4.79%	-0.29%	0.28%	N/A
June	-2.34%	-7.42%	5.34%	N/A	N/A
July	5.47%	-7.02%	4.21%	N/A	N/A
August	3.35%	-6.34%	0.35%	N/A	N/A
September	-0.36%	5.75%	2.18%	N/A	N/A
October	-3.94%	3.47%	-7.83%	N/A	N/A
November	3.98%	-8.54%	11.15%	N/A	N/A
December	-7.07%	-9.58%	-4.03%	N/A	N/A
Annual	1.68%	-21.18%	9.22%	N/A	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Name of Pool:	ProShares Short Euro[a]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	June 26, 2012
Aggregate Gross Capital Subscriptions[1] as of May 12, 2022	$61,818,137
Aggregate Net Capital Subscriptions[2] as of May 12, 2022	$(3,472,691)
Net Asset Value as of May 12, 2022	$—
Net Asset Value per Share[3] as of May 12, 2022	$—
Worst Monthly Loss:[4]	-4.67% (July 2020)
Worst Peak-to-Valley Loss:[5]	-14.14% (December 2016 -January 2018)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Rate of Return:[6]	2019	2020	2021	2022	2023
January	0.43%	1.40%	0.66%	1.23%	N/A
February	0.96%	0.66%	0.55%	0.37%	N/A
March	1.70%	-0.08%	2.89%	1.28%	N/A
April	0.36%	0.73%	-2.50%	4.85%	N/A
May	0.77%	-1.39%	-1.42%	0.39%	N/A
June	-1.47%	-1.21%	2.74%	N/A	N/A
July	3.06%	-4.67%	-0.05%	N/A	N/A
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Rate of Return:[6]	2019	2020	2021	2022	2023
August	1.05%	-1.38%	0.46%	N/A	N/A
September	1.16%	1.78%	1.91%	N/A	N/A
October	-1.89%	0.64%	0.18%	N/A	N/A
November	1.45%	-2.38%	1.93%	N/A	N/A
December	-1.57%	-2.41%	-0.28%	N/A	N/A
Annual	6.05%	-8.17%	7.15%	N/A	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A
See accompanying Footnotes to Performance Information.
Footnotes to Performance Information

a.
ProShares UltraPro 3x Crude Oil ETF, ProShares UltraPro 3x Short Crude Oil ETF, ProShares UltraShort Australian Dollar, and ProShares Short Euro were terminated on April 3, 2020, April 13, 2020, May 12, 2022, and May 12, 2022, respectively, and are no longer in operations.
†
As of June 30, 2020 the Fund’s benchmark was the Bloomberg WTI Crude Oil SubindexSM. The Fund changed its benchmark from the Prior Oil Benchmark to the New Oil Index on September 17, 2020.
1.
“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
2.
“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
3.
“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with GAAP, of the pool divided by the total number of Shares outstanding as of December 31, 2023. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (NAV)” for additional information regarding the pricing policies of the Trust.
4.
“Worst Monthly Loss” is the largest single month loss sustained during the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance), expressed as a percentage. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.
5.
“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. A Peak-to-Valley loss that begins prior to the beginning of the most recent five calendar years and ends within the most recent five calendar year period is deemed to have occurred during such five calendar year period.
6.
Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.
USE OF PROCEEDS
Each Fund seeks to use substantially all of the proceeds of the offering of Shares of the Funds to make portfolio investments in a manner consistent with its investment objective. Each Fund also holds cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending
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investment in Financial Instruments. To the extent that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds may be deposited with the Custodian.
The Sponsor, a registered commodity pool operator, is responsible for the cash management activities of the Funds, including investing in cash equivalents that may be used as margin for the applicable Fund’s portfolio holdings.
WHO MAY SUBSCRIBE
Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).
CREATION AND REDEMPTION OF SHARES
Each Fund creates and redeems Shares from time to time, but only in large blocks of Shares known as “Creation Units”, each of which consists of 50,000 Shares (25,000 Shares with respect to the VIX Futures Fund). Except when aggregated in Creation Units, the Shares are not redeemable securities.
The manner by which Creation Units are purchased and redeemed is governed by the terms of the Authorized Participant Agreement and Authorized Participant Procedures Handbook, and all such procedures are at the discretion of the Sponsor. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Funds (unless as provided otherwise in this Prospectus).
If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant may also agree to enter into or arrange for an exchange of a futures contract for related position (“EFCRP”) or block trade with the relevant Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an EFCRP to effect an order to redeem Creation Units.
An EFCRP is a technique permitted by the rules of certain futures exchanges that, as utilized by a Fund in the Sponsor’s discretion, would allow such Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to a Fund. A block trade is a technique that permits certain Funds to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.
Authorized Participants pay a fixed transaction fee of up to $250 in connection with each order to create or redeem a Creation Unit in order to compensate BNYM, as the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Funds of up to 0.10% (and a variable transaction fee to the VIX Futures Fund of 0.05%) of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors.
The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement, the related procedures attached thereto and the Authorized Participant Procedures Handbook may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Funds receive no fees, commissions or other form of compensation or
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inducement of any kind from either the Sponsor or the Funds, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.
Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act, as described in “Plan of Distribution.”
Each Authorized Participant must be registered as a broker-dealer under the 1934 Act and regulated by the Financial Industry Regulatory Authority (“FINRA”), or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.
Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.
Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.
Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.
The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.
Creation Procedures
On any Business Day (as defined below), an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” for each Fund means any day on which the NAV of such Fund is determined.
Purchase orders must be placed by the cut-off time shown above in the Summary section titled “Creation and Redemption Transactions.” The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.
Determination of Required Payment
The total payment required to create each Creation Unit is the NAV of a block of Shares, each of which consists of 50,000 Shares (25,000 Shares with respect to the VIX Futures Fund), on the purchase order date plus the applicable transaction fee.
Delivery of Cash
Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (“DVP”) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (“T+1”), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the
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right to extend the deadline for the Custodian to receive the cash required for settlement up to the second Business Day following the purchase order date (“T+2”). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.
Delivery of Exchange of Futures Contract for Related Position (“EFCRP”) Futures Contracts or Block Trades
In the event that the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to a Fund, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the Fund’s account at its FCM. If the cash is not received by the market close on the second Business Day following the purchase order date (T+2); such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.
Limitation, Suspension or Rejection of Purchase Orders
In respect of any Fund, the Sponsor may, in its sole discretion, limit or suspend the right to purchase, or postpone the purchase settlement date. For example, the Sponsor may limit or suspend purchases or postpone settlement for (1) any period during which the Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations (e.g., valuation) of such Fund, is closed, or when trading is restricted or suspended on such exchanges in any of the Funds’ Financial Instruments or underlying Reference Assets; (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) such other period as the Sponsor determines, in its sole discretion, to be appropriate for the protection of the Fund, the shareholders of the Fund or otherwise in the interest of such Fund (for example, in response to, or anticipation of, a period of significant and/or rapid increases in the size of a Fund as a result of an increase in creation activity). The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
The Sponsor also may reject a purchase order if:
•It determines that the purchase order is not in proper form;
•The Sponsor believes that the purchase order would have adverse tax consequences to a Fund or its shareholders;
•The order would be illegal; or
•Circumstances outside the control of the Sponsor make it, in the Sponsor’s sole discretion, not feasible to process creations of Creation Units.
None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.
Redemption Procedures
The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. Redemption Orders must be received prior to the applicable cut-off time shown above in the Summary section titled “Creation and Redemption Transactions.” The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-off time. If a redemption order is received prior to the applicable cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. Individual shareholders may not redeem directly from a Fund.
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By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the second Business Day following the redemption order date (T+2). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement.
Upon request of an Authorized Participant made at the time of a redemption order, the Sponsor at its sole discretion may determine, in addition to delivering redemption proceeds, to transfer futures contracts to the Authorized Participant pursuant to an EFCRP or to a block trade sale of futures contracts to the Authorized Participant.
Determination of Redemption Proceeds
The redemption proceeds from a Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to a Fund, an EFCRP or block trade with the relevant Fund as described in “Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable EFCRP or block trade.
Delivery of Redemption Proceeds
The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the second Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a DVP basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.
The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the second Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.
In the event that the Authorized Participant shall have requested, and the Sponsor shall have determined to permit the Authorized Participant to receive futures contracts pursuant to an EFCRP, as well as the cash redemption proceeds, in the redemption process, futures contracts required for settlement shall be transferred directly from the Fund’s account at its FCM to the account of the Authorized Participant at its FCM.
Suspension or Rejection of Redemption Orders
In respect of any Fund, the Sponsor may, in its sole discretion, limit or suspend the right of redemption, or postpone the redemption settlement date. For example, the Sponsor may limit or suspend redemptions or postpone settlement for: (1) any period during which the Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations (e.g., valuation) of such Fund, is closed, or when trading is restricted or suspended on such exchanges in any of the Funds’ Financial Instruments or underlying Reference Assets; (2) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) such other period as the Sponsor determines, in its sole discretion, to be appropriate for the protection of the Fund, the shareholders of the Fund or otherwise in the
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interest of such Fund. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.
Creation and Redemption Transaction Fee
To compensate BNYM for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to BNYM of up to $250 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to 0.10% (and a variable transaction fee to the VIX Futures Fund of 0.05%) of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.
Special Settlement
The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.
LITIGATION
The Sponsor and the Trust were named as defendants in the following purported class action lawsuits filed in the United States District Court for the Southern District of New York on the following dates: (i) on January 29, 2019 and captioned Ford v. ProShares Trust II et al.; (ii) on February 27, 2019 and captioned Bittner v. ProShares Trust II, et al.; and (iii) on March 1, 2019 and captioned Mareno v. ProShares Trust II, et al. The allegations in the complaints were substantially the same, namely that the defendants violated Sections 11 and 15 of the 1933 Act, Sections 10(b) and 20(a) and Rule 10b-5 of the 1934 Act, and Items 303 and 105 of Regulation S-K, 17 C.F.R. Section 229.303(a)(3)(ii), 229.105 by issuing untrue statements of material fact and omitting material facts in the prospectus for ProShares Short VIX Short-Term Futures ETF, and allegedly failing to state other facts necessary to make the statements made not misleading. Certain Principals of the Sponsor and Officers of the Trust were also defendants in the actions, along with a number of others. The Court consolidated the three actions under the caption In re ProShares Trust II Securities Litigation and appointed lead plaintiffs and lead counsel. On January 3, 2020, the Court granted defendants’ motion to dismiss the consolidated class action in its entirety and ordered the case closed. On January 31, 2020, the plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals. On March 4, 2021, the Second Circuit Court of Appeals heard oral argument. On March 15, 2021, the Second Circuit Court of Appeals found the plaintiffs’ arguments to be without merit and affirmed the District Court’s judgment. No further appeals are pending, and this matter is now closed.
On July 28, 2020, the Sponsor, the Trust, and ProShares Ultra Bloomberg Crude Oil (“UCO”), a series of the Trust, were named as defendants in a purported class action lawsuit filed in the United States District Court for the Southern District of New York, captioned Di Scala v. ProShares Ultra Bloomberg Crude Oil, et al. The allegations in the complaint claim that the defendants violated Sections 10(b) and 20(a) and Rule 10b-5 of the 1934 Act as well as Items 303 and 105 of Regulation S-K, 17 C.F.R. §§ 229.303(a)(ii), 229.105, by issuing untrue statements of material fact and omitting material facts in the prospectus disclosures for ProShares Ultra Bloomberg Crude Oil, and allegedly failing to state other facts necessary to make the statements made not misleading. Certain Principals of the Sponsor and Officers of the Trust were also defendants in the action. After the Court appointed a lead plaintiff and lead counsel and entered a scheduling order for filing an amended complaint and motion to dismiss briefing, the lead plaintiff decided to voluntarily dismiss the lawsuit. On February 22, 2021, the parties filed a stipulation of voluntary dismissal, and the case was closed.
BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, CSS, StoneX, and GS are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. From time to time, each of BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, CSS, StoneX, GS, and GSI (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled “Futures Commission Merchants—Litigation and Regulatory Disclosure Relating to FCMs” beginning on page 127, each of
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BofAS, RBC, Man, Marex, DBSI, SGAS, BCI, UBSS, CSS, StoneX, GS, and GSI has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.
DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL
TERMS OF THE TRUST AGREEMENT
The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisors concerning the implications to such prospective investors of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.
Description of the Shares
Each Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Funds.
The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds.
Principal Office; Location of Records; Fiscal Year
The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814.
The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records and certain trading and related documents received from FCMs are maintained by BNYM, 225 Liberty Street, New York, New York 10286.
All other books and records of the Funds are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814.
Certain Trust books and records are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.
The fiscal year of each Fund ends on December 31 of each year.
The Funds
The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to a Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in
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Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.
The Trustee
Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of a Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.
The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Funds, as appropriate, and is indemnified by the Funds, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.
Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.
Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.
Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.
The Sponsor
ProShare Capital Management LLC is the Sponsor of the Trust, the Funds and the other series of the Trust. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.
The Sponsor serves as the Trust’s commodity pool operator.
Specifically, with respect to the Trust, the Sponsor:
•selects the Funds’ service providers;
•negotiates various agreements and fees;
•performs such other services as the Sponsor believes that the Trust may require from time to time;
•selects the FCM and Financial Instrument counterparties, if any;
•manages the Funds’ portfolio of other assets, including cash equivalents; and
•manages the Funds with a view toward achieving the Funds’ investment objectives.
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The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency. An investment in the Shares of the Funds offered hereby is speculative and involves a high degree of risk.
The principal office of the Sponsor is located at 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.
Background and Principals
The Sponsor currently serves as the commodity pool operator of the Trust and the Funds, and previously also served as the commodity trading advisor to the Trust and the Funds. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on June 11, 1999. It withdrew its membership with the NFA on August 31, 2000 but later re-applied and had its membership subsequently approved on January 8, 2001. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on June 11, 1999. On February 17, 2013, the Sponsor’s commodity trading advisor registration was withdrawn. The Sponsor’s registration as a commodity pool operator was originally approved on June 11, 1999. It withdrew its registration as a commodity pool operator on August 30, 2000 but later re-applied and had its registration subsequently approved on November 28, 2007. Its registration as a commodity pool operator is currently effective. As a registered commodity pool operator, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The NFA approved the Sponsor as a Swaps Firm on January 4, 2013. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. Its principal place of business is 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814 and its telephone number is (240) 497-6400. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Funds.
In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance of the Offered Commodity Pools Operated by the Commodity Pool Operator” beginning on page 70 and the section entitled “Performance of the Other Commodity Pools Operated by the Commodity Pool Operator” beginning on page 95.
Executive Officers of the Trust and Principals and Significant Employees of the Sponsor
Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal of the Sponsor
William E. Seale	Principal of the Sponsor
Sapir Family Trust	Principal of the Sponsor
Northstar Trust	Principal of the Sponsor
Annette Lege	Chief Financial Officer and Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust and Principal of the Sponsor
Todd B. Johnson*	Principal Executive Officer of the Trust and Chief Investment Officer and Principal of the Sponsor
Hratch Najarian	Director, Portfolio Management and Principal of the Sponsor
Alexander Ilyasov	Senior Portfolio Manager of the Sponsor
James Linneman	Portfolio Manager and Principal of the Sponsor
George Banian	Portfolio Manager of the Sponsor
Victor M. Frye	Principal of the Sponsor

*
Denotes principal of the Sponsor who supervises persons who participate in making trading decisions for the Funds.
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The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.
ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisors registered under the Investment Advisers Act of 1940 (the “Advisers Act”) and commodity pool operators registered under the CEA. PFA is also a commodity trading advisor registered under the CEA.
Michael L. Sapir, Co-Founder, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Co-Founder, Chief Executive Officer and a member of PFA since April 1997, and a listed principal of PFA since November 26, 2012; and Co-Founder, Chief Executive Officer and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. As Chief Executive Officer of the Sponsor, PFA and PSA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PFA and PSA, respectively.
Louis M. Mayberg, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997 and a listed principal of PFA since November 26, 2012; and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. Mr. Mayberg served as Principal Executive Officer of the Trust from June 2008 to December 2013. Mr. Mayberg no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA or PSA.
William E. Seale, Ph.D., a listed principal of the Sponsor since June 11, 1999; a member of PFA since April 1997 and a listed principal of PFA since November 8, 2013; and a member of PSA since April 2005 and a listed principal of PSA since January 14, 2014. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and as Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA or PSA. Dr. Seale is a former commissioner of the CFTC.
Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has an ownership interest in the Sponsor and PSA. The Sapir Family Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.
Northstar Trust, a listed principal of the Sponsor. Northstar Trust has an ownership interest in the Sponsor and PFA. Northstar Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.
Annette Lege, Chief Financial Officer of the Sponsor, PFA and PSA since January 3, 2023. Ms. Lege is a listed principal of the Sponsor since March 1, 2023 and a listed principal of each of PFA and PSA since March 2, 2023. In these roles, Ms. Lege’s responsibilities include oversight of financial matters. Prior January 3, 2023, Ms. Lege held several positions with Invesco, Ltd., which is an investment management firm, and related entities including serving as Chief Accounting Officer and Head of Finance Operations from December 2016 to April 2022 as well as Head of Finance Transformation and Global Business Services from October 2013 to December 2016 at each of Invesco Advisors Inc. and Invesco Capital Management. From May 2022 to December 2022, Ms. Lege was transitioning between firms and was not associated with any company.
Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008 and a listed principal of the Sponsor since September 18, 2013. Mr. Karpowicz has been employed by PFA since July 2002 and PSA since its inception as Vice President of Financial Administration.
Todd B. Johnson, Principal Executive Officer of the Trust since January 2014; Chief Investment Officer of the Sponsor since February 27, 2009, a registered swap associated person of the Sponsor from January 4, 2013 to January 29, 2021, a registered associated person of the Sponsor since January 29, 2010, and a listed principal of the Sponsor since January 16, 2009. As Principal Executive Officer of the Trust, Mr. Johnson’s responsibilities include oversight of the operations of the Trust. As Chief Investment Officer of the Sponsor, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PFA and PSA since December 2008 and has been registered as an associated person of PFA since December 5, 2012 and listed as a principal of PFA since November 26, 2012. In addition, Mr. Johnson has been listed as a principal and associated person of PSA since January 14, 2014. Mr. Johnson served from 2002 to December 2008 at World Asset Management (a financial services firm), working as President and Chief Investment Officer from January 2006 to December 2008, and as Managing Director and Chief Investment Officer of Quantitative Investments of Munder Capital Management, an asset management firm, from January 2002 to December 2005.
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Hratch Najarian, Executive Director, Portfolio Management of the Sponsor since August 2013 and a listed principal of the Sponsor since October 15, 2013. In these roles, Mr. Najarian’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Najarian also has served as Director, Portfolio Management of PFA and PSA since August 2013, and is listed as a principal of PFA since January 8, 2014 and a principal of PSA since January 14, 2014. Mr. Najarian served as Senior Portfolio Manager of PSA from December 2009 through September 2013. He also served as Senior Portfolio Manager of PFA from December 2009 through September 2013, as Portfolio Manager of PFA from May 2007 through November 2009, and as Associate Portfolio Manager of PFA from November 2004 through April 2007. Mr. Najarian served as an NFA associated Member, associated person and swap associated person for PSA from January 2014 through February 2021.
Alexander Ilyasov, Senior Portfolio Manager of the Sponsor since August 22, 2016. In this role, Mr. Ilyasov’s responsibilities include oversight of the investment management activities as well as the day-to-day portfolio management of the Funds and certain other series of the Trust. Mr. Ilyasov also has served as a Senior Portfolio Manager of PFA since October 2013 and has served as Portfolio Manager of PSA since October 2013.
James Linneman, Principal of the Sponsor since February 1, 2021, has served as a swap associated person of the Sponsor since January 25, 2021, a registered associated person and an NFA associate member of the Sponsor since August 11, 2015 and a Portfolio Manager of the Sponsor since April 2019. In these roles, Mr. Linneman’s responsibilities include day-to-day portfolio management of the Funds and certain other series of the Trust. Mr. Linneman also serves as a principal of PSA since February 1, 2021, a Portfolio Manager of PSA since April 2019, and a swap associated person, a registered associated person and an NFA associated member of PSA since January 25, 2021. Mr. Linneman also serves as a registered associated person and an NFA associate member of PFA since January 25, 2021. In addition, Mr. Linneman served as an Associate Portfolio Manager of the Sponsor and PSA from August 2016 to April 2019 and served as a Portfolio Analyst of the Sponsor and PSA from February 2014 to August 2016.
George Banian, a Portfolio Manager of the Sponsor since March 11, 2022, has served as a swap associated person of the Sponsor since November 4, 2022, a registered associated person and an NFA associate member of the sponsor since October 25, 2022. In this role, Mr. Banian’s responsibilities include day-to-day portfolio management of certain series of the Trust. Mr. Banian also serves as a Portfolio Manager of PSA since February 2022, Associate Portfolio Manager of PSA from August 2016 to February 2022, Senior Portfolio Analyst of PSA from December 2010 to August 2016, and Portfolio Analyst of PSA from December 2007 to December 2010. In addition, Mr. Banian served as a Portfolio Manager of PFA since February 2022, and an Associate Portfolio Manager of PFA from July 2021 to February 2022.
Victor Frye, a listed principal of the Sponsor since December 2, 2008, a listed principal of PFA since November 26, 2012, and a listed principal of PSA since January 14, 2014. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed as Chief Compliance Officer of PFA since October 2002 and of PSA since December 2004.
Duties of the Sponsor
The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).
The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.
Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of a Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of
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fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.
Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.
The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.
Ownership or Beneficial Interest in the Funds
As of the date of this Prospectus, the Sponsor does not own any Shares of ProShares VIX Mid-Term Futures ETF, the Natural Gas Funds, the UltraShort Gold Fund, the UltraShort Silver Fund, the Ultra Euro Fund, the UltraShort Euro Fund, the Ultra Yen Fund or the UltraShort Yen Fund. As of the date of this Prospectus, the principals of the Sponsor do not own more than a de minimis amount of shares in any Fund.
Although the Sponsor and its trading principals (i.e., those principals that are responsible for or oversee the Funds’ trading decisions) do not currently trade or hold commodity interests that could be held by the Funds for their own accounts as of the date of this Prospectus, the Sponsor and its principals reserve the right to trade commodity interests for their own accounts. Fund investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading.
Management; Voting by Shareholders
The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business.
The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.
Recognition of the Trust and the Funds in Certain States
A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.
Possible Repayment of Distributions Received by Shareholders
The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.
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Shares Freely Transferable
The Shares of each Fund are listed for trading on the Exchange and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the Exchange like any other exchange-listed security.
Book-Entry Form
Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.
Reports to Shareholders
The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as any reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.
The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Funds by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.ProShares.com. Any such notification will include a description of shareholders’ voting rights.
Net Asset Value (“NAV”)
The NAV in respect of a Fund means the total assets of that Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, consistently applied under the accrual method of accounting. In particular, the NAV includes any unrealized profit or loss on Financial Instruments, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining the NAV. Each Fund’s NAV is calculated on each day other than a day when the Exchange is closed for regular trading. The Funds compute their NAV only once each trading day as of the times set forth below (the “NAV Calculation Time”), or an earlier time as set forth on www.ProShares.com. For example, a Fund may calculate its NAV as of an earlier time if the Exchange or other exchange material to the valuation or operation of such Fund closes early.
Fund	NAV Calculation Time
ProShares VIX Mid-Term Futures ETF	4:00 p.m. (Eastern Time)
ProShares Ultra Bloomberg Natural Gas	2:30 p.m. (Eastern Time)
ProShares UltraShort Bloomberg Natural Gas	2:30 p.m. (Eastern Time)
ProShares UltraShort Silver	1:25 p.m. (Eastern Time)
ProShares UltraShort Gold	1:30 p.m. (Eastern Time)
ProShares Ultra Euro	4:00 p.m. (Eastern Time)
ProShares UltraShort Euro	4:00 p.m. (Eastern Time)
ProShares Ultra Yen	4:00 p.m. (Eastern Time)
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Fund	NAV Calculation Time
ProShares UltraShort Yen	4:00 p.m. (Eastern Time)
In calculating the NAV of a Fund, futures contracts traded on a U.S. exchange are valued at their then-current market value, which typically is based upon the settlement price or the last traded price before the NAV time for that particular futures contract. The value of a Fund’s non-exchange traded Financial Instruments typically is determined by applying the then-current disseminated levels for the benchmark to the terms of such Fund’s non-exchange traded Financial Instruments. A swap counterparty may have the right to close out a Fund’s position due to the occurrence of certain events (for example, if the counterparty is unable to hedge its obligations to the Fund, or if the Fund defaults on certain terms of the swap agreement, or if there is a material decline in the Fund’s benchmark on a particular day) and request immediate payment of amounts owed by the Fund under the agreement. If the level of a Fund’s benchmark undergoes a dramatic intraday move, the terms of the swap agreement may permit the counterparty to immediately close out a transaction with the Fund at a price determined in good faith by the counterparty. Swap agreements terminated in this manner may be valued using factors and considerations known only to the counterparty at the time of the swap’s termination.
In certain circumstances (e.g., if the Sponsor believes market quotations do not accurately reflect the fair value of a Fund investment, or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such investment. Such fair value prices would generally be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable.
The Funds may use a variety of money market instruments to invest excess cash. Money market instruments used in this capacity generally will be valued using market prices or at amortized cost.
Indicative Optimized Portfolio Value (“IOPV”)
The IOPV is an indicator of the value of a Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of a Fund as a base and updating throughout the trading day changes in the value of the Financial Instruments held by a Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares. Because the market price per Share may differ from the IOPV, the price at which an investor may be able to sell Shares at any time, and especially in times of market volatility, may be significantly less than the IOPV at the time of sale. Neither the Funds nor the Sponsor are liable for any errors in the calculation of IOPV or any failure to disseminate IOPV.
The Exchange disseminates the IOPV. In addition, the IOPV is published on the Exchange’s website and is available through on-line information services such as Bloomberg Finance L.P. and/or Reuters.
Termination Events
The Trust, or, as the case may be, a Fund, may be terminated at any time and for any reason by the Sponsor without advance notice to the shareholders.
DISTRIBUTIONS
The Sponsor does not expect to make distributions. Depending on a Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor may realize from selling his, her or its Shares of such Fund in a taxable year.
THE ADMINISTRATOR
The Trust, on behalf of itself and on behalf of the Funds, has appointed BNYM as the Administrator of the Funds and BNYM has entered into an administration and accounting agreement (the “Administration and Accounting Agreement”) with the Trust (for itself and on behalf of
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the Funds) in connection therewith. In addition, BNYM provides certain accounting services to the Funds pursuant to the Administration and Accounting Agreement.
The Administrator’s fees are paid on behalf of the Funds by the Sponsor.
Pursuant to the terms of the Administration and Accounting Agreement and under the supervision and direction of the Sponsor, BNYM prepares and files certain regulatory filings on behalf of the Funds. BNYM may also perform other services for the Funds pursuant to the Administration and Accounting Agreement as mutually agreed to from time to time.
The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.
The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.
BNYM is authorized to conduct a commercial banking business in accordance with the provisions of New York State Banking Law, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services and the Board of Governors of the Federal Reserve System.
THE CUSTODIAN
BNYM serves as the Custodian of the Funds and has entered into a custody agreement (the “Custody Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. Pursuant to the terms of the Custody Agreement, BNYM is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BNYM by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor.
THE TRANSFER AGENT
BNYM serves as the Transfer Agent of the Funds for Authorized Participants and has entered into a transfer agency and service agreement (the “Transfer Agency and Service Agreement”). Pursuant to the terms of the Transfer Agency and Service Agreement, BNYM is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor.
THE DISTRIBUTOR
SEI serves as the Distributor of the Funds and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.
SEI retains all marketing materials separately for the Funds, at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456; and its telephone number is (610) 676-1000.
The Sponsor pays SEI for performing its duties on behalf of the Funds.
Description of SEI
SEI is a wholly owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.
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THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY
DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.
Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Funds, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of the Funds outstanding at any time. The representations, undertakings and agreements made on the part of the Funds in the global certificates are made and intended for the purpose of binding only the Funds and not the Trustee or the Sponsor individually.
Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.
Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.
Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.
DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Funds by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Funds.
The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.
Any participant of the Euroclear System that holds shares of a Fund in the Euroclear System will be deemed to have represented to and agreed with the applicable Fund and Euroclear Bank as a condition to such Fund shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in such Fund shares and related income distributions of such participant.
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SHARE SPLITS OR REVERSE SPLITS
If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of a Fund constituting a Creation Unit.
CONFLICTS OF INTEREST
Sponsor
In the course of providing services, the Sponsor may simultaneously recommend the sale of a particular investment position for one account while recommending the purchase of the same investment position for another account if such recommendations are consistent with each client’s investment strategies. The Sponsor also may recommend the purchase or sale of investment positions that may also be recommended by ProShare Advisors LLC and/or ProFund Advisors LLC, affiliates of the Sponsor.
The Sponsor, its principals, officers and employees (and members of their families) and affiliates may participate directly or indirectly as investors in the Sponsor’s clients, such as the Funds. Thus, the Sponsor may recommend to clients the purchase or sale of investment positions in which it, or its officers, employees or related persons have a financial interest. The Sponsor may give advice and take actions in the performance of its duties to its clients that differ from the advice given or the timing and nature of actions taken, with respect to other clients’ accounts and/or employees’ accounts that may invest in some of the same investment positions recommended to clients.
In addition, the Sponsor, its affiliates and principals may trade for their own accounts. Consequently, non-customer and proprietary trades may be executed and cleared through any FCM or prime broker utilized by clients. It is possible that the Sponsor, including its officers and employees may buy or sell investment positions or other instruments that the Sponsor has recommended to, or purchased for, its clients and may engage in transactions for their own accounts in a manner that is inconsistent with the Sponsor’s recommendations to a client. Personal transactions by the Sponsor, including its officers and employees, may raise potential conflicts of interest when such persons trade in an investment position that is owned by, or considered for purchase or sale for, a client, including conflicts that would arise if such proprietary accounts were to trade ahead of client accounts, place trades that are opposite to the trades of client accounts (such as the Funds), or receive preferential treatment in terms of allocation of resources or of investment opportunities. The Sponsor has adopted policies and procedures designed to detect and prevent such conflicts of interest and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with any fiduciary duty owed by the Sponsor to its clients and in accordance with applicable law.
FCMs
An FCM or its affiliates may own stock in, or have some other form of ownership interest in, one or more U.S. or foreign exchanges or swap execution facilities (each, a “Trading Facility”) or CFTC-registered derivatives clearinghouses (each, a “Clearinghouse”) where the Funds’ transactions in futures, options on futures, swaps (as defined in the CEA), forwards or other commodity derivatives (“Contracts”) may be executed and/or cleared. As a result, an FCM or its affiliates may receive financial or other benefits related to its ownership interest when Contracts are executed on a given Trading Facility or cleared through a given Clearinghouse, and the FCM would, in such circumstances, have an incentive to cause Contracts to be executed on that Trading Facility or cleared by that Clearinghouse. In addition, employees and officers of an FCM or its affiliates may also serve on the board of directors or on one or more committees of a Trading Facility or Clearinghouse.
In addition, Trading Facilities and Clearinghouses may from time to time have in place other arrangements that provide their members or participants with volume, market-making or other discounts or credits, may call for members or participants to pre-pay fees based on volume thresholds, or may provide other incentive or arrangements that are intended to encourage market participants to trade on or direct trades to that Trading Facility or Clearinghouse. An FCM or its affiliates may participate in and obtain financial benefits from such incentive programs.
When providing execution services to the Funds (either in conjunction with clearing services or in an execution-only capacity), an FCM may direct orders to affiliated or unaffiliated market-makers, other executing firms, individual brokers or brokerage groups for execution. When such affiliated or unaffiliated parties are used, they may, where permitted, agree to price concessions, volume discounts or refunds, rebates or similar payments in return for receiving such business. Likewise, where permitted by law and the rules of the applicable Trading Facility, an FCM may solicit a counterparty to trade opposite your order or enter into transactions for its own account or the account of other counterparties
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that may, at times, be adverse to your interests in a Contract. In such circumstances, that counterparty may make payments and/or pay a commission to the FCM in connection with that transaction. The results of the Funds’ transactions may differ from the results achieved by the FCM for its own account, its affiliates, or for other customers.
In addition, where permitted by applicable law (including, where applicable, the rules of the applicable Trading Facility), an FCM, its directors, officers, employees and affiliates may act on the other side of a Fund’s order or transaction by the purchase or sale for an account, or the execution of a transaction with a counterparty, in which the FCM or a person affiliated with the FCM has a direct or indirect interest, or may effect any such order with a counterparty that provides the FCM or its affiliates with discounts related to fees for Contracts or other products. In cases where an FCM has offered a Fund a discounted commission or clearing fee for Contracts executed through the FCM as agent or with the FCM or its affiliate acting as counterparty, the FCM or its affiliates may be doing so because of the enhanced profit potential resulting from acting as executing broker or counterparty.
An FCM or its affiliates may act as, among other things, an investor, research provider, placement agent, underwriter, distributor, remarketing agent, structurer, securitizer, lender, investment manager, investment adviser, commodity trading advisor, municipal advisor, market maker, trader, prime broker or clearing broker. In those and other capacities, an FCM, its directors, officers, employees and affiliates may take or hold positions in, or advise other customers and counterparties concerning, or publish research or express a view with respect to, a Contract or with a related financial instrument that may not be consistent with, or may be contrary to, the Funds’ interests. Unless otherwise disclosed in writing, an FCM is not necessarily acting in the Funds’ best interest and are not assessing the suitability for the Fund’ of any Contract or related financial instrument. Acting in one or more of the capacities noted above may give an FCM or its affiliates access to information relating to markets, investments and products. An FCM and its affiliates are under no duty to make any such information available to the Sponsor, except to the extent the FCM has agreed in writing or as may be required under applicable law.
MATERIAL CONTRACTS
Administration and Accounting Agreement
BNYM serves as the Funds’ Administrator pursuant to the terms of the Administration and Accounting Agreement between the Trust, on behalf of itself and on behalf of the Funds, and the Administrator. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including the NAV calculations, accounting and other fund administrative services.
The Administration and Accounting Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Administration and Accounting Agreement, the Trust may terminate the Administration and Accounting Agreement on at least ninety (90) days’ prior written notice to the Administrator, and either party may terminate the Administration and Accounting Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Administrator, BNYM is indemnified under the Administration and Accounting Agreement.
Transfer Agency and Service Agreement
BNYM serves as the Funds’ Transfer Agent. Pursuant to the Transfer Agency and Service Agreement among the Trust, on behalf of itself and on behalf of the Funds, and the Transfer Agent, the Transfer Agent serves as the Funds’ transfer agent and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement. Under the Transfer Agency and Service Agreement, the Transfer Agent’s services include, among other things, assisting the Funds with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.
The Transfer Agency and Service Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Transfer Agency and Service Agreement, the Trust may terminate the Transfer Agency and Service Agreement on at least ninety (90) days’ prior written notice to the
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Transfer Agent, and either party may terminate the Transfer Agency and Service Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Transfer Agent, BNYM is indemnified under the Transfer Agency and Service Agreement.
Custody Agreement
BNYM serves as the Funds’ Custodian. Pursuant to the Custody Agreement between the Trust, on its own behalf and on behalf of the Funds, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Funds during the term of the Custody Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custody Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a subcustodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custody Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.
The Custody Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Custody Agreement, the Trust may terminate the Custody Agreement on at least ninety (90) days’ prior written notice to the Custodian, and either party may terminate the Custody Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.
Upon termination of the Custody Agreement, the parties agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of a new custodian. Upon the date set forth in such notice, the Custodian shall deliver directly to the successor custodian all Funds’ assets. In its capacity as Custodian, BNYM is indemnified under the Custody Agreement.
Distribution Agreement
Pursuant to the Distribution Agreement between the Trust and SEI, SEI assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.
The Distribution Agreement became effective on the date of the offering of the Shares of the Funds and the Distribution Agreement will continue until December 19, 2014, continuing automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a termination of the Trust.
PURCHASES BY EMPLOYEE BENEFIT PLANS
General
The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.
In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in and subject to Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and
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profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.
Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan; that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses to the extent required by ERISA or other applicable law; that an investment in a Fund complies with the Plan documents; and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.
EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.
“Plan Assets”
ERISA and a regulation issued thereunder by the U.S. Department of Labor contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly offered security” (the “Publicly Offered Security Exception”), and (2) an exception applicable if equity interests purchased by plans in the aggregate are not “significant.”
The Publicly Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held,” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.
The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares of each Fund.
Ineligible Purchasers
Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) gives, or has authority or responsibility to give “investment advice” (as defined by U.S. Department of Labor regulation) with respect to such plan assets, for a fee; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and/or the Code (as applicable) with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.
Governmental, Church and Non-US Plans
While U.S. Federal, state and local governmental plans, non-U.S. plans, and so-called “non-electing” church plans are not subject to ERISA or Section 4975 of the Code, the laws applicable to these plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code. Accordingly, fiduciaries of such plans, in consultation with their advisers, should consider the impact of their respective laws and regulations on an investment in a Fund and the considerations discussed above, if applicable.
Form 5500 Reporting Requirements
Plan Fiduciaries of ERISA Plans are required to file Form 5500 annual returns/reports with the U.S Department of Labor that set forth the current value and other information with respect to the assets of such ERISA Plans. The Sponsor believes that the annual reports of the Funds will provide sufficient information to permit Plan Fiduciaries to provide an annual valuation of Plan investments as required for this purpose; however, fiduciaries should note that they have the ultimate responsibility for providing such valuation. Certain ERISA Plans may further be
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required to report certain compensation paid by the Funds (or by third parties) to the Funds’ service providers as “indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute indirect compensation that meets the definition of “eligible indirect compensation,” as defined in the Instructions for Schedule C to Form 5500, the descriptions herein of those compensation arrangements are intended to satisfy the alternative reporting option for “eligible indirect compensation” under such Instructions.
Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of ERISA and the Code as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.
ACCEPTANCE OF INVESTMENTS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE SPONSOR OR ANY OTHER PARTY RELATED TO THE FUNDS THAT AN INVESTMENT IN A FUND MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT SUCH AN INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT LAW.
PLAN OF DISTRIBUTION
Buying and Selling Shares
Most investors buy and sell Shares in secondary market transactions through brokers. Shares of the Funds trade on the Exchange under the ticker symbols listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.
Authorized Participants
The Funds continuously offer Shares in Creation Units to Authorized Participants. Shares of the Funds are to be offered to Authorized Participants in Creation Units at each Fund’s respective NAV.
Authorized Participants may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on its Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
As of the date of this Prospectus, ABN AMRO Clearing Chicago LLC, Barclays Capital Inc., BofA/Merrill Lynch Professional Clearing, BNP Paribas Securities Corp., Citigroup Global Markets, Inc., Citadel Securities LLC, Cowen, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HRT Financial LLC, Interactive Brokers LLC, Jane Street Capital, LLC, Jefferies LLC, J.P. Morgan Securities Inc., Macquarie Capital (USA), Mizuho Securities USA Inc., RBC Capital Markets, LLC, SG Americas Securities, LLC, Timber Hill LLC-Interactive Brokers, UBS Securities LLC, Virtu Americas LLC and Wedbush Morgan Securities, Inc. have each executed an Authorized Participant Agreement and are the only Authorized Participants.
Likelihood of Becoming a Statutory Underwriter
Each Fund issues Shares in Creation Units to Authorized Participants from time to time generally in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would
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be subject to the prospectus delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.
Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.
General
Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. In any event, the maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members, including to SEI and PDI, in connection with the offering of the Shares by a Fund will not exceed 10% of gross offering proceeds.
LEGAL MATTERS
Morgan, Lewis & Bockius LLP has advised the Sponsor in connection with the Shares being offered. Morgan, Lewis & Bockius LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and the Funds. Morgan, Lewis & Bockius LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax laws and “Purchases By Employee Benefit Plans” with respect to ERISA. Morgan, Lewis & Bockius LLP has not represented, nor will it represent, the Trust, the Funds or the shareholders in matters relating to the Trust or the Funds and no other counsel has been engaged to act on their behalf.
Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby.
Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.
EXPERTS
The combined financial statements of ProShares Trust II, the individual financial statements of each of the funds comprising ProShares Trust II, management’s assessment of the effectiveness of internal control over financial reporting of ProShares Trust II, and management’s assessment of the effectiveness of internal control over financial reporting of each of the individual funds comprising ProShares Trust II (which are included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
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WHERE INVESTORS CAN FIND MORE INFORMATION
The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain historical information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement).
The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.
RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS
You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2023, along with any amendments thereto, which have been incorporated by reference into this Prospectus and, subsequent to the date of this Prospectus, future filings with the SEC will be automatically deemed incorporated into this Prospectus, including subsequent financial statements, data and related notes with respect to all of the Funds. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus. Investors should also read any updated Prospectus, supplements to this Prospectus, notices and press releases, and other important information about the Funds which are posted on the Sponsor’s website at www.ProShares.com.
The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.
PRIVACY POLICY
The Trust’s Commitment to Investors
The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.
The Information the Trust Collects About Investors
The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. The Funds receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.
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How the Trust Handles Investors’ Personal Information
The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.
The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.
How the Trust Safeguards Investors’ Personal Information
The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.
The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.
The information that the Trust incorporates by reference is an important part of this Prospectus and later information that we will file with the SEC will automatically update and supersede some of this information. We incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, including such filings that are filed by the Trust after the initial registration statement and prior to the effectiveness of the registration statement. The Trust also incorporates by reference the documents listed below:
•The Trust’s Annual Report on Form 10-K for the year ended December 31, 2023;
•All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2023, including all information filed on Form 8-K other than Furnished Information (as defined below).
The Trust may furnish to the SEC certain material non-public information, including (i) information regarding its results of operations or financial condition for a completed quarterly or annual fiscal period under Item 2.02 of Form 8-K, (ii) in order to comply with SEC Regulation FD prohibiting selective disclosure of material information under Item 7.01 of Form 8-K, and (iii) any other information that may be permitted in the future to be furnished as a result of changes in SEC regulations (all such information, together with any exhibits filed on Form 8-K that are related to such disclosure, “Furnished Information”). Furnished Information is not incorporated herein by reference unless we expressly state otherwise.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.
The Trust also incorporates by reference any future filings, other than Furnished Information unless we expressly state otherwise, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering of the securities under the registration statement of which this Prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this Prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document
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we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Because the Trust is incorporating by reference future filings with the SEC, this Prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this Prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this Prospectus or in any document previously incorporated by reference have been modified or superseded.
The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. In addition, the Trust will also provide you with information regarding the other series of the Trust upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:
ProShares Trust II
c/o ProShare Capital Management LLC
7272 Wisconsin Avenue
21st Floor
Bethesda, Maryland 20814
Telephone: (240) 497-6400
These documents may also be accessed through the web at www.ProShares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.
Annual, quarterly and current reports and other information are on file with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.
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FUTURES COMMISSION MERCHANTS
Each Fund intends to use ADM, BofAS, RBC, BCI, DBSI, Man, Marex, SGAS, StoneX, UBSS, GS, and GSI, in its capacity as a registered FCM, as its FCM. Each of ADM, BofAS, RBC, BCI, DBSI, Man, Marex SGAS, StoneX, UBSS, GS, and GSI, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and certain other funds of the Trust and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of ADM, BofAS, RBC, BCI, DBSI, Man, Marex, SGAS, StoneX, UBSS, GS, and GSI acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to ADM, BofAS, RBC, BCI, DBSI, Man, Marex, SGAS, StoneX, UBSS, GS, or GSI as applicable.
Investors should be advised that none of ADM, BofAS, RBC, BCI, DBSI, Man, Marex, SGAS, StoneX, UBSS, GS, or GSI is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, none of ADM, BofAS, RBC, BCI, DBSI, Man, Marex, SGAS, StoneX, UBSS, GS, or GSI, in its capacity as a registered FCM, is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.
None of ADM, BofAS, RBC, BCI, DBSI, Man, Marex, SGAS, StoneX, UBSS, GS, or GSI has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, none of ADM, BofAS, RBC, BCI, DBSI, Man, Marex, SGAS, StoneX, UBSS, GS, or GSI provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon ADM, BofAS, RBC, BCI, DBSI, Man, Marex, SGAS, StoneX, UBSS, GS, or GSI in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace ADM, BofAS, RBC, BCI, DBSI, Man, Marex, SGAS, StoneX, UBSS, GS, and/or GSI as the Funds’ clearing broker.
Litigation and Regulatory Disclosure Relating to FCMs
ADM Investor Services
ADM Investor Services, Inc. (“ADMIS”) is a registered futures commission merchant (“FCM”) and is a member of the National Futures Association. Its main office is located at 141 W. Jackson Blvd., Suite 2100A, Chicago, IL 60604. In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.
Neither ADMIS nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years, except for the following matters.
In an Order entered on July 12, 2019 the Commodity Futures Trading Commission (“CFTC”) found that between December 2014 and September 24, 2017 ADMIS failed to diligently supervise the handling by its employees and agents of commodity interest accounts as well as the activities of its employees and agents relating to its business as an FCM in violation of CFTC Regulation 166.3. The order imposed a civil monetary penalty of $250,000.
On January 28, 2020, a Commodity Exchange Business Conduct Committee Panel (“Panel”) found that between 2012 and 2018, ADMIS learned that one of its brokerage firm clients automatically offset omnibus account positions in futures contracts using the FIFO method and was misreporting its open positions. The Panel found that ADMIS failed to require the client to provide accurate and timely owner and control information and continued to report inaccurate information regarding the ownership and control of the positions through May 2018 in violation of Exchange Rules 432.Q., 432.X., and 561.C. Additionally, on multiple occasions continuing through May 2018, ADMIS provided the Exchange with inaccurate audit trail data provided by the client. The Panel found that ADMIS violated Exchange Rule 536.B.2.
Finally, the Panel found that ADMIS failed to take effective measures to ensure the accuracy of its client’s purchase and sales data reporting and its responses to the Exchange, and failed to properly supervise employees. The Panel therefore found that ADMIS violated Exchange Rule 432.W. In accordance with an offer of settlement the Panel ordered ADMIS to pay a fine of $650,000.
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In an order issued on September 29, 2022, the CFTC found that between December 2016 and September 2019, ADMIS failed to supervise its employees and agents in their handling of commodity interest accounts regarding the improper or fictitious trade transfer requests and their activities relating to its business as a registered FCM to ensure compliance with the Commodity Exchange Act and it Regulations, and to deter and detect wrongdoing in violation of CFTC Regulation 166.3. The order imposed a civil monetary fine of$500,000. CME Group also issued an order against ADMIS based upon the same issues cited in the CFTC’s order dated September 29, 2022. In an order issued on September 21, 2023, CME Group found that from at least January 2015 through September 2019, ADMIS failed to diligently supervise its employees and agents in the handling of accounts carried by ADMIS and introduced by introducing brokers. Additionally, the Panel found that ADMIS failed to timely implement enhanced policies and procedures to effectively monitor, detect, and assess account change and transfer requests. The Panel therefore concluded that ADMIS violated CME Rule 432.W. The order imposed a civil monetary fine of $450,000.
Included by the Sponsor from the NFA Website and not provided by ADM Investor Services
CBOT Case #: 20-1401-BC. Pursuant to an offer of settlement in which ADM Investor Services, Inc. (“ADMIS”) neither admitted nor denied the rule violation or factual findings upon which the penalty is based, on September 19, 2023, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that from at least January 2015 through September 2019, ADMIS failed to diligently supervise its employees and agents in the handling of accounts carried by ADMIS and introduced by introducing brokers. Specifically, ADMIS employees and agents failed to detect numerous instances wherein brokers employed by introducing brokers successfully requested account changes and trade transfers between customer accounts in E-Mini Dow, Corn, Kansas City Hard Winter Wheat, Chicago Soft Winter Wheat, Soybean, and Soybean Meal futures markets, often without the knowledge or permission of the account owners, in order to: allocate profitable trades originally executed in accounts the brokers traded to other customer accounts the brokers controlled or managed; allocate profitable trades from certain customer accounts into the brokers’ personal accounts; allocate positions out of the brokers’ personal accounts and into customers’ accounts, thus allowing the brokers to avoid losses; and transfer losing trades from certain accounts to other customer accounts the brokers controlled or managed. Additionally, the Panel found that ADMIS failed to timely implement enhanced policies and procedures to effectively monitor, detect, and assess account change and transfer requests. Further, despite evidence of its own deficiencies regarding account change and transfer trade abuse detection, including customer complaints and notice of a complaint involving an employee, ADMIS failed to adequately remediate its processes, which thereby allowed violative conduct to persist for several years. The Panel therefore concluded that ADMIS violated CBOT Rule 432.W. In accordance with the settlement offer, the Panel ordered ADMIS to pay a $450,000 fine in connection with this case and companion cases CME and COMEX 20-1401-BC ($175,000 of which is allocated to CBOT). Effective Date: September 21, 2023.
CEI Case #: 20-1401-BC. Pursuant to an offer of settlement in which ADM Investor Services, Inc. (“ADMIS”) neither admitted nor denied the rule violation or factual findings upon which the penalty is based, on September 19, 2023, a Panel of the Commodity Exchange Business Conduct Committee (“Panel”) found that from at least December 2016 through December 2017, ADMIS failed to diligently supervise its own employees and agents in their handling of accounts carried by ADMIS. Specifically, ADMIS employees and agents failed to detect numerous instances wherein an ADMIS broker successfully requested account changes and trade transfers between customer accounts in Copper futures markets, often without the knowledge or permission of the account owner. The broker requested these changes to transfer losing trades from a customer’s personal account to a corporate account the customer shared ownership of and the broker controlled. Additionally, the Panel found that ADMIS failed to timely implement policies and procedures to effectively monitor, detect, and assess account change and transfer requests. The Panel therefore concluded that ADMIS violated COMEX Rule 432.W. In accordance with the settlement offer, the Panel ordered ADMIS to pay a $450,000 fine in connection with this case and companion cases CME and CBOT 20-1401-BC ($100,000 of which is allocated to COMEX). Effective Date: September 21, 2023.
CME Case #: 20-1401-BC. Pursuant to an offer of settlement in which ADM Investor Services, Inc. (“ADMIS”) neither admitted nor denied the rule violation or factual findings upon which the penalty is based, on September 19, 2023, a Panel of the Chicago Mercantile Exchange Business Conduct Committee (“Panel”) found that from at least January 2015 through September 2019, ADMIS failed to diligently supervise its employees and agents in the handling of accounts carried by ADMIS and introduced by introducing brokers. Specifically, ADMIS employees and agents failed to detect numerous instances wherein brokers employed by introducing brokers successfully requested account changes and trade transfers between customer accounts in Live Cattle, Feeder Cattle, Lean Hog, E-Mini S&P 500, and E-Mini NASDAQ futures markets, often without the knowledge or permission of the account owners, in order to: allocate profitable trades originally executed in accounts the brokers traded to other customer accounts the brokers controlled or managed; allocate profitable trades from certain customer accounts into the brokers’ personal accounts; allocate positions out of the brokers’ personal accounts and into customers’ accounts, thus allowing the brokers to avoid losses; and transfer losing trades from certain accounts to other customer accounts the brokers controlled or managed. Additionally, the
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Panel found that ADMIS failed to timely implement enhanced policies and procedures to effectively monitor, detect, and assess account change and transfer requests. Further, despite evidence of its own deficiencies regarding account change and transfer trade abuse detection, including customer complaints and notice of a complaint involving an employee, ADMIS failed to adequately remediate its processes, which thereby allowed violative conduct to persist for several years. The Panel therefore concluded that ADMIS violated CME Rule 432.W. In accordance with the settlement offer, the Panel ordered ADMIS to pay a $450,000 fine in connection with this case and companion cases CBOT and COMEX 20-1401-BC ($175,000 of which is allocated to CME). Effective Date: September 21, 2023. CME Case #: 23-CH-2306. Pursuant to an offer of settlement in which ADM Investor Services, Inc. neither admitted nor denied the rule violations upon which the penalty is based, on March 16, 2023, the Clearing House Risk Committee found that ADM Investor Services, Inc. violated Customer Gross Margining Technical Overview Requirements and CME Rule 980.G. In accordance with the settlement offer, the Committee imposed a $100, 000.00 fine. Effective Date: March 16, 2023. ICE Case #: 2021-014. On March 15, 2023, a subcommittee of the Exchange’s Business Conduct Committee (“BCC”) determined that ADM Investor Services, Inc. (“ADMIS”) may have violated legacy Exchange Rule 2.22 (currently Rule 2.12) by misreporting open interest in various Henry LD1 Fixed Price Futures contracts between January 2020 and January 2021 and by misreporting open interest for the December 2021 Cocoa Futures contract on November 15, 2021, the day before first notice day. The BCC additionally determined that ADMIS may have violated Exchange Rule 4.01(b) by failing to establish and administer proper procedures for reporting open interest. The Committee imposed a $100,000.00 fine. Effective Date: March 16, 2023. ICE Case #: 2021-008. On October 12, 2022, a subcommittee of the Exchange’s Business Conduct Committee determined that ADM Investor Services Inc. (“ADMIS”) may have violated Exchange Rule 9.23(a)(i) by failing to ensure that either the proper Weight Notes or weight requests were registered/submitted on the Exchange’s commodity operations system in a manner that would allow for the timely weighing of the cocoa by the delivery (settlement) date of December 2, 2020. ADMIS’s actions required the parties involved to use an Alternative Delivery Process, on December 3, 2020, for settlement of the delivery. The Committee imposed a $25,000.00 fine. Effective Date: October 12, 2022. CFTC Case #: 22-50. Washington, D.C. — The Commodity Futures Trading Commission today issued an order simultaneously filing and settling charges against ADM Investor Services Inc. (ADMIS), a registered futures commission merchant (FCM) in Chicago, Illinois. The order finds that ADMIS failed to supervise its employees and agents in their handling of commodity interest accounts, and failed to perform its supervisory duties diligently. The order requires ADMIS to pay a $500,000 civil monetary penalty and to cease and desist from any further violations of the Commodity Exchange Act (CEA) and CFTC regulations, as charged. The Committee imposed a $500, 000.00 fine. Effective Date: September 29, 2022. CBOT Case #: 22-CH-2202. Pursuant to an offer of settlement in which ADM Investor Services, Inc. neither admitted nor denied the rule violation upon which the penalty is based, on March 17, 2022, the Clearing House Risk Committee found that ADM Investor Services, Inc. violated CBOT Rule 930.F. In accordance with the settlement offer, the Committee imposed a $50,000 fine. Effective Date: March 18, 2022. CBOT Case #: 21-CH-2103. Pursuant to an offer of settlement in which ADM Investor Services, Inc. neither admitted nor denied the rule violation upon which the penalty is based, on June 10, 2021, the Clearing House Risk Committee found that ADM Investor Services, Inc. violated CBOT Rule 971.A.1. In accordance with the settlement offer, the Committee imposed a $50,000 fine. Effective Date: June 11, 2021. CEI Case #: 18-0922-BC. Pursuant to an offer of settlement in which ADM Investor Services, Inc. (“ADMIS”) neither admitted nor denied the rule violations or factual findings upon which the penalty is based, on January 28, 2020, a Panel of the Commodity Exchange (“the Exchange”) Business Conduct Committee (“Panel”) found that beginning on or about March 12, 2012, ADMIS learned that one of its brokerage firm clients (“client”) automatically offset omnibus account positions in futures contracts using the FIFO method. This information was not escalated to the appropriate person at ADMIS and, beginning on February 15, 2017, and continuing at least until May 21, 2018, one or more ADMIS employees was aware a client was misreporting its open positions, and provided incorrect guidance to, and otherwise assisted, the client regarding reporting inaccurate position data in Copper futures contracts to the Exchange. As a result, inaccurate open interest data was published to the market. The Panel therefore found that ADMIS failed to require the client to provide accurate and timely owner and control information and continued to report inaccurate information regarding the ownership and control of the positions through May 2018, in violation of Exchange Rules 432.Q., 432.X., and 561.C. Beginning in September 2017, the Exchange began the first of multiple investigations into the same client’s customer trading activity. The client’s responses to the Exchange’s document requests were untimely and inaccurate. On January 25, 2018, the Exchange requested assistance from ADMIS to provide the client’s accurate audit trail data. On multiple occasions continuing through May 2018, ADMIS provided the Exchange
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with inaccurate audit trail data that was provided by the client. The Panel found that ADMIS thereby violated Exchange Rule 536.B.2. Finally, the Panel found that ADMIS failed to take effective measures to intervene, correct, and ensure the accuracy of: (1) its client’s purchase and sales data reporting, beginning on March 12, 2012, and continuing through May 2018; and (2) ADMIS’s own responses to the Exchange’s investigative requests beginning in January 2018 and continuing through May 2018. In addition, ADMIS failed to properly supervise employees regarding escalation procedures when an ADMIS client was discovered to have violated Exchange rules. The Panel therefore found that ADMIS violated Exchange Rule 432.W. In accordance with the settlement offer, the Panel ordered ADMIS to pay a fine of $650,000. Effective Date: January 30, 2020. ICE Case #: 2019-036. ADM Investor Services, Inc. was issued a summary fine in the amount of $10,000 for violating Rule 2.22 by reporting inaccurate open interest for the October 2019 Sugar No. 11 futures contract for ten consecutive trade dates from September 16, 2019 through September 27, 2019. Effective Date: October 30, 2019. CFTC Case #: 19-11. CFTC Orders ADM Investor Services Inc. to Pay a $250,000 Penalty to Settle Charges that it Failed to Supervise Its Employees. The Commodity Futures Trading Commission (CFTC) today issued an Order filing and settling charges against ADM Investor Services Inc. (ADMIS), a registered futures commission merchant located in Chicago, Illinois. The Order requires ADMIS to pay a civil monetary penalty of $250,000 and cease and desist from any further violations of the Commodity Exchange Act or CFTC Regulations. The Order finds that from at least December 1, 2014, to September 24, 2017, ADMIS failed to supervise the handling of commodity interest accounts carried by ADMIS and introduced by an ADMIS-guaranteed introducing broker (GIB). In particular, the Order finds that ADMIS had a supervisory system in place as evidenced by its compliance manual; nevertheless, ADMIS failed to adequately supervise its employees and agents to ensure they: (1) executed bunched orders that properly segregated the GIB’s proprietary trades from its customer trades; (2) executed bunched orders that properly segregated trades from discretionary and non-discretionary GIB customer accounts; and (3) executed orders for non-discretionary GIB customers only when the GIB had obtained specific customer authorization for the transaction. Effective Date: July 12, 2019.
BofA Securities, Inc.
BofA Securities, Inc. (the “Company” or “BofAS”), a Delaware corporation, is registered with the U.S. Commodity Futures Trading Commission (“CFTC”) as a Futures Commission Merchant (“FCM”). The Company is a clearing member of the Chicago Board of Trade, and the Chicago Mercantile Exchange, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, the Company has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges. The Company maintains its principal place of business at One Bryant Park, New York, NY10036.
Bank of America Corporation (the “Corporation” or “Bank of America”), the Company’s ultimate parent (the “Parent”) makes all required disclosures in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may be updated by Current Reports on Form 8-K, all of which are filed with the Securities and Exchange Commission (“SEC”) (“Regulatory Filings”). The Company makes all required disclosures in its Form BD and ADV filings (“Form BD and ADV Filings”) with the Financial Industry Regulatory Authority (“FINRA”). Those Regulatory Filings and Form BD and ADV Filings include disclosures of Regulatory Inquiries as required by federal law and applicable regulations. The Regulatory Filings are publicly available on the SEC’s website at www.sec.gov. The Form BD Filings are publicly available on the FINRA BrokerCheck system at http://brokercheck.finra.org/. The Form ADV filings are publicly available on the SEC’s Investment Adviser Search website at: http://www.adviserinfo.sec.gov/IAPD/default.aspx. Additional concluded actions can be found at http://www.nfa.futures.org/basicnet/welcome.aspx. This link will take you to the Welcome Page of the NFA’s Background Affiliation Status. Information Center (“BASIC”). At this page, there is a box where you can enter the NFA ID of BofA Securities, Inc. (0500214) and then click “Go”. You will be transferred to the NFA’s information specific to BofAS. Under the heading “Regulatory Actions”, click “View All Actions” and you will be directed to the full list of regulatory actions brought by the CFTC and exchanges.
In the ordinary course of business, the Company is occasionally a defendant in or party to pending and threatened legal actions and proceedings. In view of the inherent difficulty of predicting the outcome of such litigation and regulatory matters, particularly where the claimants seek unspecified or very large or indeterminate damages or where the matters present novel legal theories or involve a large number of parties, the Company cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.
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In accordance with applicable accounting guidance, the Company establishes an accrued liability for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. As a matter develops, the Company, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. Once the loss contingency related to a matter is deemed to be both probable and estimable, the Company will establish an accrued liability. The Company continues to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established.
In some of the matters described below, loss contingencies are not both probable and estimable in the view of management, and accordingly, an accrued liability has not been established for those matters. Information is provided below regarding the nature of all these contingencies and, where specified, the amount of the claim associated with these loss contingencies. Based on current knowledge, management does not believe that loss contingencies arising from pending matters, including the matters described herein, will have a material adverse effect on the Company’s consolidated financial position or liquidity. However, in light of the inherent uncertainties involved in these matters, some of which are beyond the Company’s control, and the very large or indeterminate damages sought in some of these matters, an adverse outcome in one or more of these matters could be material to the Company’s results of operations or cash flows for any particular reporting period.
On May 13, 2019, BofAS acquired the Global Banking and Markets (“GBAM”) assets of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), then an affiliated futures commission merchant. BofAS deems it appropriate to disclose certain MLPF&S litigation and regulatory matters arising from the GBAM business acquired from MLPF&S that would otherwise have been required to be disclosed under CFTC Rule 1.55(k)(7) prior to the transfer of the business to BofAS.
The actions against the Company, and those arising from the GBAM business acquired from MLPF&S, include, but are not limited to, the following:
SEC Section 17(A) Order 12/21/2017
On December 21, 2017, the SEC announced that public administrative and cease-and-desist proceedings we instituted pursuant to Section 15(b) and 21C of the Exchange Act and Section 203(E) of the Advisers Act against MLPF&S. MLPF&S, in addition to offering its customers the ability to buy and sell securities, offered its customers other services in brokerage accounts, such as ATM cash deposits, wires, journal-entry transfers, check writing, ATM withdrawals, cash advances and ACH transfers. By offering these additional services, MLPF&S was susceptible to risks of money laundering and other illicit financial activity associated with these services. During the relevant period, MLPF&S primarily used a system called “Mantas” for the automated monitoring of retail brokerage accounts to detect potential money laundering activity related to money movements. Mantas alerted on transactions that fit within the parameters of specific scenarios selected by MLPF&S. MLPF&S had other methods of detecting suspicious movements of funds in accounts, but those methods were primarily manual, or only alerted on certain types of activity.
MLPF&S also used a separate automated surveillance systems to conduct trade surveillance and referred to the alerts produced by its anti-money laundering (AML) detection channels as “Events.” MLPF&S also used a system called “Event Processor,” or “EP,” which grouped Mantas events and events produced by other firm detection channels and assigned points to the event groups. From 2006 through January 2012, MLPF&S did not investigate Mantas events that were not grouped with an Event from one of the other detection channels, such an employee referral, a government subpoena, or an Event related to a wire transfer or ATM transaction that had been routed through a consumer bank before being debited or credited to an MLPF&S customer’s retail brokerage account. EP used a number of systems and techniques to group Events arising from related retail brokerage accounts. However, EP inadvertently did not link related accounts that involved customers who had both U.S. Dollar-denominated and foreign currency-denominated accounts. Accordingly, certain Event groups did not meet the risk-based threshold and became an investigation for further review as rapidly as they otherwise would have, if at all. MLPF&S did not have adequate policies and procedures for filing what were commonly known as “Continuing Activity” or “Ongoing Activity” Suspicious Activity Reports (SARS).
MLPF&S had AML policies and procedures that were not reasonably designed to account for the additional risk associated with the additional services offered by certain of its retail brokerage accounts. Once an AML case was opened, the platform used by MLPF&S’ AML investigators during part of the relevant period did not provide sufficient visibility into transactions occurring in an account, causing the investigators sometimes unduly to limit their review to the specific events that triggered the Event and not to review the account more broadly to determine whether the risk associated with that event warranted additional investigation or reporting. Because of the deficiencies in its AML policies and procedures MLPF&S failed to adequately monitor for, detect, and report certain suspicious activity related to transaction or pattern
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of transactions in its customers’ accounts. By failing to file SARS with Financial Crimes Enforcement Network (FINCEN) as required by the BSA with respect to certain of its customers’ activity as described above, MLPF&S wilfully violated Section 17(A) of the Exchange Act and Rule 17A-8 thereunder. Without admitting or denying any of the findings or conclusions in the order, MLPF&S consented to the imposition of the following sanctions: (1) cease and desist from committing or causing any violations and any future violations of Exchange Act Section 17(a) or Rule 17a-8 promulgated thereunder, (2) to be censured, and (3) to pay a civil monetary penalty in the amount of $13,000,000.
SEC ATS (Masking) Settlement 6/19/2018 (Attorney General of the State of New York 3/22/2018)
On June 19, 2018, the SEC issued an administrative proceeding against MLPF&S concerning MLPF&S’s sustained efforts to hide its practice of routing certain institutional customer orders to other broker-dealers (ELPs), including proprietary trading firms and wholesale market makers, for execution. MLPF&S configured a number of internal/external trade reporting systems so that institutional customer orders that were executed at ELPs instead appeared to institutional customers to have been executed at MPF&S. MLPF&S similarly misreported ELP executions in reports provided to institutional customers and in billing invoices. When responding to institutional customer questionnaires and in other communications, MLPF&S specifically omitted ELPs from lists of venues to which institutional customer orders were routed. MPF&S referred to this practice internally as masking. MLPF&S masked the ELP executions of MLPF&S’s DSA institutional customers, typically financial institutions such as asset managers, mutual fund investment advisers, and public pension funds. As a result, these institutional customers’ orders received unwanted executions against entities with which they believed their orders would not interact. Because of masking, these institutional customers did not know that MLPF&S violated their instructions. MLPF&S’s efforts to mask the correct trading venues, including by altering trade reporting programs, operated as a fraud or deceit upon its institutional customers. As a result, MLPF&S willfully violated sections 17(a)(2) and 17(a)(3) of the Securities Act. MLPF&S was censured and ordered to (i) cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act; and (ii) pay a civil money penalty in the amount of $42,000,000. Additionally, based on the same conduct, the Attorney General of the State of New York (“NYAG”) Investor Protection Bureau alleged that Bank of America Corporation and MLPF&S (1) concealed from its institutional clients that orders were routed and executed by “electronic liquidity providers”(2) misstated the composition of orders and trades in its dark pool, and (3) did not accurately describe its use of a proprietary “venue ranking” analysis, in violation of the Martin Act and Executive Law § 63(12). NYAG similarly settled the matter for a penalty in the amount of $42,000,000.
SEC Order Conflict of Interest 8/20/2018
On August 20, 2018, MLPF&S entered into a settlement with the SEC resulting in the SEC issuing an order. MLPF&S consented to the entry of the order (the “Order”) that finds that it failed to disclose that the portfolio manager evaluation process employed in connection with a January 2013 termination recommendation for over fifteen hundred of its retail advisory accounts was exposed to a conflict of interest involving other business interests. The Order finds that this undisclosed conflict of interest in MLPF&S’ decision-making process violated Advisers Act Section 206(2). MLPF&S also violated Advisers Act Section 206(4) and Rule 206(4)-7 promulgated thereunder. Without admitting or denying any of the findings or conclusions in the order, MLPF&S consented to the imposition of the following sanctions: (1) cease and desist from committing or causing any violations and any future violations of Sections 206(2) and 206(4) of the Advisers Act and Rule 206(4)-7 promulgated thereunder, (2) to be censured, and (3) to pay disgorgement of $4,032,871.89, prejudgment interest of $806,981.03, and a civil money penalty in the amount of $4,032,871.89.
SEC ADR Settlement 3/22/2019
The SEC deemed it appropriate and in the public interest that public administrative proceedings be instituted pursuant to Section 15(b)(4) of the Securities Exchange Act of 1934 (“Exchange Act”), against MLPF&S (“MLPF&S” or “Respondent”). The SEC found that these proceedings arose out of MLPF&S’s improper practices with respect to securities lending transactions involving pre-released American Depositary Receipts (“ADRs”). ADR facilities, which provide for the issuance of ADRs, are established by a depositary bank (“Depositary”) pursuant to a deposit agreement (“Deposit Agreement”). Typically, a Depositary issues ADRs to a market participant that contemporaneously delivers the corresponding number of foreign securities to the Depositary’s foreign custodian (“Custodian”). However, in certain situations, Deposit Agreements may provide for “pre-release” transactions in which a market participant can obtain newly issued ADRs from the Depositary before delivering ordinary shares to the custodian. Only brokers (or other market participants) that have entered into pre-release agreements with a depositary (“Pre-Release Agreements”) can obtain pre-released ADRs from the Depositary. The Pre-Release Agreements, consistent with the Deposit Agreements, require the broker receiving the pre-released ADRs (“Pre-Release Broker”), or its customer on whose
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behalf the Pre-Release Broker is acting, to beneficially own the ordinary shares represented by the ADRs, and to assign all beneficial rights, title, and interest to those ordinary shares to the Depositary while the pre- release transaction is outstanding. In effect, the Pre-Release Broker or its customer becomes the temporary custodian of the ordinary shares that would otherwise have been delivered to the Custodian. From at least June 2012 until approximately November 2014, MLPF&S received pre- released ADRs from Pre-Release Brokers that had been issued by Depositaries where neither the Pre-Release Brokers nor MLPF&S had taken reasonable steps to satisfy the Pre-Release Brokers’ obligations under the Pre-Release Agreements. MLPF&S, which was not a Pre-Release Broker, understood that the ADRs that MLPF&S borrowed from Pre-Release Brokers may have been sourced from Depositaries pursuant to Pre-Release Agreements. MLPF&S also understood that the beneficial ownership and other representations that Pre-Release Brokers were required to make to depositaries in order to obtain pre-released ADRS. MLPF&S also understood the conduit nature of Pre-Release Brokers’ securities lending business, which under the circumstances should have indicated that the Pre-Release Brokers did not own underlying ordinary shares. MLPF&S’s associate persons on its securities lending desk, by obtaining ADRs from Pre-Release Brokers in circumstances where they should have known that such ADRs likely had been pre-released without compliance with the Pre-Release Brokers’ obligations under the Pre-release Agreements, violated Section 17(a)(3) of the Securities Act of 1933 (“Securities Act”). MLPF&S’s supervisory policies and procedures were not reasonably designed and implemented to provide sufficient oversight of associated persons to prevent and detect their violations of Section 17(a)(3) of the Securities Act. As a result, MLPF&S failed reasonably to supervise its associated persons within the meaning of Section 15(b)(4)(e) of the Exchange Act. MLPF&S submitted an offer of settlement (the “Offer”) which the SEC has determined to accept. MLPF&S failed reasonably to fulfill its supervisory responsibilities within the meaning of Section 15(b)(4)(e) of the Exchange Act. Solely for the purpose of settling these proceedings, MLPF&S consented to the order without admitting or denying the findings in the order, except as to the SEC’s jurisdiction over it and the subject matter. The SEC ordered that MLPF&S is censured and shall pay disgorgement of $4,448,291.52 together with prejudgment interest of $724,795.40 and a civil money penalty of $2,891,389.48.
CFTC Order 9/10/2019
The CFTC found that for nearly three years, MLPF&S, at that time a registered Futures Commission Merchant, failed to promptly produce reliable audit trail data requested by the Division of Enforcement and failed to develop and diligently administer adequate procedures for responding to routine regulatory requests in violation of Section 4g of the Commodity Exchange Act and Regulations 1.31, 1.35 and 166.3. In addition to imposing a $300,000 civil monetary penalty, the order notes that MLPF&S had already taken steps to revise its internal process for responding to regulatory data requests, including, but not limited to, designating personnel to: (1) interpret regulatory data requests, the source of the information, and the timing for the response; (2) locate and provide the data; and (3) independently assess the data extraction process and results.
CFTC Order 9/27/2022, SEC Order 9/27/2022
Certain of the Corporation’s subsidiaries entered into resolutions with the SEC and CFTC to resolve civil investigations by the SEC and CFTC regarding compliance by financial institutions with record-keeping obligations for broker-dealers, investment advisors, swaps dealers, and futures commission merchants pertaining to business-related electronic communications sent over unapproved electronic messaging channels. The SEC and CFTC found that BofAS (including its subsidiaries) and MLPF&S did not maintain copies of certain communications required to be maintained under their respective record keeping rules, where such communications were sent or received by employees over electronic messaging channels that had not been approved for employee use. The SEC and CFTC also found related supervision failures. Under these resolutions, a $125 million civil monetary penalty was paid to the SEC, and a $100 million civil monetary penalty was paid to the CFTC. The CFTC resolution also includes Bank of America N.A.
Included by the Sponsor from the NFA Website and not provided by BofAS
CBOT Case #: 23-CH-2311. Pursuant to an offer of settlement in which BofA Securities, Inc. neither admitted nor denied the rule violations upon which the penalty is based, on June 8, 2023, the Clearing House Risk Committee found that BofA Securities, Inc. violated CBOT Rules 930.E.1., 930.E.2., 930.E.3. and 930.F. In accordance with the settlement offer, the Committee imposed a $150,000 fine. Effective Date: June 9, 2023.
CME Case #: 22-CH-2206. Pursuant to an offer of settlement in which BofA Securities, Inc. neither admitted nor denied the rule violations upon which the penalty is based, on December 16, 2022, the Clearing House Risk Committee found that BofA Securities, Inc.
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violated Customer Gross Margining Technical Overview Requirements and CME Rule 980.G. In accordance with the settlement offer, the Committee imposed a $1,000,000 fine. Effective Date: December 19, 2022.
CME Case #: DQA-22-0987. During the period of April 1, 2022 to June 30, 2022, BofA Securities Inc. violated Rule 576 by failing to maintain current and accurate information in the Exchange Fee System. On November 16, 2022, BofA Securities Inc., pursuant to Rule 512 (“Reporting Infractions”), was issued a $5,000 fine for its violations of Rule 576. Effective Date: December 5, 2022.
CFTC Case 22-38: CFTC Case 22-.38. CFTC Orders 11 Financial Institutions to Pay Over $710 Million for Recordkeeping and Supervision Failures for Widespread Use of Unapproved Communication Methods. On September 27th, the CFTC issued BofA Securities Inc. a penalty of $100,000,000 for failing to maintain, preserve, or produce records that were required to be kept under CFTC recordkeeping requirements, and failing to diligently supervise matters related to their businesses as CFTC registrants. Effective Date: September 27th, 2022.
CBOT Case #: 22-CH-2201. Pursuant to an offer of settlement in which BofA Securities, Inc. neither admitted nor denied the rule violations upon which the penalty is based, on March 17, 2022, the Clearing House Risk Committee found that BofA Securities, Inc. violated CBOT Rules 930.E.1., 930.E.2., 930.E.3., 930.F. and 971.A. In accordance with the settlement offer, the Committee imposed a $100,000 fine. Effective Date: March 18, 2022
CBOT Case #: 21-CH-2102. Pursuant to an offer of settlement in which BofA Securities, Inc. neither admitted nor denied the rule violations upon which the penalty is based, on June 10, 2021, the Clearing House Risk Committee found that BofA Securities, Inc. violated CBOT Rules 930.E.1., 930.E.2., 930.E.3., 930.F., and 971.A. In accordance with the settlement offer, the Committee imposed a $75,000 fine. Effective Date: June 11, 2021
CBOT Case #: 20-1343-BC. Pursuant to an offer of settlement in which BofA Securities, Inc. (“BofAS”) neither admitted nor denied the rule violation or factual findings upon which the penalty is based, on May 18, 2021, a Panel of the Chicago Board of Trade (“CBOT”) Business Conduct Committee (“Panel”) found that on March 19, 2020, and May 4, 2020, BofAS executed certain Exchange for Related Position (“EFRP”) transactions in the June 2020 Ultra U.S. Treasury Bond futures, June 2020 Five Year Treasury Note futures, June 2020 Ten Year Treasury Note futures, and June 2020 U.S. Treasury Bond futures contracts that were contingent upon the execution of other EFRP transactions. The Panel further found that BofAS executed these transactions simultaneously and without incurring material market risk. The Panel concluded that BofAS thereby violated CBOT Rule 538.C. In accordance with the settlement offer, the Panel ordered BofAS to pay a fine of $55,000. This action became final on May 18, 2021 and effective May 20, 2021.
CBOT Case #: 20-CH-2012. Pursuant to an offer of settlement in which BofA Securities, Inc. neither admitted nor denied the rule violation upon which the penalty is based, on October 15, 2020, the Clearing House Risk Committee found that BofA Securities, Inc. violated CBOT Rule 971.A. BofA Securities Inc. was fined $75,000, effective October 16, 2020.
CBOT Case #: 20-CH-2002. Pursuant to an offer of settlement in which BofA Securities, Inc. neither admitted nor denied the rule violations upon which the penalty is based, on August 20, 2020, the Clearing House Risk Committee found that BofA Securities, Inc. violated CBOT Rules 971.A. and 971.A.3. In accordance with the settlement offer, the Committee imposed a $50,000 fine. Effective Date: August 21, 2020.
CBOT Case #: 20-CH-2003. Pursuant to an offer of settlement in which BofA Securities, Inc. neither admitted nor denied the rule violations upon which the penalty is based, on August 20, 2020 the Clearing House Risk Committee found that BofA Securities, Inc. violated CBOT Rule 971.A.1.In accordance with the settlement offer, the Committee imposed a $100,000 fine. Effective Date: August 21, 2020.
CBOT Case #: 20-CH-2001: Pursuant to an offer of settlement in which BofA Securities, Inc. neither admitted nor denied the rule violation upon which the penalty is based, on June 11, 2020, the Clearing House Risk Committee found that BofA Securities, Inc. violated CBOT Rule 971.E. In accordance with the settlement offer, the Committee imposed a $50,000 fine. Effective Date: June 12, 2020.
RBC Capital Markets LLC (“RBC” or the “Company”)
RBC Capital Markets, LLC (“RBC Capital”), is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC Capital’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC Capital with respect to issues raised in various investigations. RBC Capital complies fully with its
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regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC Capital is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC Capital complies fully with all settlements it reaches and all orders, awards and judgments made against it.
RBC Capital has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC Capital is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC Capital’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.
RBC Capital contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC Capital cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC Capital believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC Capital.
On April 27, 2017, pursuant to an offer of settlement, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that RBC Capital engaged in EFRP transactions which failed to satisfy the Rules of the Chicago Board of Trade (the “Exchange”) in one or more ways. Specifically, the Panel found that RBC Capital traders entered into EFRP trades in which RBC Capital accounts were on both sides of the transactions. While the purpose of the transactions was to transfer positions between the RBC Capital accounts, the Panel found that the manner in which the trades occurred violated the Exchange’s prohibition on wash trades. The Panel found that RBC Capital thereby violated CBOT Rules 534 and (legacy) 538.B. and C. In accordance with the settlement offer, the Panel ordered RBC Capital to pay a $175,000 fine. On October 1, 2019, the CFTC issued an order filing and settling charges against RBCCM for the above activity, as well as related charges. The order required that RBCCM cease and desist from violating the applicable regulations, pay a $5 million civil monetary penalty, and comply with various conditions, including conditions regarding public statements and future cooperation with the Commission.
On June 18, 2015, in connection with the Municipalities Continuing Disclosure Cooperation initiative of the U.S. Securities and Exchange Commission (“SEC”), the SEC commenced and settled an administrative proceeding against RBC Capital for willful violations of Sections 17(a)(2) of the Securities Act of 1933, as amended (“1933 Act”) after the firm self-reported instances in which it conducted inadequate due diligence in certain municipal securities offerings and as a result, failed to form a reasonable basis for believing the truthfulness of certain material representations in official statements issued in connection with those offerings. RBC Capital paid a fine of $500,000.
RBC Capital and certain affiliates were named as defendants in a lawsuit relating to their role in transactions involving investments made by a number of Wisconsin school districts in certain collateralized debt obligations. These transactions were also the subject of a regulatory investigation, which was resolved in 2011. RBC Capital reached a final settlement with all parties in the civil litigation, and the civil action against RBC Capital was dismissed with prejudice on December 6, 2016.
Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks and other entities, including the Company and RBC, regarding foreign exchange trading. Beginning in 2015, putative class actions were brought against the Company and/or RBC in the U.S. and Canada. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behavior in global foreign exchange trading. In August 2018, the U.S. District Court entered a final order approving RBC’s pending settlement with class plaintiffs. In November 2018, certain institutional plaintiffs who had previously opted-out of participating in the settlement filed their own lawsuit in U.S. District Court (the “Opt Out Action”). In May 2020, the U.S. District Court dismissed RBC from the Opt Out Action. The plaintiffs refiled their claim and in July 2021, the U.S. District Court granted a motion in favor of the Company to dismiss the action, however, denied the motion as to RBC. The Company reached a settlement for an immaterial amount with respect to an action brought by a class of indirect purchasers. The Canadian class actions have also been settled. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of this matter or the timing of its ultimate resolution.
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On April 13, 2015, RBC Capital’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants and on June 29, 2018, the French appellate court affirmed the acquittals. The acquittals were appealed and the French Supreme Court issued a judgment reversing the decision of the French Court of Appeal and sent the case back to the French Court of Appeal for rehearing. The Court of Appeals has scheduled a new trial to begin in September 2023.
Various regulators and competition and enforcement authorities around the world, including in Canada, the United Kingdom, and the U.S., are conducting investigations related to certain past submissions made by panel banks in connection with the setting of the U.S. dollar London interbank offered rate (LIBOR). These investigations focus on allegations of collusion between the banks that were on the panel to make submissions for certain LIBOR rates. Royal Bank of Canada, RBC Capital’s indirect parent, is a member of certain LIBOR panels, including the U.S. dollar LIBOR panel, and has in the past been the subject of regulatory requests for information. In addition, Royal Bank of Canada and other U.S. dollar panel banks have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. The complaints in those private lawsuits assert claims against us and other panel banks under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law. On February 28, 2018, the motion by the plaintiffs in the class action lawsuits to have the class certified was denied in relation to Royal Bank of Canada. On December 30, 2021, the Second Circuit issued a ruling in certain BBA-LIBOR matters, affirming certain trial court rulings regarding antitrust standing but reversing the trial court with respect to applicable standards for personal jurisdiction and remanding for further proceedings. The Second Circuit remanded the matter to the district court for further proceedings consistent with its decision. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these investigations or proceedings or the timing of their resolution.
In addition to the LIBOR actions, in January 2019, a number of financial institutions, including RBC and the Company, were named in a purported class action in New York alleging violations of the U.S. antitrust laws and common law principles of unjust enrichment in the setting of LIBOR after the Intercontinental Exchange took over administration of the benchmark interest rate from the British Bankers’ Association in 2014 (the ICE LIBOR action). On March 26, 2020 the defendants’ motion to dismiss the matter was granted. The Plaintiffs appealed that ruling to the United States Court of Appeals for the Second Circuit on April 27, 2020; that appeal was denied and the matter closed.
In September 2020, RBC and other financial institutions were named as defendants in a separate, individual (i.e., non-class) action filed in California alleging that the usage and setting of LIBOR constitutes per se collusive conduct. In November 2020, plaintiffs sought a preliminary injunction with respect to the setting of ICE LIBOR; this motion was denied. This matter was subsequently settled.
In October 2022, the Company received a request for information and documents from the United States Securities and Exchange Commission (SEC) concerning compliance with records preservation requirements relating to business communications exchanged on electronic channels that have not been approved by the Company. The Company is cooperating with the SEC’s inquiry. As has been publicly reported, the SEC is conducting similar inquiries into recordkeeping practices at multiple other financial institutions. Based on the facts currently known, it is not possible at this time for management to predict the ultimate outcome of this inquiry or the timing of its resolution
On October 14, 2014, the Delaware Court of Chancery (the “Court of Chancery”) in a class action brought by former shareholders of Rural/Metro Corporation, held RBC Capital liable for aiding and abetting a breach of fiduciary duty by three Rural/Metro directors, but did not make an additional award for attorney’s fees. A final judgment was entered on February 19, 2015 in the amount of US$93 million plus post judgment interest. RBC Capital appealed the Court of Chancery’s determination of liability and quantum of damages, and the plaintiffs cross-appealed the ruling on additional attorneys’ fees. On November 30, 2015, the Delaware Supreme Court affirmed the Court of Chancery with respect to both the appeal and cross-appeal. RBC Capital is cooperating with an investigation by the SEC relating to this matter. In particular, the SEC contended that RBC Capital caused materially false and misleading information to be included in the proxy statement that Rural filed to solicit shareholder approval for the sale in violation of section 14(A) of the Exchange Act and Rule 14A-9 thereunder. On August 31, 2016, RBC Capital was ordered by the SEC to cease and desist and paid $500,000 in disgorgement, plus interest of $77,759 and a civil penalty of $2 million.
Case 19-47 CFTC Administrative Action, September 30, 2019 (included by the Sponsor from the NFA website and not provided by RBC Capital Markets LLC)
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CFTC Orders RBC Capital Markets, LLC to Pay $5 Million for Supervisory Failures Resulting in Illegal Trades and Other Violations
Washington, DC – The U.S. Commodity Futures Trading Commission today announced the agency issued an order on Monday, September 30, 2019, filing and setting charges against RBC Capital Markets, LLC (RBCCM), a registered futures commission merchant (FCM), for failing to meet its supervisory obligations, which resulted in hundreds of unlawful trades and other violations over the period of at least late 2011 through May 2017.
The order requires RBCCM to cease and desist from future violations, pay a $5 million civil monetary penalty, and for a period of three years to expeditiously and completely cooperate with the Commission and any other governmental agency in all future investigations or inquiries involving the factual and legal subject matters of this action.
“The CFTC will vigorously enforce the rules requiring our registrants to properly supervise their business activities. Where those supervision failures are accompanied by other violations, we will pursue those violations as well,” said CFTC Director of Enforcement James McDonald.
The order finds that between December 2011 and October 2015, RBCMM engaged in at least 385 noncompetitive, fictitious, exchange for physical wash transactions (Wash EFPs). The order finds that RBCCM engaged in Wash EFPs in order to move positions internally between RBCCM accounts, which was less costly and administratively burdensome than other options to manage risk, and because it was believed that the exchange allowed it. RBCCM personnel checked with the appropriate compliance officer on whether the trades were appropriate but the officer did not respond, follow up with the exchange, or provide any formal training until at least May 2015.
Notably, as the order finds, 217 of the Wash EFPs occurred after the entry of a consent order in December 2014, which resolved a CFTC enforcement action against RBCCM’s parent, the Royal Bank of Canada (RBC), for wash sales and fictitious transactions. [See Release No. 7086-14] The order finds that RBCCM had actual notice of the December 2014 injunction against RBC prohibiting wash trading, yet the Wash EFPs continued at RBCCM. The order also finds that RBC delegated execution and surveillance of the bank’s futures transactions on exchanges in the United States to RBCCM, but that they failed to adequately implement a reasonable supervisory system overseeing its futures transactions, and failed to detect at least 385 Wash EFPs.
The order further finds that RBCCM failed to prepare and timely file Risk Exposure Reports, disclose material non-compliance issues to the CFTC, and maintain and promptly produce required records to the CFTC.
The order also finds other supervisory failures. For example, all RBC affiliates, including RBCCM, must follow company-wide policies and procedures, but RBCCM failed to implement several of those policies and procedures, which resulted in the various violations set forth in the order. To wit, RBCCM did not have a system to ensure employees reviewed the compliance manual; the compliance manual did not adequately address the requirements of EFPs; there was no formal training on EFPs; and RBCCM failed to adequately monitor for potential futures wash trades.
The order additionally finds that RBCCM disclosed the Wash EFPs to the CFTC shortly before formally disclosing it in its required 2015 Chief Compliance Officer report. RBCCM, however, failed to timely and fully respond to document requests and subpoenas issued by CFTC staff and attempted to dissuade them from inquiring into RBC’s involvement with the Wash EFPs, even from a supervisory perspective. These actions were taken despite the inter-relationship between RBCCM and RBC, as well as the prior consent order, which required cooperation of RBC in any investigation by the Division of Enforcement related to the subject matter of this action. As a result, the order finds that the CFTC expended considerable resources trying to obtain information and timely compliance with its subpoenas from RBC and RBCCM.
Please see RBC’s Form BD, which is available on the FINRA BrokerCheck program, for more details.
CME Case #20-CH-2008. For violations of CME’s Rule 971.A-Segregation, Secured and Cleared Swaps Customer Account Requirements - the Clearing House Risk Committee assessed a fine of $50,000 effective August 21, 2020.
CME Case #18-CH-1804. For violations of CME’s Rule 971.A-Segregation, Secured and Cleared Swaps Customer Account Requirements - the Clearing House Risk Committee assessed a fine of $50,000 effective June 29, 2018.
Included by the Sponsor from the NFA Website and not provided by RBC
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CME Case #: 23-CH-2322. Pursuant to an offer of settlement in which RBC Capital Markets, LLC neither admitted nor denied the rule violation upon which the penalty is based, on October 12, 2023, the Clearing House Risk Committee found that RBC Capital Markets, LLC violated CME Rule 980.A. In accordance with the settlement offer, the Committee imposed a $50,000 fine. Effective Date: October 12, 2023.
CME Case #: DQA-23-1179. Pursuant to the results of a back office CTR exam for trade dates January 3, 2023 through March 24, 2023, RBC Capital Markets LLC Data Entry Errors exceeded the 10% threshold level mandated by Rule 536.F. Pursuant to the Rule 536.F sanction schedule, RBC Capital Markets LLC was issued a $5,000.00 fine on May 22, 2023 for its second violation of Rule 536.F. within 24 months. Effective Date: June 7, 2023.
Case 19-47 CFTC Administrative Action, September 30, 2019, CFTC Orders RBC Capital Markets, LLC to Pay $5 Million for Supervisory Failures Resulting in Illegal Trades and Other Violations
Washington, DC – The U.S. Commodity Futures Trading Commission today announced the agency issued an order on Monday, September 30, 2019, filing and setting charges against RBC Capital Markets, LLC (RBCCM), a registered futures commission merchant (FCM), for failing to meet its supervisory obligations, which resulted in hundreds of unlawful trades and other violations over the period of at least late 2011 through May 2017.
The order requires RBCCM to cease and desist from future violations, pay a $5 million civil monetary penalty, and for a period of three years to expeditiously and completely cooperate with the Commission and any other governmental agency in all future investigations or inquiries involving the factual and legal subject matters of this action.
“The CFTC will vigorously enforce the rules requiring our registrants to properly supervise their business activities. Where those supervision failures are accompanied by other violations, we will pursue those violations as well,” said CFTC Director of Enforcement James McDonald.
The order finds that between December 2011 and October 2015, RBCMM engaged in at least 385 noncompetitive, fictitious, exchange for physical wash transactions (Wash EFPs). The order finds that RBCCM engaged in Wash EFPs in order to move positions internally between RBCCM accounts, which was less costly and administratively burdensome than other options to manage risk, and because it was believed that the exchange allowed it. RBCCM personnel checked with the appropriate compliance officer on whether the trades were appropriate but the officer did not respond, follow up with the exchange, or provide any formal training until at least May 2015.
Notably, as the order finds, 217 of the Wash EFPs occurred after the entry of a consent order in December 2014, which resolved a CFTC enforcement action against RBCCM’s parent, the Royal Bank of Canada (RBC), for wash sales and fictitious transactions. [See Release No. 7086-14] The order finds that RBCCM had actual notice of the December 2014 injunction against RBC prohibiting wash trading, yet the Wash EFPs continued at RBCCM. The order also finds that RBC delegated execution and surveillance of the bank’s futures transactions on exchanges in the United States to RBCCM, but that they failed to adequately implement a reasonable supervisory system overseeing its futures transactions, and failed to detect at least 385 Wash EFPs.
The order further finds that RBCCM failed to prepare and timely file Risk Exposure Reports, disclose material non-compliance issues to the CFTC, and maintain and promptly produce required records to the CFTC.
The order also finds other supervisory failures. For example, all RBC affiliates, including RBCCM, must follow company-wide policies and procedures, but RBCCM failed to implement several of those policies and procedures, which resulted in the various violations set forth in the order. To wit, RBCCM did not have a system to ensure employees reviewed the compliance manual; the compliance manual did not adequately address the requirements of EFPs; there was no formal training on EFPs; and RBCCM failed to adequately monitor for potential futures wash trades.
The order additionally finds that RBCCM disclosed the Wash EFPs to the CFTC shortly before formally disclosing it in its required 2015 Chief Compliance Officer report. RBCCM, however, failed to timely and fully respond to document requests and subpoenas issued by CFTC staff and attempted to dissuade them from inquiring into RBC’s involvement with the Wash EFPs, even from a supervisory perspective. These actions were taken despite the inter-relationship between RBCCM and RBC, as well as the prior consent order, which required cooperation of RBC in any investigation by the Division of Enforcement related to the subject matter of this action. As a result, the order finds that the CFTC expended considerable resources trying to obtain information and timely compliance with its subpoenas from RBC and RBCCM.
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Please see RBC’s Form BD, which is available on the FINRA BrokerCheck program, for more details.
CME Case #20-CH-2008. Pursuant to an offer of settlement in which RBC Capital Markets LLC neither admitted nor denied the rule violations upon which the penalty is based, on August 20, 2020, the Clearing House Risk Committee found that RBC Capital Markets LLC violated CME Rule 971.A.1. In accordance with the settlement offer, the Committee imposed a $50,000 fine, effective August 21, 2020.
CME Case #18-CH-1804. Pursuant to an offer of settlement in which RBC Capital Markets LLC neither admitted nor denied the rule violation upon which the penalty is based, on June 28, 2018, the Clearing House Risk Committee found that RBC Capital Markets LLC violated CME Rule 971.A.1. In accordance with the settlement offer, the Clearing House Risk Committee imposed a $50,000 fine, effective June 29, 2018.
CFTC Case #: 19-47: The U.S. Commodity Futures Trading Commission today announced the agency issued an order on Monday, September 30, 2019, filing and setting charges against RBC Capital Markets, LLC. On September 30. 2019, , RBC Capital Markets LLC was issued a $5,000,000 fine for its violation for failure to meet supervisory obligations, which resulted in hundreds of unlawful trades and violations over the period of 2011 to May 2017.
NYME Case #: 20-1311-BC. Pursuant to an offer of settlement in which RBC Capital Markets, LLC (“RBC”) neither admitted nor denied the rule violations upon which the penalty is based, on July 22, 2021, a Panel of the NYMEX Business Conduct Committee (“BCC Panel”) found that on multiple occasions during March 2020, RBC submitted block trades in Crude Oil and Natural Gas futures to the Exchange outside the reporting time requirements and submitted inaccurate block trade execution times to the Exchange on one or more occasions. RBC also failed to properly advise and train its brokers as to relevant Exchange rules and Market Regulation Advisory Notices (“MRANs”) in a manner sufficient to ensure compliance with the Exchange’s block trade reporting rules. The Panel found that as a result of the foregoing, RBC violated Rules 432.W., 526.F. and 526. In accordance with the settlement offer, the BCC Panel ordered RBC to pay a $45,000 fine. This action became final on July 22, 2021 and effective July 26, 2021.
CBOT Case #: DQA-18-9765: During the period of April 1, 2018 through June 30, 2018, RBC Capital Markets LLC violated Rule 576 by failing to maintain accurate and current information in the Exchange Fee System. On October 24, 2018, RBC Capital Markets LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued a $5,000 fine by the 512 Committee for its violation of Rule 576. Effective Date: November 9. 2018.
CME Case #: DQA-19-0131: During the period of April 1, 2019 through June 30, 2019, RBC Capital Markets LLC violated Rule 576 by failing to maintain accurate and current information in the Exchange Fee System. On October 23, 2019, RBC Capital Markets LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued a $5,000 fine for its violation of Rule 576. Effective Date: November 13, 2019.
Barclays Capital Inc. (“BCI”)
Barclays Capital Inc. (“BCI”) is engaged in various legal and regulatory matters in a number of jurisdictions. BCI is subject to legal proceedings by and against BCI which arise from time to time and also subject to enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which BCI is or has been engaged.
Information relating to legal and regulatory risks is set out in the Legal, Competition and Regulatory matters note to Barclays financial statements in our most recent Annual Report or Interim Results Announcement (as applicable). If a Barclays quarterly Results Announcement has been released since the most recent Annual Report or Interim Results Announcement, this may contain additional information relating to such matters. In between Results Announcements, Barclays may from time to time make Regulatory News Service announcements containing information relating to a specific legal, competition or regulatory matter. Copies of Barclays Annual Report, Results Announcements, and Regulatory News Service Announcements are available on the Barclays Investor Relations website in sections headed ‘annual reports’, ‘results’ and ‘regulatory news’ respectively:
https://www.home.barclays/barclays-investor-relations.html. Additional Information relating to legal and regulatory risks is set out in the firm’s Statement of Financial Condition (unaudited) as of June 30, 2021, available at: https://www.investmentbank.barclays.com/disclosures/barclays-capital-inc-financial-reporting.html. Additionally, a FINRA BrokerCheck Report, detailing proceedings the Firm has been involved in, is available at: http://www.finra.org/Investors/ToolsCalculators/BrokerCheck/.
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Investigations into LIBOR and other benchmarks and related civil actions
Regulators and law enforcement agencies, including certain competition authorities, from a number of governments have conducted investigations relating to Barclays Bank PLC’s involvement in allegedly manipulating certain financial benchmarks, such as LIBOR. Various individuals and corporates in a range of jurisdictions have threatened or brought civil actions against the Group and other banks in relation to the alleged manipulation of LIBOR and/or other benchmarks.
USD LIBOR civil actions
The majority of the USD LIBOR cases, which have been filed in various US jurisdictions, have been consolidated for pre-trial purposes in the US District Court in the Southern District of New York (SDNY). The complaints are substantially similar and allege, among other things, that Barclays PLC, Barclays Bank PLC, the Company and other financial institutions individually and collectively violated provisions of the US Sherman Antitrust Act (Antitrust Act), the US Commodity Exchange Act (CEA), the US Racketeer Influenced and Corrupt Organizations Act (RICO), the Securities Exchange Act of 1934 and various state laws by manipulating USD LIBOR rates.
Putative class actions and individual actions seek unspecified damages with the exception of one lawsuit, in which the plaintiffs are seeking no less than $100 million in actual damages and additional punitive damages against all defendants, including Barclays Bank PLC. Some of the lawsuits also seek trebling of damages under the Antitrust Act and RICO. Barclays Bank PLC has previously settled certain claims. Two class action settlements, where Barclays Bank PLC has respectively paid $7.1 million and $20 million, have received final court approval. Barclays Bank PLC also settled two further matters for $7.5 million and $1.95 million, respectively.
Sterling LIBOR civil actions
In 2016, two putative class actions filed in the SDNY against Barclays Bank PLC, the Company and other Sterling LIBOR panel banks alleging, among other things, that the defendants manipulated the Sterling LIBOR rate in violation of the Antitrust Act, CEA and RICO, were consolidated. The defendants’ motion to dismiss the claims was granted in 2018. The plaintiffs have appealed the dismissal.
Japanese Yen LIBOR civil actions
In 2012, a putative class action was filed in the SDNY against Barclays Bank PLC and other Japanese Yen LIBOR panel banks by a lead plaintiff involved in exchange-traded derivatives and members of the Japanese Bankers Association’s Euroyen Tokyo Interbank Offered Rate (Euroyen TIBOR) panel. The complaint alleges, among other things, manipulation of the Euroyen TIBOR and Yen LIBOR rates and breaches of the CEA and the Antitrust Act. In 2014, the court dismissed the plaintiff’s antitrust claims, and, in 2020, the court dismissed the plaintiff’s remaining CEA claims. The plaintiff has appealed the lower court’s dismissal of such claims.
In 2015, a second putative class action, making similar allegations to the above class action, was filed in the SDNY against Barclays PLC, Barclays Bank PLC and the Company. Barclays and the plaintiffs have reached a settlement of $17.75 million for both actions, which is subject to court approval.
SIBOR/SOR civil action
In 2016, a putative class action was filed in the SDNY against Barclays PLC, Barclays Bank PLC, the Company and other defendants, alleging manipulation of the Singapore Interbank Offered Rate (SIBOR) and Singapore Swap Offer Rate (SOR). The plaintiffs and remaining defendants (which include Barclays Bank PLC) have reached a joint settlement to resolve this matter for $91 million, which has received preliminary court approval. A final court approval hearing has been scheduled for November 2022. The financial impact of Barclays’ share of the joint settlement is not expected to be material to the Group’s or Company’s operating results, cash flows or financial position.
ICE LIBOR civil actions
In 2019, several putative class actions were filed in the SDNY against a panel of banks, including Barclays PLC, Barclays Bank PLC, the Company, other financial institution defendants and Intercontinental Exchange Inc. and certain of its affiliates (ICE), asserting antitrust claims that defendants manipulated USD LIBOR through defendants’ submissions to ICE. These actions have been consolidated. The defendants’ motion to dismiss was granted in 2020 and the plaintiffs appealed. In February 2022, the dismissal was affirmed on appeal. The plaintiffs have not sought U.S. Supreme Court review. This matter is now concluded.
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In August 2020, an ICE LIBOR-related action was filed by a group of individual plaintiffs in the US District Court for the Northern District of California on behalf of individual borrowers and consumers of loans and credit cards with variable interest rates linked to USD ICE LIBOR. The plaintiffs’ motion seeking, among other things, preliminary and permanent injunctions to enjoin the defendants from continuing to set LIBOR or enforce any financial instrument that relies in whole or in part on USD LIBOR was denied. The defendants have moved to dismiss the case.
Credit Default Swap civil action
A putative antitrust class action is pending in New Mexico federal court against Barclays Bank PLC, the Company and various other financial institutions. The plaintiffs, the New Mexico State Investment Council and certain New Mexico pension funds, allege that the defendants conspired to manipulate the benchmark price used to value Credit Default Swap (CDS) contracts at settlement (i.e. the CDS final auction price). The plaintiffs allege violations of US antitrust laws and the CEA, and unjust enrichment under state law. The defendants have moved to dismiss the case.
Foreign Exchange investigations and related civil actions
In 2015, the Group reached settlements totalling approximately $2.38 billion with various US federal and state authorities and the FCA in relation to investigations into certain sales and trading practices in the Foreign Exchange market.
The European Commission announced two settlements in May 2019 and the Group paid penalties totalling approximately €210 million ($249 million). In June 2019, the Swiss Competition Commission announced two settlements and the Group paid penalties totalling approximately CHF 27 million ($29 million). In December 2021, the European Commission announced a final settlement which required the Group to pay penalties totalling approximately €54 million, which amount has been provided for in previous periods. The financial impact of any ongoing investigations is not expected to be material to the Group’s or Company’s operating results, cash flows or financial position.
Various individuals and corporates in a range of jurisdictions have threatened or brought civil actions against the Group and other banks in relation to alleged manipulation of Foreign Exchange markets.
FX opt out civil action
In 2018, Barclays Bank PLC and the Company settled a consolidated action filed in the SDNY, alleging manipulation of Foreign Exchange markets (Consolidated FX Action), for a total amount of $384 million. Also in 2018, a group of plaintiffs, who opted out of the Consolidated FX Action, filed a complaint in the SDNY against Barclays PLC, Barclays Bank PLC, the Company and other defendants. Some of the plaintiffs’ claims were dismissed in 2020.
Retail basis civil action
In 2015, a putative class action was filed against several international banks, including Barclays PLC and the Company, on behalf of a proposed class of individuals who exchanged currencies on a retail basis at bank branches (Retail Basis Claims). The SDNY has ruled that the Retail Basis Claims are not covered by the settlement agreement in the Consolidated FX Action. The Court subsequently dismissed all Retail Basis Claims against the Group and all other defendants. The plaintiffs have filed an amended complaint.
Non-US FX civil actions
Legal proceedings have been brought or are threatened against Barclays PLC, Barclays Bank PLC, the Company and Barclays Execution Services Limited (BX) in connection with alleged manipulation of Foreign Exchange in the UK, a number of other jurisdictions in Europe, Israel, Brazil and Australia. Additional proceedings may be brought in the future.
The above-mentioned proceedings include two purported class actions filed against Barclays PLC, Barclays Bank PLC, BX, the Company and other financial institutions in the UK Competition Appeal Tribunal (CAT) in 2019 following the settlements with the European Commission described above. The CAT refused to certify these claims in the first quarter of 2022 although the claimants are seeking permission to appeal. Also in 2019, a separate claim was filed in the UK in the High Court of Justice (High Court), and subsequently transferred to the CAT, by various banks and asset management firms against Barclays Bank PLC and other financial institutions alleging breaches of European and UK competition laws related to FX trading.
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Metals related civil actions
A number of US civil complaints, each on behalf of a proposed class of plaintiffs, have been consolidated and transferred to the SDNY. The complaints allege that Barclays Bank PLC and other members of The London Gold Market Fixing Ltd. manipulated the prices of gold and gold derivative contracts in violation of the Antitrust Act and other federal laws. The parties have reached a joint settlement to resolve this matter for $50 million, which has received preliminary court approval, with the final court approval hearing scheduled for August 2022. The financial impact of Barclays’ share of the joint settlement is not expected to be material to the Group’s operating results, cash flows or financial position. A separate US civil complaint by a proposed class of plaintiffs against a number of banks, including Barclays Bank PLC, the Company and BX, alleging manipulation of the price of silver in violation of the CEA, the Antitrust Act and state antitrust and consumer protection laws, has been dismissed as against the Barclays entities. The plaintiffs have the option to seek the court’s permission to appeal.
Civil actions have also been filed in Canadian courts against Barclays PLC, Barclays Bank PLC, Barclays Capital Canada Inc. and the Company on behalf of proposed classes of plaintiffs alleging manipulation of gold and silver prices.
Residential mortgage-backed securities civil action
In 2020, a civil litigation claim was filed in the New Mexico First Judicial District Court by the State of New Mexico against six banks, including the Company, on behalf of two New Mexico state pension funds and the New Mexico State Investment Council relating to legacy Residential Mortgage-Backed Securities (RMBS) purchases. As to the Company, the complaint alleges that the funds purchased approximately $22 million in RMBS underwritten by the Company. The parties have reached a joint settlement to resolve this matter for $32.5 million. The settlement was paid in April 2022. The financial impact of the Company’s share of the joint settlement is not material to the Company’s operating results, cash flows or financial position.
Government and agency securities civil actions
Treasury auction securities civil actions
Consolidated putative class action complaints filed in US federal court against Barclays Bank PLC, the Company and other financial institutions under the Antitrust Act and state common law allege that the defendants (i) conspired to manipulate the US Treasury securities market and/or (ii) conspired to prevent the creation of certain platforms by boycotting or threatening to boycott such trading platforms. The court dismissed the consolidated action in March 2021. The plaintiffs filed an amended complaint. The defendants’ motion to dismiss the amended complaint was granted in March 2022. The plaintiffs are appealing this decision.
In addition, certain plaintiffs have filed a related, direct action against the Company and certain other financial institutions, alleging that defendants conspired to fix and manipulate the US Treasury securities market in violation of the Antitrust Act, the CEA and state common law.
Supranational, Sovereign and Agency bonds civil actions
Civil antitrust actions have been filed in the SDNY and Federal Court of Canada in Toronto against Barclays Bank PLC, the Company, BX, Barclays Capital Securities Limited and, with respect to the civil action filed in Canada only, Barclays Capital Canada, Inc. and other financial institutions alleging that the defendants conspired to fix prices and restrain competition in the market for US dollar-denominated Supranational, Sovereign and Agency bonds.
In one of the actions filed in the SDNY, the court granted the defendants’ motion to dismiss the plaintiffs’ complaint. The dismissal was affirmed on appeal; however, the district court subsequently informed the parties of a potential conflict. The motion to dismiss was assigned to a new district court judge and the plaintiffs have moved to vacate the dismissal order. The plaintiffs have voluntarily dismissed the other SDNY action. In the Federal Court of Canada action, the plaintiffs reached settlements with a small number of banks in 2020 (not including Barclays Capital Canada, Inc.). The plaintiffs have commenced the class certification process. There is no court scheduled deadline and the action remains at an early stage.
Variable Rate Demand Obligations civil actions
Civil actions have been filed against Barclays Bank PLC, the Company and other financial institutions alleging the defendants conspired or colluded to artificially inflate interest rates set for Variable Rate Demand Obligations (VRDOs). VRDOs are municipal bonds with interest
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rates that reset on a periodic basis, most commonly weekly. Two actions in state court have been filed by private plaintiffs on behalf of the states of Illinois and California. Three putative class action complaints have been consolidated in the SDNY. In the consolidated SDNY class action, certain of the plaintiff’s claims were dismissed in November 2020 and defendants’ motion for partial dismissal of the amended consolidated complaint was granted in part and denied in part in June 2022. In the California action, the plaintiffs’ claims were dismissed in June 2021. The plaintiffs have appealed the dismissal.
Odd-lot corporate bonds antitrust class action
In 2020, the Company, together with other financial institutions, were named as defendants in a putative class action. The complaint alleges a conspiracy to boycott developing electronic trading platforms for odd-lots and price-fixing. The plaintiffs demand unspecified money damages. The defendants’ motion to dismiss was granted in 2021 and the plaintiffs have appealed the dismissal. The district court subsequently informed the parties of a potential conflict and the case was reassigned to a new district court judge. The plaintiffs have filed a motion seeking a ruling that would vacate the dismissal and allow the plaintiffs to file an amended complaint if the appeals court remands the case for further proceedings.
Interest rate swap and credit default swap US civil actions
Barclays PLC, Barclays Bank PLC and the Company, together with other financial institutions that act as market makers for interest rate swaps (IRS) are named as defendants in several antitrust class actions which were consolidated in the SDNY in 2016. The complaints allege the defendants conspired to prevent the development of exchanges for IRS and demand unspecified money damages.
In 2018, trueEX LLC filed an antitrust class action in the SDNY against a number of financial institutions including Barclays PLC, Barclays Bank PLC and the Company based on similar allegations with respect to trueEX LLC’s development of an IRS platform. In 2017, Tera Group Inc. filed a separate civil antitrust action in the SDNY claiming that certain conduct alleged in the IRS cases also caused the plaintiff to suffer harm with respect to the Credit Default Swaps market. In 2018 and 2019, respectively, the court dismissed certain claims in both cases for unjust enrichment and tortious interference but denied motions to dismiss the federal and state antitrust claims, which remain pending.
Shareholder derivative action
In November 2020, a purported Barclays shareholder filed a putative derivative action in New York state court against the Company and a number of current and former members of the Board of Directors of Barclays PLC and senior executives or employees of the Group. The shareholder filed the claim on behalf of nominal defendant Barclays PLC, alleging that the individual defendants harmed the company through breaches of their duties, including under the Companies Act 2006. The plaintiff seeks damages on behalf of Barclays PLC for the losses that Barclays PLC allegedly suffered as a result of these alleged breaches. An amended complaint was filed in April 2021, which the Company and certain other defendants moved to dismiss. The motion to dismiss was granted in April 2022. The plaintiffs are appealing the decision.
Over-issuance of securities in the US
Barclays Bank PLC maintains a US shelf registration statement with the Securities and Exchange Commission (SEC) in order to issue securities to US investors. In May 2017, Barclays Bank PLC was the subject of an SEC settlement order as a result of which it lost its status as a “well-known seasoned issuer” (or WKSI) and was required to register a specified amount of securities to be issued under any US shelf registration statements filed with the SEC.
On 10 March 2022, executive management became aware that Barclays Bank PLC had issued securities materially in excess of the set amount under its 2019 US shelf registration statement (2019 F-3) and subsequently became aware that securities had also been issued in excess of the set amount under the predecessor US shelf registration statement (the Predecessor Shelf). The securities that have been over-issued comprise structured notes and exchange traded notes (ETNs). Securities issued in excess of the amount registered are considered to be “unregistered securities” for the purposes of US securities laws, with certain purchasers of those securities having a right to recover, upon the tender of such security to Barclays Bank PLC, the consideration paid for such security with interest, less the amount of any income received, or to recover damages from Barclays Bank PLC if the purchaser no longer owns the security and had sold the security at a loss (the Rescission Price). Barclays Bank PLC launched a rescission offer on 1 August 2022, by which Barclays Bank PLC offered to repurchase the relevant affected securities for the rescission price (the Rescission Offer). The Rescission Offer expired on 12 September 2022. Although the Rescission
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Offer is expected to reduce liability with respect to potential private civil claims, it will not necessarily prevent such claims from being asserted against Barclays Bank PLC and/or its affiliates, including claims under applicable US federal securities laws.
Further, the Rescission Offer does not bar the SEC and other regulators from pursuing enforcement actions against Barclays Bank PLC and its affiliates, which are expected to result in fines, penalties and/or other sanctions. The Group is engaged with, and responding to inquiries and requests for information from, various regulators, including the SEC. The SEC’s investigation into this matter is at an advanced stage and the Group is in discussions with the staff of the SEC’s Division of Enforcement about resolving this matter.
As at 30 June 2022, Barclays PLC has recognised a balance sheet provision of £1,757 million ($2,135 million) (December 2021: £220 million [$267 million]) in relation to this matter, out of which £1,592 million ($1,934 million) (December 2021: £220 million [$267 million]) relates to the over-issuance of structured notes and £165 million ($200 million) (December 2021: nil) relates to liabilities that could be incurred arising out of ongoing discussions in respect of a potential SEC resolution.
A contingent liability exists in relation to the over-issuance of ETNs due to evidentiary challenges and the high level of trading in the securities. A contingent liability also exists in relation to any potential civil claims or enforcement actions taken against Barclays Bank PLC and/or its affiliates, but Barclays Bank PLC is unable to assess the likelihood of liabilities that may arise out of such claims or actions.
Barclays Bank PLC and the Company entered into an agreement under which Barclays Bank PLC agreed to indemnify the Company against any losses, claims, damages or liabilities incurred by the Company arising out of the Company’s purchase, sale or distribution of the affected securities that were issued in excess of the 2019 F-3 and the Predecessor Shelf. In light of such indemnification agreement, any losses or liabilities with respect to the over-issuance of securities under the 2019 F-3 and the Predecessor Shelf are not expected to have an adverse effect on the Company’s financial condition or results of operation.
Investigation into the use of unapproved communications platforms
In July 2022, Barclays Bank PLC and the Company reached an agreement in principle with the staff of the SEC’s Division of Enforcement and the staff of the Commodity Futures Trading Commission (CFTC) in connection with investigations by the SEC and the CFTC of Barclays Bank PLC, the Company and other financial institutions as part of a financial industry sweep regarding compliance with record-keeping obligations in connection with business-related communications sent over unapproved electronic messaging platforms. The SEC and the CFTC found that Barclays Bank PLC and the Company failed to comply with their respective record keeping rules, where such communications were sent or received by employees over electronic messaging channels that had not been approved by the bank for business use by employees. The proposed resolution with the SEC and the CFTC will include Barclays Bank PLC and the Company paying a combined $125 million civil monetary penalty to the SEC and a $75 million civil monetary penalty to the CFTC. There will also be non-financial components to the settlements which have yet to be finalised and agreed with the SEC and CFTC. Subject to final agreement of the terms of the settlements and related documentation, as well as the SEC’s and CFTC’s approval, the civil monetary penalties are expected to be paid during the fourth quarter of 2022.
General
The Company and the Group are engaged in various other legal, competition and regulatory matters in the US and a number of overseas jurisdictions, including those which arise in the ordinary course of business from time to time.
The Company and the Group are also subject to enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with its business. The Company and the Group as applicable are cooperating with the relevant authorities and keeping all relevant agencies briefed as appropriate in relation to these matters and others described in this note on an ongoing basis.
At the present time, the Company does not expect the ultimate resolution of any of these other matters to have a material adverse effect on its financial position.
Included by the Sponsor from the NFA Website and not provided by BCI
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CBOE Case #: URE-253/USFI-2037. On several occasions in 2023, Barclays appears to have violated CFE Rule 414(k). Specifically, for multiple ECRP Trades executed during the period of January 1, 2023 through July 27, 2023, Barclays’s Authorized Reporter’s notification to the Exchange included an incorrect CTI Code. This is a second alleged violation of CFE Rule 414(k) by Barclays within a rolling twelve (12) month period. Barclays Capital, Inc. was issued a fine of $7,500. Effective Date: September 22, 2023.
CBOT Case #: DQA-23-1112. During the period of October 1, 2022, to December 31, 2022, Barclays Capital, Inc. violated Rule 576 by failing to maintain current and accurate registrations in the Exchange Fee System. On May 17, 2023, Barclays Capital, Inc., pursuant to Rule 512 (“Reporting Infractions”), was issued an $8,000 fine for its violations of Rule 576. Effective Date: June 2, 2023.
23-CH-2307. Pursuant to an offer of settlement in which Barclays Capital Inc. neither admitted nor denied the rule violations upon which the penalty is based, on March 16, 2023, the Clearing House Risk Committee found that Barclays Capital Inc. violated Customer Gross Margining Technical Overview Requirements and CME Rule 980.G. In accordance with the settlement offer, the Committee imposed a $50,000.00 fine. Effective Date: March 16, 2023.
CFTC Case 22-39: CFTC Orders 11 Financial Institutions to Pay Over $710 Million for Recordkeeping and Supervision Failures for Widespread Use of Unapproved Communication Methods. On September 27th, the CFTC issued Barclays Bank, PLC and Barclays Capital Inc. a penalty of $75,000,000 for failing to maintain, preserve, or produce records that were required to be kept under CFTC recordkeeping requirements, and failing to diligently supervise matters related to their businesses as CFTC registrants. Effective Date: September 27th, 2022.
CBOT Case: DQA-22-0855. During the period of October 1, 2021 to December 31, 2021, Barclays Capital, Inc. violated Rule 576 by failing to maintain current and accurate registrations in the Exchange Fee System. On June 29, 2022, Barclays Capital, Inc., pursuant to Rule 512 (“Reporting Infractions”), was issued a $6,000 fine for its violation of Rule 576. Effective Date: July 15, 2022.
CBOE Case #: USFI-1050-09. From in or about August 2019 through in or about January 2020, Barclays Capital Inc. transferred VX futures positions between it and Barclays Bank PLC, an affiliated but separate legal entity, on four occasions, in violation of CFE Rule 420. From on or about January 10, 2020 through on or about January 13, 2020, Barclays Capital Inc. misreported open interest related to the Oct’20 VX futures contract that impacted the applicable product’s overall open interest, in violation of CFE Rule 410A. Finally, despite receiving directives from CFE Staff in 2011 and 2016 that it could only transfer positions pursuant to the limited circumstances provided in CFE Rule 420 and the restrictions in its written supervisory procedures, Barclays Capital Inc. failed to establish, maintain and administer reasonable written supervisory procedures to ensure it complied with CFE Rule 420. Action Type: Books and Records Violation Fine: $75,000. Effective Date: June 23, 2021.
CBOT Case #: DQA-20-0367. Barclays Capital Inc. failed to maintain a complete electronic audit trail for various trade dates during the timeframe of June 2015 through February 2020. On July 23, 2020, pursuant to Rule 512 (“Reporting Infractions”), Barclays Capital Inc. was issued a $10,000 fine for its violation of Rule 536.B.2. Effective Date: August 11, 2020.
Deutsche Bank Securities Inc. (“DBSI” or the “Corporation”)
Legal Contingencies
The Corporation operates in a legal and regulatory environment that exposes it to significant legal risks. As a result, the Corporation is involved in litigation, arbitration and regulatory proceedings in the ordinary course of business that claim substantial damages.
In accordance with ASC 450, Loss Contingencies, the Corporation will accrue a liability when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In many lawsuits, regulatory proceedings and arbitrations, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until the matter is close to resolution, in which event no accrual is made until that time. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminate damages, the Corporation cannot determine the probability or estimate what the eventual loss or range of loss related to such matters will be. Subject to the foregoing, the Corporation continues to assess such matters and believes, based on information available, that the resolution of these matters will not have a material adverse effect on the financial condition of the Corporation.
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The Corporation does not record an accrual and discloses significant matters where an estimate can be made and it is at least a reasonable possibility that a loss or an additional loss may have been incurred. as of June 30, 2023, the Corporation’s estimated exposure for such matters was approximately $83 million.
This figure includes contingent liabilities on matters where the Corporation’s potential liability is joint and several and where the Corporation expects any such liability to be paid by a third party.
This reasonably possible estimated loss, as well as any provisions taken, are based upon currently available information and are subject to significant judgment and a variety of assumptions, variables and known and unknown uncertainties. These uncertainties may include inaccuracies in or incompleteness of the information available to the Corporation, particularly at the preliminary stages of matters, and assumptions by the Corporation as to future rulings of courts or other tribunals or the likely actions or positions taken by regulators or adversaries may prove to be incorrect. Moreover, estimates of reasonably possible loss for these matters are often not amenable to the use of statistical or other quantitative analytical tools frequently used in making judgments and estimates, and are subject to even greater degrees of uncertainty than in many other areas where the Corporation must exercise judgment and make estimates.
The matters for which the Corporation determines that the possibility of a future loss is more than remote will change from time to time, as will the matters as to which an estimate can be made and the estimated possible loss for such matters. Actual results may prove to be significantly higher or lower than the estimate of possible loss in those matters where such an estimate was made. In addition, loss may be incurred in matters with respect to which the Corporation believed the likelihood of loss was remote. In particular, the estimated aggregate possible loss does not represent the Corporation’s potential maximum loss exposure for those matters.
The Corporation may settle litigation or regulatory proceedings or investigations prior to a final judgment or determination of liability. It may do so for a number of reasons, including to avoid the cost, management efforts or negative business, regulatory or reputational consequences of continuing to contest liability, even when the Corporation believes it has valid defenses to liability. It may also do so when the potential consequences of failing to prevail would be disproportionate to the costs of settlement. Furthermore, the Corporation may, for similar reasons, reimburse counterparties for their losses even in situations where it does not believe that it is legally compelled to do so.
The actions against the Corporation as of June 30, 2023 include matters for which the Corporation has taken material provisions, or for which there are material contingent liabilities that are more than remote, or for which there is the possibility of material business or reputational risk, but are not limited to, the following (listed in alphabetical order):
CDS Auction Final Price Class Action Litigation
On June 30, 2021, plaintiff New Mexico State Investment Council (NMSIC) filed a class action complaint in the United States District Court for the District of New Mexico against DBSI and nine other CDS-dealer banks alleging that from 2005 to present the defendants colluded to manipulate the CDS final auction price in violation of federal antitrust laws. Specifically, NMSIC alleges the defendants as leading CDS market dealers colluded to submit coordinated initial market prices, the midpoint of which is used to determine the final auction price on CDS of defaulted bonds. On April 5, 2022, defendants filed a motion to dismiss, which was denied on June 5, 2023. DBSI’s answer to the complaint is due on August 21, 2023.
Corporate Securities Matters
The Corporation regularly acts in the capacity of underwriter and sales agent for debt and equity securities of corporate issuers and is from time to time named as a defendant in litigation commenced by investors relating to those securities.
The Corporation, along with numerous other financial institutions, was a defendant in a consolidated putative class action lawsuit pending in the United States District Court for the District of New Jersey. The complaint asserted claims against the Corporation under Sections 11 and 12 of the Securities Act of 1933, as amended, for alleged misstatements and omissions in the offering documents attendant to Valeant Pharmaceuticals International, Inc.’s (Valeant) issuance of senior notes in January 2015 and March 2015 (the Note Offerings), as well as Valeant’s secondary offering of common stock in March 2015 (the Stock Offering). The Corporation acted as one of several initial purchasers of the Note Offerings and as one of several underwriters of the Stock Offering. On December 15, 2019, plaintiffs entered into a class settlement with all defendants (except for PricewaterhouseCoopers LLP), including the Corporation. The class settlement by its terms, extinguishes all claims against the settling defendants for a settlement amount of $1.2 billion (to be paid fully by Valeant, without contribution from the
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Corporation or any underwriters). The Special Master presiding over this matter preliminarily approved the class settlement on January 23, 2020, and held a fairness hearing on May 27, 2020. On June 15, 2020, the Special Master issued a report in which he recommended the district court approve the settlement as fair. On January 31, 2021, the district court adopted the Special Master’s report and recommendation, approving the class settlement, and on February 5, 2021, the district court entered an order and final judgment dismissing all claims against the Corporation with prejudice. Two appeals have been filed and are pending before the U.S. Court of Appeals for the Third Circuit—one challenging the class settlement’s plan of allocation and the other challenging the attorneys’ fee award. On December 20, 2021, the Third Circuit issued an order (i) accepting the parties’ stipulation of dismissal in the first appeal; and (ii) granting class plaintiff’s motion for summary affirmance in the second appeal, effectively disposing of the only pending appeals of the Valeant class action. However, on January 3, 2022, an appellant filed a petition for rehearing as to both appeals. That petition was denied on May 12, 2022, ending the sole remaining appeal of the class settlement and final judgment dismissing all claims against the Corporation. Separately, in the District Court, the same appellant filed a further objection to the allocation of attorneys’ fees, but that objection was denied on June 30, 2022. There are no longer any pending objections to the order and final judgment dismissing all claims against the Corporation, and the time to appeal has lapsed.
The Corporation and other financial institutions were also defendants in a class action lawsuit pending in the Superior Court of Quebec asserting statutory and civil claims against the Corporation form is representations in primary market disclosures. On August 4, 2020, Valeant entered into a settlement of this matter with plaintiffs, on behalf of all remaining defendants, for a settlement amount of CAD 94 million (to be fully paid by Valeant, without contribution from the Corporation or any underwriters). The court approved the settlement on November 16, 2020. On January 2, 2018, several pension funds filed an additional suit in the District of New Jersey against Valeant and others, including the Corporation, asserting a negligent misrepresentation claim against the Corporation and another financial institution in connection with the March 2015 Note Offering. On September 26, 2018, the District of New Jersey dismissed the sole claim against the Corporation, and on July 13, 2020, the action was dismissed with prejudice pursuant to a settlement agreement between the plaintiffs and Valeant under which the company and other underwriters received a full release. On January 4, 2018, a hedge fund and related entities filed suit in the Southern District of New York against Valeant and others, including the Corporation. The complaint asserts claims under Sections 11 and 12 of the Securities Act of 1933 in connection with the March 2015 Stock Offering. The action was later transferred to the District of New Jersey, and on September 14, 2018, the court denied the underwriter group’s partial motion to dismiss the complaint. On November 20, 2019, all defendants, including the Corporation, filed a motion for judgment on the pleadings. On June 26, 2020, the Special Master recommended that the claims against the underwriters be dismissed. On June 16, 2021, the Third Circuit issued an opinion in Bahaa Aly et al. v. Valeant Pharmaceuticals et al. reversing the decision issued by the District Court that had formed the legal basis for the Special Master’s recommendation. The defendants, including the Corporation, subsequently withdrew their motion for the District Court to adopt the Special Master’s June 26, 2020 report and recommendation. Accordingly, the parties are proceeding with discovery in this action. In connection with its role as an initial purchaser in the Note Offerings and an underwriter in the Stock Offering, the Corporation received a customary indemnification agreement from Valeant as issuer. The Corporation, along with other underwriters of various securities offerings by SunEdison, Inc. and its majority-owned affiliate TerraForm Global, Inc., was named in certain securities putative class and individual actions filed beginning in October 2015 in state and federal courts. The complaints all alleged violations of the federal securities laws, and several of the individual actions also variously asserted claims under state securities laws and for common law negligent misrepresentation with respect to various offerings by SunEdison or TerraForm. The actions were transferred for pre-trial proceedings to a multi-district litigation (MDL) pending in the Southern District of New York. In the putative class action based on TerraForm’s initial public offering, the issuer and plaintiffs entered into an agreement to resolve the action as to all defendants without contribution from the underwriters. On February 25, 2020, the court held a final settlement approval hearing for TerraForm’s revised settlement agreement with class plaintiffs, approved the settlement, and entered final judgment dismissing all claims. The direct cases and causes of actions arising exclusively out of Terraform offerings were dismissed with prejudice in late December 2017 and early January 2018. On July 11, 2019, the parties in the class action based on SunEdison’s August 18, 2015 offering of preferred stock entered into a settlement agreement. On October 25, 2019, the court approved the settlement on a final basis and entered final judgment in the action. On March 1, 2019, four of the individual cases based on SunEdison’s preferred stock offering were dismissed with prejudice. On August 6, 2019, the plaintiffs in the remaining individual actions based on SunEdison’s preferred stock offering filed amended complaints, and motions to dismiss the amended complaints were filed and are pending. On December 31, 2020, the parties to these remaining individual actions notified the court that an agreement to settle the actions had been reached. On February 11, 2021, the parties stipulated to dismiss the remaining actions with prejudice. The underwriters, including the Corporation, received customary indemnification from SunEdison and Terraform in connection with the offerings, but the availability of indemnification from SunEdison was adversely impacted when SunEdison filed for bankruptcy protection on April 21, 2016 in the U.S. Bankruptcy Court for the Southern District of New York, so the Corporation was ultimately responsible for its own fees and costs. The Corporation was also named as a defendant in a lawsuit filed in the Superior Court of the State of
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California, County of San Francisco arising out of its role as an arranger of a term B/second lien loan to SunEdison, Inc. The complaint asserts state common law claims based on allegations that the Corporation misrepresented or failed to disclose to the second lien lenders certain facts about SunEdison’s financial condition, including that SunEdison did not have sufficient liquidity. On September 2, 2020, the Corporation filed a Cross-Complaint against the members of Plaintiff SESL Recovery, LLC (SESL) to enforce the Corporation’s right to indemnification under the terms of the Second Lien Credit Agreement. On June 30, 2022, the Corporation and the Cross-Complainants filed motions for summary judgment. On October 17, 2022, the case was designated complex at the request of the parties. Oral argument on the summary judgment motions took place on March 29, 2023, and on May 25, 2023, the Court granted in part d denied in part the parties’ summary judgment motions. Shortly thereafter, the parties reached a settlement to resolve the matter, and the trial, previously scheduled to begin on June 5, 2023, was adjourned. On July 18, 2023, the Court dismissed the case. On March 18, 2021, the Corporation filed a complaint against SunEdison, Inc. in New York state court. The complaint alleges that SunEdison is obligated to indemnify the Corporation for third-party claims brought against it in its capacity as an arranger of the second lien credit facility, including the claims by SESL. On July 6, 2023, the parties filed a Stipulation of Dismissal. On January 10, 2022, the Corporation filed a lawsuit against the original second lien lenders in New York state court alleging that the second lien lenders breached a representation and warranty in the second lien credit agreement that they did not rely on the Corporation when making their decision to lend under the second lien credit facility. On February 23, 2022 and April 4, 2022, certain of the original second lien lenders filed motions to dismiss and for sanctions. On July 12, 2023, the Corporation and certain defendants filed a Stipulation of Discontinuance. Also, on July 12, 2023, the Corporation filed a Notice of Discontinuance Without Prejudice as to the remaining defendants.
Employment Litigation
The Corporation has been named as respondent in a FINRA arbitration brought by two former Client Advisors in the Private Client Group for fraud in the inducement and violations of FINRA Rule 2010 in connection with the sale of the Private Client Group to Raymond James Financial, Inc. (together with affiliates, Raymond James). This business was sold in September of 2016 and the claimants alleged that the Corporation induced them to transition their employment and business to Raymond James through misleading representations that they would be allowed to continue servicing their existing clients. Subsequent to their transition, the claimants alleged that they were not allowed to transact business with their client base and their business was adversely impacted as a result. Claimant’s lost a similar claim brought in FINRA against Raymond James. Discovery is ongoing and the hearing scheduled for November 2022 has been adjourned without date, but is expected to be rescheduled for some time in 2023.
The Corporation has been named as a counter-claim respondent in a FINRA arbitration by a former Client Advisor in the Private Client Group, alleging that the U.S. Private Client Services (PCS) hiring manager induced him to bring confidential information from his former employer to the Bank, resulting in his being enjoined from contacting his clients for a year. The former Client Advisor claims loss of revenue and continuing damages as a result of the loss of business allegedly caused by this event. The Corporation has a claim against the former Client Advisor for an unpaid employee loan. Four days of hearings were held in October 2022, but the matter was not concluded. Additional hearing dates are expected to be scheduled in 2023.
Federal Reserve Consent Order and Written Agreement Relating to Control Enhancement Undertakings
On July 19, 2023, Deutsche Bank, Deutsche Bank AG New York Branch, DB USA Corporation, Deutsche Bank Trust Company Americas and DWS USA Corporation entered into a Consent Order and Written Agreement with the Federal Reserve resolving previously disclosed regulatory discussions concerning adherence to prior orders and settlements related to sanctions and embargoes and AML compliance, and remedial agreements and obligations related to risk management issues. The Consent Order alleges insufficient and tardy implementation of the post-settlement sanctions and embargoes and AML control enhancement undertakings required by prior Consent Orders the Bank entered into with the Federal Reserve dated November 4, 2015, and May 26, 2017, respectively. The Written Agreement alleges various deficiencies in governance, risk management, and internal controls across the Bank’s U.S. Operations, and finds that the Bank must continue to implement additional improvements. The Consent Order requires the Bank to pay a civil monetary penalty of U.S. $186 million, including U.S. $140 million for the violations alleged with respect to the post-settlement sanctions and embargoes and AML control enhancement undertakings, as well as a separate penalty of U.S. $46 million for unsafe or unsound practices stemming from the Bank’s handling of its legacy correspondent banking relationship with Danske Bank Estonia, which was terminated in October 2015. The Written Agreement does not include a civil monetary penalty. Both the Consent Order and Written Agreement include certain post-settlement remediation and reporting undertakings.
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FinCEN, SEC and CFTC AML Controls Investigations
The Corporation has received inquiries from the Financial Crimes Enforcement Network (FinCEN), the U.S. Securities and Exchange Commission (SEC), and the U.S. Commodity Futures Trading Commission (CFTC) regarding the Bank’s compliance with relevant anti-money laundering (AML) laws and regulations, including with respect to transaction monitoring and trade surveillance controls and related escalation and reporting procedures. The FinCEN investigation concerns the Corporation’s AML controls across all business lines, whereas the SEC and CFTC investigations concern AML controls relevant to the Corporation’s SEC and CFTC regulated business lines and products, respectively. The Corporation is cooperating with these investigations.
Interbank and Dealer Offered Rates
In August 2020, plaintiffs filed a non-class action in the U.S. District Court for the Northern District of California against several financial institutions, including DBAG and the Corporation, alleging that U.S. Dollar LIBOR has been suppressed through the present. On November 10, 2020, plaintiffs moved the court for a preliminary and permanent injunction. On November 11, 2020, certain defendants, including DBAG and the Corporation, moved to transfer the action to the Southern District of New York. On May 24, 2021, plaintiffs filed a motion for an order to show cause why the Court should not order plaintiffs’ previously requested injunction prohibiting the enforcement of LIBOR. Defendants, including DBAG and the Corporation, moved to strike the motion. On June 3, 2021, the court issued an order (i) denying defendants’ motion to transfer the action from California to New York, (ii) denying defendants’ motion to strike as invalid plaintiffs’ May 24 motion and (iii) setting a hearing for the injunction motions for September 9, 2021. On September 9, 2021, the court held a hearing on the injunction motions and tentatively denied the motions. On September 30, 2021, defendants moved to dismiss the complaint. On September 13, 2022, the court granted the defendants’ motion to dismiss, but granted plaintiffs leave to amend. On October 5, 2022, plaintiffs filed an amended complaint. On November 4, 2022, defendants, including DBAG and the Corporation, filed motion to dismiss the amended complaint, which are fully briefed and remain pending.
DBAG has previously entered into settlements with U.S. and foreign government entities to resolve investigations into misconduct concerning the setting of certain interbank offered rates. The Corporation is not a named party to these settlements; however, the settlements may have an impact on the Corporation’s ability to defend against associated litigations.
Interest Rate Swaps (IR Swaps) Market
On October 5, 2016, the CFTC issued a subpoena to DBAG and its affiliates, including the Corporation, seeking documents and information concerning the trading and clearing of IR Swaps. DBAG has cooperated fully in response to the subpoena and requests for information.
DBAG and the Corporation are defendants, along with numerous other IR Swaps dealer banks, in a multi-district antitrust civil class action filed in the United States District Court for the Southern District of New York involving putative class and competitor claims. The class action plaintiffs are consumers of IR Swaps. Competitor trading platforms TeraExchange, Javelin and TrueEx have also filed individual lawsuits. All of the cases have been consolidated for pretrial purposes. The plaintiffs filed second consolidated amended complaints on December 9, 2016 alleging that the banks conspired with TradeWeb and ICAP to prevent the establishment of exchange-traded IR Swaps. On July 28, 2017, defendants’ motions to dismiss the second consolidated amended complaints were granted in part and denied in part. Class plaintiffs filed the Third Consolidated Amended Class Action Complaint on May 30, 2018. On August 7, 2018, TrueEx filed an amended complaint, which defendants moved to dismiss on August 28, 2018. On November 20, 2018, the court granted in part and denied in part defendant’s motion to dismiss the amended TrueEx complaint. Class plaintiffs filed the Fourth Consolidated Amended Class Action complaint on March 22, 2019. Fact discovery in all cases closed on April 10, 2019 and the parties are currently briefing class certification issues. The class plaintiffs filed a motion to certify a class on February 20, 2019, which is pending.
Mortgage-Related and Asset Backed Securities Matters and Investigation
Issuer and Underwriter Civil Litigation, The Corporation, along with certain affiliates (collectively referred to in these paragraphs as Deutsche Bank), has been named as defendant in numerous civil litigations brought by private parties in connection with its various roles, including issuer or underwriter, in offerings of residential mortgage-backed securities (RMBS) and other asset-backed securities. These cases, described in the following paragraphs allege that the offering documents contained material misrepresentations and omissions, including with
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regard to the underwriting standards pursuant to which the underlying mortgage loans were issued, or assert that various representations or warranties relating to the loans were breached at the time of origination.
Deutsche Bank is a defendant in a class action relating to its role as one of the underwriters of six RMBS offerings issued by Novastar Mortgage Corporation. No specific damages are alleged in the complaint. The lawsuit was brought by plaintiffs representing a class of investors who purchased certificates in those offerings. The parties reached a settlement to resolve the matter for a total of $165 million, a portion of which was paid by the Bank. On August 30, 2017, FHFA/Freddie Mac filed an objection to the settlement and shortly thereafter appealed the district court’s denial of their request to stay settlement approval proceedings, which appeal was ultimately resolved against FHFA/Freddie Mac. The court approved the settlement on March 7, 2019, over FHFA/Freddie Mac’s objections. FHFA filed its appeal on June 28, 2019, which was denied on March 14, 2022, and a subsequent petition for rehearing was denied on June 2, 2022. FHFA elected not to file a petition for certiorari in the U.S. Supreme Court, thus ending its challenge to the settlement.
The Corporation is a defendant in an action related to RMBS offerings brought by the Federal Deposit Insurance Corporation (FDIC) as receiver for Citizens National Bank and Strategic Capital Bank (alleging an unspecified amount in damages against all defendants). In this action, the appellate court reinstated claims previously dismissed on statute of limitations grounds and petitions for rehearing and certiorari to the U.S. Supreme Court were denied. On July 31, 2017, the FDIC filed a second amended complaint, which defendants moved to dismiss on September 14, 2017. On October 18, 2019, defendants’ motion to dismiss was denied. On May 13, 2022, the FDIC voluntarily dismissed its claim with respect to one of the RMBS offerings and Deutsche Bank filed a motion for summary judgment seeking dismissal of the remaining claim. Deutsche Bank’s motion has been fully briefed as of July 8, 2022. Discovery is stayed pending resolution of Deutsche Bank’s motion.
In the actions against the Corporation solely as an underwriter of other issuers’ RMBS offerings, the Corporation has contractual rights to indemnification from the issuers, but those indemnity rights may in whole or in part prove effectively unenforceable where the issuers are now, or may in the future be, in bankruptcy or otherwise defunct.
Off-Channel Communications Investigations
On September 27, 2022, the U.S. Securities and Exchange Commission (SEC) and the U.S. Commodity Futures Trading Commission (CFTC) announced resolutions with multiple financial institutions including Deutsche Bank Securities Inc. (DBSI), DWS Investment Management Americas, Inc. (DIMA) and DWS Distributors, Inc. (DDI and, together with DIMA, DWS), and Deutsche Bank AG (DBAG and collectively with DBSI, the Bank), with respect to industry-wide investigations regarding compliance with record retention requirements applicable to broker-dealer firms, investment advisers, swap dealers, and futures commission merchants. The SEC and CFTC found that the Bank and DWS, as applicable, did not maintain certain electronic communications required to be maintained pursuant to their respective record retention obligations because the communications were sent or received by employees over unapproved electronic messaging channels from personal devices. The SEC and CFTC also found related supervisory failures. Under these resolutions, DBSI and DWS paid a $125 million aggregate civil monetary penalty to the SEC, and DBSI paid $75 million civil monetary penalty to the CFTC. As part of the resolutions, the Bank and DWS have hired a compliance consultant to conduct a review of relevant policies and procedures, trainings, surveillance measures, technological solutions, and disciplinary framework. In March 2023 the compliance consultant submitted a report to the SEC and CFTC with findings and recommendations, and the consultant will return to evaluate implementation of the recommendations in a year, and then submit a second report to the regulators.
Precious Metals Investigations and Litigations
DBAG had received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to investigations of precious metals trading and related conduct. DBAG has cooperated with these investigations. On January 29, 2018, DBAG and the Corporation entered into a $30 million settlement with the U.S. Commodity Futures Trading Commission (CFTC) concerning spoofing, manipulation, and attempted manipulation in precious metals futures and of stop loss orders. On January 8, 2021, DBAG entered into a deferred prosecution agreement (DPA) with the U.S. Department of Justice (DOJ) concerning spoofing and Foreign Corrupt Practices Act conduct. As part of its obligations in the DPA, DBAG agreed to pay approximately $8 million, of which approximately $6 million would be credited by virtue of the aforementioned CFTC resolution.
DBAG and various affiliates are defendants in two consolidated class action lawsuits pending in the U.S. District Court for the Southern District of New York. The suits allege violations of U.S. antitrust law, the U.S. Commodity Exchange Act and related state law arising out of the
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alleged manipulation of gold and silver prices. The Gold action named DBAG as a defendant; the Silver action named DBAG, the Corporation, DBNY, Deutsche Bank Trust Corporation, Deutsche Bank Trust Company Americas (DBTCA), Deutsche Bank Americas Holding Corp. (DBAH), and Deutsche Bank US Financial Markets Holding Corporation as defendants. The defendants reached agreements to settle the Gold action for $60 million and the Silver action for $38 million. The court granted final approval to the settlement in the Silver action on June 15, 2021, and granted final approval to the Gold action on May 4, 2022.
Other legal matters pertaining to precious metals trading and related conduct on the part of DBAG and its affiliates were previously resolved.
Raymond James Claims
The Corporation was notified of a threatened claim by Raymond James. In September 2016, the Corporation and Raymond James entered a suite of linkage agreements to facilitate Raymond James’s acquisition of a portion of the (PCS) unit of Deutsche Asset & Wealth Management. Raymond James claimed that the Corporation breached several of those linkage agreements by failing to provide promised services or fees, and threatened legal action if the parties cannot resolve the dispute. On September 13, 2021, Raymond James and two client advisors filed a FINRA arbitration against the Corporation and DBAG based on the threatened claims. An evidentiary hearing took place on February 27 to March 20, 2023. On April 18, 2023, the FINRA panel awarded Raymond James $16 million.
Recordkeeping Investigation
On September 23, 2021, Deutsche Bank Securities Inc. (DBSI) received a subpoena from the U.S. Securities and Exchange Commission (SEC) as part of what DBSI understands to be a proactive and industry-wide investigation regarding compliance with record retention requirements in connection with broker-dealer business communications sent or received on employee personal devices via electronic messaging channels.
On May 6, 2022, the U.S. Commodity Futures Trading Commission (CFTC) issued a similar subpoena to Deutsche Bank AG (DBAG), related to compliance with record retention requirements in connection with communications sent or received by CFTC Associated Persons on employee personal devices via electronic messaging channels. The Bank is fully cooperating with both inquiries.
Sovereign, Supranational and Agency Bonds (SSA) Investigations and Litigations
DBAG received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to SSA bond trading. DBAG is cooperating with these investigations.
On December 6, 2022, the European Commission sent a Statement of Objections to DBAG regarding a potential breach of EU antitrust rules in relation to secondary market trading of Euro-denominated SSA bonds, Sovereign bonds, Covered bonds, and Government guaranteed bonds. DBAG proactively cooperated with the European Commission in this matter and as a result was granted immunity. The sending of a Statement of Objections is a step in the European Commission’s investigation and does not prejudge the outcome of the investigation, which is ongoing.
DBAG is a defendant in a putative class action filed on December 9, 2022, in the U.S. District Court for the Southern District of New York by alleged direct market participants claiming a violation of antitrust law related to alleged manipulation of the secondary trading market for Euro-denominated Sovereign bonds. The complaint seeks treble damages and attorneys’ fees. The case is in the early stages.
DBAG is also a defendant in putative class actions filed on November 7, 2017, and December 5, 2017 in the Ontario Superior Court of Justice and Federal Court of Canada, respectively, claiming violations of antitrust law and the common law relating to alleged manipulation of secondary trading of SSA bonds. The complaints seek compensatory and punitive damages. On July 20, 2022, DBAG entered into a national settlement agreement that would resolve the Federal SSA Claim against all Deutsche Bank defendants. The settlement agreement remains subject to approval by the Federal Court of Canada.
In March 2018, alleged market participants filed a class action relating to Mexican government bond trading. In October 2019, the court granted defendants’ motion to dismiss plaintiffs’ consolidated amended complaint without prejudice. In December 2019, plaintiffs filed a Second Amended Complaint against DB Mexico, which the court dismissed without prejudice on November 30, 2020. On May 20, 2021,
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plaintiffs filed a motion for reconsideration, which was denied on March 30, 2022. On September 15, 2022, plaintiffs-appellants noticed an appeal to the Second Circuit and filed their opening brief on November 7, 2022. Defendants-appellees filed a response on February 6, 2023, and the plaintiff’s-appellants filed a reply on February 27, 2023. On January 22, 2021, DBAG was notified that the Mexican competition authority, COFECE, reached a resolution that imposes fines against DB Mexico and two of its former traders, as well as six other financial institutions and nine other traders, for engaging in alleged monopolistic practices in the Mexican government bond secondary market DB Mexico has appealed. The fine against DB Mexico was approximately $427,000.
Tax-Related Litigation
Over the past several years, DBAG and certain of its affiliates, including the Corporation, along with current and/or former employees, collectively have been named as defendants in a number of state and federal legal proceedings brought by customers in various tax-oriented transactions in which DBAG participated between 1999 and 2002, and which are generally the subject of a non-prosecution agreement DBAG entered into with the U.S. Department of Justice in 2010. All but one of these legal proceedings have been resolved and dismissed with prejudice with respect to DBAG and its affiliates, including the Corporation. The remaining proceeding, pending in state court in Illinois, is currently in the pre-trial discovery stage. In that case, the customers allege that their accounting, legal and financial advisors, together with the Corporation and DBAG, improperly misled them into entering into financial products and services on which they claimed tax benefits that were ultimately rejected by the U.S. Internal Revenue Service (IRS). DBAG, along with certain affiliates, including the Corporation, have received and resolved a number of unfiled claims as well.
US Treasury Securities Investigations
DBAG, including affiliates such as the Corporation, has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to U.S. Treasuries auctions, trading, and related market activity. DBAG, including affiliates such as the Corporation, has cooperated with these investigations.
The Corporation was a defendant in several putative class actions alleging violations of U.S. antitrust law, the U.S. Commodity Exchange Act and common law related to the alleged manipulation of the U.S. Treasury securities market. These cases have been consolidated in the Southern District of New York. On November 15, 2017, plaintiffs filed a consolidated amended complaint, which did not name the Corporation as a defendant. On December 11, 2017, the court dismissed the Corporation from the class action without prejudice. On March 31, 2021, the court granted the defendants’ motion to dismiss the complaint. On May 14, 2021, the plaintiffs filed a second amended complaint, which did not name the Corporation as a defendant. On March 31, 2022, the court granted the defendants’ motion to dismiss the second amended complaint. Plaintiffs filed a notice of appeal on April 28, 2022.
US Treasury Spoofing Litigation
Following the Bank’s settlement with the CFTC, five separate putative class actions were filed in the Northern District of Illinois against DBAG and the Corporation. The cases allege that DBAG and the Corporation participated in a scheme between January and December 2013 to spoof the market for U.S. Treasuries futures and options contracts and Eurodollars futures and options contracts. Plaintiffs filed a consolidated complaint on November 13, 2020. DBAG and the Corporation filed a motion to dismiss on January 15, 2021; briefing on motions to dismiss concluded on April 16, 2021. On September 20, 2021, the judge ordered supplemental briefing on the issues of standing and jurisdictional discovery. On July 20, 2022, the judge ordered limited jurisdictional discovery which has been substantially completed. Plaintiffs filed an amended complaint on July 14, 2023. DBAG and the Corporation have until September 12, 2023, to file a motion to dismiss the amended complaint; Plaintiffs’ response is due November 13, 2023 with DBAG and the Corporation’s reply due December 13, 2023.
Included by the Sponsor from the NFA Website and not provided by DBSI
CME Case #: 23-CH-2303. Pursuant to an offer of settlement in which Deutsche Bank Securities Inc. neither admitted nor denied the rule violations upon which the penalty is based, on June 08, 2023, the Clearing House Risk Committee found that Barclays Capital Inc. violated Customer Gross Margining Technical Overview Requirements and CME Rule 980.G. In accordance with the settlement offer, the Committee imposed a $25,000.00 fine. Effective Date: June 9, 2023.
CFTC Case #: 22-48. CFTC Orders 11 Financial Institutions to Pay Over $710 Million for Recordkeeping and Supervision Failures for Widespread Use of Unapproved Communication Methods. On September 27th, the CFTC issued Deutsche Bank Securities Inc. a penalty of
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$75,000,000 for failing to maintain, preserve, or produce records that were required to be kept under CFTC recordkeeping requirements, and failing to diligently supervise matters related to their businesses as CFTC registrants. Effective Date: September 27th, 2022.
CBOE Case #: CFE 19-0007. Deutsche Bank Securities Inc. failed to properly report open interest to the Options Clearing Corporation, resulting in overstatements of the February 2019 VX06 open interest for four days proximate to the contract’s final settlement date. This failure was due to a systems issue. Deutsche Bank Securities Inc. was fined $22,500. Effective Date: January 16, 2020.
CFTC Case #: 18-09. The Commodity Futures Trading Commission (CFTC) today issued an Order filing and settling charges against Deutsche Bank Securities Inc. (DBSI) for attempted manipulation of the ISDAFIX benchmark and requiring DBSI to pay a $70 million civil monetary penalty. Effective Date: February 1, 2018.
CFTC Case #: 18-06. CFTC Orders Deutsche Bank to Pay $30 Million Penalty for Manipulation, Attempted Manipulation, and Spoofing In the Precious Metals Futures Markets. he Order finds that from at least February 2008 and continuing through at least September 2014, DB AG, by and through certain precious metals traders (Traders), engaged in a scheme to manipulate the price of precious metals futures contracts by utilizing a variety of manual spoofing techniques with respect to precious metals futures contracts traded on the Commodity Exchange, Inc. (COMEX), and by trading in a manner to trigger customer stop-loss orders. Effective Date: January 29, 2018.
Marex Capital Markets Inc. (Formerly known as ED&F Man Capital Markets, Inc.) (“Marex Capital”)
Effective November 30, 2022, E D & F Man Capital Markets Inc. became an indirect, wholly-owned subsidiary of Marex Group plc and subsequently changed its name to Marex Capital Markets Inc. (formerly E D & F Man Capital Markets Inc.) (“MCM” or the “Firm”). The U.S. Commodity Futures Trading Commission (“CFTC” or the “Commission”) requires each futures commission merchant (“FCM”), including the Firm, to provide the following information to a customer prior to the time the customer first enters into an account agreement with the FCM or deposits money or securities (collectively, “funds”) with the FCM. Except as otherwise noted below, the information set out is as of October 9,2023. The Firm will update this information annually and as necessary to take account of any material change to its business operations, financial condition or other factors that the Firm believes may be material to a customer’s decision to do business with the Firm. Nonetheless, the Firm’s business activities and financial data are not static and will change in non-material ways frequently throughout any 12-month period.
Except as indicated below, there have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against Marex Capital Markets Inc. or its principals in the past five (5) years.
United States District Court for the Southern District of New York, Civil Action No. 19-CV-8217
In a private litigation, plaintiffs allege, among other things, that the Firm made certain fraudulent misrepresentations to them that they relied upon in connection with a futures account carried by the Firm in its capacity as a futures commission merchant. The plaintiffs allege claims of common law fraud, negligence, breach of fiduciary duty, breach of contract, breach of the duty of good faith and fair dealing and misrepresentation/omission and seek compensatory damages of approximately $2,029,659 plus interest, costs, attorneys’ fees and punitive damages. The Firm filed an Amended Answer and a Counterclaim in which the Firm denies the substantive allegations against it and asserted a counterclaim for breach of contract, indemnification and legal fees. On June 30, 2021, the Firm received the Opinion and Order in which the judge ruled against the plaintiffs and in favor of the Firm. Judgment was entered in favor of the Firm in the amount of $1,762,266.57, plus prejudgment interest and attorney’s fees and costs. On September 29, 2021, the Firm received an Opinion and Order in which the judge awarded the Firm $1,402,234.32 in attorneys’ fees and costs. JAMS Arbitration In a JAMS Arbitration, Claimants sought monetary damages relating to trading losses in Claimants’ futures trading accounts carried by the Firm (the “Accounts”). The Accounts were traded pursuant to a power of attorney granted by the Claimants to a registered commodity trading advisor. Claimants sought compensatory damages, punitive damages, disgorgement of commissions and margin interest, and forgiveness of margin debt plus interest, costs and attorneys’ fees. On September 23, 2021, the Claimants and the Firm settled the matter. FINRA Arbitration In a FINRA Arbitration, Claimants sought monetary damages relating to trading losses in Claimants’ equity trading account carried by the Firm (the “Account”). The Account was a portfolio margin account, and the Claimants alleged losses relating to the risk parameters and margin applied to the Account. Claimants sought compensatory damage plus interest, costs and attorneys’ fees. On June 22, 2023, the panel dismissed Claimants’ claims in their entirety. On September 20, 2023, Claimants filed a Petition to Vacate Arbitration Award in the
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Supreme Court of the State of New York, County of New York.Cook County Litigation In a private litigation, Plaintiff sought monetary damages relating to allegations of breach of contract and violation of the Illinois Wage Payment and Collections Act. Plaintiff sought damages plus interest, costs and attorneys’ fees. Plaintiff and the Firm settled the matter and, on September 29, 2023, an Agreed Order of Dismissal with Prejudice was filed. Adversary Complaint In an adversary complaint, Debtors seek to enforce the terms of a pledge agreement of a third-party and to recover collateral that is allegedly the property of Debtors (the “Pledged Assets”). The Firm previously had custody of the Pledged Assets. On January 4, 2023, the government provided instructions for the transfer of the Pledged Assets to a government-controlled account. The Complaint does not allege that the Firm engaged in any wrongdoing or any wrongful misconduct. The Firm is simply alleged to have been the custodian of the Pledged Assets subject to the Debtors’ purported claims. On January 5, 2023, the Firm filed a Response and Limited Objection to Debtors’ Turnover Motion. The Debtors’ Turnover Motion was denied by the Court on January 9, 2023. United States District Court for the Northern District of Illinois, Eastern Division No. 1:23-cv-14192 In a private litigation, Plaintiff alleges that the Firm and 2 of its employees (collectively, the “Defendants”), used Plaintiff’s software and trade secrets in their creation of a competing software platform. Plaintiff seeks unspecified damages and costs, as well as an injunction, prohibiting Defendants from using/benefitting from the alleged trade secrets, including the use of the competing software platform.
United States District Court for the Southern District of New York, Civil Action No. 19-CV-8217
In a private litigation, plaintiffs allege, among other things, that the Firm made certain fraudulent misrepresentations to them that they relied upon in connection with a futures account carried by the Firm in its capacity as a futures commission merchant. The plaintiffs allege claims of common law fraud, negligence, breach of fiduciary duty, breach of contract, breach of the duty of good faith and fair dealing and misrepresentation/omission and seek compensatory damages of approximately $2,029,659 plus interest, costs, attorneys’ fees and punitive damages. The Firm filed an Amended Answer and a Counterclaim in which the Firm denies the substantive allegations against it and asserted a counterclaim for breach of contract, indemnification and legal fees. On June 30, 2021, the Firm received the Opinion and Order in which the judge ruled against the plaintiffs and in favor of the Firm. Judgment was entered in favor of the Firm in the amount of $1,762,266.57, plus prejudgment interest and attorney’s fees and costs. On September 29, 2021, the Firm received an Opinion and Order in which the judge awarded the Firm $1,402,234.32 in attorneys’ fees and costs.
Included by the Sponsor from the NFA Website and not provided by Marex Capital Markets, Inc.
CME Case #: 23-CH-2309. Pursuant to an offer of settlement in which Marex Capital Markets Inc. neither admitted nor denied the rule violations upon which the penalty is based, on March 16, 2023, the Clearing House Risk Committee found that Marex Capital Markets Inc. violated Customer Gross Margining Technical Overview Requirements and CME Rule 980.G. In accordance with the settlement offer, the Committee imposed a $50,000.00 fine. Effective Date: March 16, 2023.
CME Case #: DQA-22-0866: During the period of October 1 through November 30, 2021, E D & F Man Capital Markets Inc. violated Rule 576 by failing to maintain current and accurate information in the Exchange Fee System. On July 15, 2022, E D & F Man Capital Markets Inc., pursuant to Rule 512 (“Reporting Infractions”), was collectively issued a $6,000 fine for its violations of Rule 576 as follows: CME - $4,000, CBOT - $1,000, and NYMEX - $1,000 (see cases CBOT DQA-22-0866 and NYMEX DQA-22-0866). Effective Date: August 3, 2022.
CFTC Case #: 22-13. CFTC Orders London-Based Swap Dealer to Pay $3.25 Million for Swap-Data Reporting, Conflicts of Interest, Mid-Market Mark, and Supervision Failures. Washington, D.C. — The Commodity Futures Trading Commission today simultaneously filed and settled charges against ED&F Man Capital Markets, Ltd. (ED&F Man), a London-based provisionally registered swap dealer, for failing to comply with certain swap dealer requirements to report accurate swaps data to a swaps data repository (SDR), failing to disclose a conflict of interest to swaps counterparties, failing to disclose mid-market marks to counterparties, and for related supervision failures. The order imposes a $3,250,000 civil monetary penalty on ED&F Man and orders it to cease and desist from further violations of the Commodity Exchange Act and CFTC regulations, as charged. “The CFTC will not hesitate to bring cases against swap dealers that violate substantive customer protection regulations and fail to have adequate supervisory controls in place,” said CFTC Acting Director of Enforcement Vincent McGonagle. “Swap dealer registrants must ensure they make complete and accurate disclosures to counterparties and accurately report swap valuation data to SDRs, and they must also diligently perform their supervisory duties.” Specifically, the order finds that between February 2014 and July 2021, ED&F Man failed to report certain swaps data to an SDR accurately for hundreds of thousands of swaps. The order also finds that, from February 2014
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through January 2018, ED&F Man failed to disclose to its U.S. swaps counterparties that proprietary traders, trading on behalf of an affiliate, had access to counterparties’ trade information. Further, from February 2014 to April 2021, ED&F Man failed to disclose mid-market marks to some of its counterparties as required for numerous metals and FX swaps. The order also finds that ED&F Man failed to maintain an adequate supervisory system and to perform its supervisory obligations diligently with respect to swaps data reporting, conflict of interest disclosures, and providing mid-market marks. Effective Date: March 15, 2022.
NFA Case #: 21BCC0010. On June 30, 2021, the NFA’s Business Conduct Committee (BCC) issued a complaint against ED&F Man alleging that ED&F Man failed to comply with the Qualification Testing of Associated Persons (APs). On September 16, 2021, the NFA’s BCC issued a Decision accepting ED&F Man’s settlement offer finding that ED&F Man violated NFA Compliance Rule 2-24 and ordered ED&F Man to pay a $150,000 fine. Effective Date: October 1, 2021.
ICE Case #: 2017-066D ED&F Man Capital Markets, Ltd. was issued a summary fine in the amount of $2,500 for failing to retain electronic audit trail data corresponding to four (4) orders entered onto the electronic trading system in 2016. Effective Date: October 11, 2018
SG Americas Securities, LLC (SGAS)
In the normal course of business, SGAS, a registered broker-dealer and futures commission merchant, and/or its principals may be named as defendant(s) in various legal actions, including arbitrations, class actions and other proceedings, and may be involved in reviews, investigations and other proceedings (formal and informal) by governmental agencies, law enforcement, and self-regulatory organizations. Information on formal regulatory proceedings involving SGAS, including fines, is available through FINRA’s BrokerCheck or via the National Futures Association’s Background Affiliation Status Information Center. Certain material proceedings or other investigations involving SGAS and/or its ultimate corporate parent Societe Generale (SG) and other affiliates can be found in SG’s periodic regulatory filings with the Autorité des marchés financiers (“AMF”), the French analogue to the Securities and Exchange Commission.
Regulatory Matters
•In March 2018, SGAS settled, without admitting or denying the findings, a matter brought by FINRA in connection with SGAS’s over-submissions of shares in certain tender offers. The settlement included payment of a fine in the amount of $50,000 plus disgorgement of profits in the amount of $469,130.
•In September 2018, SGAS settled, without admitting or denying the findings, a matter brought by the SEC alleging that in 2012-2015 Newedge USA (and then SGAS) engaged in transactions in pre-released American Depositary Receipts (ADRs) without complying with certain obligations of the Securities Act of 1933 and failed to supervise borrowing and lending of pre-released ADRs by its personnel in violation of certain provisions of the Exchange Act of 1934. The settlement included payment of a $250,000 fine, $486,672 in disgorgement, and $82,657 in pre-judgment interest.
•In October 2018, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of Cboe BZX, Cboe EDGA, Cboe EDGX, Nasdaq and Nasdaq PHLX regarding incorrect use of capacity codes on exchange orders in 2014-2016. The settlement included payment of fines totaling $175,000.
•In April 2019, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of NYSE Arca and Cboe regarding deficiencies in large option position reporting at Newedge USA. The settlement included payment of a fine totaling $600,000.
•In April 2019, SGAS settled, without admitting or denying the findings, a matter brought by NYSE Regulation Enforcement which concerned an equity trade error in 2015 allegedly improperly offset by an affiliate trade. The settlement also alleged inadequate market access controls, testing, and supervisory failures associated with the cause of the trade error. The settlement included payment of a fine in the amount of $380,000.
•In May 2019, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of Cboe, Nasdaq PHLX, NYSE American, and NYSE Arca concerning inaccurate capturing and recording of order receipt time and order route time for certain manual options orders sent to floor brokers. The settlement included payment of fines totaling $115,000.
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•In July 2019, SGAS settled, without admitting or denying the findings, two matters brought by the Chicago Board of Trade (“CBOT”) and the New York Mercantile Exchange (“NYMEX”), which alleged impermissible pre-hedging of block trades as well as late and inaccurate block trade reporting in 2014-2016. The settlement included payment of fines totaling $350,000 and disgorgement of profits totaling $152,625.
•In October 2019, SGAS settled, without admitting or denying the findings, a matter brought by NYSE Regulation Enforcement regarding alleged violations of SEC Regulation SHO and trading through National Best Bid or Offer in two instances, as well as a locate latency issue. The settlement included payment of a fine of $325,000.
•In December 2019, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of Cboe Exchange, Inc. concerning late submissions of options orders into Cboe’s monthly pricing process for its volatility index (VIX). The settlement included payment of a fine totaling $135,000.
•In December 2019, SGAS settled, without admitting or denying the findings, a matter brought by NYSE Regulation Enforcement regarding alleged violations of NYSE Rules 132 and 7.33, by transmitting orders with discontinued account type indicators between 2016 and 2019. The settlement included payment of a fine totaling $100,000.
•In April 2020, SGAS settled, without admitting or denying the findings, a matter brought by FINRA Enforcement on behalf of Cboe regarding incorrect calculations of tender offer exchanges. The settlement included payment of a fine in the amount of $35,000 plus disgorgement of $178,512.30.
•In June 2020, SGAS settled, without admitting or denying the findings, two related matters brought by FINRA and SEC concerning self-reported errors in Blue Sheet submissions stemming from two Legacy Newedge systems, dating back to approximately November 2012. The settlement included payment of a fine totaling $3,100,000.
•In December 2020, SGAS settled, without admitting or denying the findings, a matter brought by FINRA Enforcement concerning its failure to store certain records in a manner compliant with of storage requirements of SEC Rule 17a-4. The settlement included payment of fines totaling $1,000,000.
•In August 2022, SGAS settled, without admitting or denying the findings, a matter brought by FINRA Enforcement concerning potential violations of FINRA rules related to OTC position limits and LOPR reporting. The settlement included payment of a fine in the amount of $325,000.
Litigation Matters
•The Official Committee of Unsecured Creditors of Tribune Company, et al. v. Dennis J. Fitzsimons, et al. (the “Committee Action”); Deutsche Bank Trust Company Americas, et al. v. Adaly Opportunity Fund TD Securities Inc., et al.; and Williams A. Niese, et al. v. AllianceBernstein L.P., et al. (collectively, the “State Law Creditor Actions”) were lawsuits arising from the bankruptcy of the Tribune Company, which was the subject of a leveraged buyout in 2007. The suits generally allege that the LBO left the company overleveraged, thus leading to its bankruptcy, and seek to recover payments made to holders of Tribune shares under various federal and state law theories of liability. The actions were dismissed and dismissals were affirmed on appearl, and are now over.
•AC Scout Trading, LLC v. SG Americas Securities, LLC and Newedge USA, LLC was a FINRA arbitration filed by a former NUSA customer alleging claims of fraud, breach of FINRA rules, breach of contract, breach of implied covenant of good faith and fair dealing, and negligence. The allegations involved losses incurred in connection with a position in tin futures contracts traded in the London Metal Exchange (“LME”). Claimant’s claims were denied in their entirety on July 24, 2018 and the matter is now over.
•Vega Opportunity Fund LLC v. Newedge USA, LLC was a FINRA arbitration filed by a former NUSA customer alleging claims of fraud, deceptive trade practices, breach of fiduciary duty, breach of contract, and violation of Illinois Securities Law. NUSA was alleged to be responsible for capital losses due to false representations of risk management by NUSA. This matter was settled and the matter is now over.
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•SGAS, along with other financial institutions, was named as a defendant in several putative class actions alleging violations of US antitrust laws and the CEA in connection with its activities as a US Primary Dealer, buying and selling US Treasury securities. The cases were consolidated in the US District Court in Manhattan, and lead plaintiffs’ counsel was appointed. An amended consolidated complaint was filed on 15 November 2017, and SGAS was not named as a defendant. By order dated 15 February 2018, SGAS was dropped as a defendant in an individual “opt out” action alleging similar causes of action. There are no actions pending against SGAS in this matter.
•Allianz Global Investors GmbH, et al. v. Bank of America Corporation, et al. is a litigation filed on behalf of entities that decided to opt out of the class action settlement in the action In re Foreign Exchange Benchmark Rates Antitrust Litigation, which alleged conspiracy to fix prices in the FX market beginning in 2003. SGAS has been dismissed as a defendant in this case.
•In re ProShares Trust II Securities Litigation was a putative class action brought by investors in ProShares Short VIX Short-Term Futures ETFs, which lost significant value in February 2018. In addition to claims against the issuer, the action asserted claims under the Securities Act of 1933 against SGAS, Newedge, and other “Authorized Participants” who are alleged to be underwriters of ETF shares, based upon purported misstatements or omissions by the issuer in the offering documents. The complaint was dismissed in January 2020; plaintiffs appealed but did not file a petition for certiorari with the U.S. Supreme Court. This case is now over.
•City of Livonia Employees’ Retirement System and City of Livonia Retiree Health and Disability Benefits Plan v. Intercontinental Exchange, Inc., et al., and Hawaii Sheet Metal Workers Health & Welfare Fund, et al. v. Intercontinental Exchange, Inc., et al. were putative class actions concerning purported manipulation of Libor rates from February 2014 to the present brought against several financial institutions, including SG and SGAS. These cases are now over.
•Camelot Event Driven Fund v. Morgan Stanley & Co. LLC, et al. is a putative class action lawsuit concerning the March 2021 secondary public offering (“SPO”) of ViacomCBS. The lawsuit alleges that the offering materials contained false and misleading statements in violation of the Securities Act of 1933. SGAS was a member of the underwriting syndicate for the SPO. SGAS is defending the case.
•In re GSE Bonds Antitrust Litigation was a putative class action asserting antitrust claims under the Sherman Act against SGAS and other financial institutions based upon alleged anti-competitive behavior in the trading of bonds issued by U.S. Government Sponsored Enterprises (GSEs), i.e., Federal Home Loan Bank (FHLB), Federal Home Loan Mortgage Corporation (Freddie Mac), and Federal National Mortgage Association (Fannie Mae). In June 2020, a global class action settlement involving multiple banks, including SGAS, was finally approved by the court. State of Louisiana v. Bank of America, N.A., et al.; City of Baton Rouge v. Bank of America, N.A., et al; Louisiana Asset Management Pool v. Bank of America Corporation, et al and City of New Orleans, et al v. Bank of America Corporation et al. were pending individual lawsuits containing similar allegations, and have been settled. The cases are now over.
•SGAS was also named in purported class and individual actions in connection with its role in underwriting various debt and equity securities offerings. Recent matters related to the offerings of Southwestern Energy and Altice USA. Claims in all these cases were asserted under the Securities Act of 1933 and/or state law against SGAS in its role as a member of the underwriting syndicate and were based upon purported misstatements or omissions by the issuers in the offering documents.
•SGAS has been named in a litigation filed by Bermuda-based hedge fund Harrington Global Opportunity Fund, Limited, which alleges a market manipulation scheme involving spoofing and abusive naked short selling that caused Harrington to incur losses in connection with its sale of approximately 9 million shares of Concordia International Corp. stock on Canadian and U.S. exchanges in 2016. Claims against the SG defendants, including SGAS, have been dismissed but are subject to potential appeal.
Included by the Sponsor from the NFA Website and not provided by SGAS
CFTC Case #: 23-35. The Commodity Futures Trading Commission today issued orders simultaneously filing and settling charges against swap dealer and futures commission merchant (FCM) affiliates of four financial institutions for failing to maintain, preserve, or produce records that were required to be kept under CFTC recordkeeping requirements, and failing to diligently supervise matters related to their businesses as CFTC registrants. SG Americas Securities, LLC was issued a fine of $75,000,000. Effective Date: August 8th, 2023.
ICE Case #: 2022-031. SG Americas Securities LLC. was issued a summary fine in the amount of $10,000 for violating Rule 2.12 by failing to follow Clearing Organization procedures for an adjustment it made to the open interest it reported for trade date November 17, 2022 for the January 2023 Canola futures contract. Effective Date: February 8, 2023.
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ICE Case #: 2020-015: On October 19, 2021, a subcommittee of the Exchange’s Business Conduct Committee determined that in January 2020 and February 2020, SG Americas Securities, LLC (“SGAS”), acting in its capacity as the receiving Firm, may have violated Exchange Rule 4.37(c)(ii) by transferring positions between customer accounts with different beneficial ownership without first obtaining Exchange approval. SG Americas Securities, LLC was issued a summary fine in the amount of $25,000. Effective Date: October 19th, 2021.
ICE Case #: 2019-020: SG Americas Securities, LLC was issued a summary fine in the amount of $10,000 for violating Rules 2.22 & 6.15(a) by failing to report accurate Open Interest and Large Trader positions. Effective Date: May 29th, 2020.
CBOT Case #: DQA-20-0281/ NYME Case #: DQA-20-0281: During the period of October 1, 2019 to December 31, 2019, SG Americas Securities LLC violated Rule 576 by failing to maintain current and accurate information in the Exchange Fee System. On April 22, 2020, SG Americas Securities LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued the following fines for its violation of Rule 576. NYMEX $2,500 / CBOT $2,500. Effective Date: May 8, 2020.
CBOT Case #DQA-19-002. During the period of January 1, 2019 to March 31, 2019, SG Americas Securities LLC violated Rule 576 by failing to maintain current and accurate information in the Exchange Fee System. Effective Date: August 2, 2019.
CBOT Case #: DQA-19-0002 / CME Case #: DQA-19-0002. On July 17, 2019, SG Americas Securities LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued the following fines by the 512 Committee for its violation of Rule 576: CME $3,000 CBOT $3,000 Total $6,000. Effective Date: August 2, 2019.
NYME Case #: 15-0115-BC: Pursuant to an offer of settlement in which SG Americas Securities, LLC (“SGAS”) (as successor to Newedge USA, LLC)) neither admitted nor denied the rule violations upon which the penalty is based, on July 17, 2019, a Panel of the New York Mercantile Exchange Business Conduct Committee (“Panel”) found that on multiple occasions between January 14, 2014, and January 26, 2016, SGAS had a riskless principal mandate in effect. The Panel concluded that as a result of the foregoing, SGAS violated NYMEX Rules 432.W. and legacy Rule 526. In accordance with the settlement offer, the Panel ordered SGAS to pay a fine in the amount of $350,000 ($300,000 of which is allocated to NYMEX) and to disgorge profits in the amount of $142,910. Effective Date: July 19. 2019.
CBOT Case #: 15-0115-BC: Pursuant to an offer of settlement in which SGAS Americas Securities, LLC(“SGAS”) (as successor to Newedge USA, LLC)) neither admitted nor denied the rule violations upon which the penalty is based, on July 17, 2019, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that on multiple occasions between January 14, 2014, and March 18, 2014, SGAS had a riskless principal mandate in effect. er. By entering into the hedge transaction and establishing the price of the hedge transaction prior to consummating the customer block trade, SGAS was able to guarantee a profit on the subsequent execution opposite the customer. The Panel concluded that as a result of the foregoing, SGAS violated CBOT Rules 432.W. and legacy Rule 526. In accordance with the settlement offer, the Panel ordered SGAS to pay a fine in the amount of $350,000 ($50,000 of which is allocated to CBOT) and to disgorge profits in the amount of $9,715. Effective Date: July 19. 2019.
CBOE Case # USFI-161. CFE Rule 403(a)(x) - Failure to Submit Correct CTI Code Information – Pursuant to CFE Rule 403(a)(x) all Orders entered into the CFE System contain accurate and complete information, including the Customer Type Indicator (“CTI”) code. From February 26, 2018 to June 29, 2018 SGAS sent orders with incorrect CTI codes for 29 different accounts. The total number of orders sent with incorrect CTI codes was 33,890 or 18.9% of the 179,323 total orders from SGAS during that period. This is the Firm’s 2nd violation of Rule 403(a)(x) within a rolling twelve (12) month period. Effective Date: October 25, 2018.
CBOT Case # DQA-18-9650. During the period of January 1, 2018 to March 31, 2018, SG Americas Securities LLC violated Rule 576 by failing to maintain current and accurate information in the Exchange Fee System. On August 29, 2018, SG Americas Securities LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued the following fines by the 512 Committee for its violation of Rule 576: CME $2,500 CBOT $2,500 Total $5,000. Effective Date: September 14, 2018.
CME Case #17-9264. During the period of February 1 through April 30, 2017, SG Americas Securities, LLC violated Rule 576 by submitting Tag 50 IDs across multiple shifts and shift changes. On September 13, 2017, SG Americas Securities, LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued a $2,500 fine by the 512 Committee for its violation of Rule 576. Effective Date: September 29, 2017.
StoneX Financial Inc. – FCM (f/k/a INTL FCStone Financial Inc. - FCM Division)
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Below is a list of material, administrative, civil, enforcement, or criminal complaints or actions filed against StoneX Financial Inc. - FCM Division (f/k/a INTL FCStone Financial Inc. - FCM Division) that are outstanding, and any enforcement actions or complaints filed against the StoneX Financial Inc. - FCM Division in the past five years which meet the materiality thresholds in CTFC regulations 4.24.(1) and 4.34(k).
After a historic move in the natural gas market in November of 2018, INTL FCStone Financial Inc. -FCM Division (“IFF”) experienced a number of customer deficits. IFF soon thereafter initiated NFA arbitrations, seeking to collect these debits, and has also been countersued and sued in a number of these arbitrations. These accounts were managed by Optionsellers.com, (“Optionsellers”) who is a Commodity Trading Advisor (“CTA”) authorized by investors to act as attorney-in-fact with exclusive trading authority over these investors’ trading accounts. These accounts cleared through IFF. After this significant and historic natural gas market movement, the accounts declined below required maintenance margin levels. IFF’s role in managing the accounts was limited. As a clearing firm, IFF did not provide any investment advice, trading advice, or recommendations to customers of Optionsellers who chose to clear with IFF. Instead, it simply executed and cleared trades placed by Optionsellers on behalf of Optionsellers’ customers. Optionsellers is a CFTC registered CT A operating under a CFTC Rule 4.7 exemption from registration. Optionsellers engaged in a strategy that primarily involved selling options on futures products. The arbitrations between IFF, Optionsellers, and the Optionsellers customers are currently ongoing.
The FCM Division of StoneX Financial, Inc. (“SFI”) is subject to litigation and regulatory enforcement in the normal course of business. Except as discussed above, the current or pending civil litigation, administrative proceedings, or enforcement actions in which the firm is involved are not expected to have a material effect upon its condition, financial or otherwise. The firm vigorously defends, as a matter of policy, civil litigation, reparation, arbitration proceedings, and enforcement actions brought against it.
On November 14, 2017, INTL FCStone Financial Inc., without admission or denial or liability, entered into a settlement with the Commodity Futures Trading Commission (“CFTC”). The CFTC found that INTL FCStone Financial Inc. failed to have adequate compliance controls to identify trades improperly designated as EFRPs. According to the CFTC Order, the firm failed to determine that the EFPs at issue had the necessary corresponding and related cash or OTC derivative position required for EFRPs. The CFTC Order also found that the firm failed to ensure that the EFPs at issue were documented properly. Finally, the firm failed to ensure that its employees involved in the execution, handling, and processing of EFRPs understood the requirements for executing, handing, and processing valid EFRPs. INTL FCStone Financial Inc., and its affiliate FCStone Merchant Services, jointly paid a $280,000 civil monetary penalty to the CFTC.
After a historic move in the natural gas market in November of 2018, INTL FCStone Financial Inc. – FCM Division (“IFF”) experienced a number of customer deficits. IFF soon thereafter initiated NFA arbitrations, seeking to collect these debits, and has also been countersued and sued in a number of these arbitrations. These accounts were managed by Optionsellers.com, (“Optionsellers”) who is a Commodity Trading Advisor (“CTA”) authorized by investors to act as attorney-in-fact with exclusive trading authority over these investors’ trading accounts. These accounts cleared through IFF. After this significant and historic natural gas market movement, the accounts declined below required maintenance margin levels. IFF’s role in managing the accounts was limited. As a clearing firm, IFF did not provide any investment advice, trading advice, or recommendations to customers of Optionsellers who chose to clear with IFF. Instead, it simply executed and cleared trades placed by Optionsellers on behalf of Optionsellers’ customers. Optionsellers is a CFTC registered CTA operating under a CFTC Rule 4.7 exemption from registration. Optionsellers engaged in a strategy that primarily involved selling options on futures products. The arbitrations between IFF, Optionsellers, and the Optionsellers customers are currently ongoing.
On July 20, 2022, a subcommittee on the ICE Future US’s Business Conduct Committee determined that in numerous instances between May 2020 and May 2021 StoneX Financial Inc. and StoneX Markets LLC may have violated Exchange Rule 4.04 by engaging in improper pre-hedging and adopting a risk policy that may have motivated employees to engage in improper pre-hedging for certain contracts. In addition, the Committee found that StoneX Financial Inc. and StoneX Markets LLC may have violated Exchange Rules 4.01(a), 4.07(c), and 21.04. In accordance with the settlement offer, in which StoneX Financial Inc. and StoneX Markets LLC neither admitted nor denied the alleged rule violations, StoneX Financial Inc. and StoneX Markets LLC agreed to pay a collective monetary penalty of $425,000 and disgorge $225,606.80 in profits.
On March 23, 2021, a subcommittee of the ICE Futures US’s Business Conduct Committee determined that in numerous instances between February 2019 and May 2020, StoneX Financial Inc. may have violated Exchange Rule 6.15(a) by failing to submit to the Exchange daily large trader reports on reportable customer positions and Exchange Rule 4.01(a) by failing to have proper processes for reporting large trader positions. The ICE Futures US Business Conduct Committee imposed a $75,000 fine on StoneX Financial Inc. which was effective on March 23, 2021.
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On April 11, 2019, pursuant to an offer of settlement in which the INTL FCStone Financial Inc. neither admitted nor denied the rule findings upon which the penalty is based, the Chicago Mercantile Exchange Clearing House Risk Committee found that INTL FCStone Financial Inc. violated CME Rules 971.A., 971.A.1., 971.B., 971.E.2., 980.6.1, and 980.6.2. In accordance with the settlement offer, the Chicago Mercantile Exchange Clearing House Risk Committee imposed a $100,000 fine on INTL FCStone Financial Inc. which was effective on April 12, 2019.
On November 29, 2018, pursuant to an offer of settlement in which the INTL FCStone Financial Inc. neither admitted nor denied the rule findings upon which the penalty is based, the Chicago Mercantile Exchange Clearing House Risk Committee found that INTL FCStone Financial Inc. violated CME Rules 930.A, 971.A.2.a, and 980.6.1. In accordance with the settlement offer, the Chicago Mercantile Exchange Clearing House Risk Committee imposed a $50,000 fine on INTL FCStone Financial Inc. which was effective on November 30, 2018.
After a historic move in the natural gas market in November of 2018, INTL FCStone Financial Inc. – FCM Division (“IFF”) experienced a number of customer deficits. IFF soon thereafter initiated NFA arbitrations, seeking to collect these debits, and has also been countersued and sued in a number of these arbitrations. These accounts were managed by Optionsellers.com, (“Optionsellers”) who is a Commodity Trading Advisor (“CTA”) authorized by investors to act as attorney-in-fact with exclusive trading authority over these investors’ trading accounts. These accounts cleared through IFF. After this significant and historic natural gas market movement, the accounts declined below required maintenance margin levels. IFF’s role in managing the accounts was limited. As a clearing firm, IFF did not provide any investment advice, trading advice, or recommendations to customers of Optionsellers who chose to clear with IFF. Instead, it simply executed and cleared trades placed by Optionsellers on behalf of Optionsellers’ customers. Optionsellers is a CFTC registered CTA operating under a CFTC Rule 4.7 exemption from registration. Optionsellers engaged in a strategy that primarily involved selling options on futures products. The arbitrations between IFF, Optionsellers, and the Optionsellers customers are currently ongoing.
On November 14, 2017, INTL FCStone Financial Inc., without admission or denial or liability, entered into a settlement with the Commodity Futures Trading Commission (“CFTC”). The CFTC found that INTL FCStone Financial Inc. failed to have adequate compliance controls to identify trades improperly designated as EFRPs. According to the CFTC Order, the firm failed to determine that the EFPs at issue had the necessary corresponding and related cash or OTC derivative position required for EFRPs. The CFTC Order also found that the firm failed to ensure that the EFPs at issue were documented properly. Finally, the firm failed to ensure that its employees involved in the execution, handling, and processing of EFRPs understood the requirements for executing, handing, and processing valid EFRPs. INTL FCStone Financial Inc., and its affiliate FCStone Merchant Services, jointly paid a $280,000 civil monetary penalty to the CFTC.
The Futures Commission Merchant (“FCM”) division of the INTL FCStone Financial, Inc. (“IFF”) is subject to litigation and regulatory enforcement in the normal course of business. Except as discussed above, the current or pending civil litigation, administrative proceedings, or enforcement actions in which the firm is involved are not expected to have a material effect upon its condition, financial or otherwise. The firm vigorously defends, as a matter of policy, civil litigation, reparation, arbitration proceedings, and enforcement actions brought against it. Included by the Sponsor from the NFA website and not provided by StoneX
ICE Case #: 2022-027. On October 18, 2023, a subcommittee of the Exchange’s Business Conduct Committee (“BCC”) determined that StoneX Financial Inc. (“StoneX”) may have violated Exchange Rules 4.15(a), 4.15(b), and 4.15(c) by failing to include a unique ID for Registered Operators on certain orders and trades it transmitted to the Exchange. For a period of over four years, from February 2018 through the beginning of August 2022, StoneX, acting as a Futures Commission Merchant, failed to assign, register, and populate unique IDs (Tag 116) for an extensive number of orders placed and traded on the Exchange. Specifically, certain customers using a third-party front-end trading software were inappropriately assigned the same generic ID for Tag 116 on orders and trades placed on the Exchange. The BCC further determined that StoneX may have additionally violated Rule 4.01(a) by failing to diligently supervise the accurate registration of unique IDs for customers; and 4.01(b) by failing to establish, administer, and enforce supervisory systems, policies, and procedures that are reasonably designed to achieve compliance with Exchange Rules. StoneX was issued a fine of $300,000. Effective Date: December 14, 2023.
CEI Case #: RSRH-23-7086. During the delivery period for the September 2023 COMEX Aluminum (ALI) futures contract, StoneX Financial, Inc. failed to accurately report the delivery notices (DN) in its large trader position files for the applicable trade dates in several instances in violation of Rule 561. On November 15, 2023, pursuant to Rule 512, a fine in the amount of $5,000 was assessed again StoneX Financial Inc. for its violations of Rule 561. Effective Date: December 1, 2023.
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CME Case #: 22-1617-BC. Pursuant to an offer of settlement in which StoneX neither admitted nor denied the rule violations or factual findings upon which the penalty is based, on November 15, 2023, a Panel of the Chicago Mercantile Exchange (“CME”) Business Conduct Committee (“Panel”) found that from September 6, 2022,through September 28, 2022, StoneX submitted block trades to the Exchange with inaccurate execution times and failed to report block trades to the Exchange within the required time period following execution in Three-Month SOFR futures and Eurodollar options on futures markets. Additionally, the Panel found that StoneX failed to diligently supervise, monitor, and sufficiently train its employees as to relevant Exchange rules and Market Regulation Advisory Notices in a manner sufficient to ensure compliance with the same. In accordance with the settlement offer, the Panel ordered StoneX to pay a $70,000 fine. Effective Date: November 17, 2023. CME Case #: 23-CH-2304. Pursuant to an offer of settlement in which StoneX Financial, Inc. neither admitted nor denied the rule violations upon which the penalty is based, on March 16, 2023, the Clearing House Risk Committee found that StoneX Financial, Inc. violated Customer Gross Margining Technical Overview Requirements and CME Rule 980.G. In accordance with the settlement offer, the Committee imposed a $100,000.00 fine. Effective Date: March 16, 2023.
CME Case #: 22-CH-2209. Pursuant to an offer of settlement in which StoneX Financial Inc. neither admitted nor denied the rule violations upon which the penalty is based, on January 19, 2023, the Clearing House Risk Committee found that StoneX Financial Inc. violated CME Rules 930.A. and 930.F. In accordance with the settlement offer, the Committee imposed a $50,000 fine. Effective Date: January 20th, 2023.
ICE Case #: 2020-022. On July 20, 2022, a subcommittee of the Exchange’s Business Conduct Committee (“BCC”) determined that StoneX Financial Inc. (“SX Financial”) and StoneX Markets LLC (“SX Markets”) may have violated Exchange Rule 4.04 in multiple instances between May 2020 and May 2021 by engaging in improper pre-hedging. In addition, the BCC found that SX Financial and SX Markets may have separately violated Exchange Rule 4.04 by adopting a risk policy that may have motivated their employees to engage in the improper pre-hedging activity noted above for certain contracts.Lastly, the BCC found that SX Markets may have violated Exchange Rule 4.07(c) by misreporting the execution time of certain block trades and submitting them beyond the 15-minute reporting window, and that SX Financial and SX Markets may have violated Exchange Rule 21.04 by failing to timely produce documents, books, or records requested by Compliance staff during the investigation of this matter. Disgorgement (jointly & severally) $225,606. The ICE imposed a fine, jointly and severally of $425,000. Effective date: July 20, 2022
CBOT/NYME Case #: DQA-21-0732. During the period of April 1, 2021 through June 30, 2021, StoneX Financial Inc. violated Rule 536.C by failing to meet the documentation requirements for orders entered using Execution Operation Suspense Accounts and Bunched RFC Order Suspense Accounts and failing to properly use Bunched RFC Order Suspense Accounts. On January 26, 2022, StoneX Financial Inc. pursuant to Rule 512 (“Reporting Infractions”) was collectively issued a $5,000 fine for its violations of Rule 536.C. as follows: NYMEX - $2,500, CBOT - $2,500. Effective Date: February 14, 2022.
MGE Case #: 20-I-28. The MGEX Disciplinary Committee charged StoneX Financial Inc. with reporting an offset of December 2020 Spring Wheat futures contracts during the prohibition period without the benefit of trade activity in violation of MGEX Rule 3.1.8. Without admitting or denying the charges, StoneX Financial Inc. submitted an offer of settlement. The settlement terms were accepted in satisfaction of the charges. As a result, MGE imposed a fine of $25,000. Effective Date: December 28th, 2021.
CBOT Case #: DQA-21-0632: During the period of January 1, 2021 to March 31, 2021, StoneX Financial Inc. violated Rule 576 by failing to maintain current and accurate information in the Exchange Fee System.: On September 9, 2021, StoneX Financial Inc., pursuant to Rule 512 (“Reporting Infractions”), was collectively issued a $6,000 fine for its violations of Rule 576 (includes Cases CME-DQA-21-0632 and NYMEX-DQA-21-0632). The allocation of the fine across exchanges is based on the activity at each Designated Contract Market. CBOT-$3,000, CME-$2,000, NYMEX - $6,000. Effective Date: September 24, 2021.
ICE Case #: 2019-030. A subcommittee of the Exchange’s Business Conduct Committee determined that in numerous instances between February 2019 and May 2020, StoneX Financial Inc. (“StoneX”), formerly INTL FCStone Financial Inc., may have violated Exchange Rule 6.15(a) by failing to submit to the Exchange daily large trader reports on reportable customer positions and Exchange Rule 4.01(a) by failing to have proper processes for reporting large trader positions. The committee imposed a fine of $75,000. Effective Date: March 23rd, 2021.
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CBOT Case #: 19-1243-BC. Pursuant to an offer of settlement in which StoneX Financial Inc. f/k/a INTL FCStone Financial Inc. (“StoneX”) neither admitted nor denied the rule violation upon which the penalty is based, on December 9, 2020, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that on October 29, 2019, and October 30, 2019, StoneX, acting in its capacity as a clearing firm, transferred positions between customer accounts with different beneficial ownership and without appropriate Exchange approval. The transfers were not made to reconcile an error, omission or outtrade. The Panel concluded that StoneX thereby violated CBOT Rule 853.A.1. In accepting the offer of settlement, the Panel considered that StoneX self-reported the violative transfers to the Exchange. In accordance with the settlement offer, the Panel ordered StoneX to pay a fine of $20,000. Effective Date: December 11, 2020.
ICE Case #: 2020-031. StoneX Financial Inc. was issued a summary fine in the amount of $10,000 for violating Rule 2.22 by reporting inaccurate open interest for the July 2021 Coffee “C” futures contract for trade date October 12, 2020. Effective Date: November 13, 2020.
CME Case #: DQA-20-0447. During the period of April 1, 2020, through June 30, 2020, INTL FC Stone Financial Inc. (n/k/a StoneX Financial Inc.) violated Rule 576 by failing to maintain current and accurate information in the Exchange Fee System.On October 7, 2020, pursuant to Rule 512 (“Reporting Infractions”), INTL FC Stone Financial Inc. was issued a $5,000 fine for its violation of Rule 576. Effective Date: October 26, 2020.
UBS Securities LLC
UBS AG’s principal business address is Bahnhofstrasse 45, Zurich, CH 8001, Switzerland. UBS is acting as a Swap Dealer for the Funds. UBS AG is registered in the US with the Commodity Futures Trading Commission (CFTC) as a provisionally registered Swap Dealer.
UBS AG is a subsidiary of UBS Group AG. From time to time, UBS AG, UBS Group AG and its and their subsidiaries, officers and employees are involved in proceedings and receive inquiries, subpoenas and notices of investigation relating to various aspects of its business some of which result in sanction. Details are set out in UBS AG’s and UBS Group AG’s quarterly and annual reporting, which can be found at https://www.ubs.com/global/en/investor-relations.html.
UBS Securities LLC’s principal business address is 1285 Avenue of the Americas, New York, NY 10019. UBS Securities LLC is a futures clearing broker for the Funds. UBS Securities LLC is registered in the US with the Financial Industry Regulatory Authority (FINRA) as a Broker-Dealer and with the CFTC as a Futures Commission Merchant. UBS Securities LLC is a member of various US futures and securities exchanges.
UBS Securities LLC is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its securities and commodities business that allege various violations of federal and state securities laws. Actions with respect to UBS Securities LLC’s Futures Commission Merchant business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org) and with respect to UBS Securities LLC’s brokerage business are publicly available on the website of FINRA (http://www.finra.org).
UBS AG and UBS Securities LLC operate in a legal and regulatory environment that expose them to significant litigation and similar risks arising from disputes and regulatory proceedings. As a result, they are involved in various disputes and legal proceedings, including litigation, arbitration, and regulatory and criminal investigations. Specific litigation, regulatory, and other matters that UBS AG or UBS Securities LLC has included in financial statements during the last five years as potentially material are described below. References to “UBS” include UBS AG, UBS Group AG, and/or various affiliates.
Inquiries regarding cross-border wealth management businesses.
Tax and regulatory authorities in a number of countries have made inquiries, served requests for information or examined employees located in their respective jurisdictions relating to the cross-border wealth management services provided by UBS and other financial institutions.
Since 2013, UBS (France) S.A., UBS AG and certain former employees have been under investigation in France in relation to UBS’s cross-border business with French clients. In connection with this investigation, the investigating judges ordered UBS AG to provide bail (“caution”) of EUR 1.1bn.
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In 2019, the court of first instance returned a verdict finding UBS AG guilty of unlawful solicitation of clients on French territory and aggravated laundering of the proceeds of tax fraud, and UBS (France) S.A. guilty of aiding and abetting unlawful solicitation and of laundering the proceeds of tax fraud. The court imposed fines aggregating EUR 3.7bn on UBS AG and UBS (France) S.A. and awarded EUR 800m of civil damages to the French state. A trial in the Paris Court of Appeal took place in March 2021. In December 2021, the Court of Appeal found UBS AG guilty of unlawful solicitation and aggravated laundering of the proceeds of tax fraud. The court ordered a fine of EUR 3.75m, the confiscation of EUR 1bn, and awarded civil damages to the French state of EUR 800m. UBS appealed the decision to the French Supreme Court. The Supreme Court rendered its judgment on 15 November 2023. It upheld the Court of Appeal’s decision regarding unlawful solicitation and aggravated laundering of the proceeds of tax fraud, but overturned the confiscation of EUR 1bn, the penalty of EUR 3.75m and the EUR 800m of civil damages awarded to the French state. The case has been remanded to the Court of Appeal for a retrial regarding these overturned elements. The French state has reimbursed the EUR 800m of civil damages to UBS AG.
Our balance sheet at 31 December 2023 reflected a provision in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
Claims related to sales of residential mortgage-backed securities and mortgages
From 2002 through 2007, prior to the crisis in the US residential loan market, UBS was a substantial issuer and underwriter of US residential mortgage-backed securities (RMBS).
In November 2018, the DOJ filed a civil complaint in the District Court for the Eastern District of New York against UBS AG, UBS Securities LLC, and an affiliate. The complaint seeks unspecified civil monetary penalties under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 related to UBS Securities LLC’s issuance, underwriting and sale of 40 RMBS transactions in 2006 and 2007. UBS moved to dismiss the civil complaint on 6 February 2019. On 10 December 2019, the district court denied UBS’s motion to dismiss.
Madoff
In relation to the Bernard L. Madoff Investment Securities LLC (BMIS) investment fraud, UBS AG, UBS (Luxembourg) S.A. (now UBS Europe SE, Luxembourg branch) and certain other UBS subsidiaries have been subject to inquiries by a number of regulators, including the Swiss Financial Market Supervisory Authority (FINMA) and the Luxembourg Commission de Surveillance du Secteur Financier. Those inquiries concerned two third-party funds established under Luxembourg law, substantially all assets of which were with BMIS, as well as certain funds established in offshore jurisdictions with either direct or indirect exposure to BMIS. These funds faced severe losses, and the Luxembourg funds are in liquidation. The documentation establishing both funds identifies UBS entities in various roles, including custodian, administrator, manager, distributor and promoter, and indicates that UBS employees serve as board members.
In 2009 and 2010, the liquidators of the two Luxembourg funds filed claims against UBS entities, non-UBS entities and certain individuals, including current and former UBS employees, seeking amounts totaling approximately EUR 2.1bn, which includes amounts that the funds may be held liable to pay the trustee for the liquidation of BMIS (BMIS Trustee).
A large number of alleged beneficiaries have filed claims against UBS entities (and non-UBS entities) for purported losses relating to the Madoff fraud. The majority of these cases have been filed in Luxembourg, where decisions that the claims in eight test cases were inadmissible have been affirmed by the Luxembourg Court of Appeal, and the Luxembourg Supreme Court has dismissed a further appeal in one of the test cases.
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In the US, the BMIS Trustee filed claims against UBS entities, among others, in relation to the two Luxembourg funds and one of the offshore funds. The total amount claimed against all defendants in these actions was not less than USD 2bn. In 2014, the US Supreme Court rejected the BMIS Trustee’s motion for leave to appeal decisions dismissing all claims except those for the recovery of approximately USD 125m of payments alleged to be fraudulent conveyances and preference payments. In 2016, the bankruptcy court dismissed these claims against the UBS entities. In 2019, the Court of Appeals reversed the dismissal of the BMIS Trustee’s remaining claims, and the US Supreme Court subsequently denied a petition seeking review of the Court of Appeals’ decision. The case has been remanded to the Bankruptcy Court for further proceedings.
Puerto Rico
Declines since 2013 in the market prices of Puerto Rico municipal bonds and of closed-end funds (funds) that are sole-managed and co-managed by UBS Trust Company of Puerto Rico and distributed by UBS Financial Services Incorporated of Puerto Rico (UBS PR) led to multiple regulatory inquiries, which in 2014 and 2015, led to settlements with the Office of the Commissioner of Financial Institutions for the Commonwealth of Puerto Rico, the US Securities and Exchange Commission (SEC) and the Financial Industry Regulatory Authority.
Since then, UBS clients in Puerto Rico who own the funds or Puerto Rico municipal bonds and/or who used their UBS account assets as collateral for UBS non-purpose loans filed customer complaints and arbitration demands seeking aggregate damages of USD 3.42 billion, of which USD 3.37 billion have been resolved through settlements, arbitration or withdrawal of claims. Allegations include fraud, misrepresentation and unsuitability of the funds and of the loans.
A shareholder derivative action was filed in 2014 against various UBS entities and current and certain former directors of the funds, alleging hundreds of millions of US dollars in losses in the funds. In 2021, the parties reached an agreement to settle this matter for USD 15 million, subject to court approval.
In 2011, a purported derivative action was filed on behalf of the Employee Retirement System of the Commonwealth of Puerto Rico (System) against over 40 defendants, including UBS PR, which was named in connection with its underwriting and consulting services. Plaintiffs alleged that defendants violated their purported fiduciary duties and contractual obligations in connection with the issuance and underwriting of USD 3 billion of bonds by the System in 2008 and sought damages of over USD 800 million. In 2016, the court granted the System’s request to join the action as a plaintiff. In 2022, a federal district court enjoined the plaintiffs from proceeding with the action on the grounds it impermissibly conflicted with Puerto Rico’s approved Plan of Adjustment.
Beginning in 2015, certain agencies and public corporations of the Commonwealth of Puerto Rico (Commonwealth) defaulted on certain interest payments on Puerto Rico bonds. In 2016, US federal legislation created an oversight board with power to oversee Puerto Rico’s finances and to restructure its debt. The oversight board has imposed a stay on the exercise of certain creditors’ rights. In 2017, the oversight board placed certain of the bonds into a bankruptcy-like proceeding under the supervision of a Federal District Judge.
In May 2019, the oversight board filed complaints in Puerto Rico federal district court bringing claims against financial, legal and accounting firms that had participated in Puerto Rico municipal bond offerings, including UBS, seeking a return of underwriting and swap fees paid in connection with those offerings. UBS estimates that it received approximately USD 125 million in fees in the relevant offerings.
In August 2019, and February and November 2020, four US insurance companies that insured issues of Puerto Rico municipal bonds sued UBS and several other underwriters of Puerto Rico municipal bonds in three separate cases. The actions collectively seek recovery of an aggregate of USD 955 million in damages from the defendants. The plaintiffs in these cases claim that defendants failed to reasonably investigate financial statements in the offering materials for the insured Puerto Rico bonds issued between 2002 and 2007, which plaintiffs argue they relied upon in agreeing to insure the bonds notwithstanding that they had no contractual relationship with the underwriters. Defendants’ motions to dismiss have been granted in all three cases; those decisions are being appealed by the plaintiffs.
Foreign exchange, LIBOR and benchmark rates, and other trading practices
Foreign exchange-related regulatory matters: Beginning in 2013, numerous authorities commenced investigations concerning possible manipulation of foreign exchange markets and precious metals prices. As a result of these investigations, UBS entered into resolutions with Swiss, US and United Kingdom regulators and the European Commission. UBS was granted conditional immunity by the Antitrust Division of
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the DOJ and by authorities in other jurisdictions in connection with potential competition law violations relating to foreign exchange and precious metals businesses.
Foreign exchange-related civil litigation: Putative class actions have been filed since 2013 in US federal courts and in other jurisdictions against UBS and other banks on behalf of putative classes of persons who engaged in foreign currency transactions with any of the defendant banks. UBS has resolved US federal court class actions relating to foreign currency transactions with the defendant banks and persons who transacted in foreign exchange futures contracts and options on such futures under a settlement agreement that provides for UBS to pay an aggregate of USD 141m and provide cooperation to the settlement classes. Certain class members have excluded themselves from that settlement and have filed individual actions in US and English courts against UBS and other banks, alleging violations of US and European competition laws and unjust enrichment. UBS and the other banks have resolved those individual matters.
In 2015, a putative class action was filed in federal court against UBS and numerous other banks on behalf of persons and businesses in the US who directly purchased foreign currency from the defendants and alleged coconspirators for their own end use. In 2022, the court denied plaintiffs’ motion for class certification. In March 2023, the court granted defendants’ summary judgment motion, dismissing the case. Plaintiffs have appealed.
LIBOR and other benchmark-related regulatory matters: Numerous government agencies conducted investigations regarding potential improper attempts by UBS, among others, to manipulate LIBOR and other benchmark rates at certain times. UBS reached settlements or otherwise concluded investigations relating to benchmark interest rates with the investigating authorities. UBS was granted conditional leniency or conditional immunity from authorities in certain jurisdictions, including the Antitrust Division of the DOJ and the Swiss Competition Commission (WEKO), in connection with potential antitrust or competition law violations related to certain rates. However, UBS has not reached a final settlement with WEKO, as the Secretariat of WEKO has asserted that UBS does not qualify for full immunity.
LIBOR and other benchmark-related civil litigation: A number of putative class actions and other actions are pending in the federal courts in New York against UBS and numerous other banks on behalf of parties who transacted in certain interest rate benchmark-based derivatives. Also pending in the US and in other jurisdictions are a number of other actions asserting losses related to various products whose interest rates were linked to LIBOR and other benchmarks, including adjustable rate mortgages, preferred and debt securities, bonds pledged as collateral, loans, depository accounts, investments and other interest-bearing instruments. The complaints allege manipulation, through various means, of certain benchmark interest rates, including USD LIBOR, Euroyen TIBOR, Yen LIBOR, EURIBOR, CHF LIBOR, GBP LIBOR and seek unspecified compensatory and other damages under varying legal theories.
USD LIBOR class and individual actions in the US: In 2013 and 2015, the district court in the USD LIBOR actions dismissed, in whole or in part, certain plaintiffs’ antitrust claims, federal racketeering claims, Commodity Exchange Act claims, and state common law claims, and again dismissed the antitrust claims in 2016 following an appeal. In 2021, the Second Circuit affirmed the district court’s dismissal in part and reversed in part and remanded to the district court for further proceedings. The Second Circuit, among other things, held that there was personal jurisdiction over UBS and other foreign defendants. Separately, in 2018, the Second Circuit reversed in part the district court’s 2015 decision dismissing certain individual plaintiffs’ claims and certain of these actions are now proceeding. In 2018, the district court denied plaintiffs’ motions for class certification in the USD class actions for claims pending against UBS, and plaintiffs sought permission to appeal that ruling to the Second Circuit. The Second Circuit denied the petition to appeal. In 2020, an individual action was filed in the Northern District of California against UBS and numerous other banks alleging that the defendants conspired to fix the interest rate used as the basis for loans to consumers by jointly setting the USD LIBOR rate and monopolized the market for LIBOR-based consumer loans and credit cards. In September 2022, the court granted defendants’ motion to dismiss the complaint in its entirety, while allowing plaintiffs the opportunity to file an amended complaint. Plaintiffs filed an amended complaint in October 2022, and defendants moved to dismiss the amended complaint. In October 2023, the court dismissed the amended complaint with prejudice. In January 2024, plaintiffs appealed the dismissal to the Ninth Circuit Court of Appeals.
Other benchmark class actions in the US:
Yen LIBOR / Euroyen TIBOR – In 2017, the court dismissed one Yen LIBOR / Euroyen TIBOR action in its entirety on standing grounds. In 2020, the appeals court reversed the dismissal and, subsequently, plaintiffs in that action filed an amended complaint focused on Yen LIBOR. In 2022, the court granted UBS’s motion for reconsideration and dismissed the case against UBS. The dismissal of the case against UBS could be appealed following the disposition of the case against the remaining defendant in the district court.
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CHF LIBOR – In 2017, the court dismissed the CHF LIBOR action on standing grounds and failure to state a claim. Plaintiffs filed an amended complaint, and the court granted a renewed motion to dismiss in 2019. Plaintiffs appealed. In 2021, the Second Circuit granted the parties’ joint motion to vacate the dismissal and remand the case for further proceedings. Plaintiffs filed a third amended complaint in November 2022 and defendants moved to dismiss the amended complaint in January 2023.
EURIBOR – In 2017, the court in the EURIBOR lawsuit dismissed the case as to UBS and certain other foreign defendants for lack of personal jurisdiction. Plaintiffs have appealed.
GBP LIBOR – The court dismissed the GBP LIBOR action in 2019. Plaintiffs have appealed.
Government bonds: Putative class actions have been filed since 2015 in US federal courts against UBS and other banks on behalf of persons who participated in markets for US Treasury securities since 2007. A consolidated complaint was filed in 2017 in the US District Court for the Southern District of New York alleging that the banks colluded with respect to, and manipulated prices of, US Treasury securities sold at auction and in the secondary market and asserting claims under the antitrust laws and for unjust enrichment. Defendants’ motions to dismiss the consolidated complaint were granted in 2021. Plaintiffs filed an amended complaint, which defendants moved to dismiss later in 2021. In March 2022, the court granted defendants’ motion to dismiss that complaint, and in February 2024, the Second Circuit affirmed the district court’s dismissal. Similar class actions have been filed concerning European government bonds and other government bonds.
In 2021, the European Commission issued a decision finding that UBS and six other banks breached European Union antitrust rules in 2007–2011 relating to European government bonds. The European Commission fined UBS EUR 172m. UBS is appealing the amount of the fine.
With respect to additional matters and jurisdictions not encompassed by the settlements and orders referred to above, our balance sheet at 31 December 2023 reflected a provision in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
Other benchmark class actions in the US:
Yen LIBOR / Euroyen TIBOR – In 2014, 2015 and 2017, the court in one of the Yen LIBOR / Euroyen TIBOR lawsuits dismissed certain of the plaintiffs’ claims, including the plaintiffs’ federal antitrust and racketeering claims. In August 2020, the court granted defendants’ motion for judgment on the pleadings and dismissed the lone remaining claim in the action as impermissibly extraterritorial. In October 2022, the appeals court affirmed the dismissal on multiple grounds. In 2017, the court dismissed the other Yen LIBOR / Euroyen TIBOR action in its entirety on standing grounds. In April 2020, the appeals court reversed the dismissal and in August 2020 plaintiffs in that action filed an amended complaint focused on Yen LIBOR. The court granted in part and denied in part defendants’ motion to dismiss the amended complaint in September 2021. In August 2022, the court granted UBS’s motion for reconsideration and dismissed the case against UBS.
CHF LIBOR – In 2017, the court dismissed the CHF LIBOR action on standing grounds and failure to state a claim. Plaintiffs filed an amended complaint, and the court granted a renewed motion to dismiss in September 2019. Plaintiffs appealed. In September 2021, the Second Circuit granted the parties’ joint motion to vacate the dismissal and remand the case for further proceedings. Plaintiffs filed a third amended complaint in November 2022 and defendants have moved to dismiss the amended complaint.
EURIBOR – In 2017, the court in the EURIBOR lawsuit dismissed the case as to UBS and certain other foreign defendants for lack of personal jurisdiction. Plaintiffs have appealed.
SIBOR / SOR ¬– In October 2018, the court in the SIBOR / SOR action dismissed all but one of plaintiffs’ claims against UBS. Plaintiffs filed an amended complaint, and the court granted a renewed motion to dismiss in July 2019. Plaintiffs appealed. In March 2021, the Second Circuit reversed the dismissal. Plaintiffs filed an amended complaint in October 2021, which defendants have moved to dismiss. In March 2022, plaintiffs reached a settlement in principle with the remaining defendants, including UBS. The court granted final approval of the settlement in November 2022.
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BBSW – In November 2018, the court dismissed the BBSW lawsuit as to UBS and certain other foreign defendants for lack of personal jurisdiction. Plaintiffs filed an amended complaint in April 2019, which UBS and other defendants moved to dismiss. In February 2020, the court granted in part and denied in part defendants’ motions to dismiss the amended complaint. In August 2020, UBS and other BBSW defendants joined a motion for judgment on the pleadings, which the court denied in May 2021. In February 2022, plaintiffs reached a settlement in principle with the remaining defendants, including UBS. The court granted final approval of the settlement in November 2022.
GBP LIBOR – The court dismissed the GBP LIBOR action in August 2019. Plaintiffs have appealed.
Government bonds: Putative class actions have been filed since 2015 in US federal courts against UBS Securities LLC and other banks on behalf of persons who participated in markets for US Treasury securities since 2007. A consolidated complaint was filed in 2017 in the US District Court for the Southern District of New York alleging that the banks colluded with respect to, and manipulated prices of, US Treasury securities sold at auction and in the secondary market and asserting claims under the antitrust laws and for unjust enrichment. Defendants’ motions to dismiss the consolidated complaint were granted in March 2021. Plaintiffs filed an amended complaint, which defendants moved to dismiss in June 2021. In March 2022, the court granted defendants’ motion to dismiss that complaint. Plaintiffs have appealed the dismissal. Similar class actions have been filed concerning European government bonds and other government bonds.
In May 2021, the European Commission issued a decision finding that UBS and six other banks breached European Union antitrust rules in 2007–2011 relating to European government bonds. The European Commission fined UBS EUR 172 million. UBS is appealing the amount of the fine.
Swiss retrocessions
The Federal Supreme Court of Switzerland ruled in 2012, in a test case against UBS, that distribution fees paid to a firm for distributing third-party and intra-group investment funds and structured products must be disclosed and surrendered to clients who have entered into a discretionary mandate agreement with the firm, absent a valid waiver. FINMA issued a supervisory note to all Swiss banks in response to the Supreme Court decision. UBS has met the FINMA requirements and has notified all potentially affected clients.
The Supreme Court decision has resulted, and continues to result, in a number of client requests for UBS to disclose and potentially surrender retrocessions. Client requests are assessed on a case-by-case basis. Considerations taken into account when assessing these cases include, among other things, the existence of a discretionary mandate and whether or not the client documentation contained a valid waiver with respect to distribution fees.
Our balance sheet at 31 December 2023 reflected a provision with respect to matters described in this item 4 in an amount that UBS believes to be appropriate under the applicable accounting standard. The ultimate exposure will depend on client requests and the resolution thereof, factors that are difficult to predict and assess. Hence, as in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.
Securities transaction pricing and disclosure
UBS identified and reported to the relevant authorities instances in which some Global Wealth Management clients booked in Hong Kong and Singapore may have been charged inappropriate spreads on debt securities transactions between 2008 and 2015. In November 2019, UBS AG entered into a settlement with the Hong Kong Securities and Futures Commission (SFC) under which it was reprimanded and fined HKD 400 million (USD 51 million) and a settlement with the Monetary Authority of Singapore (MAS) under which it was fined SGD 11 million (USD 8.3 million). In addition, UBS has commenced reimbursing affected customers an aggregate amount equivalent to USD 47 million, including interest.
Investigation of UBS’s role in initial public offerings in Hong Kong
The Hong Kong Securities and Futures Commission (SFC) has been conducting investigations into UBS’s role as a sponsor of certain initial public offerings listed on the Hong Kong Stock Exchange. The SFC has previously indicated that it intended to take enforcement action against UBS and certain employees in relation to certain of these offerings. In March 2018, the SFC issued a decision notice in relation to one of the offerings under investigation. On 13 March 2019, UBS Securities Hong Kong Limited and UBS AG entered into a settlement agreement
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with the SFC resolving all of the SFC’s pending investigations related to sponsorship of initial public offerings (IPOs) by UBS. The agreement provides for a fine of HKD 375 million (USD 48 million) and the suspension of UBS Securities Hong Kong Limited’s ability to act as a sponsor for Hong Kong-listed IPOs for one year.
Interest Rate Swaps and Credit Default Swap matters
In 2016, putative class action plaintiffs filed consolidated amended complaints in the Southern District of New York against numerous financial institutions including UBS AG and UBS Securities LLC, alleging violations of the US Sherman Antitrust Act and common law. Plaintiffs allege that the defendants unlawfully conspired to restrain competition in the market for Interest Rate Swap (“IRS”) trading.
Plaintiffs assert claims on behalf of all purchasers and sellers of IRS that transacted directly with any of the dealer defendants since January 1, 2008, and seek unspecified trebled compensatory damages and other relief. The operators of two swap execution facilities (“SEFs”) filed complaints raising similar allegations. In July 2017, the court granted in part and denied in part defendants’ motions to dismiss, limiting the claims to the time period 2013-2016, and dismissing certain state-law claims and claims against certain other defendants. In March 2019, the court denied in part and granted in part class plaintiffs’ motion for leave to file a fourth amended complaint, rejecting plaintiffs’ request to add allegations covering the time period 2008-2012 but allowing plaintiffs to add allegations relating to the time period 2013-2016 (the time period covered by the operative complaint). A third SEF filed a complaint in June 2018 and an amended complaint in August 2018 alleging conduct similar to the conduct alleged by the other SEF plaintiffs but continuing into 2018. Defendants have moved to dismiss the third SEF’s amended complaint, and in November 2018 the court granted the motion in part and denied it in part, dismissing certain state-law claims but permitting certain federal and state claims relating to the time period 2013-2018. In June 2017, one of the SEF plaintiffs filed a complaint raising allegations similar to those in the IRS litigation with respect to the trading of credit default swaps.
Defendants have moved to dismiss that complaint and, in September 2018 and July 2019, certain defendants’ motions, including UBS AG’s, were granted. The SEF plaintiff filed an amended complaint in January 2020 and, in April 2020, the remaining defendants, including UBS Securities LLC, moved to dismiss the amended complaint.
Following the filing of the first class complaint UBS was served with a subpoena from the U.S. Commodity Futures Trading Commission (“CFTC”) seeking documents and information regarding the UBS’s swap trading and Futures Commission Merchant businesses going back to 2008.
Stock Lending matters.
In 2017, a purported class action antitrust complaint was filed in the Southern District of New York against six stock lending prime broker defendants, including UBS, UBS Securities LLC and affiliates, as well as EquiLend, a trading platform and purveyor of post-trade services. The named plaintiffs purport to represent a class of all persons or entities that entered into stock loan transactions in the United States with one of the prime broker defendants from January 1, 2012, until February 22, 2021. The plaintiffs allege that the defendants conspired to block the evolution of the stock lending market from an OTC environment, in which stock loans are intermediated by prime brokers, to an electronic market, in which borrowers and lenders can transact directly with one another. Plaintiffs allege violations of Section 1 of the Sherman Act and New York State law and seek unspecified treble damages, fees and costs. In September 2018, the court overseeing the litigation denied defendants’ motions to dismiss. In January 2018, November 2018, and May 2019, various entities associated with defunct stock lending platforms, including QS Holdco, SL-x, and various SL-x affiliates, filed actions in the Southern District of New York raising claims similar to the class plaintiffs’ claims and also seeking treble damages and other relief. Defendants moved to dismiss these complaints. Defendants’ motion to dismiss the prior SL-x complaint applies to the new complaint as well. In August 2019, the court dismissed the QS Holdco complaint, and in January 2020, the court denied QS Holdco’s motion to alter or amend the judgment. In October 2021, the court dismissed the SL-x complaints. The SL-x affiliates have appealed.
Government sponsored entities (“GSE”) bonds
Starting in February 2019, class action complaints were filed in the US District Court for the Southern District of New York against UBS Securities LLC and other banks on behalf of plaintiffs who traded GSE bonds. A consolidated complaint was filed alleging collusion in GSE bond trading between January 1, 2009 and January 1, 2016.
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In December 2019, UBS Securities LLC and eleven other defendants agreed to settle the class action for a total of $250,000. The settlement has been approved by the court and this matter is now resolved. Additionally, UBS and reportedly other banks responded to investigations and requests for information from various authorities regarding US Treasury securities and other government bond trading practices.
Auction Rate Securities
UBS was named in several arbitration and litigation claims asserted by issuers of auction rate securities (“ARS”) arising out of the February 2008 ARS market dislocation.
Included by the Sponsor from the NFA website and not provided by UBS Securities LLC (UBSS)
CBOT Case #: 23-CH-2326. Pursuant to an offer of settlement in which UBS Securities LLC neither admitted nor denied the rule violations upon which the penalty is based, on November 9, 2023, the Clearing House Risk Committee found that UBS Securities LLC violated CBOT Rules 930.J.1., 971.A., and 980.A. In accordance with the settlement offer, the Committee imposed a $100,000 fine. Effective Date: November 10, 2023.
CBOT Case #: 23-CH-2323. Pursuant to an offer of settlement in which UBS Securities LLC neither admitted nor denied the rule violations upon which the penalty is based, on October 12, 2023, the Clearing House Risk Committee found that UBS Securities LLC violated CBOT Rules 930.E.1, 930.E.2., 930.F., and 971.A. In accordance with the settlement offer, the Committee imposed a $50,000 fine. Effective Date: October 13, 2023.
CFTC Case #22-42 / Release Number 8599-22. September 27, 2022. CFTC Orders 11 Financial Institutions to Pay Over $710 Million for Recordkeeping and Supervision Failures for Widespread Use of Unapproved Communication Methods. Registered Swap Dealers and FCMs Admit Use of Texts, WhatsApp and Other Unapproved Methods to Conduct Business. The Commodity Futures Trading Commission today issued orders simultaneously filing and settling charges against swap dealer and futures commission merchant (FCM) affiliates of 11 financial institutions for failing to maintain, preserve, or produce records that were required to be kept under CFTC recordkeeping requirements, and failing to diligently supervise matters related to their businesses as CFTC registrants. The settling registrants admit the facts detailed in the orders (with Bank of America and Nomura neither admitting nor denying certain specific findings of the Division of the Enforcement’s (DOE) investigation), are ordered to cease and desist from further violations of recordkeeping and supervision requirements, and are ordered to engage in specified remedial undertakings. The settling swap dealers and FCMs and their civil monetary penalties are: Bank of America (Bank of America, N.A.; BofA Securities, Inc.; and Merrill Lynch, Pierce, Fenner & Smith Incorporated (which was registered as an FCM until May 2019 and is currently registered as an introducing broker)), $100 million Barclays (Barclays Bank, PLC and Barclays Capital Inc.), $75 million, Cantor Fitzgerald (Cantor Fitzgerald & Co.), $6 million; Citi (Citibank, N.A.; Citigroup Energy Inc.; and Citigroup Global Markets Inc.), $75 million, Credit Suisse (Credit Suisse International and Credit Suisse Securities (USA) LLC), $75 million, Deutsche Bank (Deutsche Bank AG and Deutsche Bank Securities Inc.), $75 million, Goldman Sachs (Goldman Sachs & Co. LLC f/k/a Goldman Sachs & Co.), $75 million, Jefferies (Jefferies Financial Services, Inc. and Jefferies LLC), $30 million, Morgan Stanley (Morgan Stanley & Co. LLC; Morgan Stanley Capital Services LLC; Morgan Stanley Capital Group Inc.; and Morgan Stanley Bank, N.A.), $75 million, Nomura (Nomura Global Financial Products Inc.; Nomura Securities International, Inc.; and Nomura International PLC), $50 million, UBS (UBS AG; UBS Financial Services, Inc.; and UBS Securities LLC), $75 million. Each order finds that the swap dealer and/or FCM in question, for a period of years, failed to stop its employees, including those at senior levels, from communicating both internally and externally using unapproved communication methods, including messages sent via personal text, WhatsApp or Signal. The firms were required to keep certain of these written communications because they related to the firms’ businesses as CFTC registrants. The firms generally did not maintain and preserve these written communications, and therefore could not provide them promptly to the CFTC when requested. Each order further finds the widespread use of unapproved communication methods violated the swap dealers’ and/or FCMs’ internal policies and procedures, which generally prohibited business-related communication taking place via unapproved methods. Further, some of the same supervisory personnel responsible for ensuring compliance with the firms’ policies and procedures themselves used non-approved methods of communication to engage in business-related communications, in violation of firm policy.
CBOT Case #: 21-CH-2109. Pursuant to an offer of settlement in which UBS Securities LLC neither admitted nor denied the rule violations upon which the penalty is based, on August 19, 2021, the Clearing House Risk Committee found that UBS Securities LLC violated
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CBOT Rules 930.E.1., 930.E.2., 930.E.3. and 930.F. In accordance with the settlement offer, the Committee imposed a $75,000 fine. Effective Date: August 20, 2021.
CME Case #: 21-0621-CTRA. Pursuant to the results of a back office CTR exam, for trade dates January 4, 2021 through March 31, 2021, UBS Securities, LLC’s data entry errors for sequenced cards, verbal orders, and floor orders exceeded the 10% threshold level mandated by Rule 536.F. Pursuant to the Rule 536.F sanction schedule, UBS Securities, LLC was issued a $2,500 fine on July 16, 2021 for its first violation of Rule 536.F. within 24 months. Effective Date: August 3, 2021.
OCX Case #: 2018-82. Pursuant to a written offer of settlement that UBSS presented on July 9, 2019, in which UBSS neither admitted nor denied the Rule violations upon which the penalty is based, UBSS consented to the finding by the OneChicago, LLC Regulatory Oversight Committee (“ROC”) on July 12, 2019 that it failed to provide audit trail information for an August 2018/September 2018 spread trade in KBE1D futures on August 13, 2018 in violation of OneChicago Rules 403(c) and 502. Further, UBSS consented to the finding by the ROC that it failed to provide, in a timely fashion, written supervisory procedures and audit trail information for a trade in March 2018 BKNG1D on March 12, 2018, a trade in June 2018 NRG1D futures on May 23, 2018 and a trade in September 2018 BBD1D futures on August 14, 2018 in violation of OneChicago Rule 502. There was no customer harm. On August 21, 2019 and in accordance with the terms of settlement, UBSS agreed to pay a monetary penalty of $7,500. Effective Date: August 21, 2019.
CBOT Case #: 19-CH-1903. Pursuant to an offer of settlement in which UBSS neither admitted nor denied the rule violations upon which the penalty is based, on June 27, 2019, the Clearing House Risk Committee found that UBSS violated CBOT Rules 930.E., 930.F., 971.A., 980.A. and 980.B. In accordance with the settlement offer, the Committee imposed a $100,000 fine. Effective Date: June 28, 2019.
CBOE Case #: CFE 18-0007. On various dates throughout 2017, UBSS made erroneous adjustments to OI causing overall exchange open interest in the expiring VX contract to be inaccurately reported. As such, UBSS was fined $15,000 on January 23, 2019 for violations of CFE Rule 410a - Reporting Open Interest Information to the Clearing Corporation. Effective Date: January 23, 2019.
OCX Case #: OCX 2016-35. Between December 2014 and June 2016, in 13 trades across 7 different single stock futures in 6 different monthly expirations (December 19, 2014, September 18, 2015, December 18, 2015, March 18, 2016, April 15, 2016 and June 17, 2016), UBSS engaged in pre-execution discussions with its customers and subsequently consummated trades based on those pre-execution discussions. The trades were consummated by first entering a proprietary order, and then entering the customer order. UBSS was unable to locate communication records for some of these 13 trades. As such, UBSS was fined $35,000 on April 12, 2018 for violations of Rule 611 (Trading Against Customers Orders) and Rule 502 (Inspection and Delivery) by the OCX Regulatory Oversight Committee. Effective Date: April 12, 2018.
CME Case #: 17-9238. During the period of January 1 through March 31, 2017, UBSS violated Rule 576 by failing to maintain accurate and current information in the Exchange Fee System. On July 19, 2017, UBSS, pursuant to Rule 512 (“Reporting Infractions”), was issued a $5,000 fine by the 512 Committee for its violations of Rule 576. Effective Date: August 8, 2017.
ICE Case #: 2016-093. For violations of Exchange Rule 2.22 by reporting inaccurate open interest for the December 2016 Coffee “C” future contract for trade dates November 21-30, 2016, UBSS was issued a fine of $10,000. Effective Date: February 15, 2017.
ICE Case #: 2016-065. For violations of Exchange Rule 2.22 by reporting inaccurate open interest for the September 2016 Mini MSCI Emerging Market Index futures contract for trade date August 8, 2016, UBSS was issued a fine of $5,000. Effective Date: February 15, 2017.
Goldman Sachs & Co. LLC (“GS” or “GS & Co.”)
Goldman Sachs & Co. LLC, in addition to being a registered futures commission merchant, is a registered broker dealer. From time to time, Goldman Sachs & Co. LLC and its affiliates are involved in judicial, regulatory and arbitration concerning matters arising in connection with the conduct of its business. Goldman Sachs & Co. LLC’s management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on the firm’s financial condition, but may be material to the firm’s operating results for any particular period, depending, in part, upon the results for such period. Please refer to Note 20 contained in Goldman Sachs & Co. LLC’s June 30, 2021 Consolidated Statement of Financial Condition - https://www.goldmansachs.com/investor-relations/financials/subsidiary-financial-info/gsco/2021/gsco-06-30-2021.pdf. For further information, please refer to the periodic public filings by The Goldman Sachs Group, Inc. (copies of the firm’s recent filings on Form 10-K and Form 10Q may be found at www.gs.com), to Goldman Sachs & Co. LLC’s Form BD as periodically filed with the Securities and Exchange Commission. (FINRA’s BrokerCheck, which is based on the
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Form BD, can be found at http://brokercheck.finra.org/) and to the Commodity Futures Trading Commission Rule 1.55(K): FCM-Specific Disclosure Document https:// www.goldmansachs.com/disclosures/cftc_fcm_disclosures/cftc-gsco-disclosure-document.pdf.
In this section, when we use the terms “we,” “us” and “our,” we mean Goldman Sachs & Co. LLC (GS&Co.) and its consolidated subsidiaries, and when we use the term “Goldman Sachs” we mean The Goldman Sachs Group, Inc. (Group Inc.) together with its consolidated subsidiaries, including GS&Co. GS&Co. is a registered U.S. broker-dealer, futures commission merchant (FCM) and swap dealer and is a wholly owned subsidiary of Group Inc., except for de minimis non-voting, non-participating interests held by unaffiliated broker-dealers.
GS&Co. is or has been involved in a number of judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its businesses. In addition, GS&Co. and certain of its affiliates are subject to a number of investigations and reviews by, and in some cases have received subpoenas and requests for documents and information from, various governmental and regulatory bodies and self regulatory organizations relating to various matters relating to their businesses. Pursuant to 17 CFR 1.55(k)(7), the following disclosure is intended to provide information that may be material to an FCM customer regarding administrative, civil, enforcement or criminal actions filed against GS&Co. that have not concluded, and enforcement complaints or actions filed against GS&Co. during the last three years, and is not a comprehensive list of all proceedings to which GS&Co. is or has been a party. Additional information on regulatory, civil and arbitration proceedings involving Goldman Sachs, including the proceedings described below, proceedings involving GS&Co. that are not required to be disclosed under 17 CFR 1.55(k)(7) and proceedings involving other Goldman Sachs entities, is available through FINRA’s BrokerCheck (which can be accessed electronically at www.finra.org), the National Futures Association’s Background Affiliation Status Information Center (which can be accessed electronically at www.nfa.futures.org/basicnet) and under the caption “Legal Proceedings” in the notes to the financial statements included in Group Inc.’s Annual and Quarterly Reports on Forms 10-K and 10-Q filed with the SEC (which are also available through the investor relations section of Goldman Sachs’ website at www.gs.com).
Currencies-Related Litigation
GS&Co. and Group Inc. are among the defendants named in putative class actions filed in the U.S. District Court for the Southern District of New York beginning in September 2016 on behalf of putative indirect purchasers of foreign exchange instruments. On August 5, 2019, the plaintiffs filed a third consolidated amended complaint generally alleging a conspiracy to manipulate the foreign currency exchange markets, asserting claims under various state antitrust laws and state consumer protection laws and seeking treble damages in an unspecified amount. On July 17, 2020, the court preliminarily approved a settlement in principle. Goldman Sachs has reserved the full amount of its proposed contribution to the settlement. GS&Co. and Group Inc. are among the defendants named in an action filed in the U.S. District Court for the Southern District of New York on November 7, 2018 by certain direct purchasers of foreign exchange instruments that opted out of a class settlement reached with, among others, GS&Co. and Group Inc. The third amended complaint, filed on August 3, 2020, generally alleges that the defendants violated federal antitrust law and state common law in connection with an alleged conspiracy to manipulate the foreign currency exchange markets and seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, punitive, treble and other damages.
GS&Co. is among the defendants named in a putative class action filed in the U.S. District Court for the Southern District of New York on August 4, 2021. The complaint generally asserts claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to manipulate auctions for foreign exchange transactions on an electronic trading platform, as well as claims under the Racketeer Influenced and Corrupt Organizations Act against certain defendants other than GS&Co. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of treble and other damages.
Archegos-Related Matter
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on August 13, 2021 in New York Supreme Court, County of New York, relating to ViacomCBS Inc.’s (ViacomCBS) March 2021 public offerings of $1.7 billion of common stock and $1.0 billion of preferred stock. In addition to the underwriters, the defendants include ViacomCBS and certain of its officers and directors. GS&Co. underwrote 646,154 shares of common stock representing an aggregate offering price of approximately $55 million and 323,077 shares of preferred stock representing an aggregate offering price of approximately $32 million. The complaint asserts claims under the federal securities laws and alleges that the offering documents contained material misstatements and omissions, including, among other things, that the offering documents failed to disclose that Archegos Capital Management (Archegos) had substantial exposure to ViacomCBS, including
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through total return swaps to which certain of the underwriters, including GS&Co., were allegedly counterparties, and that such underwriters failed to disclose their exposure to Archegos. The complaint seeks rescission and compensatory damages in unspecified amounts.
Underwriting Litigation
GS&Co. is among the defendants in a number of proceedings in connection with securities offerings. In these proceedings, including those described below, the plaintiffs assert class action or individual claims under federal and state securities laws and in some cases other applicable laws, allege that the offering documents for the securities that they purchased contained material misstatements and omissions, and generally seek compensatory and rescissory damages in unspecified amounts. Certain of these proceedings involve additional allegations.
SunEdison, Inc.
GS&Co. is among the underwriters named as defendants in several putative class actions and individual actions filed beginning in March 2016 relating to the August 2015 public offering of $650 million of SunEdison, Inc. (SunEdison) convertible preferred stock. The defendants also include certain of SunEdison’s directors and officers. On April 21, 2016, SunEdison filed for Chapter 11 bankruptcy. The pending cases were transferred to the U.S. District Court for the Southern District of New York and on March 17, 2017, plaintiffs in the putative class action filed a consolidated amended complaint. GS&Co., as underwriter, sold 138,890 shares of SunEdison convertible preferred stock in the offering, representing an aggregate offering price of approximately $139 million. On April 10, 2018 and April 17, 2018, certain plaintiffs in the individual actions filed amended complaints. The defendants have reached a settlement with certain plaintiffs in the individual actions and a settlement of the class action, which the court approved on October 25, 2019. Goldman Sachs has paid the full amount of its contribution to the settlement.
Valeant Pharmaceuticals International, Inc.
GS&Co. and Goldman Sachs Canada Inc. (GS Canada) are among the underwriters and initial purchasers named as defendants in a putative class action filed on March 2, 2016 in the Superior Court of Quebec, Canada. In addition to the underwriters and initial purchasers, the defendants include Valeant Pharmaceuticals International, Inc. (Valeant), certain directors and officers of Valeant and Valeant’s auditor. As to GS&Co. and GS Canada, the complaint relates to the June 2013 public offering of $2.3 billion of common stock, the June 2013 Rule 144A offering of $3.2 billion principal amount of senior notes, and the November 2013 Rule 144A offering of $900 million principal amount of senior notes. The complaint asserts claims under the Quebec Securities Act and the Civil Code of Quebec. On August 29, 2017, the court certified a class that includes only non-U.S. purchasers in the offerings. On August 4, 2020, Valeant entered into a settlement agreement with the plaintiffs, which is subject to court approval. Under the terms of the agreement, Goldman Sachs will not be required to contribute to the settlement.
GS&Co. and GS Canada, as sole underwriters, sold 5,334,897 shares of common stock in the June 2013 offering to non-U.S. purchasers representing an aggregate offering price of approximately $453 million and, as initial purchasers, had a proportional share of sales to non-U.S. purchasers of approximately CAD14.2 million in principal amount of senior notes in the June 2013 and November 2013 Rule 144A offerings.
Snap Inc.
GS&Co. is among the underwriters named as defendants in putative securities class actions pending in California Superior Court, County of Los Angeles, and the U.S. District Court for the Central District of California beginning in May 2017, relating to Snap Inc.’s $3.91 billion March 2017 initial public offering. In addition to the underwriters, the defendants include Snap Inc. and certain of its officers and directors. GS&Co. underwrote 57,040,000 shares of common stock representing an aggregate offering 33 price of approximately $970 million. The underwriter defendants, including GS&Co., were voluntarily dismissed from the district court action on September 18, 2018. The state court actions have been stayed. On April 27, 2020, the district court preliminarily approved a settlement among the parties. Also on April 27, 2020, the state court plaintiffs filed a motion for preliminary approval of a settlement of the state court actions. Under the terms of the federal and state court preliminary settlements, Goldman Sachs will not be required to contribute to either settlement.
Altice USA, Inc.
GS&Co. is among the underwriters named as defendants in putative securities class actions pending in New York Supreme Court, County of Queens, and the U.S. District Court for the Eastern District of New York beginning in June 2018, relating to Altice USA, Inc.’s (Altice) $2.15 billion June 2017 initial public offering. In addition to the underwriters, the defendants include Altice and certain of its officers and directors. GS&Co. underwrote 12,280,042 shares of common stock representing an aggregate offering price of approximately $368 million. On June 26,
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2020, the court dismissed the amended complaint in the state court action. Plaintiffs in the district court action filed a second amended complaint on October 7, 2020. On February 16, 2021, the parties reached a settlement in principle. On July 26, 2021, the plaintiffs filed a motion in the state court for preliminary approval of the settlement. Under the terms of the settlement, Goldman Sachs will not be required to contribute to the settlement.
Camping World Holdings, Inc.
GS&Co. is among the underwriters named as defendants in several putative securities class actions pending in the U.S. District Court for the Northern District of Illinois, New York Supreme Court, County of New York, and the Circuit Court of Cook County, Illinois, Chancery Division, beginning in December 2018. In addition to the underwriters, the defendants include Camping World Holdings, Inc. (Camping World) and certain of its officers and directors, as well as certain of its stockholders. As to the underwriters, the complaints relate to three offerings of Camping World common stock, a $261 million October 2016 initial public offering, a $303 million May 2017 offering and a $310 million October 2017 offering. GS&Co. underwrote 4,267,214 shares of common stock in the October 2016 initial public offering representing an aggregate offering price of approximately $94 million, 4,557,286 shares of common stock in the May 2017 offering representing an aggregate offering price of approximately $126 million and 3,525,348 shares of common stock in the October 2017 offering representing an aggregate offering price of approximately $143 million. On August 5, 2020, the Illinois district court approved a settlement among the parties to the Illinois district court action. On August 18, 2020, the Illinois state court action was dismissed and on September 8, 2020, the New York state court action was dismissed. Under the terms of the settlement, Goldman Sachs will not be required to contribute to the settlement.
Alnylam Pharmaceuticals, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on September 12, 2019 in New York Supreme Court, County of New York, relating to Alnylam Pharmaceuticals, Inc.’s (Alnylam) $805 million November 2017 public offering of common stock. In addition to the underwriters, the defendants include Alnylam and certain of its officers and directors. GS&Co. underwrote 2,576,000 shares of common stock representing an aggregate offering price of approximately $322 million. On April 29, 2021, the Appellate Division of the Supreme Court of the State of New York for the First Department denied defendants’ appeal of the New York Supreme Court’s denial of the defendants’ motion to dismiss the amended complaint, except with respect to one of the plaintiffs’ claims against Alnylam’s officers and directors. On August 31, 2021, the parties reached a settlement in principle. Under the terms of the settlement in principle, Goldman Sachs will not be required to contribute to the settlement.
Uber Technologies, Inc.
GS&Co. is among the underwriters named as defendants in several putative securities class actions filed beginning in September 2019 in California Superior Court, County of San Francisco and the U.S. District Court for the Northern District of California, relating to Uber Technologies, Inc.’s (Uber) $8.1 billion May 2019 initial public offering. In addition to the underwriters, the defendants include Uber and certain of its officers and directors. GS&Co. underwrote 35,864,408 shares of common stock representing an aggregate offering price of approximately $1.6 billion. On February 11, 2020, plaintiffs in the state court action filed a consolidated amended complaint. On August 7, 2020, defendants’ motion to dismiss the district court action was denied. On December 5, 2020, the plaintiffs in the state court action filed a complaint in the district court, which was consolidated with the existing district court action on January 25, 2021. On May 14, 2021, the plaintiffs filed a second amended complaint in the district court, purporting to add the plaintiffs from the state court action as additional class representatives. On October 1, 2021, defendants’ motion to dismiss the additional class representatives from the second amended complaint was denied.
Venator Materials PLC.
GS&Co. is among the underwriters named as defendants in putative securities class actions in Texas District Court, Dallas County, New York Supreme Court, New York County, and the U.S. District Court for the Southern District of Texas, filed beginning in February 2019, relating to Venator Materials PLC’s (Venator) $522 million August 2017 initial public offering and $534 million December 2017 secondary equity offering. In addition to the underwriters, the defendants include Venator, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 6,351,347 shares of common stock in the August 2017 initial public offering representing an aggregate offering price of approximately $127 million and 5,625,768 shares of common stock in the December 2017 secondary equity offering representing an aggregate offering price of approximately $127 million. On January 21, 2020, the Texas Court of Appeals reversed the Texas
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District Court and dismissed the claims against the underwriter defendants, including GS&Co., in the Texas state court action for lack of personal jurisdiction. On March 22, 2021, the defendants’ motion to dismiss the New York state court action was granted and the plaintiffs have filed a notice of appeal. On July 7, 2021, the court in the federal action granted in part and denied in part defendants’ motion to dismiss the consolidated complaint. On August 16, 2021, the plaintiffs in the federal action filed an amended consolidated complaint.
XP Inc.
GS&Co. is among the underwriters named as defendants in putative securities class actions pending in New York Supreme Court, County of New York, and the U.S. District Court for the Eastern District of York, filed beginning March 19, 2020, relating to XP Inc.’s (XP) $2.3 billion December 2019 initial public offering. In addition to the underwriters, the defendants include XP, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 19,326,218 shares of common stock in the December 2019 initial public offering representing an aggregate offering price of approximately $522 million. On February 8, 2021, the state court granted the defendants’ motion to dismiss the state court action, and on March 7, 2021, the district court granted the defendants’ motion to dismiss the federal court action. On April 7, 2021, plaintiffs in the district court action appealed to the Second Circuit Court of Appeals.
GoHealth, Inc.
GS&Co. is among the underwriters named as defendants in putative securities class actions filed beginning on September 21, 2020 and consolidated in the U.S. District Court for the Northern District of Illinois relating to GoHealth, Inc.’s (GoHealth) $914 million July 2020 initial public offering. In addition to the underwriters, the defendants include GoHealth, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 11,540,550 shares of common stock representing an aggregate offering price of approximately $242 million. On February 25, 2021, the plaintiffs filed a consolidated complaint.
Array Technologies, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on May 14, 2021 in the U.S. District Court for the Southern District of New York, relating to Array Technologies, Inc.’s (Array) $1.2 billion October 2020 initial public offering of common stock, $1.3 billion December 2020 offering of common stock and $993 million March 2021 offering of common stock. In addition to the underwriters, the defendants include Array and certain of its officers and directors. GS&Co. underwrote an aggregate of 31,912,213 shares of common stock in the three offerings representing an aggregate offering price of approximately $877 million.
Skillz Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on October 8, 2021 in the U.S. District Court for the Northern District of California relating to Skillz Inc.’s (Skillz) approximately $883 million March 2021 public offering of common stock. In addition to the underwriters, the defendants include Skillz and certain of its officers and directors. GS&Co. underwrote 8,832,000 shares of common stock representing an aggregate offering price of approximately $212 million.
ContextLogic, Inc.
GS&Co. is among the underwriters named as defendants in putative securities class actions filed beginning on May 17, 2021 in the U.S. District Court for the Northern District of California, relating to ContextLogic, Inc.’s (ContextLogic) $1.1 billion December 2020 initial public offering of common stock. In addition to the underwriters, the defendants include ContextLogic and certain of its officers and directors. GS&Co. underwrote 16,169,000 shares of common stock representing an aggregate offering price of approximately $388 million.
Vroom Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on October 4, 2021 in the U.S. District Court for the Southern District of New York relating to Vroom Inc.’s (Vroom) approximately $589 million September 2020 public offering of common stock. In addition to the underwriters, the defendants include Vroom and certain of its officers and directors. GS&Co. underwrote 3,886,819 shares of common stock representing an aggregate offering price of approximately $212 million.
Zymergen Inc.
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GS&Co. is among the underwriters named as defendants in a putative securities class action filed on August 4, 2021 in the U.S. District Court for the Northern District of California relating to Zymergen Inc.’s (Zymergen) $575 million April 2021 initial public offering of common stock. In addition to the underwriters, the defendants include Zymergen and certain of its officers and directors. GS&Co. underwrote 5,750,345 shares of common stock representing an aggregate offering price of approximately $178 million.
Securities Lending Antitrust Litigation
Group Inc. and GS&Co. are among the defendants named in a putative antitrust class action and three individual actions relating to securities lending practices filed in the U.S. District Court for the Southern District of New York beginning in August 2017. The complaints generally assert claims under federal and state antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude the development of electronic platforms for securities lending transactions. The individual complaints also assert claims for tortious interference with business relations and under state trade practices law and, in the second and third individual actions, unjust enrichment under state common law. The complaints seek declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble, punitive and other damages. Group Inc. was voluntarily dismissed from the putative class action on January 26, 2018. Defendants’ motion to dismiss the class action complaint was denied on September 27, 2018. Defendants’ motion to dismiss the first individual action was granted on August 7, 2019. On September 30, 2021, the defendants’ motion to dismiss the second and third individual actions, which were consolidated in June 2019, was granted. On October 25, 2021, the plaintiff in the second individual action appealed to the Second Circuit Court of Appeals.
Interest Rate Swap Antitrust Litigation
Group Inc., GS&Co., Goldman Sachs International (GSI), Goldman Sachs Bank USA (GS Bank USA) and Goldman Sachs Financial Markets, L.P. are among the defendants named in a putative antitrust class action relating to the trading of interest rate swaps, filed in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The same Goldman Sachs entities also are among the defendants named in two antitrust actions relating to the trading of interest rate swaps, commenced in April 2016 and June 2018, respectively, in the U.S. District Court for the Southern District of New York by three operators of swap execution facilities and certain of their affiliates. These actions have been consolidated for pretrial proceedings. The complaints generally assert claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude exchange trading of interest rate swaps. The complaints in the individual actions also assert claims under state antitrust law. The complaints seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. The district court dismissed the state common law claims asserted by the plaintiffs in the first individual action and otherwise limited the state common law claim in the putative class action and the antitrust claims in both actions to the period from 2013 to 2016. On November 20, 2018, the court granted in part and denied in part the defendants’ motion to dismiss the second individual action, dismissing the state common law claims for unjust enrichment and tortious interference but denying dismissal of the federal and state antitrust claims. On March 13, 2019, the court denied the plaintiffs’ motion in the putative class action to amend their complaint to add allegations related to 2008-2012 conduct, but granted the motion to add limited allegations from 2013-2016, which the plaintiffs added in a fourth consolidated amended complaint filed on March 22, 2019.
Variable Rate Demand Obligations Antitrust Litigation
GS&Co. is among the defendants named in a putative class action relating to variable rate demand obligations (VRDOs), filed beginning in February 2019 under separate complaints and consolidated in the U.S. District Court for the Southern District of New York. The consolidated amended complaint, filed on May 31, 2019, generally asserts claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to manipulate the market for VRDOs. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble and other damages. On November 2, 2020, the court granted in part and denied in part the defendants’ motion to dismiss, dismissing the state common law claims against GS&Co., but denying dismissal of the federal antitrust law claims.
GS&Co. is also among the defendants named in a related putative class action filed on June 2, 2021 in the U.S. District Court for the Southern District of New York. The complaint alleges the same conspiracy in the market for VRDOs as that alleged in the consolidated amended complaint filed on May 31, 2019, and asserts federal antitrust law, state law and state common law claims against the defendants. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble and other damages. On August 4, 2021, plaintiffs in the May 31, 2019 action filed an amended complaint consolidating the June 2, 2021 action with the May 31, 2019 action.
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Commodities-Related Litigation
GS&Co., GSI, J. Aron & Company and Metro International Trade Services (Metro), a previously consolidated subsidiary of Group Inc. that was sold in the fourth quarter of 2014, are among the defendants in a number of putative class and individual actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminum and aluminum trading. The complaints seek declaratory, injunctive and other equitable relief, as well as unspecified monetary damages, including treble damages. In December 2016, the district court granted defendants’ motions to dismiss and on August 27, 2019, the Second Circuit vacated the district court’s dismissals and remanded the case to district court for further proceedings. On July 23, 2020, the district court denied the class plaintiffs’ motion for class certification, and on December 16, 2020 the Second Circuit denied leave to appeal the denial. On February 17, 2021, the district court granted defendants’ motion for summary judgment with respect to the claims of most of the individual plaintiffs. On April 14, 2021, the plaintiffs appealed to the Second Circuit Court of Appeals.
U.S. Treasury Securities Litigation
GS&Co. is among the primary dealers named as defendants in several putative class actions relating to the market for U.S. Treasury securities, filed beginning in July 2015 and consolidated in the U.S. District Court for the Southern District of New York. GS&Co. is also among the primary dealers named as defendants in a similar individual action filed in the U.S. District Court for the Southern District of New York on August 25, 2017. The consolidated class action complaint, filed on December 29, 2017, generally alleges that the defendants violated antitrust laws in connection with an alleged conspiracy to manipulate the when-issued market and auctions for U.S. Treasury securities and that certain defendants, including GS&Co., colluded to preclude trading of U.S. Treasury securities on electronic trading platforms in order to impede competition in the bidding process. The individual action alleges a similar conspiracy regarding manipulation of the when-issued market and auctions, as well as related futures and options in violation of the Commodity Exchange Act. The complaints seek declaratory and injunctive relief, treble damages in an unspecified amount and restitution. Defendants’ motion to dismiss was granted on March 31, 2021. On May 14, 2021, plaintiffs filed an amended complaint.
Corporate Bonds Antitrust Litigation
Group Inc. and GS&Co. are among the dealers named as defendants in a putative class action relating to the secondary market for odd-lot corporate bonds, filed on April 21, 2020 in the U.S. District Court for the Southern District of New York. The consolidated complaint, filed on July 14, 2020, asserts claims under federal antitrust law in connection with alleged anti-competitive conduct by the defendants in the secondary market for odd-lots of corporate bonds, and seeks declaratory and injunctive relief, as well as unspecified monetary damages, including treble and punitive damages and restitution. On October 25, 2021, the court granted defendants’ motion to dismiss with prejudice.
Credit Default Swap Antitrust Litigation
Group Inc., GS&Co. and GSI are among the defendants named in a putative antitrust class action relating to the settlement of credit default swaps, filed on June 30, 2021 in the U.S. District Court for the District of New Mexico. The complaint generally asserts claims under federal antitrust law and the Commodity Exchange Act in connection with an alleged conspiracy among the defendants to manipulate the benchmark price used to value credit default swaps for settlement. The complaint also asserts a claim for unjust enrichment under state common law. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of treble and other damages.
Employment-Related Matters
On September 15, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York by three female former employees. The complaint, as subsequently amended, alleges that Group Inc. and GS&Co. have systematically discriminated against female employees in respect of compensation, promotion and performance evaluations. The complaint alleges a class consisting of all female employees employed at specified levels in specified areas by Group Inc. and GS&Co. since July 2002, and asserts claims under federal and New York City discrimination laws. The complaint seeks class action status, injunctive relief and unspecified amounts of compensatory, punitive and other damages.
On March 30, 2018, the district court certified a damages class as to the plaintiffs’ disparate impact and treatment claims. On September 4, 2018, the Second Circuit Court of Appeals denied defendants’ petition for interlocutory review of the district court’s class
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certification decision and subsequently denied defendants’ petition for rehearing. On March 26, 2020, the Magistrate Judge in the district court granted in part a motion to compel arbitration as to class members who are parties to certain agreements with Group Inc. and/or GS&Co. in which they agreed to arbitrate employment-related disputes. On September 15, 2021, the district court affirmed the decision of the Magistrate Judge to compel arbitration.
Trading Matters.
On October 4, 2019, GS&Co. entered into a settlement with ICE Futures Europe (ICE) to settle charges alleging that the timing and nature of GS&Co.’s trading activity in certain ICE commodity contracts on behalf of a client was disruptive, reckless and disorderly. Under this settlement, GS&Co. paid approximately $150,000 to ICE.
On November 26, 2019, GS&Co. entered into a consent order with the CFTC to settle charges that, during a number of days in January and February 2014, GS&Co. failed to make and keep certain recordings of oral communications as required under CFTC regulations for swap dealers. Under this consent order, GS&Co. paid $1 million to the CFTC and agreed to cease and desist from violating certain regulations under the Commodities Exchange Act.
On November 18, 2020, Group Inc. received a notice of enforcement from the CME Group Inc. (CME) relating to alleged violations, through multiple subsidiaries, including GS&Co., of the CME’s block-trade and pre-hedging rule and alleged failures to supervise related to 21 instances of alleged improper prehedging between January 2019 and September 2021. Separately, in February 2021, the CFTC notified Goldman Sachs that it would send an information request concerning the same general subject matter as the CME’s notice, and made that request in November 2021. Goldman Sachs is cooperating with the matters.
Included by the Sponsor from the NFA website and not provided by GS&Co.
Pursuant to an offer of settlement in which Goldman Sachs & Co. LLC (“Goldman”) neither admitted nor denied the rule violations or factual findings upon which the penalty is based, on November 25, 2019, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that on July 9, 2018, Goldman executed an Exchange for Related Position (“EFRP”) package in the Ten -Year Treasury Note futures and options markets where the related position components of the Exchange for Risk (“EFR”) transaction did not have a reasonable degree of price correlation and did not have opposing market bias to the Exchange component. Further, the related component of the Exchange of Option for Option (“EOO”) transaction was not reasonably equivalent to the Exchange component. The EFRP package was therefore non-bona fide. GSC was fined $15,000, effective November 27. 2019
Pursuant to an offer of settlement in which GSC admitted nor denied the rule violation upon which the penalty is based, on June 15, 2020, a Panel of the CBOT Business Conduct Committee (“Panel”) found that from September 11, 2019, through September 13, 2019, a customer of Goldman carried positions at more than one clearing member firm. Two reportable accounts controlled by the customer held a combined net futures equivalent long position of 8,015 DEC19 Soybean Oil futures, 15 (0.19%) contracts over the single month position limit and held that position on an end-of-day and intraday basis. Goldman, a clearing member, received notification of the overage from the Market Regulation Department on September 12, 2019 (and again on September 13 and 16). Despite this notice, Goldman failed to liquidate its pro-rata share of the customer’s position in excess of limits or otherwise ensure that its customer was in compliance with the limits within a reasonable period of time. The Panel concluded that Goldman thereby violated CBOT Rule 562. In accordance with the settlement offer, the Panel ordered Goldman to pay a fine in the amount of $15,000, effective June 17, 2020.
GSC was issued a summary fine in the amount of $10,000 for violating Exchange Rule 6.15(a) by falling to accurately report large trader positions, effective May 27, 2020.
The U.S. Commodity Futures Trading Commission issued on November 26, 2019, an order filing and simultaneously settling charges against GSC for failing to make and keep certain audio recordings as required under CFTC regulations for swap dealers. The order requires Goldman to pay a $1,000,000 civil monetary penalty and to cease and desist from further violations of Commission regulations, as charged. The order also finds that Goldman’s failure impeded an unrelated investigation conducted by the Division of Enforcement (Division).
“Registrants must comply with the Commission’s recordkeeping requirements, as with all other applicable laws,” said CFTC Enforcement Director James McDonald. “When they do not, we are committed to holding them accountable. This action reinforces the critical importance of recordkeeping requirements to the CFTC’s enforcement mission.” The order finds that Goldman, to comply with its
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recordkeeping obligations as a swap dealer, began using recording hardware to record the phone lines of trading and sales desks in March 2013. In January 2014, after the installation of a software security patch in one of Goldman’s offices, the recording hardware in that office restarted prematurely and, as a result, failed to record audio. Goldman was unaware of the error for approximately three weeks, until it conducted an unrelated spot-check of the affected office’s recording system, at which point Goldman identified the failure and re-engaged the recording system.  The Division subsequently opened an unrelated investigation that concerned the affected office and requested that Goldman produce certain audio recordings for dates within the period of the recording failure. Because of the recording failure, Goldman was unable to produce a significant number of the requested recordings. The Division only learned of Goldman’s failure to keep and maintain the recordings when Goldman informed the Division it was unable to produce them in the context of the Division’s unrelated investigation. Goldman’s recordkeeping failure impeded that investigation, because the Division was unable to obtain the information that should have been captured in the missing recordings through any other means.
During the month of August 2019, GSC did not provide large trader position adjustments within the prescribed deadline, in violation of CME Rule 561. On September 13, 2019, pursuant to Rule 512, a fine in the amount of $1,500 was assessed against GSC for its violation of CME Rule 561, effective October 4, 2019.
GSC failed to maintain a complete electronic audit trail for certain dates ranging from August 2015 and ending in October 2016. On September 11, 2019, pursuant to Rule 512, a fine in the amount of $2,000 was assessed against Goldman Sachs & Co. for its violation of CBOT Rule 536.B.2, effective September 30, 2019.
GSC was issued a summary fine in the amount of $10,000 for violating Rule 2.22 by reporting inaccurate open interest for the September 2019 FCOJ-A futures contract for three dates--August 29, 2019, August 30, 2019 and September 2, 2019. The fine was effective September 25, 2019.
For trade date June 18, 2019, GSC offset positions in the physically-delivered June 2019 COMEX Silver (SI) futures contract, in violation of Rule 854. On August 8, 2019, the Rule 512 Committee, pursuant to Rule 512, assessed a fine in the amount of $2,000 against GSC for its violation of Rule 854, effective August 27, 2019. During the month of May 2019, GSC inaccurately reported long positions eligible for delivery in the May 2019 Wheat futures contract. On June 14, 2019, the Rule 512 Committee, pursuant to Rule 512, assessed a fine in the amount of $1,000 against GSC for its violation of Rule 807, effective July 2, 2019.
Pursuant to the results of a back office CTR exam, for trade dates December 11, 2017 through February 23, 2018, GSC’s data entry errors for sequenced cards, verbal orders, and floor orders exceeded the 10% error level mandated by Rule 536.F. Pursuant to the Rule 536.F sanction schedule, GSC was issued a $5,000 fine on April 12, 2018 for its second violation of Rule 536.F. within 24 months, effective April 30, 2018.
On two occasions in January 2018, GSC did not report block trades in a timely manner to the Exchange. The block trades were executed in the following products: March 2018 Long Term U.S. Treasury Bond Futures and March 2018 Ultra 10-Year U.S. Treasury Note Futures. On April 4, 2018, the Rule 512 committee, pursuant to Rule 512, assessed a fine in the amount of $1,000 against GSC for its violations of CBOT Rule 526.F, effective April 23, 2018.
During the period of May 1, 2017 through July 31, 2017, GSC violated Rule 576 on multiple occasions by failing to submit accurate Tag 50 IDs on certain order modifications and cancel messages. On November 29, 2017, GSC, pursuant to Rule 512 (“Reporting Infractions”), was collectively issued a $9,000 fine by the 512 Committee for its violations of Rule 576, as follows: CME $1,000; CBOT $2,000; COMEX $2,000; NYMEX $4,000, effective December 11, 2017.
The U.S. Commodity Futures Trading Commission (CFTC) issued an Order on December 21, 2016, filing and settling charges against The Goldman Sachs Group, Inc., and Goldman, Sachs & Co. (collectively, Goldman or the Bank). The Order finds that, beginning in January 2007 and continuing through March 2012 (the Relevant Period), Goldman attempted, by and through certain of its traders in New York, on many occasions to manipulate and made false reports concerning the U.S. Dollar International Swaps and Derivatives Association Fix (USD ISDAFIX), a global benchmark for interest rate products. Goldman’s unlawful conduct involved multiple traders, including the head of Goldman’s Interest Rate Products Trading Group in the United States, according to the CFTC Order. The CFTC Order requires Goldman to pay a $120 million civil monetary penalty, cease and desist from further violations as charged, and take specified remedial steps, including measures 1) to detect and deter trading intended to manipulate swap rates such as USD ISDAFIX, 2) to ensure the integrity and reliability of the Bank’s benchmark submissions, and 3) to improve related internal controls. The Order also requires the current supervisor responsible for oversight of
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various United States interest-rate trading desks at Goldman to provide a certification as to, among other things, the effectiveness of the internal controls and procedures undertaken and implemented by Goldman as a result of this settlement. “This matter, the third enforcement action relating to the ISDAFIX benchmark, demonstrates the breadth of this kind of misconduct across the industry, and within Goldman, the extent of the misconduct across trading desks and product lines,” commented Aitan Goelman, the CFTC’s Director of Enforcement. Mr. Goelman further commented that “the Division will continue to be vigilant and aggressive in protecting the integrity of the ISDAFIX and other important benchmarks relied upon by the markets.” Goldman, through its traders, bid, offered, and executed transactions in interest rate swap spreads, U.S. Treasuries, and Eurodollar futures contracts in a manner deliberately designed—in timing, price, and other respects—to influence the published USD ISDAFIX in order to benefit the Bank in its derivatives positions, according to the Order. In addition, Goldman, through its employees making the Bank’s USD ISDAFIX submissions, also attempted to manipulate and made false reports concerning USD ISDAFIX by skewing the Bank’s submissions in order to benefit the Bank at the expense of its derivatives counterparties and clients.
The Compliance Staff of ICE found that GSC violated Exchange Rule 6.10 by failing to ensure that the proper CTI codes were affixed to orders. GSC was fined $2000, effective April 4, 2016.
Included by the Sponsor from the NFA Website and not provided by GS
CBOT Case #: 23-CH-2312. Pursuant to an offer of settlement in which Goldman Sachs & Co. LLC neither admitted nor denied the rule violation upon which the penalty is based, on October 12, 2023, the Clearing House Risk Committee found that Goldman Sachs & Co. LLC violated CBOT Rule 930.E.3. In accordance with the settlement offer, the Committee imposed a $150,000 fine. In accepting this settlement offer, the Committee agreed to waive the fine if no similar violation is found during the next risk based examination. Effective Date: October 13, 2023.
CFTC Case #: 23-59. The Commodity Futures Trading Commission today issued orders simultaneously filing and settling charges with affiliates of three financial institutions for a variety of swap dealer activities including failures related to swap data reporting and, in one case, failures related to the disclosure of Pre-Trade Mid-Market Marks (PTMMMs). order imposes a $30,000,000 civil monetary penalty and includes Goldman taking steps to develop a written remediation plan and retain a consultant to advise on and assess its remediation plan. Effective Date: September 29, 2023.
CFTC Case #: 23-60. The Commodity Futures Trading Commission today issued an order simultaneously filing and settling charges against Goldman Sachs & Co. LLC for failure to maintain adequate supervisory systems and controls to ensure its customers’ trading was not disruptive and for material omissions in a letter to the CFTC’s Division of Enforcement (DOE). The CFTC imposed a civil monetary penalty of $3 million. Effective Date: September 29, 2023.
ICE Case #: 2022-009. On September 20, 2023, a subcommittee of the Exchange’s Business Conduct Committee (“BCC”) determined that Goldman Sachs International (“GSI”) and Goldman Sachs & Co. LLC (“GS&Co.”) may have violated Exchange Rule 6.15(a) by misreporting large trader positions in multiple instances in the Henry Penultimate Fixed Price option contract between November 2021 and November 2022. The BCC separately determined that GSI may have violated Exchange Rule 2.12 by misreporting open interest in multiple instances in the ICE WTI 1st Line Future contract between April 2021 and December 2022. Lastly, the BCC determined that both entities may have violated Exchange Rule 4.01(b) by failing to establish, administer, and enforce effective supervisory systems, policies, and procedures that are reasonably designed to ensure compliance with Exchange Rules. The order requires Goldsman Sachs to pay a penalty of $105,000. Effective Date: September 20, 2023.
CFTC Case #: 23-39. The Commodity Futures Trading Commission today issued an order simultaneously filing and settling charges against Goldman Sachs & Co. The order finds Goldman violated the cease-and-desist provision of a prior order and committed recordkeeping violations in connection with its failure to properly record and retain certain audio files. [See CFTC Press Release No. 8086-19.] The order requires Goldman to pay a $5.5 million civil monetary penalty and to cease and desist from further violations of the recordkeeping provisions of the Commodity Exchange Act and CFTC regulations, as charged. Effective Date: August 29th, 2023.
CFTC Case #: 23-09. The Commodity Futures Trading Commission today issued an order simultaneously filing and settling charges against Goldman Sachs & Co. LLC (Goldman) for violations of the CFTC’s Business Conduct Standards applicable to swap dealers. Specifically, the CFTC found that Goldman failed to disclose dozens of pre-trade-mid-market marks (PTMMM), in violation of Regulation
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23.431, and failed to communicate to clients in a fair and balanced manner based on principles of fair dealing and good faith, in violation of Regulation 23.433. The order imposes a $15,000,000 civil monetary penalty. Effective Date: April 10, 2023.
CME Case #: 23-CH-2308. Pursuant to an offer of settlement in which Goldman Sachs & Co. LLC neither admitted nor denied the rule violations upon which the penalty is based, on March 16, 2023, the Clearing House Risk Committee found that Goldman Sachs & Co. LLC violated Customer Gross Margining Technical Overview Requirements and CME Rule 980.G. In accordance with the settlement offer, the Committee imposed a $50,000.00 fine. Effective Date: March 16, 2023.
CME Case # RSRH-22-6737 During the month of September 2022, Goldman Sachs & Co. LLC inaccurately reported its large trader positions and submitted position adjustments after the prescribed deadline in several instances of CME contracts in violation of Rule 561. On October 5, 2022, pursuant to Rule 512, a fine in the amount of $10,000 was assessed against Goldman Sachs & Co. LLC for its violations of Rule 561. Effective Date: October 24th, 2022.
CFTC Case # 22-40 CFTC Orders 11 Financial Institutions to Pay Over $710 Million for Recordkeeping and Supervision Failures for Widespread Use of Unapproved Communication Methods. On September 27th, the CFTC issued Goldman Sachs & Co. LLC a penalty of $75,000,000 for failing to maintain, preserve, or produce records that were required to be kept under CFTC recordkeeping requirements, and failing to diligently supervise matters related to their businesses as CFTC registrants. Effective Date: September 27th, 2022.
CME Case RSRH-22-6644 / NYME RSRH-22-6644: During the month of June 2022, Goldman Sachs & Co. LLC, inaccurately reported its large trader positions and submitted position adjustments after the prescribed deadline in several instances of CME and NYMEX contracts, in violation of Rule 561. On July 15, 2022, pursuant to Rule 512, a fine in the amount of $7,000 was collectively assessed against Goldman Sachs & Co. LLC for its violations of Rule 561 as follows: CME - $3,500, NYMEX - $3,500. Effective Date: August 4th, 2022.
CBOT Case # RSRH-22-6554 / CME Case # RSRH-22-6554 / NYME Case # 22-6554, May 2, 2022. During the month of March 2022, Goldman Sachs & Co. LLC, inaccurately reported its large trader positions and submitted position adjustments after the prescribed deadline in several instances of CME, CBT, & NYMEX contacts, in violation of Rule 561. On April 11, 2022, pursuant to Rule 512, Goldman Sachs & Co. LLC was collectively assessed a $5,000 fine for its violations of Rule 561, as follows: CME - $3,000, CBT - $1,000, and NYMEX - $1,000. CBOT Case #22-CH-2203, June 10, 2022. Pursuant to an offer of settlement in which Goldman Sachs & Co. LLC neither admitted nor denied the rule violation upon which the penalty is based, on June 9, 2022, the Clearing House Risk Committee found that Goldman Sachs & Co. LLC violated CBOT Rule 930.E.3. In accordance with the settlement offer, the Committee imposed a $75,000 fine.
On March 31, 2022, NFA’s Business Conduct Committee (BCC) issued a Complaint against Goldman Sachs & Co., LLC (Goldman). Count I of the Complaint charged the firm with violating NFA Compliance Rule 2-49(a) by failing to comply with requirements under CFTC Regulations 23.153, 23.202(a), 23.402(a), 23.402(b), 23.402(g), and 23.431(a). Count II of the Complaint charged Goldman with NFA Compliance Rule 2-49(b) by failing to promptly submit accurate and complete reports, documents, and supplemental information as required by NFA. Count III of the Complaint charged an additional violation of NFA Compliance Rule 2-49(a) by failing to supervise and comply with CFTC Regulations 23.402(a)(2) and 23.602(a). On March 31, 2022, BCC issued a decision accepting Goldman’s settlement offer and ordered Goldman to pay a $2,500,000 fine.
CBOT Case #: 19-1192-BC. Pursuant to an offer of settlement in which GSC admitted nor denied the rule violation upon which the penalty is based, on June 15, 2020, a Panel of the CBOT Business Conduct Committee (“Panel”) found that from September 11, 2019, through September 13, 2019, a customer of Goldman carried positions at more than one clearing member firm. Two reportable accounts controlled by the customer held a combined net futures equivalent long position of 8,015 DEC19 Soybean Oil futures, 15 (0.19%) contracts over the single month position limit and held that position on an end-of-day and intraday basis. Goldman, a clearing member, received notification of the overage from the Market Regulation Department on September 12, 2019 (and again on September 13 and 16). Despite this notice, Goldman failed to liquidate its pro-rata share of the customer’s position in excess of limits or otherwise ensure that its customer was in compliance with the limits within a reasonable period of time. The Panel concluded that Goldman thereby violated CBOT Rule 562. In accordance with the settlement offer, the Panel ordered Goldman to pay a fine in the amount of $15,000. Effective Date: June 17, 2020.
ICE Case #: 2019-033. Goldman Sachs & Co. was issued a summary fine in the amount of $10,000 for violating Exchange Rule 6.15(a) by falling to accurately report large trader positions. Effective Date: May 27, 2020.
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CBOT Case #: 19-1109-BC-2. Pursuant to an offer of settlement in which Goldman Sachs & Co. LLC (“Goldman”) neither admitted nor denied the rule violations or factual findings upon which the penalty is based, on November 25, 2019, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that on July 9, 2018, Goldman executed an Exchange for Related Position (“EFRP”) package in the Ten -Year Treasury Note futures and options markets where the related position components of the Exchange for Risk (“EFR”) transaction did not have a reasonable degree of price correlation and did not have opposing market bias to the Exchange component. Further, the related component of the Exchange of Option for Option (“EOO”) transaction was not reasonably equivalent to the Exchange component. The EFRP package was therefore non-bona fide. The Panel thus concluded that Goldman thereby violated CBOT Rules 538.C. In accordance with the settlement offer, the Panel ordered Goldman to pay a fine of $15,000. Effective Date: November 27, 2019.
CFTC Case #: 20-10. The U.S. Commodity Futures Trading Commission issued on November 26, 2019, an order filing and simultaneously settling charges against GSC for failing to make and keep certain audio recordings as required under CFTC regulations for swap dealers. The order requires Goldman to pay a $1,000,000 civil monetary penalty and to cease and desist from further violations of Commission regulations, as charged. The order also finds that Goldman’s failure impeded an unrelated investigation conducted by the Division of Enforcement (Division). “Registrants must comply with the Commission’s recordkeeping requirements, as with all other applicable laws,” said CFTC Enforcement Director James McDonald. “When they do not, we are committed to holding them accountable. This action reinforces the critical importance of recordkeeping requirements to the CFTC’s enforcement mission.” The order finds that Goldman, to comply with its recordkeeping obligations as a swap dealer, began using recording hardware to record the phone lines of trading and sales desks in March 2013. In January 2014, after the installation of a software security patch in one of Goldman’s offices, the recording hardware in that office restarted prematurely and, as a result, failed to record audio. Goldman was unaware of the error for approximately three weeks, until it conducted an unrelated spot-check of the affected office’s recording system, at which point Goldman identified the failure and re-engaged the recording system. The Division subsequently opened an unrelated investigation that concerned the affected office and requested that Goldman produce certain audio recordings for dates within the period of the recording failure. Because of the recording failure, Goldman was unable to produce a significant number of the requested recordings. The Division only learned of Goldman’s failure to keep and maintain the recordings when Goldman informed the Division it was unable to produce them in the context of the Division’s unrelated investigation. Goldman’s recordkeeping failure impeded that investigation, because the Division was unable to obtain the information that should have been captured in the missing recordings through any other means. Effective Date: November 26, 2019.
ICE Case #: 2019-032. GSC was issued a summary fine in the amount of $10,000 for violating Rule 2.22 by reporting inaccurate open interest for the September 2019 FCOJ-A futures contract for three dates--August 29, 2019, August 30, 2019 and September 2, 2019. Effective Date: September 25, 2019.
CME Case #: 18-9579 CTRA. Pursuant to the results of a back office CTR exam, for trade dates December 11, 2017 through February 23, 2018, GSC’s data entry errors for sequenced cards, verbal orders, and floor orders exceeded the 10% error level mandated by Rule 536.F. Pursuant to the Rule 536.F sanction schedule, GSC was issued a $5,000 fine on April 12, 2018 for its second violation of Rule 536.F. within 24 months. Effective Date: April 30, 2018.
CME Case #: 17-9364, CBOT Case #: 17-9364, NYME Case #: 17-9364, CEI Case #: 17-9364. During the period of May 1, 2017 through July 31, 2017, GSC violated Rule 576 on multiple occasions by failing to submit accurate Tag 50 IDs on certain order modifications and cancel messages. On November 29, 2017, GSC, pursuant to Rule 512 (“Reporting Infractions”), was collectively issued a $9,000 fine by the 512 Committee for its violations of Rule 576, as follows: CME $1,000; CBOT $2,000; COMEX $2,000; NYMEX $4,000. Effective Date: December 11, 2017.
CFTC Case #: 17-03. The U.S. Commodity Futures Trading Commission (CFTC) issued an Order on December 21, 2016, filing and settling charges against The Goldman Sachs Group, Inc., and Goldman, Sachs & Co. (collectively, Goldman or the Bank). The Order finds that, beginning in January 2007 and continuing through March 2012 (the Relevant Period), Goldman attempted, by and through certain of its traders in New York, on many occasions to manipulate and made false reports concerning the U.S. Dollar International Swaps and Derivatives Association Fix (USD ISDAFIX), a global benchmark for interest rate products. Goldman’s unlawful conduct involved multiple traders, including the head of Goldman’s Interest Rate Products Trading Group in the United States, according to the CFTC Order. The CFTC Order requires Goldman to pay a $120 million civil monetary penalty, cease and desist from further violations as charged, and take specified remedial steps, including measures 1) to detect and deter trading intended to manipulate swap rates such as USD ISDAFIX, 2) to ensure the integrity and reliability of the Bank’s benchmark submissions, and 3) to improve related internal controls. The Order also requires the current supervisor responsible for oversight of various United States interest-rate trading desks at Goldman to provide a certification as to, among other things, the
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effectiveness of the internal controls and procedures undertaken and implemented by Goldman as a result of this settlement. “This matter, the third enforcement action relating to the ISDAFIX benchmark, demonstrates the breadth of this kind of misconduct across the industry, and within Goldman, the extent of the misconduct across trading desks and product lines,” commented Aitan Goelman, the CFTC’s Director of Enforcement. Mr. Goelman further commented that “the Division will continue to be vigilant and aggressive in protecting the integrity of the ISDAFIX and other important benchmarks relied upon by the markets.” Goldman, through its traders, bid, offered, and executed transactions in interest rate swap spreads, U.S. Treasuries, and Eurodollar futures contracts in a manner deliberately designed—in timing, price, and other respects—to influence the published USD ISDAFIX in order to benefit the Bank in its derivatives positions, according to the Order. In addition, Goldman, through its employees making the Bank’s USD ISDAFIX submissions, also attempted to manipulate and made false reports concerning USD ISDAFIX by skewing the Bank’s submissions in order to benefit the Bank at the expense of its derivatives counterparties and clients. Effective Date: December 21, 2016.
Goldman Sachs International (“GSI”)
Goldman Sachs International is a subsidiary of The Goldman Sachs Group, Inc. (“Group, Inc.”). From time to time, Group, Inc. (and its subsidiaries, including Goldman Sachs International), its officers and employees are involved in proceedings and receive inquiries, subpoenas and notices of investigation relating to various aspects of its business some of which result in sanction. Details are set out in Goldman Sachs International’s entry on the FCA/PRA Financial Services Register (https://register.fca.org.uk/ShPo_HomePage), Goldman Sachs International’s financial statements and Group Inc.’s various regulatory filings under applicable laws and regulations, Forms 10-K and 10-Q and periodic filings pursuant to the U.S. Securities Exchange Act of 1934 (http://www.goldmansachs.com/investor-relations/financials/). Goldman Sachs International is registered in the US with National Futures Association (NFA) as a provisionally registered Swap Dealer.
The disclosures below are extracts from Group Inc’s financial statements dating back five years available on the GS website:
The firm is involved in a number of judicial, regulatory and arbitration proceedings (including those described below) concerning matters arising in connection with the conduct of the firm’s businesses. Many of these proceedings are in early stages, and many of these cases seek an indeterminate amount of damages.
Currencies-Related Litigation
GS&Co. and Group Inc. are among the defendants named in an action filed in the U.S. District Court for the Southern District of New York on November 7, 2018, by certain direct purchasers of foreign exchange instruments that opted out of a class settlement reached with, among others, GS&Co. and Group Inc. The third amended complaint, filed on August 3, 2020, generally alleges that the defendants violated federal antitrust law and state common law in connection with an alleged conspiracy to manipulate the foreign currency exchange markets and seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, punitive, treble and other damages. GS&Co. is among the defendants named in a putative class action filed in the U.S. District Court for the Southern District of New York on August 4, 2021. The amended complaint, filed on January 6, 2022, generally asserts claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to manipulate auctions for foreign exchange transactions on an electronic trading platform, as well as claims under the Racketeer Influenced and Corrupt Organizations Act. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of treble and other damages.
Archegos-Related Matter
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on August 13, 2021 in New York Supreme Court, County of New York, relating to ViacomCBS Inc.’s (ViacomCBS) March 2021 public offerings of $1.7 billion of common stock and $1.0 billion of preferred stock. In addition to the underwriters, the defendants include ViacomCBS and certain of its officers and directors. GS&Co. underwrote 646,154 shares of common stock representing an aggregate offering price of approximately $55 million and 323,077 shares of preferred stock representing an aggregate offering price of approximately $32 million. The complaint asserts claims under the federal securities laws and alleges that the offering documents contained material misstatements and omissions, including, among other things, that the offering documents failed to disclose that Archegos Capital Management (Archegos) had substantial exposure to ViacomCBS, including through total return swaps to which certain of the underwriters, including GS&Co., were allegedly counterparties, and that such underwriters failed to disclose their exposure to Archegos. The complaint seeks rescission and compensatory damages in unspecified amounts. On November 5, 2021, the plaintiffs filed an amended complaint.
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Underwriting Litigation
GS&Co. is among the defendants in a number of proceedings in connection with securities offerings. In these proceedings, including those described below, the plaintiffs assert class action or individual claims under federal and state securities laws and in some cases other applicable laws, allege that the offering documents for the securities that they purchased contained material misstatements and omissions, and generally seek compensatory and rescissory damages in unspecified amounts, as well as rescission. Certain of these proceedings involve additional allegations.
Uber Technologies, Inc.
GS&Co. is among the underwriters named as defendants in several putative securities class actions filed beginning in September 2019 in California Superior Court, County of San Francisco and the U.S. District Court for the Northern District of California, relating to Uber Technologies, Inc.’s (Uber) $8.1 billion May 2019 initial public offering. In addition to the underwriters, the defendants include Uber and certain of its officers and directors. GS&Co. underwrote 35,864,408 shares of common stock representing an aggregate offering price of approximately $1.6 billion. On November 16, 2020, the court in the state court action granted defendants’ motion to dismiss the consolidated amended complaint filed on February 11, 2020, and on December 16, 2020, plaintiffs appealed. On August 7, 2020, defendants’ motion to dismiss the district court action was denied. On December 5, 2020, the plaintiffs in the state court action filed a complaint in the district court, which was consolidated with the existing district court action on January 25, 2021. On May 14, 2021, the plaintiffs filed a second amended complaint in the district court, purporting to add the plaintiffs from the state court action as additional class representatives. On October 1, 2021, defendants’ motion to dismiss the additional class representatives from the second amended complaint was denied, and on July 26, 2022, the district court granted the plaintiffs’ motion for class certification.
Venator Materials PLC.
GS&Co. is among the underwriters named as defendants in putative securities class actions in Texas District Court, Dallas County, New York Supreme Court, New York County, and the U.S. District Court for the Southern District of Texas, filed beginning in February 2019, relating to Venator Materials PLC’s (Venator) $522 million August 2017 initial public offering and $534 million December 2017 secondary equity offering. In addition to the underwriters, the defendants include Venator, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 6,351,347 shares of common stock in the August 2017 initial public offering representing an aggregate offering price of approximately $127 million and 5,625,768 shares of common stock in the December 2017 secondary equity offering representing an aggregate offering price of approximately $127 million. On January 21, 2020, the Texas Court of Appeals reversed the Texas District Court and dismissed the claims against the underwriter defendants, including GS&Co., in the Texas state court action for lack of personal jurisdiction. On March 22, 2021, the defendants’ motion to dismiss the New York state court action was granted and the plaintiffs filed a notice of appeal. On July 7, 2021, the court in the federal action granted in part and denied in part defendants’ motion to dismiss the consolidated complaint. On August 16, 2021, the plaintiffs in the federal action filed an amended consolidated complaint. On February 28, 2022, the plaintiffs stipulated to withdraw the appeal in the New York state court action after the parties reached a settlement, and on March 29, 2022, the Appellate Division of the Supreme Court of the State of New York for the First Department deemed the appeal withdrawn. On September 15, 2022, the federal court approved a settlement among the parties. Under the terms of the settlement, Goldman Sachs is not required to contribute to the settlement.
GoHealth, Inc.
GS&Co. is among the underwriters named as defendants in putative securities class actions filed beginning on September 21, 2020 and consolidated in the U.S. District Court for the Northern District of Illinois relating to GoHealth, Inc.’s (GoHealth) $914 million July 2020 initial public offering. In addition to the underwriters, the defendants include GoHealth, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 11,540,550 shares of common stock representing an aggregate offering price of approximately $242 million. On February 25, 2021, the plaintiffs filed a consolidated complaint. On April 5, 2022, the defendants’ motion to dismiss the consolidated complaint was denied.
Array Technologies, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on May 14, 2021 in the U.S. District Court for the Southern District of New York relating to Array Technologies, Inc.’s (Array) $1.2 billion October 2020 initial public offering of
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common stock, $1.3 billion December 2020 offering of common stock and $993 million March 2021 offering of common stock. In addition to the underwriters, the defendants include Array and certain of its officers and directors. GS&Co. underwrote an aggregate of 31,912,213 shares of common stock in the three offerings representing an aggregate offering price of approximately $877 million. On December 7, 2021, the plaintiffs filed an amended consolidated complaint.
Skillz Inc.
GS&Co. was among the underwriters named as defendants in an amended consolidated complaint for a putative securities class action filed on October 8, 2021 in the U.S. District Court for the Northern District of California relating to Skillz Inc.’s (Skillz) approximately $883 million March 2021 public offering of common stock. In addition to the underwriters, the defendants included Skillz and certain of its officers and directors. GS&Co. underwrote 8,832,000 shares of common stock representing an aggregate offering price of approximately $212 million. On July 5, 2022, the defendants’ motion to dismiss the amended consolidated complaint was granted with leave to replead. On August 4, 2022, the plaintiffs filed a second amended consolidated complaint naming only Skillz and certain of its officers as defendants.
ContextLogic Inc.
GS&Co. is among the underwriters named as defendants in putative securities class actions filed beginning on May 17, 2021 and consolidated in the U.S. District Court for the Northern District of California, relating to ContextLogic, Inc.’s (ContextLogic) $1.1 billion December 2020 initial public offering of common stock. In addition to the underwriters, the defendants include ContextLogic and certain of its officers and directors. GS&Co. underwrote 16,169,000 shares of common stock representing an aggregate offering price of approximately $388 million. On July 15, 2022, the plaintiffs filed a consolidated amended complaint.
Vroom Inc.
GS&Co. is among the underwriters named as defendants in an amended complaint for a putative securities class action filed on October 4, 2021 in the U.S. District Court for the Southern District of New York relating to Vroom Inc.’s (Vroom) approximately $589 million September 2020 public offering of common stock. In addition to the underwriters, the defendants include Vroom and certain of its officers and directors. GS&Co. underwrote 3,886,819 shares of common stock representing an aggregate offering price of approximately $212 million.
Zymergen Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on August 4, 2021 in the U.S. District Court for the Northern District of California relating to Zymergen Inc.’s (Zymergen) $575 million April 2021 initial public offering of common stock. In addition to the underwriters, the defendants include Zymergen and certain of its officers and directors. GS&Co. underwrote 5,750,345 shares of common stock representing an aggregate offering price of approximately $178 million. On February 24, 2022, the plaintiffs filed an amended complaint.
Rivian Automotive Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on March 7, 2022 in the U.S. District Court for the Central District of California relating to Rivian Automotive Inc.’s (Rivian) approximately $13.7 billion November 2021 initial public offering. In addition to the underwriters, the defendants include Rivian and certain of its officers and directors. GS&Co. underwrote 44,733,050 shares of common stock representing an aggregate offering price of approximately $3.5 billion. On July 22, 2022, the plaintiffs filed a consolidated complaint.
Natera Inc.
GS&Co. is among the underwriters named as defendants in putative securities class actions in New York Supreme Court, County of New York and the U.S. District Court for the Western District of Texas filed on March 10, 2022 and October 7, 2022, respectively, relating to Natera Inc.’s (Natera) approximately $585 million July 2021 public offering of common stock. In addition to the underwriters, the defendants include Natera and certain of its officers and directors. GS&Co. underwrote 1,449,000 shares of common stock representing an aggregate offering price of approximately $164 million. On July 15, 2022, the parties in the state court action filed a stipulation and proposed order approving the discontinuance of the action without prejudice.
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Robinhood Markets, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on December 17, 2021 in the U.S. District Court for the Northern District of California relating to Robinhood Markets, Inc.’s (Robinhood) approximately $2.2 billion July 2021 initial public offering. In addition to the underwriters, the defendants include Robinhood and certain of its officers and directors. GS&Co. underwrote 18,039,706 shares of common stock representing an aggregate offering price of approximately $686 million. On June 20, 2022, the plaintiffs filed an amended complaint.
ON24, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on November 3, 2021 in the U.S. District Court for the Northern District of California relating to ON24, Inc.’s (ON24) approximately $492 million February 2021 initial public offering of common stock. In addition to the underwriters, the defendants include ON24 and certain of its officers and directors. GS&Co. underwrote 3,616,785 shares of common stock representing an aggregate offering price of approximately $181 million. On March 18, 2022, the plaintiffs filed a consolidated complaint.
Riskified Ltd.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on May 2, 2022 in the U.S. District Court for the Southern District of New York relating to Riskified Ltd.’s (Riskified) approximately $423 million July 2021 initial public offering. In addition to the underwriters, the defendants include Riskified and certain of its officers and directors. GS&Co. underwrote 6,981,128 shares of common stock representing an aggregate offering price of approximately $147 million. On September 15, 2022, the plaintiffs filed an amended complaint.
Oscar Health, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on May 12, 2022 in the U.S. District Court for the Southern District of New York relating to Oscar Health, Inc.’s (Oscar Health) approximately $1.4 billion March 2021 initial public offering. In addition to the underwriters, the defendants include Oscar Health and certain of its officers and directors. GS&Co. underwrote 12,760,633 shares of common stock representing an aggregate offering price of approximately $498 million.
Oak Street Health, Inc.
GS&Co. is among the underwriters named as defendants in an amended complaint for a putative securities class action filed on May 25, 2022 in the U.S. District Court for the Northern District of Illinois relating to Oak Street Health, Inc.’s (Oak Street) $377 million August 2020 initial public offering, $298 million December 2020 secondary equity offering, $691 million February 2021 secondary equity offering and $747 million May 2021 secondary equity offering. In addition to the underwriters, the defendants include Oak Street, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 4,157,103 shares of common stock in the August 2020 initial public offering representing an aggregate offering price of approximately $87 million, 1,503,944 shares of common stock in the December 2020 secondary equity offering representing an aggregate offering price of approximately $69 million, 3,083,098 shares of common stock in the February 2021 secondary equity offering representing an aggregate offering price of approximately $173 million and 3,013,065 shares of common stock in the May 2021 secondary equity offering representing an aggregate offering price of approximately $187 million.
Reata Pharmaceuticals, Inc.
GS&Co. is among the underwriters named as defendants in a consolidated amended complaint for a putative securities class action filed on June 21, 2022 in the U.S. District Court for the Eastern District of Texas relating to Reata Pharmaceuticals, Inc.’s (Reata) approximately $282 million December 2020 public offering of common stock. In addition to the underwriters, the defendants include Reata and certain of its officers and directors. GS&Co. underwrote 1,000,000 shares of common stock representing an aggregate offering price of approximately $141 million.
Bright Health Group, Inc.
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GS&Co. is among the underwriters named as defendants in an amended complaint for a putative securities class action filed on June 24, 2022 in the U.S. District Court for the Eastern District of New York relating to Bright Health Group, Inc.’s (Bright Health) approximately $924 million June 2021 initial public offering of common stock. In addition to the underwriters, the defendants include Bright Health and certain of its officers and directors. GS&Co. underwrote 11,297,000 shares of common stock representing an aggregate offering price of approximately $203 million.
LifeStance Health Group, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on August 10, 2022 in the U.S. District Court for the Southern District of New York relating to LifeStance Health Group, Inc.’s (LifeStance) approximately $828 million June 2021 initial public offering of common stock. In addition to the underwriters, the defendants include LifeStance and certain of its officers and directors. GS&Co. underwrote 10,580,000 shares of common stock representing an aggregate offering price of approximately $190 million.
Coupang, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on August 26, 2022 in the U.S. District Court for the Southern District of New York relating to Coupang, Inc.’s (Coupang) approximately $4.6 billion March 2021 initial public offering of common stock. In addition to the underwriters, the defendants include Coupang and certain of its officers and directors. GS&Co. underwrote 42,900,000 shares of common stock representing an aggregate offering price of approximately $1.5 billion.
Securities Lending Antitrust Litigation
Group Inc. and GS&Co. were among the defendants named in a putative antitrust class action and three individual actions relating to securities lending practices filed in the U.S. District Court for the Southern District of New York beginning in August 2017. The complaints generally assert claims under federal and state antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude the development of electronic platforms for securities lending transactions. The individual complaints also assert claims for tortious interference with business relations and under state trade practices law and, in the second and third individual actions, unjust enrichment under state common law. The complaints seek declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble, punitive and other damages. Group Inc. was voluntarily dismissed from the putative class action on January 26, 2018. Defendants’ motion to dismiss the class action complaint was denied on September 27, 2018. Defendants’ motion to dismiss the first individual action was granted on August 7, 2019. On September 30, 2021, the defendants’ motion to dismiss the second and third individual actions, which were consolidated in June 2019, was granted. On October 25, 2021, the plaintiff in the second individual action appealed to the U.S. Court of Appeals for the Second Circuit. On June 30, 2022, the Magistrate Judge recommended that the plaintiffs’ motion for class certification in the putative class action be granted in part and denied in part.
Variable Rate Demand Obligations Antitrust Litigation
GS&Co. is among the defendants named in a putative class action relating to variable rate demand obligations (VRDOs), filed beginning in February 2019 under separate complaints and consolidated in the U.S. District Court for the Southern District of New York. The consolidated amended complaint, filed on May 31, 2019, generally asserts claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to manipulate the market for VRDOs. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble and other damages. On November 2, 2020, the court granted in part and denied in part the defendants’ motion to dismiss, dismissing the state common law claims against GS&Co., but denying dismissal of the federal antitrust law claims. GS&Co. is also among the defendants named in a related putative class action filed on June 2, 2021 in the U.S. District Court for the Southern District of New York. The complaint alleges the same conspiracy in the market for VRDOs as that alleged in the consolidated amended complaint filed on May 31, 2019, and asserts federal antitrust law, state law and state common law claims against the defendants. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble and other damages. On August 6, 2021, plaintiffs in the May 31, 2019 action filed an amended complaint consolidating the June 2, 2021 action with the May 31, 2019 action. On June 28, 2022, the court granted in part and denied in part the defendants’ motion to dismiss, dismissing the state breach of fiduciary duty claim against GS&Co., but declining to dismiss any portion of the federal antitrust law claims.
Interest Rate Swap Antitrust Litigation
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Group Inc., GS&Co., GSI, GS Bank USA and Goldman Sachs Financial Markets, L.P. are among the defendants named in a putative antitrust class action relating to the trading of interest rate swaps, filed in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The same Goldman Sachs entities are also among the defendants named in two antitrust actions relating to the trading of interest rate swaps, commenced in April 2016 and June 2018, respectively, in the U.S. District Court for the Southern District of New York by three operators of swap execution facilities and certain of their affiliates. These actions have been consolidated for pretrial proceedings. The complaints generally assert claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude exchange trading of interest rate swaps. The complaints in the individual actions also assert claims under state antitrust law. The complaints seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. The district court dismissed the state common law claims asserted by the plaintiffs in the first individual action and otherwise limited the state common law claim in the putative class action and the antitrust claims in both actions to the period from 2013 to 2016. On November 20, 2018, the court granted in part and denied in part the defendants’ motion to dismiss the second individual action, dismissing the state common law claims for unjust enrichment and tortious interference but denying dismissal of the federal and state antitrust claims. On March 13, 2019, the court denied the plaintiffs’ motion in the putative class action to amend their complaint to add allegations related to conduct from 2008 to 2012, but granted the motion to add limited allegations from 2013 to 2016, which the plaintiffs added in a fourth consolidated amended complaint filed on March 22, 2019.
Commodities-Related Litigation
GS&Co., GSI, J. Aron & Company and Metro International Trade Services (Metro), a previously consolidated subsidiary of Group Inc. that was sold in the fourth quarter of 2014, are among the defendants in a number of putative class and individual actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminum and aluminum trading. The complaints seek declaratory, injunctive and other equitable relief, as well as unspecified monetary damages, including treble damages. In December 2016, the district court granted defendants’ motions to dismiss and on August 27, 2019, the Second Circuit vacated the district court’s dismissals and remanded the case to district court for further proceedings. On July 23, 2020, the district court denied the class plaintiffs’ motion for class certification, and on December 16, 2020 the Second Circuit denied leave to appeal the denial. On February 17, 2021, the district court granted defendants’ motion for summary judgment with respect to the claims of most of the individual plaintiffs. On April 14, 2021, the plaintiffs appealed to the U.S. Court of Appeals for the Second Circuit. On May 31, 2022, the two remaining individual plaintiffs entered into a settlement with the defendants. Goldman Sachs has paid the full amount of its contribution to the settlement.
U.S. Treasury Securities Litigation
GS&Co. is among the primary dealers named as defendants in several putative class actions relating to the market for U.S. Treasury securities, filed beginning in July 2015 and consolidated in the U.S. District Court for the Southern District of New York. GS&Co. is also among the primary dealers named as defendants in a similar individual action filed in the U.S. District Court for the Southern District of New York on August 25, 2017. The consolidated class action complaint, filed on December 29, 2017, generally alleges that the defendants violated antitrust laws in connection with an alleged conspiracy to manipulate the when-issued market and auctions for U.S. Treasury securities and that certain defendants, including GS&Co., colluded to preclude trading of U.S. Treasury securities on electronic trading platforms in order to impede competition in the bidding process. The individual action alleges a similar conspiracy regarding manipulation of the when-issued market and auctions, as well as related futures and options in violation of the Commodity Exchange Act. The complaints seek declaratory and injunctive relief, treble damages in an unspecified amount and restitution. Defendants’ motion to dismiss was granted on March 31, 2021. On May 14, 2021, plaintiffs filed an amended complaint. Defendants’ motion to dismiss the amended complaint was granted on March 31, 2022. On April 28, 2022, plaintiffs appealed to the U.S. Court of Appeals for the Second Circuit.
Corporate Bonds Antitrust Litigation
Group Inc. and GS&Co. are among the dealers named as defendants in a putative class action relating to the secondary market for odd-lot corporate bonds, filed on April 21, 2020 in the U.S. District Court for the Southern District of New York. The amended consolidated complaint, filed on October 29, 2020, asserts claims under federal antitrust law in connection with alleged anti-competitive conduct by the defendants in the secondary market for odd-lots of corporate bonds, and seeks declaratory and injunctive relief, as well as unspecified monetary damages, including treble and punitive damages and restitution. On October 25, 2021, the court granted defendants’ motion to dismiss with prejudice. On November 23, 2021, plaintiffs appealed to the U.S. Court of Appeals for the Second Circuit. On March 30, 2022, the plaintiffs filed a motion for
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an indicative ruling in the district court that the judgment should be vacated because the wife of the district judge owned stock in one of the defendants and the district judge did not recuse himself.
Credit Default Swap Antitrust Litigation
Group Inc., GS&Co. and GSI were among the defendants named in a putative antitrust class action relating to the settlement of credit default swaps, filed on June 30, 2021 in the U.S. District Court for the District of New Mexico. The complaint generally asserts claims under federal antitrust law and the Commodity Exchange Act in connection with an alleged conspiracy among the defendants to manipulate the benchmark price used to value credit default swaps for settlement. The complaint also asserts a claim for unjust enrichment under state common law. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of treble and other damages. On February 4, 2022, the plaintiffs filed an amended complaint and voluntarily dismissed Group Inc. from the action.
Employment-Related Matters
On September 15, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York by three female former employees. The complaint, as subsequently amended, alleges that Group Inc. and GS&Co. have systematically discriminated against female employees in respect of compensation, promotion and performance evaluations. The complaint alleges a class consisting of all female employees employed at specified levels in specified areas by Group Inc. and GS&Co. since July 2002, and asserts claims under federal and New York City discrimination laws. The complaint seeks class action status, injunctive relief and unspecified amounts of compensatory, punitive and other damages. On March 30, 2018, the district court certified a damages class as to the plaintiffs’ disparate impact and treatment claims. On September 4, 2018, the U.S. Court of Appeals for the Second Circuit denied defendants’ petition for interlocutory review of the district court’s class certification decision and subsequently denied defendants’ petition for rehearing.
On March 26, 2020, the Magistrate Judge in the district court granted in part a motion to compel arbitration as to class members who are parties to certain agreements with Group Inc. and/or GS&Co. in which they agreed to arbitrate employment-related disputes. On September 15, 2021, the district court affirmed the decision of the Magistrate Judge to compel arbitration. On March 17, 2022, the district court denied the plaintiffs’ motion for partial summary judgment as to a portion of the disparate impact claim, granted in part and denied in part the defendants’ motion for summary judgment as to plaintiffs’ disparate impact and treatment claims, denied the defendants’ motion to decertify the class, and granted in part and denied in part the parties’ respective motions to preclude certain expert testimony. On August 22, 2022, the district court granted in part and denied in part the defendants’ motion for reconsideration of the portion of its March 17, 2022 decision that denied the defendants’ motion to decertify the class, denying the defendants’ motion to decertify the class but narrowing the class definition.
Communications Recordkeeping Investigation and Review
On September 27, 2022, GS&Co. entered into settlements with the SEC and CFTC to resolve investigations of its compliance with records preservation requirements relating to business communications sent over electronic messaging channels that have not been approved by GS&Co. Under the terms of the settlements, GS&Co. paid $125 million to the SEC and $75 million to the CFTC and has agreed to cease and desist from further violations of certain records preservation requirements, to retain a compliance consultant and to implement improvements to its related compliance policies and procedures.
Trading Matters.
On November 18, 2020, Group Inc. received a notice of enforcement from the CME Group Inc. (CME) relating to alleged violations, through multiple subsidiaries, including GS&Co. and J. Aron & Company, of the CME’s block-trade and pre-hedging rule and alleged failures to supervise related to 21 instances of alleged improper pre-hedging between January 2019 and September 2021. On May 19, 2022, J. Aron & Company entered into a settlement with the CME to settle all of the charges against Group Inc. and its subsidiaries, including GS&Co. Under this settlement, J. Aron & Company paid a $125,000 fine and disgorged profits in the amount of $10,825. Separately, in February 2021, the CFTC notified Goldman Sachs that it would send an information request concerning the same general subject matter as the CME’s notice, and made that request in November 2021. Goldman Sachs is cooperating with the matter.
On March 31, 2022, GS&Co. entered into a settlement with the National Futures Association’s (NFA) Business Conduct Committee to settle charges that, among other things, GS&Co. did not collect or post variation margin on uncleared swaps with certain counterparties that were covered by the CFTC’s variation margin regulations; did not provide pre-trade mid-market marks to certain uncleared swaps counterparties
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when required; failed to promptly submit accurate and complete reports, documents and supplemental information to the NFA; did not diligently supervise all activities relating to its business; and did not monitor the firm’s compliance with certain external business conduct standards policies and procedures. Under this settlement, GS&Co. paid $2.5 million to the NFA.
Included by the Sponsor from the NFA Website and not provided by Goldman Sachs International:
ICE Case #: 2022-009. On September 20, 2023, a subcommittee of the Exchange’s Business Conduct Committee (“BCC”) determined that Goldman Sachs International (“GSI”) and Goldman Sachs & Co. LLC (“GS&Co.”) may have violated Exchange Rule 6.15(a) by misreporting large trader positions in multiple instances in the Henry Penultimate Fixed Price option contract between November 2021 and November 2022. The BCC separately determined that GSI may have violated Exchange Rule 2.12 by misreporting open interest in multiple instances in the ICE WTI 1st Line Future contract between April 2021 and December 2022. Lastly, the BCC determined that both entities may have violated Exchange Rule 4.01(b) by failing to establish, administer, and enforce effective supervisory systems, policies, and procedures that are reasonably designed to ensure compliance with Exchange Rules. Effective Date: September 20, 2023.
June 29, 2022 - Case 2020-033. On June 29, 2022, a subcommittee of the Intercontinental Exchange’s Business Conduct Committee (“BCC”) determined that GSI may have violated Exchange Rule 4.04 in several instances between May 2020 and July 2020 by engaging in improper pre-hedging. In each instance, GSI transacted a block trade against a customer after having received the customer order from GSI’s sales desk which had an existing agency (broker/customer) relationship with the customer. Prior to consummating each block trade opposite the customer, however, traders on GSI’s proprietary execution desk solicited and/or requested pricing for separate trades for the firm’s account on the block market and executed trades in the Central Limit Orderbook, which offset the risk of the customer order. GSI was able to realize profits in the amount of $1,319,249.80 by engaging in this activity. The BCC further found that GSI may have violated Exchange Rule 4.01(a) by failing to diligently supervise the activities of its employees with regard to the Exchange’s rules on pre-hedging. Fine Paid: $125,000. Disgorgement: $1,319,249.
Marex North America LLC
Effective November 30, 2022, E D & F Man Capital Markets Inc. became an indirect, wholly-owned subsidiary of Marex Group plc and subsequently changed its name to Marex Capital Markets Inc. (formerly E D & F Man Capital Markets Inc.) (“MCM” or the “Firm”). The U.S. Commodity Futures Trading Commission (“CFTC” or the “Commission”) requires each futures commission merchant (“FCM”), including the Firm, to provide the following information to a customer prior to the time the customer first enters into an account agreement with the FCM or deposits money or securities (collectively, “funds”) with the FCM. Except as otherwise noted below, the information set out is as of October 9,2023. The Firm will update this information annually and as necessary to take account of any material change to its business operations, financial condition or other factors that the Firm believes may be material to a customer’s decision to do business with the Firm. Nonetheless, the Firm’s business activities and financial data are not static and will change in non-material ways frequently throughout any 12-month period.
Except as indicated below, there have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against Marex Capital Markets Inc. or its principals in the past five (5) years.
United States District Court for the Southern District of New York, Civil Action No. 19-CV-8217
In a private litigation, plaintiffs alleged, among other things, that the Firm made certain fraudulent misrepresentations to them that they relied upon in connection with a futures account carried by the Firm in its capacity as a futures commission merchant. The plaintiffs alleged claims of common law fraud, negligence, breach of fiduciary duty, breach of contract, breach of the duty of good faith and fair dealing and misrepresentation/omission. On June 30, 2021, the Firm received the Opinion and Order in which the judge ruled against the plaintiffs and in favor of the Firm. Judgment was entered in favor of the Firm in the amount of $1,762,266.57, plus prejudgment interest and attorney’s fees and costs. On September 29, 2021, the Firm received an Opinion and Order in which the judge awarded the Firm $1,402,234.32 in attorneys’ fees and costs.
JAMS Arbitration
In a JAMS Arbitration, Claimants sought monetary damages relating to trading losses in Claimants’ futures trading accounts carried by the Firm (the “Accounts”). The Accounts were traded pursuant to a power of attorney granted by the Claimants to a registered commodity
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trading advisor. Claimants sought compensatory damages, punitive damages, disgorgement of commissions and margin interest, and forgiveness of margin debt plus interest, costs and attorneys’ fees. On September 23, 2021, the Claimants and the Firm settled the matter.
FINRA Arbitration
In a FINRA Arbitration, Claimants sought monetary damages relating to trading losses in Claimants’ equity trading account carried by the Firm (the “Account”). The Account was a portfolio margin account, and the Claimants alleged losses relating to the risk parameters and margin applied to the Account. Claimants sought compensatory damage plus interest, costs and attorneys’ fees. On June 22, 2023, the panel dismissed Claimants’ claims in their entirety. On September 20, 2023, Claimants filed a Petition to Vacate Arbitration Award in the Supreme Court of the State of New York, County of New York.
Cook County Litigation
In a private litigation, Plaintiff sought monetary damages relating to allegations of breach of contract and violation of the Illinois Wage Payment and Collections Act. Plaintiff sought damages plus interest, costs and attorneys’ fees. Plaintiff and the Firm settled the matter and, on September 29, 2023, an Agreed Order of Dismissal with Prejudice was filed.
Adversary Complaint
In an adversary complaint, Debtors seek to enforce the terms of a pledge agreement of a third-party and to recover collateral that is allegedly the property of Debtors (the “Pledged Assets”). The Firm previously had custody of the Pledged Assets. On January 4, 2023, the government provided instructions for the transfer of the Pledged Assets to a government-controlled account. The Complaint does not allege that the Firm engaged in any wrongdoing or any wrongful misconduct. The Firm is simply alleged to have been the custodian of the Pledged Assets subject to the Debtors’ purported claims. On January 5, 2023, the Firm filed a Response and Limited Objection to Debtors’ Turnover Motion. The Debtors’ Turnover Motion was denied by the Court on January 9, 2023.
United States District Court for the Northern District of Illinois, Eastern Division No. 1:23-cv-14192
In a private litigation, Plaintiff alleges that the Firm and 2 of its employees (collectively, the “Defendants”), used Plaintiff’s software and trade secrets in their creation of a competing software platform. Plaintiff seeks unspecified damages and costs, as well as an injunction, prohibiting Defendants from using/benefitting from the alleged trade secrets, including the use of the competing software platform.
Included by the Sponsor from the NFA website and not provided by Marex North America LLC
Marex settled with the CFTC in September 2020 to pay a monetary penalty of US$ 250,000 for failure to meet minimum adjusted net capital requirements. MNA improperly accounted for deductions arising out of an agreement that it entered to guarantee a revolving line of credit for an affiliated company when computing its net capital requirement. CME Case #: 23-CH-2309. Pursuant to an offer of settlement in which Marex Capital Markets Inc. neither admitted nor denied the rule violations upon which the penalty is based, on March 16, 2023, the Clearing House Risk Committee found that Marex Capital Markets Inc. violated Customer Gross Margining Technical Overview Requirements and CME Rule 980.G. In accordance with the settlement offer, the Committee imposed a $50,000.00 fine. Effective Date: March 16, 2023.
CME Case #: 22-CH-2205 : Pursuant to an offer of settlement in which Marex North America LLC neither admitted nor denied the rule violations upon which the penalty is based, on November 10, 2022, the Clearing House Risk Committee found that Marex North America LLC violated CME Rules 930.E.1., 970.A.1. and 971.A. In accordance with the settlement offer, the Committee imposed a $75,000 fine. Effective Date: November 11, 2022.
ICE Case #: 2019-040. A subcommittee of the Exchange’s Business Conduct Committee (“BCC”) found that on June 5, 2019, Marex North America LLC (“Marex”) may have violated Rule 4.02(l)(1)(D) when its brokers entered and executed large stop-limit orders in the Coffee C futures market on behalf of customers with reckless disregard for the adverse impact of such orders. Specifically, Marex placed these large stop-limit orders without adequate consideration of the depth in the orderbook, which caused disruptive price movements in the market. For example, in one instance, Marex entered multiple large stop-limit orders that totaled 4,900 lots when the typical orderbook depth in this market only reflected a small fraction of that volume available. Upon election of these orders, some of them partly traded moving the market multiple
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prices within the same millisecond while the remaining unfilled volume rested in the market causing a significant orderbook imbalance that may have aided in the continued rapid price movement of the market. The BCC further found that Marex may have additionally violated Rule 4.01(a) by failing to properly train and supervise its brokers on disruptive trading practices and order entry considerations. A $25,000 fine was imposed. Effective Date: May 26, 2021.
CFTC Case #: 20-64. September 24, 2020 Washington, D.C. — The Commodity Futures Trading Commission today issued orders filing and settling charges against Marex North America LLC, a registered futures commission merchant with its principal place of business in New York, New York, and Marex Spectron International Limited, a registered introducing broker with its principal place of business in London, United Kingdom, for failure to meet minimum adjusted net capital requirements. The orders require Marex and Marex Spectron to pay civil monetary penalties of $250,000 and $120,000, respectively, and require both entities to cease and desist from any further violations of the Commodity Exchange Act and CFTC regulations, as charged. “The Division of Enforcement will remain vigilant in enforcing minimum capital requirements for registered entities as they serve as important safeguards for the industry and its customers,” said Division of Enforcement Director James McDonald. Division of Swap Dealer and Intermediary Oversight Director Joshua B. Sterling added, “We will continue to work closely and cooperatively with the Division of Enforcement to address deficiencies in required minimum adjusted net capital.” The orders find that, in computing their adjusted net capital, Marex and Marex Spectron each improperly accounted for deductions arising out of an agreement they entered to guarantee a revolving line of credit for an affiliated company. During the period in which Marex and Marex Spectron were guarantors, funds were periodically drawn on the line of credit for the benefit of the affiliated company, in amounts ranging from $10 million to $95 million. However, neither Marex nor Marex Spectron deducted the amount of the guaranteed drawdowns in their calculation of adjusted net capital as required. If the affiliate’s drawdowns had been correctly taken as deductions Marex, as a guarantor, would have been undercapitalized for 33 months with net capital deficits ranging from approximately $4 million to $75 million in the months when there were drawdowns. Likewise, Marex Spectron would have been undercapitalized in six of the 10 six-month periods Marex Spectron was bound as a guarantor, with resulting deficits ranging from approximately $14 million to $51 million. Introducing brokers report adjusted net capital every six months. Effective Date: September 23, 2020.
CME Case #: 19-CH-1906. Pursuant to an offer off settlement in which Marex North America LLC neither admitted nor denied the rule violations upon which the penalty is based, on January 23, 2020, the Clearing House Risk Committee found that Marex North America LLC violated CME Rules 970.A.1, 970.A.2, 970.A.4, and 980.C. In accordance with the settlement offer, the Committee imposed a $150,000 fine. Effective Date: January 24, 2020.
MGE Case #: 19-I-25. The MGEX Department of Audits and Investigations determined Marex North America LLC (“Marex”) apparently violated the aforementioned MGEX Rule and Regulation by failing to submit information required by the Exchange in a complete format. Specifically, Marex failed to complete all of the components required by MGEX for Disaster Recovery Testing. A Warning Letter was issued to Marex. Effective Date: December 18, 2019.
CME Case #: 18-CH-1809. Pursuant to an offer of settlement in which Marex North America LLC neither admitted nor denied the rule violation upon which the penalty is based, on November 29, 2018, the Clearing House Risk Committee found that Marex North America LLC violated CME Rule 971.A.1. In accordance with the settlement offer, the Clearing House Risk Committee imposed a $50,000 fine. Effective Date: November 30, 2018
Margin Levels Expected to be Held at the FCMs
While the portfolio composition may vary over time, it is not expected that, as of any daily rebalance, the Matching Fund will ever have futures exposure greater than one times (1x) such Fund’s assets or that the Ultra Funds or UltraShort Funds will ever have futures exposure greater than two times (2x) such Fund’s assets (although this is possible in some circumstances, such as during periods of market volatility or in situations where margin requirements are high). It currently is anticipated that each Fund could have as much as 100% of its assets held in segregated accounts as collateral for its transactions in futures contracts and other Financial Instruments.
The Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.
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SWAP COUNTERPARTIES
The Funds intend to use Citibank, N.A. (“Citi”), Société Générale (“SG”), UBS AG (“UBS”), Royal Bank of Canada (“RBC”), Goldman Sachs International (“GSI”), and Morgan Stanley & Co. International PLC (“Morgan Stanley”) as counterparties to swap agreements that are not cleared on an exchange. Goldman Sachs & Co. (“GS&Co.”) may in the future act as a swap counterparty to the Funds. Each such entity may act as a counterparty for many other funds and individuals.
Investors should be advised that none of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) GSI or Morgan Stanley is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, none of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) GSI or Morgan Stanley, in its capacity as swap counterparty, is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.
None of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) GSI or Morgan Stanley has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, none of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) GSI or Morgan Stanley provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) GSI or Morgan Stanley in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional swap counterparties or replace Citi and/or SG and/or UBS and/or RBC and/or GS& Co. (to the extent that it acts as a swap agreement counterparty in the future) and/or GSI and/or Morgan Stanley as the Funds’ swap counterparty.
Litigation and Regulatory Disclosure Relating to Swap Counterparties
Citibank, N.A.
Citibank, N.A. (“Citi” or “Citibank”) is acting as a swap dealer for ProShares Trust II. Citi is registered in the US with National Futures Association (NFA) as a registered Swap Dealer. Citi is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its derivatives, securities and commodities business that allege various violations of federal and state securities laws. Citigroup, Inc. (“Citigroup”) files annual reports and quarterly reports in which it discloses material information about Citigroup matters, including information about any material litigation or regulatory investigation. Full details on the items noted below can be found here: http://www.citigroup.com/citi/investor/sec.htm.
MATERIAL LEGAL PROCEEDINGS
Citigroup Global Markets Inc. (“CGMI” and, together with Citigroup Inc. and its other subsidiaries, “Citigroup”) (formerly known as Salomon Smith Barney Inc.) is a New York corporation with its principal place of business at 388 Greenwich St., New York, New York 10013. CGMI is registered as a broker-dealer and futures commission merchant (“FCM”), and provides futures brokerage and clearing services for institutional and retail participants in the futures markets. CGMI and its affiliates also provide investment banking and other financial services for clients worldwide.
Citigroup Inc., the ultimate parent company to CGMI, files annual reports and quarterly reports with the SEC. These reports disclose information about various matters in which Citigroup Inc. and CGMI may be parties, including information about any litigation or regulatory investigations. Such annual reports and quarterly reports are available on the website of the SEC (http://www.sec.gov/). Actions with respect to CGMI’s FCM business are publicly available on the website of the NFA (http://www.nfa.futures.org/).
There have been no administrative, civil or criminal actions pending, on appeal or concluded against CGMI or any of its individual principals within the past five years that management believes may have a material impact on CGMI’s ability to act as an FCM. In the course of its business, CGMI, as an FCM and broker-dealer, is a party to numerous civil actions, claims and regulatory inquiries, investigations and proceedings that do not have a material effect on the business of CGMI in the opinion of management. The following disclosure was prepared in accordance with the materiality standard set forth in Commodity Futures Trading Commission (“CFTC”) Rule 4.24(l).
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Credit-Crisis-Related Litigation and Other Matters
Citigroup and Related Parties have been named as defendants in numerous legal actions and other proceedings asserting claims for damages and related relief for losses arising from the global financial credit crisis that began in 2007. Such matters include, among other types of proceedings, claims asserted by: (i) individual investors and purported classes of investors in Citigroup’s common and preferred stock and debt, alleging violations of the federal securities laws, foreign laws, state securities and fraud law, and the Employee Retirement Income Security Act (ERISA); and (ii) individual investors and purported classes of investors in securities and other investments underwritten, issued or marketed by Citigroup, including securities issued by other public companies, collateralized debt obligations (CDOs), mortgage-backed securities (MBS), auction rate securities (ARS), investment funds, and other structured or leveraged instruments, which have suffered losses as a result of the credit crisis. These matters have been filed in state and federal courts across the U.S. and in foreign tribunals, as well as in arbitrations before the Financial Industry Regulatory Authority (FINRA) and other arbitration associations. The vast majority of these inquiries have been resolved.
In addition to these litigations and arbitrations, Citigroup has also received subpoenas and requests for information from the Securities and Exchange Commission (SEC), FINRA, state attorneys general, the Department of Justice and subdivisions thereof, the Office of the Special Inspector General for the Troubled Asset Relief Program, bank regulators, and other government agencies and authorities, in connection with various formal and informal (and, in many instances, industry-wide) inquiries concerning Citigroup’s mortgage-related conduct and business activities, as well as other business activities affected by the credit crisis. These business activities include, but are not limited to, Citigroup’s sponsorship, packaging, issuance, marketing, trading, servicing and underwriting of CDOs and MBS, and its origination, sale or other transfer, servicing, and foreclosure of residential mortgages. These inquiries have now been resolved.
Mortgage-Related Litigation and Other Matters
Beginning in November 2007, Citigroup and Related Parties were named as defendants in a variety of class and individual securities actions filed by investors in Citigroup’s equity and debt securities in state and federal courts relating to the Company’s disclosures regarding its exposure to subprime-related assets. Several of these actions have now been resolved.
Underwriting Actions:
Beginning in November 2007, certain Citigroup affiliates also have been named as defendants arising out of their activities as underwriters of securities in actions brought by investors in securities issued by public companies adversely affected by the credit crisis. Many of these matters have been dismissed or settled. As a general matter, issuers indemnify underwriters in connection with such claims, but in certain of these matters Citigroup affiliates are not being indemnified or may in the future cease to be indemnified because of the financial condition of the issuer.
RMBS Litigation and Other Matters
Beginning in July 2010, Citigroup and Related Parties have been named as defendants in complaints filed by purchasers of MBS and CDOs sold or underwritten by Citigroup. The MBS related complaints generally assert that defendants made material misrepresentations and omissions about the credit quality of the mortgage loans underlying the securities, such as the underwriting standards to which the loans conformed, the loan-to-value ratio of the loans, and the extent to which the mortgaged properties were owner-occupied, and typically assert claims under Section 11 of the Securities Act of 1933, state blue sky laws, and/or common-law misrepresentation based causes of action. These matters have now been resolved through motion practice or settlement.
Tribune Company Bankruptcy
Certain Citigroup entities have been named as defendants in adversary proceedings related to the Chapter 11 cases of Tribune Company (Tribune) pending in the U.S. Bankruptcy Court for the District of Delaware. The complaints set forth allegations arising out of the approximately $11 billion leveraged buyout (LBO) of Tribune in 2007. With respect to
Citigroup, the complaints allege claims relating to Citigroup’s role as lender and advisor to Tribune in connection with the LBO and seek to avoid, recover, subordinate or disallow payments on LBO debt, as well as approximately $57 million in lender and advisory fees received by
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Citigroup and Related Parties in connection with the LBO. The complaints also assert claims of aiding and abetting breaches of fiduciary duty by Tribune management as well as professional malpractice. The complaints were stayed by court order pending a confirmation hearing on competing plans of reorganization. If confirmed, the plan proposed by the Debtors and others, and supported by Citigroup, would settle all claims relating to Citigroup’s role as lender. On February 11, 2011, Tribune Company and its debtor subsidiaries announced that most classes of voting creditors overwhelmingly approved the Debtors’ plan. The confirmation hearing before the Bankruptcy Court commenced on March 8, 2011. The parties completed their evidentiary presentations on April 12, 2011. The Bankruptcy Court confirmation hearing concluded on June 27, 2011. On October 31, 2011, the bankruptcy court denied confirmation of both the competing plans. A third amended plan of reorganization was then proposed, and confirmation proceedings took place in 2012. On July 13, 2012, following a confirmation hearing in June on the fourth amended plan of reorganization, the court issued an order overruling objections to the plan and stating that, subject to revisions consistent with the order, the plan would be confirmed. On July 23, 2012, the United States Bankruptcy Court for the District of Delaware confirmed the Fourth Amended Joint Plan of Reorganization, which provides for releases of claims against Citigroup, other than those against CGMI relating to its role as advisor to Tribune. Certain parties are appealing that decision. On December 12, 2012, the United States District Court for the District of Delaware granted a motion to consolidate the pending appeals of the bankruptcy court orders. On July 30, 2018, the court affirmed the Bankruptcy Court’s July 23, 2012 decision. On August 26, 2020, the United States Court of Appeals for the Third Circuit affirmed the District Court’s July 30, 2018 decision. Additional information relating to these actions is publicly available in court filings under the docket numbers 12 Civ. 01072, 01073, 00128, 01106 and 01100 (D. Del.) (Sleet, C.J.).
Certain Citigroup entities have been named as defendants in two actions brought by creditors of Tribune alleging state law constructive fraudulent conveyance claims relating to the Tribune LBO. These matters are pending in the United States District Court for the Southern District of New York as part of a multi-district litigation captioned IN RE: TRIBUNE COMPANY FRAUDULENT CONVEYANCE LITIGATION. On September
23, 2013, the United States District Court for the Southern District of New York entered an order dismissing the Tribune creditors’ state law constructive fraudulent conveyance actions. A final judgment was entered on September 27, 2013. On September 30, 2013, the Tribune creditors filed a notice of appeal in the United States Court of Appeals for the Second Circuit. On October 8, 2013, the litigation trustee informed the court that it intends to proceed with its fraudulent conveyance claims. On March 29, 2016, the Second Circuit affirmed the dismissal of the state law constructive fraudulent conveyance claims asserted by Tribune noteholders against various defendants, including certain Citigroup affiliates. On September 9, 2016, the noteholders filed a petition for a writ of certiorari with the U.S. Supreme Court with respect to the Second Circuit’s order. On April 3, 2018, the Supreme Court issued an order deferring consideration of the noteholders’ petition for a writ of certiorari. On May 15, 2018, the Second Circuit withdrew its 2016 transfer of jurisdiction to the district court in order to reconsider its decision in light of the Supreme Court’s order. In December 2019, the Court of Appeals issued an amended decision again affirming the dismissal. In January 2020, the noteholders filed a petition for rehearing. On July 6, 2020, the noteholders filed a petition for a writ of certiorari in the U.S. Supreme Court. On October 5, 2020, the Supreme Court called for the views of the Acting Solicitor General on whether the petition should be granted. On March 12, 2021, the Acting Solicitor General filed a brief for the United States as amicus curiae, which recommended that the petition for a writ of certiorari be denied. On April 19, 2021, the United States Supreme Court denied the noteholders’ petition for certiorari.
On August 2, 2013, the Litigation Trustee, as successor plaintiff to the Official Committee of Unsecured Creditors, filed a fifth amended complaint in the adversary proceeding KIRSCHNER v. FITZSIMONS, ET AL. The complaint seeks to avoid and recover as actual fraudulent transfers the transfers of Tribune stock that occurred as a part of the leveraged buyout. Several Citigroup affiliates are named as “Shareholder Defendants” and are alleged to have tendered Tribune stock to Tribune as a part of the buyout. CGMI also has been named in a separate action as a defendant in connection with its role as advisor to Tribune. The noteholders’ claims were previously dismissed, and the United States Court of Appeals for the Second Circuit affirmed that dismissal. On January 6, 2017, the United States District Court for the Southern District of New York dismissed the actual fraudulent transfer claim against the shareholder defendants, including several Citigroup affiliates. On February 1, 2017, the Litigation Trustee requested leave to file an interlocutory appeal of the order dismissing the actual fraudulent transfer claim against the shareholder defendants. On February 23, 2017, Judge Sullivan entered an order stating that an interlocutory appeal will be certified after the remaining motions to dismiss are resolved. On April 4, 2019, the Litigation Trustee filed a motion for leave to amend the complaint to avoid and recover as constructive fraudulent transfers the transfers of Tribune stock that occurred as a part of the leveraged buyout. The motion was denied on April 23, 2019. In July 2019, the Litigation Trustee filed an appeal to the United States Court of Appeals for the Second Circuit. On August 20, 2021, the Second Circuit issued its decision, affirming the dismissal of the actual fraudulent conveyance claim and the denial of
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leave to amend the complaint to assert a constructive fraudulent transfer claim. On February 22, 2022, the Supreme Court declined to review the Second Circuit’s August 20, 2021 decision.
CGMI was named as a defendant in a separate action in connection with its role as advisor to Tribune, KIRSCHNER V. CGMI. On January 23, 2019, the court dismissed the action. On February 21, 2019, the litigation trustee appealed to the United States Court of Appeals for the Second Circuit from the January 23, 2019 dismissal. The Second Circuit affirmed the dismissal of all claims against CGMI except for the claim of constructive fraudulent conveyance on August 20, 2021. As to that claim, the Second Circuit vacated the dismissal and remanded to the district court for further proceedings. On November 29, 2021, the Litigation Trustee notified the United States District Court for the Southern District of New York that it was voluntarily dismissing all claims against CGMI pursuant to a settlement agreement. The district court approved the voluntary dismissal on December 10, 2021. On February 22, 2022, the Supreme Court declined to review the Second Circuit’s August 20, 2021 decision. Additional information concerning these actions is publicly available in court filings under the docket numbers 08-13141 (Bankr. D. Del.) (Carey, J.), 11 MD 02296 (S.D.N.Y.) (Cote, J.), 12 MC 2296 (S.D.N.Y.) (Cote, J.), 133992, 13-3875, 13-4178,13-4196, 19-449 (2d Cir.), 16-317 (U.S.), and 21-1006 (U.S.).
Depositary Receipts Conversion Litigation
Citigroup, Citibank and CGMI were sued by a purported class of persons or entities who, from January 2000 to the present are or were holders of depositary receipts for which Citi served as the depositary bank and converted foreign-currency dividends or other distributions into U.S. dollars. Plaintiffs allege, among other things, that Citibank breached its deposit agreements by charging a spread for such conversions. Citi’s motion to dismiss was granted in part and denied in part on August 15, 2016, and only the breach of contract claim against Citibank remains. Plaintiffs are seeking disgorgement of Citi’s profits, as well as other damages. On June 30, 2017, plaintiffs moved for certification of a damages class consisting of persons or entities who, from January 1, 2006 to the present, were holders of 35 depositary receipts for which Citibank served as the depositary bank and converted, or caused to be converted, foreign currency dividends or other distributions into
U.S. dollars. Plaintiffs also moved to certify an injunctive class of persons or entities who currently hold the same 35 depositary receipts. Citibank opposed certification. On March 23, 2018, the court granted in part and denied in part plaintiffs’ motion for class certification, certifying only a class of holders of Citi-sponsored American depositary receipts that plaintiffs own. On June 6, 2018, the parties informed the court that they had reached a settlement in principle and requested a 45-day stay to prepare final settlement documentation and submit a motion for preliminary approval of the settlement. On June 11, 2018, the court granted the request for a stay. On September 6, 2018, the court granted preliminary approval of a class action settlement. On January 2, 2019, the court granted plaintiffs’ request to adjourn the final approval hearing for the settlement. On July 12, 2019, the court granted final approval of the class action settlement and dismissed the case with prejudice. Additional information concerning this action is publicly available in court filings under the docket number 15 Civ. 9185 (S.D.N.Y.) (McMahon, C.).
Credit Default Swaps Matters
Antitrust and Other Litigation: On June 8, 2017, a complaint was filed in the United States District Court for the Southern District of New York against numerous credit default swap (CDS) dealers, including Citigroup, Citibank, CGMI and CGML, under the caption TERA GROUP, INC., ET AL. v. CITIGROUP INC., ET AL. The complaint alleges that defendants colluded to prevent plaintiffs’ electronic CDS trading platform, TeraExchange, from entering the market, resulting in lost profits to plaintiffs. The complaint asserts federal and state antitrust claims, and claims for unjust enrichment and tortious interference with business relations. Plaintiffs are seeking a finding of joint and several liability, treble damages, attorneys’ fees, pre and post judgment interest and a permanent injunction. On September 11, 2017, defendants, including Citigroup, Citibank, CGMI, and CGML, filed motions to dismiss all claims. On July 30, 2019, the court granted in part and denied in part defendants’ motion to dismiss. In January 2020, plaintiffs filed an amended complaint. On April 3, 2020, defendants filed a motion to dismiss plaintiffs’ amended complaint. The motion is fully briefed and remains pending. Additional information concerning this action is publicly available in court filings under the docket number 17-cv-04302 (S.D.N.Y.) (Sullivan, J.).
Foreign Exchange Matters
Government and regulatory agencies in the U.S., including the Antitrust Division and the Criminal Division of the Department of Justice and the CFTC, as well as agencies in other jurisdictions, including the U.K. Financial Conduct Authority (FCA) and the Swiss Competition
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Commission, have conducted investigations or made inquiries regarding Citigroup’s foreign exchange business. Citigroup has fully cooperated with these and related investigations and inquiries.
On May 20, 2015, Citigroup announced settlements with the U.S. Department of Justice (DOJ) and the Board of Governors of the Federal Reserve Board (FRB) to resolve their respective investigations into Citigroup’s foreign exchange business. Pursuant to the terms of the settlement with the DOJ, Citicorp pleaded guilty to a violation of the Sherman Act, paid a fine of $925 million, and was subject to a three-year probation period, the conditions of which include the continued implementation, remediation and strengthening of its controls relating to its foreign exchange business. The three-year term of probation ended in January 2020. Additional information concerning this action is publicly available in court filings under the docket number 3:15-cr-78 (D. Conn.). Pursuant to the terms of the settlement with the FRB, Citigroup paid a civil penalty of $342 million and agreed to further enhance the control framework governing its foreign exchange business.
Numerous foreign exchange dealers, including Citibank, N.A., were named as defendants in putative class actions that proceeded on a consolidated basis before Judge Schofield in the United States District Court for the Southern District of New York under the caption IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION.
The plaintiffs allege that they suffered losses as a result of the defendants’ alleged manipulation of, and collusion with respect to, the foreign exchange market. The plaintiffs allege violations of the Commodity Exchange Act, the Sherman Act, and/or the Clayton Act, and seek compensatory damages, treble damages and declaratory and injunctive relief. On December 15, 2015, the court entered an order preliminarily approving a proposed settlement between the Citigroup defendants and classes of plaintiffs who traded foreign exchange instruments in the spot market and on exchanges. The proposed settlement provides for the Citi defendants to receive a release in exchange for a payment of $394 million (which was made on December 18, 2015) plus a separate payment of $8 million (which is due upon final approval of the settlement by the court). On December 20, 2016, the court approved the notice of settlements and preliminarily approved the plan of distribution. On January 12, 2018, plaintiffs moved for final approval of the settlements with the Citi defendants and several other defendants in that case. On May 23, 2018, the court held a fairness hearing to consider plaintiffs’ motion for final approval of the proposed class settlements with Citi and certain other banks and plaintiffs’ motion for attorneys’ fees. On August 6, 2018, the court granted plaintiffs’ motion for final approval of the proposed class settlements with Citigroup, Citibank, Citicorp, and Citigroup Global Markets Inc. (CGMI), and certain other defendants. Additional information concerning these consolidated actions is publicly available in court filings under the docket number 1:13-cv-7789 (S.D.N.Y.) (Schofield, J.). Additional information concerning these actions is publicly available in court filings under the following docket numbers: 15 Civ. 1350; 15 Civ. 2705; 15 Civ. 4230; 15 Civ. 4436; and 15 Civ. 4926 (S.D.N.Y.) (Schofield, J.).
On June 3, 2015, an action captioned ALLEN v. BANK OF AMERICA CORPORATION, ET AL. was brought in the United States District Court for the Southern District of New York against Citigroup, as well as numerous other foreign exchange dealers. The plaintiff seeks to represent a putative class of participants, beneficiaries, and named fiduciaries of qualified Employee Retirement Income Security Act (ERISA) plans for whom a defendant provided foreign exchange transactional services or authorized or permitted foreign exchange transactional services involving a plan’s assets in connection with its exercise of authority or control regarding an ERISA plan. The plaintiff alleges violations of ERISA, and seeks compensatory damages, restitution, disgorgement and declaratory and injunctive relief. On June 29, 2015, ALLEN was consolidated with IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION for discovery purposes only. On April 6, 2016, the plaintiff filed a second amended class action complaint against numerous foreign exchange dealers, including Citigroup and Citibank. On April 15, 2016, the settlement defendants in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION moved to enjoin the ALLEN action pending final settlement approval in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST
LITIGATION. On June 1, 2016, the court granted the motion in part as to claims based on collusive conduct and directed plaintiffs to file a separate pleading for claims based exclusively on non-collusive conduct. The plaintiffs filed a third amended complaint on July 15, 2016. On September 20, 2016, in ALLEN v. BANK OF AMERICA
CORPORATION, ET AL., plaintiffs and settling defendants in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION filed a joint stipulation dismissing plaintiffs’ claims with prejudice. On January 9, 2017, the plaintiffs in ALLEN v. BANK OF AMERICA CORPORATION, ET AL. appealed the dismissal of their claims. On July 10, 2018, the Second Circuit affirmed the dismissal. Additional information concerning this action is publicly available in court filings under the docket number 15 Civ. 4285 (S.D.N.Y.) (Schofield, J.), 16-3327 (2d Cir.), and 16-3571 (2d Cir.).
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On September 26, 2016, investors in exchange-traded funds (ETFs) commenced a suit captioned BAKER ET AL. v. BANK OF AMERICA CORPORATION, ET AL. in the
United States District Court for the Southern District of New York against Citigroup, Citibank, Citicorp and CGMI, as well as various other banks. The complaint asserts claims under the Sherman Act, New York state antitrust law, and California state antitrust law and unfair competition law, based on alleged foreign exchange market collusion affecting ETF investments. The plaintiffs seek to certify nationwide, California and New York classes, and request damages and injunctive relief under the relevant statutes, including treble damages. On January 23, 2017, Citigroup and Related Parties, along with other defendant banks, moved to dismiss the complaint. On March 24, 2017, in lieu of responding to the motion, plaintiffs filed an amended complaint. On April 28, 2017, plaintiffs voluntarily dismissed their amended complaint.
On April 28 and June 20, 2017, plaintiffs (including certain of the Baker plaintiffs) filed two new putative class action suits, captioned CONTANT ET AL. v. BANK OF AMERICA CORPORATION, ET AL. and LAVENDER ET AL. v. BANK OF AMERICA CORPORATION, ET AL; respectively, against various financial institutions, including Citigroup, Citibank, Citicorp, and CGMI. The suits were filed on behalf of purported classes of indirect purchasers of FX instruments sold by the defendants. Plaintiffs in each case allege that defendants engaged in a conspiracy to fix currency prices in violation of the Sherman Act and various state antitrust laws, and seek unspecified money damages (including treble damages), as well as equitable and injunctive relief. On June 30, 2017, the CONTANT and LAVENDER plaintiffs filed a consolidated class action in CONTANT. Plaintiffs allege that defendants engaged in a conspiracy to fix currency prices in violation of the Sherman Act and various state antitrust laws, and seek unspecified money damages (including treble damages), as well as equitable and injunctive relief. On March 15, 2018, the court in CONTANT ET AL. v. BANK OF AMERICA CORPORATION, ET AL. granted the motion of defendants to dismiss the complaint for failure to state a claim. On April 5, 2018, plaintiffs filed a motion for leave to file a second consolidated class action complaint. On August 21, 2018, the CONTANT plaintiffs moved for preliminary approval of a proposed class settlement with Citigroup, Citibank, Citicorp and CGMI. On November 15, 2018, the court denied plaintiffs’ motion for preliminary approval of a proposed class settlement with the Citi defendants and requested plaintiffs to provide additional information. On May 29, 2019, plaintiffs filed an amended motion for preliminary approval of their settlement with Citigroup, Citibank, Citicorp, and CGMI. On July 29, 2019, the court granted preliminary approval to the settlement. On November 19, 2020, the court granted final approval of a settlement between plaintiffs and Citigroup, Citibank, Citicorp, and CGMI. Additional information concerning these actions is publicly available in court filings under the docket numbers 17 Civ. 7512 (S.D.N.Y.) (Schofield, J.), 17 Civ. 4392 (S.D.N.Y.) (Schofield, J.) and 17 Civ. 3139 (S.D.N.Y.) (Schofield, J.).
On November 7, 2018, some of the institutional investors who opted out of an August 2018 settlement with Citi defendants filed a lawsuit against Citigroup, Citibank, CGMI, and other defendants under the caption ALLIANZ GLOBAL INVESTORS, ET AL v. BANK OF AMERICA CORPORATION, ET AL. Plaintiffs allege that defendants manipulated, and colluded to manipulate, the foreign exchange market. Plaintiffs assert Sherman Act and unjust enrichment claims and seek consequential and punitive damages and other forms of relief. On June 11, 2019, plaintiffs filed a second amended complaint. In July 2019, defendants moved to dismiss plaintiffs’ second amended complaint, and in September 2019, plaintiffs filed their reply. On May 28, 2020, the court granted in part and denied in part defendants’ motion to dismiss the second amended complaint. On July 28, 2020, plaintiffs filed a third amended complaint, and on September 4, 2020, defendants filed an answer. Since then, several plaintiffs have filed notices of voluntary dismissal. Additional information concerning this action is publicly available in court filings under the docket number 18 Civ. 10364 (Schofield, J.).
In 2018, two motions for certification of class actions alleging manipulation of foreign exchange markets were filed in the Tel Aviv Central District Court in Israel against Citigroup and CGMI, and Citibank, respectively. The cases are LANUEL, ET AL. v. BANK OF AMERICA CORPORATION, ET AL., CA 29013-09-18, and GERTLER, ET AL. v. DEUTSCHE BANK AG, C1A 1657-10-18. In September 2019, the two motions for certification of class actions were consolidated under the caption GERTLER, ET AL. v. DEUSTCHE BANK AG, in the Tel Aviv Central District Court in Israel. On May 26, 2020, the amended motion for certification was served on Citigroup and Citicorp. On August 11, 2020, Citibank moved to dismiss the petition for certification. Hearings on the motion took place on April 21, 2021 and April 26, 2021. Additional information concerning this action is publicly available in court filings under the docket number CA 29013-09-18.
Sovereign Securities Matters
Antitrust and Other Litigation: Beginning in July 2015, CGMI, along with numerous other
U.S. Treasury primary dealer banks, have been named as defendants in a number of substantially similar putative class actions involving allegations that they colluded to manipulate U.S. Treasury securities markets. The actions are based upon the defendants’ roles as registered
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primary dealers of U.S. Treasury securities and assert claims of alleged collusion under the antitrust laws and manipulation under the Commodity Exchange Act. These actions were filed in the United States District Court for the Southern District of New York, the Northern District of Illinois and the District of the Virgin Islands. On September 24, 2015, certain of the plaintiffs filed a motion with the Judicial Panel on Multidistrict Litigation to have all of the actions transferred to Judge Paul G. Gardephe in the Southern District of New York for coordinated or consolidated pretrial proceedings. In December 2015, the cases were consolidated before Judge Gardephe in the Southern District of New York as IN RE TREASURY SECURITIES AUCTION ANTITRUST
LITIGATION. On August 23, 2017, the court appointed interim co-lead counsel. Plaintiffs filed a consolidated complaint on November 16, 2017, which alleges that CGMI and other primary dealer defendants colluded to fix Treasury auction bids by sharing competitively sensitive information ahead of the auctions, in violation of the antitrust laws. The consolidated complaint also alleges that CGMI and other primary dealer defendants colluded to boycott and prevent the emergence of an anonymous, all-to-all electronic trading platform in the Treasuries secondary market, and seeks damages, including treble damages where authorized by statute, and injunctive relief. On February 23, 2018, CGMI and the other defendants filed motions to dismiss the amended consolidated complaint. On March 31, 2021, the court granted defendants’ motion to dismiss all claims, without prejudice to plaintiffs filing an amended complaint. On May 14, 2021, plaintiffs filed an amended consolidated complaint. On June 14, 2021, defendants moved to dismiss the amended consolidated complaint. On March 31, 2022, the court granted defendants’ motion to dismiss and denied leave to amend. On April 28, 2022, plaintiffs filed a notice of appeal to the United States Court of Appeals for the Second Circuit. The appeal is fully briefed as of December 14, 2022. Additional information relating to these actions is publicly available in court filings under the docket numbers 15-MD-2673 (S.D.N.Y.) (Gardephe, J.) and 22-943 (2d Cir.).
On October 12, 2016, a putative class action captioned LOUISIANA MUNICIPAL POLICE EMPLOYEES’ RETIREMENT SYSTEM v. BANK OF AMERICA CORPORATION ET AL. was filed in the United States District Court for the Southern District of New York against Citigroup, Citibank, CGMI and CGML and various other banks. The plaintiff asserts claims under the Sherman Act based on the defendants’ alleged manipulation of the supranational, sub-sovereign, and agency bond market, and seeks disgorgement and treble damages. Additional information concerning this action is publicly available in court filings under the docket number 16 Civ. 07991 (S.D.N.Y.) (Ramos, J.).
Beginning in May 2016, a number of substantially similar putative class action complaints were filed against a number of financial institutions and traders related to the supranational, sub-sovereign, and agency (SSA) bond market. The actions are based on defendants’ roles as market makers and traders of SSA bonds and assert claims of alleged collusion under the antitrust laws and unjust enrichment and seek damages, including treble damages where authorized by statute, and disgorgement. In August 2016, these actions were consolidated in the United States District Court for the Southern District of New York under the caption IN RE SSA BONDS ANTITRUST LITIGATION, and interim co-lead counsel was appointed in December 2016.
On April 11, 2017, plaintiffs filed a consolidated amended complaint against various financial institutions and traders, including Citigroup, Citibank, CGMI and CGML. On July 14, 2017, defendants, including Citigroup and Related Parties, moved to dismiss the consolidated amended complaint. Plaintiffs filed an amended consolidated complaint on October 6, 2017, and defendants filed motions to dismiss on December 12, 2017. On August 24, 2018, the court granted defendants’ motion to dismiss consolidated putative class action complaints related to the supranational, sub-sovereign and agency (SSA) bond market. Plaintiffs filed a second amended consolidated complaint in November 2018, which defendants moved to dismiss on December 21, 2018. On September 30, 2019, the court issued an order granting with prejudice defendants’ motion to dismiss as to certain defendants for lack of personal jurisdiction. On March 25, 2020, the court granted the remainder of the defendants’ December 2018 motion to dismiss. On June 1, 2020, plaintiffs filed a notice of appeal with the United States Court of Appeals for the Second Circuit from the district court’s grant of defendants’ motion to dismiss the second amended consolidated class action complaint. On July 19, 2021, the United States Court of Appeals for the Second Circuit affirmed the district court’s dismissal of the case. Additional information relating to this action is publicly available in court filings under the docket number 16 Civ. 03711 (S.D.N.Y.) (Ramos, J.) and 20-1759 (2d Cir.).
On February 7, 2019, a putative class action captioned STACHON v. BANK OF AMERICA, N.A., ET AL., was filed in the United States District Court for the Southern District of New York against Citigroup, Citibank, CGMI, and CGML and other defendants, on behalf of indirect purchasers of SSA bonds. Plaintiffs assert claims under New York antitrust laws based on the same conduct alleged in the previously filed SSA bonds lawsuits and seek treble damages and injunctive relief. The action was stayed pending a decision on the motion to dismiss in the consolidated direct purchaser action captioned IN RE SSA BONDS ANTITRUST LITIGATION. On June 25, 2020, plaintiff voluntarily dismissed the action without prejudice in light of the dismissal of the IN RE SSA BONDS ANTITRUST LITIGATION. Additional
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information relating to these actions is publicly available in court filings under the docket numbers 19 Civ. 01205 (S.D.N.Y.) (Swain, J.) and 16-cv-03711 (S.D.N.Y.) (Ramos, J.).
On November 7, 2017, a class action was filed on behalf of purchasers of SSA bonds in the Ontario Court of Justice against Citigroup, Citibank, CGMI, CGML, Citibank Canada and Citigroup Global Markets Canada, Inc., among other defendants, asserting claims for breach of contract, breach of the competition act, breach of foreign law, unjust enrichment, and civil conspiracy. In 2020, plaintiffs voluntarily dismissed this action. Additional information relating to this action is publicly available in court filings under the docket number CV-17-586082-00CP (Ont. S.C.J.).
In 2017, a similar action was filed on behalf of purchasers of SSA bonds against Citigroup, Citibank, CGMI, CGML, Citibank Canada, Citigroup Global Markets Canada, Inc. and other defendants, captioned JOSEPH MANCINELLI, ET AL. v. BANK OF AMERICA CORPORATION, ET AL., in the Federal Court in Canada. In October 2019, plaintiffs filed an amended claim. Plaintiffs allege that defendants manipulated, and colluded to manipulate, the SSA bonds market. Plaintiffs assert claims under breach of the competition law, breach of foreign law, civil conspiracy, unjust enrichment, waiver of tort and breach of contract. Additional information concerning this action is publicly available in court filings under the docket number T-1871-17 (Fed. Ct.).
On March 30, 2018, a putative class action captioned OKLAHOMA FIREFIGHTERS PENSION & RETIREMENT SYSTEM AND ELECTRICAL WORKERS PENSION FUND LOCAL 103 v. BANCO SANTANDER S.A., ET AL. was filed against numerous defendants, including Citigroup, CGMI, Citigroup Financial Products Inc., Citigroup Global Markets Holdings Inc., and Citibanamex in the United States District Court for the Southern District of New York. The complaint alleges a conspiracy to fix prices in the Mexican sovereign bond market from 2006 to 2017, and asserts antitrust and unjust enrichment claims against the Citi defendants, as well as a number of other banks. Plaintiffs seek treble damages, restitution, and injunctive relief. Five additional complaints were subsequently filed against the Citi defendants and other defendants in the district court based on allegations similar to those in the March 30, 2018 putative class action. All six actions were consolidated on June 18, 2018 in IN RE MEXICAN GOVERNMENT BONDS ANTITRUST LITIGATION in the United States District Court for the Southern District of New York. On September 17, 2018, defendants moved to dismiss the consolidated amended complaint, which the court granted on September 30, 2019. Subsequently, on December 9, 2019, plaintiffs filed an amended complaint against Citibanamex and other market makers in the Mexican sovereign bond market. As of the filing of that complaint, Plaintiffs no longer assert any claims against Citigroup and any other U.S. Citi affiliates, including CGMI. Additional information relating to this action is publicly available in court filings under the docket number 18 Civ. 2830 (S.D.N.Y.) (Oetken, J.).
Between February 22 and April 11, 2019, 12 putative class actions, which have been consolidated under the caption IN RE GSE BONDS ANTITRUST LITIGATION, were filed in the United States District Court for the Southern District of New York against Citigroup, CGMI, and numerous other defendants, on behalf of purported classes of persons or entities that transacted in bonds issued by United States government-sponsored entities with one or more of the defendants. Plaintiffs assert claims under the Sherman Act and for unjust enrichment based on defendants’ alleged conspiracy to manipulate the market for such bonds, and seek treble damages and injunctive relief. On May 12, 2019, plaintiffs filed a consolidated amended complaint in which they no longer assert any claims against Citigroup. On June 13, 2019, CGMI and other defendants moved to dismiss the consolidated amended complaint. On September 3, 2019, the court issued an order granting without prejudice CGMI’s and other defendants’ motion to dismiss the second consolidated amended class action complaint. On September 10, 2019, plaintiffs filed a third consolidated amended class action complaint. On September 17, 2019, CGMI and the other previously dismissed defendants moved to dismiss the complaint, which the court denied in October 2019. In December 2019, plaintiffs moved for preliminary approval of a settlement with CGMI and 11 other defendants. On February 3, 2020, the court granted preliminary approval of the settlement, and on June 16, 2020, the court granted final approval of the settlement. Additional information relating to this action is publicly available in court filings under the docket number 19 Civ. 1704 (S.D.N.Y.) (Rakoff, J.).
On September 23, 2019 and October 21, 2019, the State of Louisiana and the City of Baton Rouge separately filed suit in the United States District Court for the Middle District of Louisiana against CGMI and other defendants. The actions are captioned STATE OF LOUISIANA v. BANK OF AMERICA, N.A., ET AL. and CITY OF BATON ROUGE, ET AL. v. BANK OF AMERICA, N.A., ET AL., respectively. The complaints assert claims for alleged violations of the Sherman Act based on the defendants’ alleged conspiracy to manipulate the market for government-sponsored enterprises bonds, and seeking treble damages and injunctive relief. On December 3, 2019, an amended complaint was filed in the State of Louisiana action; on July 13, 2020, a second amended complaint was filed. On January 6, 2020, an amended complaint was filed in the City of Baton Rouge action; on April 20, 2020, a second amended complaint was filed. On April 21, 2021, plaintiffs filed notices of settlement in both cases, and on June 9, 2021, the parties filed stipulations of dismissal and the court dismissed the actions with
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prejudice. Additional information relating to this action is publicly available in court filings under the docket number 19 Civ. 638 and 19 Civ. 725 (M.D. La.) (Dick, C.J.).
On April 1, 2020, the Louisiana Asset Management Pool filed an action against CGMI and other defendants, captioned LOUISIANA ASSET MANAGEMENT POOL v. BANK OF AMERICA CORPORATION, ET AL., in the United States District Court for the Eastern District of Louisiana. Plaintiff alleges that defendants conspired to manipulate the market for bonds issued by U.S. government-sponsored agencies. Plaintiff asserts claims against defendants for violations of the Sherman Act and Louisiana state law, and seeks treble damages, injunctive relief, and state law remedies. On July 31, 2020, defendants moved to dismiss the complaint. On January 4, 2021 the case was transferred to the United States District Court for the Middle District of Louisiana. On April 21, 2021, plaintiffs filed notices of settlement, and on June 9, 2021, the parties filed stipulations of dismissal and the court dismissed the actions with prejudice. Additional information concerning this action is publicly available in court filings under docket numbers 20 Civ. 1095 (E.D. La.) (Guidry, J.) and 21 Civ. 0003 (M.D. La.) (Dick, C.J.).
On September 21, 2020, the City of New Orleans and related entities filed an action against CGMI and other defendants, captioned CITY OF NEW ORLEANS, ET AL. v. BANK OF AMERICA CORPORATION, ET AL., in the United States District Court for the Eastern District of Louisiana. Plaintiffs allege that defendants conspired to manipulate the market for bonds issued by U.S. government-sponsored agencies. Plaintiffs assert claims for violations of the Sherman Act and seek treble damages and injunctive relief. On March 8, 2021, the case was transferred to the United States Middle District of Louisiana. On April 21, 2021, plaintiffs filed notices of settlement, and on June 9, 2021, the parties filed stipulations of dismissal and the court dismissed the actions with prejudice. Additional information concerning this action is publicly available in court filings under docket numbers 20 Civ. 2570 (E.D. La.) (Vitter, J.) and 21 Civ. 147 (M.D. La.) (Dick, C.J.).
On February 9, 2021, purchasers of Euro-denominated sovereign debt issued by European central governments added CGMI, CGML and others as defendants to a putative class action, captioned IN RE EUROPEAN GOVERNMENT BONDS ANTITRUST LITIGATION, in the United States District Court for the Southern District of New York. Plaintiffs allege that defendants engaged in a conspiracy to inflate prices of European government bonds in primary market auctions and to fix the prices of European government bonds in secondary markets. Plaintiffs assert a claim under the Sherman Act and seek treble damages and attorneys’ fees. On June 4, 2021, defendants filed a pre- motion letter with the court requesting leave to dismiss the action. On March 14, 2022, the court granted in part and denied in part defendants’ motions to dismiss. On March 28, 2022, certain defendants, including CGMI, moved for reconsideration, which the court denied on June 16, 2022. On November 7, 2022, plaintiffs moved for leave to amend the fourth amended consolidated class action complaint, which certain defendants opposed on December 19, 2022. Additional information concerning this action is publicly available in court filings under the docket number 19 Civ. 02601 (S.D.N.Y.) (Marrero, J.).
Interbank Offered Rates-Related Litigation and Other Matters
Citigroup and Citibank, N.A., along with other U.S. Dollar (USD) LIBOR panel banks, are defendants in the multidistrict litigation (MDL) proceeding before Judge Buchwald in the United States District Court for the Southern District of New York captioned IN RE LIBOR-BASED FINANCIAL INSTRUMENTS ANTITRUST LITIGATION, appearing under docket number 1:11-md-2262 (S.D.N.Y.). Judge Buchwald has appointed interim lead class counsel for, and consolidated amended complaints have been filed on behalf of, three separate putative classes of plaintiffs: (i) over-the-counter (OTC) purchasers of derivative instruments tied to USD LIBOR; (ii) purchasers of exchange-traded derivative instruments tied to USD LIBOR; and (iii) indirect OTC purchasers of U.S. debt securities. Each of these putative classes alleges that the panel bank defendants conspired to suppress USD LIBOR in violation of the Sherman Act and/or the Commodity Exchange Act, thereby causing plaintiffs to suffer losses on the instruments they purchased. Also consolidated into the MDL proceeding are individual civil actions commenced by various Charles Schwab entities alleging that the panel bank defendants conspired to suppress the USD LIBOR rates in violation of the Sherman Act, the Racketeer Influenced and Corrupt Organizations Act (RICO), and California state law, causing the Schwab entities to suffer losses on USD LIBOR-linked financial instruments they owned. Plaintiffs in these actions seek compensatory damages and restitution for losses caused by the alleged violations, as well as treble damages under the Sherman Act. The Schwab and OTC plaintiffs also seek injunctive relief.
Citigroup and Citibank, N.A., along with other defendants, moved to dismiss all of the above actions that were consolidated into the MDL proceeding. Briefing on the motion to dismiss was completed on September 27, 2012. Judge Buchwald stayed all subsequently filed actions that fall within the scope of the MDL pending resolution of the motion to dismiss has been resolved. On March 29, 2013, Judge Buchwald issued an
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opinion and order dismissing the plaintiffs’ federal and state antitrust claims, RICO claims and unjust enrichment claims in their entirety, but allowing certain of the plaintiffs’ Commodity Exchange Act claims to proceed.
On August 23, 2013, Judge Buchwald issued a decision (i) resolving several motions filed after her March 29, 2013 order, which dismissed many of the claims asserted by plaintiffs in the multi-district litigation captioned IN RE LIBOR-BASED FINANCIAL INSTRUMENTS ANTITRUST LITIGATION (the LIBOR MDL), appearing under docket number 1:11-md-2262 (S.D.N.Y.), and (ii) continuing the stay of all actions that were consolidated into the LIBOR MDL after June 29, 2012. Pursuant to the August 23, 2013 decision, on September 10, 2013, consolidated second amended complaints were filed by interim lead plaintiffs for the putative classes of (i) over-the-counter purchasers of derivative instruments tied to USD LIBOR and (ii) purchasers of exchange-traded derivative instruments tied to USD LIBOR. Each of these putative classes alleges that the panel bank defendants conspired to suppress USD LIBOR. The over-the-counter purchasers assert claims under the Sherman Act and for unjust enrichment and breach of the implied covenant of good faith and fair dealing. The purchasers of exchange-traded derivative instruments assert claims under the Commodity Exchange Act and the Sherman Act and for unjust enrichment. Individual actions commenced by various Charles Schwab entities also were consolidated into the LIBOR MDL. The plaintiffs seek compensatory damages and restitution for losses caused by the alleged violations, as well as treble damages under the Sherman Act. The Schwab and OTC plaintiffs also seek injunctive relief.
On June 23, 2014, the United States District Court for the Southern District of New York issued an opinion in IN RE LIBOR-BASED FINANCIAL INSTRUMENTS ANTITRUST LITIGATION (LIBOR MDL), (i) granting a motion by the putative class of purchasers of exchange-traded derivative instruments for leave to amend their complaint; (ii) denying the defendants’ motion for reconsideration of portions of the court’s March 29, 2013 order; (iii) granting defendants’ motion to dismiss claims based on contracts purchased between May 2008 and April 2009; and (iv) denying the motion by Citigroup, Citibank, N.A., and certain other defendants to dismiss unjust enrichment and contract-based claims of the putative class of OTC purchasers of derivative instruments.
Additional information concerning this consolidated action is publicly available in court filings under the docket number 1:11-md-2262 (S.D.N.Y.) (Buchwald, J.).
On September 17, 2013, the plaintiff class of indirect OTC purchasers of U.S. debt securities filed an appeal in the Second Circuit of Judge Buchwald’s March 29, 2013 and August 23, 2013 orders. The Schwab plaintiffs filed a separate appeal in the Second Circuit on September 24, 2013. The Second Circuit dismissed the appeals on October 30, 2013, and denied the plaintiffs’ motions to reconsider dismissal on December 16, 2013. On June 30, 2014, the United States Supreme Court granted the Schwab plaintiffs’ petition for a writ of certiorari in GELBOIM, ET AL. v. BANK OF AMERICA CORP., ET AL. with respect to the Second Circuit’s dismissal of their appeal. On January 21, 2015, the Supreme Court ruled that, contrary to the Second Circuit’s opinion, the plaintiffs had a right to appeal, and remanded the case to the Second Circuit for consideration of the plaintiffs’ appeal on the merits. Following the remand, plaintiffs-appellants submitted their opening brief on May 20, 2015, and defendants-appellees submitted their response brief on July 17, 2015. The Second Circuit heard oral argument on November 13, 2015. On May 23, 2016, the Second Circuit reversed the district court’s dismissal of antitrust claims and remanded “efficient enforcer” issues to the district court. Additional information concerning this action is publicly available in court filings under the docket numbers 13-3565 (2d Cir.), 13-3636 (2d Cir.), and 13-1174 (U.S.).
Eleven of these actions have been brought on behalf of various putative plaintiff classes, including (i) banks, savings and loans institutions and credit unions that allegedly suffered losses on loans they made at interest rates tied to USD LIBOR, (ii) holders of adjustable- rate mortgages tied to USD LIBOR, and (iii) individual and municipal purchasers of various financial instruments tied to USD LIBOR. The remaining six actions have been brought by individual plaintiffs, including an entity that allegedly purchased municipal bonds and various California counties, municipalities, and related public entities that invested in various derivatives tied to USD LIBOR. Plaintiffs in each of the 17 stayed actions allege that the panel bank defendants manipulated USD LIBOR in violation of the Sherman Act, RICO, and/or state antitrust and racketeering laws, and several plaintiffs also assert common law claims, including fraud, unjust enrichment, negligent misrepresentation, interference with economic advantage, and/or breach of the implied covenant of good faith and fair dealing. Plaintiffs seek compensatory damages and, where authorized by statute, treble damages and injunctive relief.
As part of the August 23, 2013 order, Judge Buchwald also continued the stay of all actions that have been consolidated into the LIBOR MDL proceeding after June 29, 2012. Citigroup and/or Citibank, N.A. are named in 37 such stayed actions. The stayed actions include lawsuits filed by, or on behalf of putative classes of, community and other banks, savings and loans institutions, credit unions, municipalities and purchasers and holders of LIBOR-linked financial products. As a general matter, plaintiffs allege that defendant panel banks artificially
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suppressed USD LIBOR, thereby decreasing the amount plaintiffs would have received in the absence of manipulation. Plaintiffs seek compensatory damages, various forms of enhanced damages, and declaratory and injunctive relief.
Additional actions have been consolidated in the LIBOR MDL proceeding, including (i) lawsuits filed by, or on behalf of putative classes of, community and other banks, savings and loans institutions, credit unions, municipalities and purchasers and holders of LIBOR- linked financial products; and (ii) lawsuits filed by putative classes of lenders and adjustable rate mortgage borrowers. The plaintiffs allege that defendant panel banks artificially suppressed USD LIBOR in violation of applicable law and seek compensatory and other damages. Additional information relating to these actions is publicly available in court filings under the following docket numbers: 12 Civ. 4205; 12 Civ. 5723; 12 Civ. 5822; 12 Civ. 6056; 12 Civ. 6693; 12 Civ. 7461; 13 Civ. 346; 13 Civ. 407; 13 Civ. 1016, 13 Civ. 1456, 13 Civ. 1700, 13 Civ. 2262, 13 Civ. 2297; 13 Civ. 4018; 13 Civ. 7720; 14 Civ. 146 (S.D.N.Y.) (Buchwald, J.); 12 Civ. 6294 (E.D.N.Y.) (Seybert, J.); 12 Civ. 6571 (N.D. Cal.) (Conti, J.); 12 Civ. 10903 (C.D. Cal.) (Snyder, J.); 13 Civ. 48 (S.D. Cal.) (Sammartino, J.); 13 Civ. 62 (C.D. Cal.) (Phillips, J.); 13 Civ. 106 (N.D. Cal.) (Beller, J.); 13 Civ. 108 (N.D. Cal.) (Ryu, J.); 13 Civ. 109 (N.D. Cal.) (Laporte, J.); 13 Civ. 122 (C.D. Cal.) (Bernal, J.); 13 Civ. 334, 13 Civ. 335 (S.D. Iowa) (Pratt, J.); 13 Civ. 342 (E.D. Va.) (Brinkema, J.); 13 Civ. 1466 (S.D. Cal.) (Lorenz, J.); 13 Civ. 1476 (E.D. Cal.) (Mueller, J.); 13 Civ. 2149 (S.D. Tex.) (Hoyt, J.); 13 Civ. 2244 (N.D. Cal.) (Hamilton, J.); 13 Civ. 2921 (N.D. Cal.) (Chesney, J.); 13 Civ. 2979 (N.D. Cal.) (Tigar, J.); 13 Civ. 4352 (E.D. Pa.) (Restrepo, J.); 13 Civ. 5278 (N.D. Cal.) (Vadas, J.); 15 Civ. 1334 (S.D.N.Y.) (Buchwald, J.); and 15 Civ. 2973 (S.D.N.Y.) (Buchwald, J.).
On August 4, 2015, the court granted in part defendants’ motions to dismiss various individual actions that were previously stayed, dismissing plaintiffs’ antitrust claims for failure to state a claim, and holding that plaintiffs cannot pursue certain other claims based on lack of personal jurisdiction or the operation of the applicable statute of limitations. The court allowed certain of plaintiffs’ claims for common law fraud, breach of contract, unjust enrichment and tortious interference to proceed. On October 8, 2015, the City of Philadelphia and the Pennsylvania Intergovernmental Cooperation Authority amended their complaint in response to the court’s August 4, 2015 decision.
On May 23, 2016, United States Court of Appeals for the Second Circuit reversed the district court’s dismissal of antitrust claims in the action captioned IN RE LIBOR-BASED FINANCIAL INSTRUMENTS ANTITRUST LITIGATION and remanded to the district court the issue of antitrust standing—specifically whether plaintiffs are “efficient enforcers” of the antitrust laws. On December 20, 2016 the district court resolved the issue of antitrust standing, dismissing certain plaintiffs’ actions on efficient enforcer grounds, and limiting the classes of OTC and exchange-traded derivative instruments purchasers. The district court also dismissed antitrust claims against Citigroup and Citibank brought by several individual plaintiffs outside of New York on personal jurisdiction grounds. On July 6, 2016, in IN RE LIBOR-BASED FINANCIAL INSTRUMENTS ANTITRUST
LITIGATION, Citibank and Citigroup along with the other defendants moved to dismiss all antitrust claims based on the efficient enforcer doctrine.
The Schwab plaintiffs, whose claims were dismissed in their entirety in December 2016, filed a notice of appeal to the United States Court of Appeals for the Second Circuit on May 12, 2017. In May 2017, plaintiffs filed motions to certify proposed classes in over- the-counter (OTC) exchange-based, and lender class actions. On June 8, 2017, Judge Buchwald entered partial final judgment for the OTC plaintiffs, allowing them to appeal parts of the court’s December 20, 2016 decision to the Second Circuit.
On February 23, 2018, the district court denied certification of two classes (investors who transacted in Eurodollar futures or options on exchanges and lending institutions with interests in loans tied to USD LIBOR) and certified the largest plaintiffs’ class (investors who purchased OTC derivatives from USD LIBOR panel banks) with respect to the antitrust claims against certain remaining defendants. On March 24, 2018, the parties filed petitions in the Second Circuit seeking review of the court’s class certification rulings. On
February 23, 2018, the Second Circuit vacated the portion of the judgment entered by the district court on April 11, 2016 that dismissed non-antitrust claims of various Schwab entities on personal jurisdiction grounds and remanded the case to the district court.
On July 19, 2018, the court granted preliminary approval of the settlement between a putative class of plaintiffs (lending institutions with interests in loans tied to USD LIBOR) and Citigroup and Citibank. On August 1, 2018, the court granted final approval of the settlement between the largest plaintiffs’ class (investors who purchased over-the-counter derivatives from USD LIBOR panel banks) and Citigroup and Citibank. On September 8, 2018, a putative class of plaintiffs (investors who transacted in Eurodollar futures or options on exchanges) filed motions for approval of a settlement with Citigroup, Citibank, CGMI and other settling defendants. On December 5, 2018, a court granted
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preliminary approval of a settlement among Citigroup, Citibank and a class of investors who purchased USD LIBOR debt securities from non-defendant sellers, pursuant to which the Citi defendants paid $7.025 million. On December 20, 2018, a court granted final approval of a settlement among Citigroup, Citibank and a class of lending institutions with interests in loans tied to USD LIBOR, pursuant to which the Citi defendants paid $23 million. On March 25, 2019, the court issued an opinion granting in part motions for leave to further amend complaints filed by certain plaintiffs asserting individual claims.
On July 1, 2019, the court ordered the stipulations of the parties regarding the status of claims asserted by the Federal Deposit Insurance Corporation, Federal Home Loan Mortgage Corporation, and National Credit Union Administration Board. In the stipulations, the parties agreed on the claims that remain viable, the claims that were dismissed, and the claims whose visibility remains in dispute.
On August 7, 2019, the court ordered a stipulation of dismissal of all of Federal National Mortgage Association’s claims against Citigroup and Citibank. On September 5, 2019, the court granted preliminary approval to the revised plan of distribution submitted by exchange-based plaintiffs in connection with their settlement with Citigroup, Citibank, and CGMI. On March 2, 2020, in IN RE LIBOR-BASED FINANCIAL INSTRUMENTS
ANTITRUST LITIGATION, the court granted preliminary approval of a settlement among Citigroup, Citibank, CGMI, and a class of purchasers of exchange traded Eurodollar futures and options. The court granted final approval on September 17, 2020. On December 16, 2020, the court granted final approval of a settlement among Citigroup and Citibank, and a class of bondholder plaintiffs. On March 8, 2021, the court ordered a stipulation and dismissal of all exchange-based claims against Citibank. On April 26, 2021, the court ordered a stipulation and dismissal of all claims asserted by the Federal Deposit Insurance Corporation as receiver for Plaintiffs BankUnited, F.S.B, Community Banks of Colorado, Downey Savings & Loan Association, FA, Eurobank, First Community Bank, First Federal Bank of California, First National Bank, First Regional Bank, Frontier Bank, Georgian Bank, Hillcrest Bank, Irwin Union Bank & Trust Company, LaJolla Bank, Midwest Bank and Trust Company, Orion Bank, PFF Bank & Trust, Riverside National Bank of Florida, and Tier One Bank against Citigroup, Citibank, and Citigroup Financial Products. On September 21, 2021, a stipulation and order of dismissal with prejudice of all claims against Citigroup Inc., Citigroup, N.A., Citigroup Financial Products, Inc., and Citi Swapco Inc. from the actions National Credit Union Administration Board v. Credit Suisse Group AG et al., 13 Civ. 7394 and 15 Civ. 2060. On November 5, 2021, the court entered a stipulation and order of dismissal with prejudice as to Citigroup Inc. and Citibank, N.A. in the Axiom Action.
Additional information concerning these actions and related actions and appeals is publicly available in court filings under the docket numbers 1:11-md-02262 (S.D.N.Y.) (Buchwald, J.) and 16-1189 and 17-1569 (2d Cir.).
On May 20, 2013, an individual action captioned SALIX CAPTIAL US INC. ET AL v. BANC OF AMERICA SECURITIES LLC ET AL, was brought against Citigroup and Citibank, N.A., as well as other USD LIBOR panel banks on behalf of certain hedge funds that were parties to interest rate swap transactions. Based on allegations that the panel bank defendants manipulated USD LIBOR, plaintiffs assert claims for breach of contract, breach of the implied covenant of good faith and fair dealing, fraud, tortious interference with contract, civil conspiracy, and unjust enrichment, and seek compensatory damages. On August 4, 2015, the court granted a motion to dismiss claims against certain defendants, including Citigroup Global Markets Ltd., on merits or statute of limitations grounds. Citibank, N.A., Citigroup Inc., CGMI, and CGML were later dismissed with prejudice by joint stipulation on June 25, 2019. The stipulation was entered by the court on July 31, 2019. Additional information concerning this action is publicly available in court filings under docket number 1:13-cv-4018 (S.D.N.Y.) (Buchwald, J.).
On January 15, 2019, a putative class action captioned PUTNAM BANK v. INTERCONTINENTAL EXCHANGE, INC., ET AL., was filed in the United States District Court for the Southern District of New York against the Intercontinental Exchange, Inc. (ICE), Citigroup, Citibank, CGMI, and various other banks. Plaintiff asserts claims for violations of the Sherman Act and Clayton Act and unjust enrichment based on alleged suppression of the ICE LIBOR and seeks compensatory damages, disgorgement and treble damages where authorized by statute. On January 31 and on March 4, 2019, two similar putative class actions were filed in the United States District Court for the Southern District of New York and have been consolidated with PUTNAM BANK v. INTERCONTINENTAL EXCHANGE, INC., ET AL in IN RE ICE LIBOR ANTITRUST
LITIGATION. On July 1, 2019, the plaintiffs filed a consolidated amended complaint. On August 30, 2019, defendants moved to dismiss plaintiffs’ consolidated amended complaint, and on March 26, 2020, the court granted defendants’ motion. On April 24, 2020, plaintiffs filed a notice of appeal with the United States Court of Appeals for the Second Circuit from the district court’s grant of defendants’ motion to dismiss
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the consolidated class action complaint. On December 28, 2020, DYJ Holdings, LLC filed a motion to intervene as a plaintiff, given that the existing plaintiffs intended to withdraw from the case, which defendants opposed and separately moved to dismiss for lack of subject matter jurisdiction. On April 6, 2021, the United States Court of Appeals for the Second Circuit granted DYJ Holdings, LLC’s motion to intervene as a plaintiff and denied defendants’ motion to dismiss for lack of subject matter jurisdiction. On November 29, 2021, oral argument was held on the appeal of the grant of defendants’ motion to dismiss the amended complaint. On February 14, 2022, the Second Circuit dismissed plaintiffs’ appeal. Additional information relating to this action is publicly available in court filings under the docket number 19-cv-00439 (S.D.N.Y.) (Daniels, J.) and 20-1492 (2d Cir.).
On August 18, 2020, individual borrowers and consumers of loans and credit cards filed an action against Citigroup, Citibank, CGMI and other defendants, captioned MCCARTHY, ET AL. v. INTERCONTINENTAL EXCHANGE, INC., ET AL., in the
United States District Court for the Northern District of California. Plaintiffs allege that defendants conspired to fix ICE LIBOR, assert claims under the Sherman Act and the Clayton Act, and seek declaratory relief, injunctive relief, and treble damages. On November 11, 2020, defendants filed a motion to transfer the case to the United States District Court for the Southern District of New York. On May 24, 2021, plaintiffs filed a motion for an order to show cause why an injunction should not issue in connection with the LIBOR setting process. On June 3, 2021, the court issued an order denying defendants’ motion to transfer the case to the United States District Court for the Southern District of New York. On September 9, 2021, the court held a hearing on plaintiffs’ motions for preliminary and permanent injunctions. On September 30, 2021, defendants moved to dismiss the complaint. On September 13, 2022, the United States District Court for the Northern District of California granted Defendants’ motions to dismiss for lack of antitrust standing, but granted plaintiffs leave to amend. On October 4, 2022, plaintiffs filed an amended complaint. Plaintiffs continue to allege that defendants conspired to fix ICE LIBOR, assert claims under the Sherman Act and the Clayton Act, and seek declaratory relief, injunctive relief, and treble damages. On November 4, 2022, defendants moved to dismiss the amended complaint. The motion remains pending. Additional information concerning this action is publicly available in court filings under the docket number 20 Civ. 5832 (N.D. Cal.) (Donato, J.).
Interest Rate Swaps Matters
Antitrust and Other Litigation: Numerous interest rate swap (IRS) market participants, including Citigroup, Citibank, Citigroup Global Markets Inc. (CGMI), and CGML, were named as defendants in putative class actions filed in the United States District Courts for the Southern District of New York and the Northern District of Illinois. These actions were consolidated before Judge Paul A. Engelmayer in the United States District Court for the Southern District of New York under the caption IN RE INTEREST RATE SWAPS ANTITRUST LITIGATION. Plaintiffs in these actions allege that defendants colluded to prevent the development of exchange-like trading for IRS, thereby causing the putative classes to suffer losses in connection with their IRS investments. Plaintiffs assert federal antitrust claims and claims for unjust enrichment. Also consolidated under the same caption are three individual actions filed by swap execution facilities, asserting federal and state antitrust claims as well as claims for unjust enrichment and tortious interference with business relations. Plaintiffs in all of these actions seek treble damages, fees, costs and injunctive relief. On January 20, 2017, defendants, including Citigroup, Citibank, CGMI and CGML, filed a joint motion to dismiss all claims. On July 28, 2017, the court ruled on defendants’ motions to dismiss, granting them in part and denying them in part. On October 25, 2018, the putative class plaintiffs moved for leave to file a fourth consolidated class action complaint. On February 20, 2019, the putative class plaintiffs in the action captioned IN RE INTEREST RATE SWAPS ANTITRUST LITIGATION moved for class certification and appointment of class counsel. On March 13, 2019, the district court granted in part and denied in part the putative class plaintiffs’ motion for leave to file a fourth consolidated class action complaint, and plaintiffs subsequently filed a fourth amended complaint on March 22, 2019. Defendants, including CGMI, filed answers to the fourth amended complaint on May 1, 2019. Additional information concerning this action is publicly available in court filings under the docket number 16-MD-2704 (S.D.N.Y.) (Oetken, J.).
Regulatory Actions: The CFTC has conducted an investigation into the allegations at issue in the antitrust litigation described above. Citigroup has cooperated with the investigation. While the investigation is not formally closed, it has been inactive, and Citi’s tolling agreement with the CFTC expired in 2019.
Variable Rate Demand Obligation Litigation
In February and March 2019, certain financial institutions that served as remarketing agents for municipal bonds called variable rate demand obligations (VRDOs), including Citigroup, Citibank, CGMI, CGML, and numerous other industry participants, were named as
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defendants in putative class actions filed by the City of Philadelphia and the City of Baltimore in the United States District Court for the Southern District of New York. Plaintiffs allege that defendants colluded to set artificially high VRDO interest rates. The complaints assert violations of the Sherman Act, as well as claims for breach of contract, breach of fiduciary duty, and unjust enrichment, and seek damages and injunctive relief. On April 56, 2019, the two suits were consolidated for pre-trial purposes. On May 31, 2019, plaintiffs filed a consolidated amended complaint captioned THE CITY OF PHILADELPHIA, MAYOR AND CITY COUNCIL OF BALTIMORE v. BANK OF
AMERICA CORP., ET AL. In July 2019, defendants filed a motion to dismiss the consolidated complaint. On November 2, 2020, the court granted in part and denied in part defendants’ motion to dismiss the consolidated complaint. On December 7, 2020, defendants filed answers to the consolidated complaint.
On June 2, 2021, the Board of Directors of the San Diego Association of Governments, acting as the San Diego County Regional Transportation Commission, filed a parallel putative class action against the same defendants named in the already pending nationwide consolidated class action. The two actions were consolidated and on August 6, 2021, the plaintiffs in the nationwide putative class action filed a consolidated amended complaint, captioned THE CITY OF PHILADELPHIA, MAYOR AND CITY COUNCIL OF BALTIMORE, THE BOARD OF DIRECTORS OF THE SAN DIEGO ASSOCIATION OF GOVERNMENTS, ACTING AS THE SAN DIEGO COUNTY REGIONAL TRANSPORTATION COMMISSION v. BANK OF AMERICA CORP., ET AL. On
September 14, 2021, defendants moved to dismiss the consolidated amended complaint in part. On June 28, 2022, the court granted in part and denied in part defendants’ partial motion to dismiss the consolidated amended complaint. Defendants filed answers to the consolidated amended complaint on July 19, 2022. On October 27, 2022, plaintiffs filed a motion to certify a class of persons and entities who, from February 2008 to November 2015, paid interest rates on VRDOs with respect to the antitrust claim. The plaintiffs also moved to certify a subclass of individuals who entered into remarketing agreements with the defendants during that same period. Plaintiffs filed two expert reports along with their motion. Additional information concerning these actions is publicly available in court filings under the docket numbers 19-CV-1608 (S.D.N.Y.) (Furman, J.), 19-CV-2667 (S.D.N.Y.) (Furman, J.), and 21-CV-4893 (S.D.N.Y.) (Furman, J.).
Oceanografía-Related Matters
In 2017, a complaint was filed against Citigroup in the United States District Court for the Southern District of New York by Oceanografia S.A. de C.V. (“OSA”) and its controlling shareholder, Amado Yáñez Osuna. The complaint alleges that plaintiffs were injured when Citigroup made certain public statements about receivable financings and other financing arrangements related to OSA. The complaint asserts claims for malicious prosecution and tortious interference with existing and prospective business relationships. Plaintiffs later filed an amended complaint adding the Firm and certain Related Parties, as well as Banco Nacional de México, or Banamex, as defendants and adding causes of action for fraud and breach of contract. On September 28, 2018, the court granted defendants’ motion to dismiss with prejudice as to the breach of contract claim and without prejudice as to the remaining claims for malicious prosecution, tortious interference with contract and fraud on forum non-conveniens grounds. Plaintiffs have appealed. On August 10, 2019, the court denied both plaintiffs’ motion for reconsideration of the court’s prior decision granting defendants’ motion to dismiss and plaintiffs’ motion for leave to amend the complaint. On September 6, 2019, judgment was entered for defendants, which plaintiffs appealed. On July 15, 2020, the United States Court of Appeals for the Second Circuit affirmed the district court’s finding. Additional information concerning this action is publicly available in court filings under the docket number 1:17- cv-01434 (S.D.N.Y.) (Sullivan, J.) and 19- 3110 (2d Cir.)
Corporate Bonds Antitrust Litigation
On April 21, 2020, a complaint was filed against Citigroup, CGMI, and other defendants in the United States District Court for the Southern District of New York, asserting that defendants violated federal antitrust law by unreasonably restraining the trade of odd-lots of corporate bonds in the secondary market. The consolidated class action complaint seeks declaratory and injunctive relief, treble damages, pre- and post-judgment interest, and costs. The complaint is captioned LITOVICH, ET AL. v. BANK OF AMERICA CORPORATION, ET AL. The plaintiff filed an amended consolidated class action complaint on October 29, 2020. On December 15, 2020, defendants moved to dismiss the amended consolidated class action complaint. On October 25, 2021, the United States District Court for the Southern District of New York granted defendants’ motion to dismiss with prejudice, which plaintiffs noticed for appeal on November 23, 2021.
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Plaintiffs filed an opening appellate brief on March 3, 2022. The appeal remains pending. Additional information concerning this action is publicly available in court filings under the docket numbers 1:20-cv-03154 (Liman, J.) and 21-2905 (2d Cir.).
Record-Keeping Matters
Certain U.S. regulators and authorities conducted investigations of CGMI and other firms regarding compliance with record-keeping obligations in connection with business-related communications sent over unapproved electronic messaging channels. CGMI cooperated with the investigations, and in September 2022 entered into resolutions with the SEC and the CFTC, to resolve the SEC’s and CFTC’s respective investigations regarding compliance with record-keeping obligations in connection with business-related communications sent over unapproved electronic messaging channels. Under these resolutions, a $125 million civil monetary penalty was paid to the SEC, and a $75 million civil monetary penalty was paid to the CFTC.
Other CFTC Inquiries
On December 21, 2017, the CFTC issued a subpoena to Citi which, among other things, required the production of communications, including audio recordings, in connection with an ongoing investigation. On February 9, 2018, Citi represented to Division staff that a hold notice had been issued to Citi staff and confirmed that responsive audio recordings would be preserved. On December 3, 2018, in response to additional requests from the CFTC, Citi notified CFTC staff that it had inadvertently deleted certain responsive audio recordings due to a design flaw in its audio preservation system. On September 28, 2020, CGMI, Citibank, N.A., and Citigroup Energy Inc., without admitting or denying any allegation or finding, entered into a civil settlement with the CFTC, pursuant to which they paid a $4.5 million civil monetary penalty in satisfaction of the Commission’s finding of a violation of Regulation 166.3 (requiring diligent supervision of all business activities).
Settlement Payments
Any payments required by Citigroup or its affiliates in connection with the settlement agreements described above have been made or are covered by existing litigation reserves.
Additional lawsuits containing claims similar to those described above may be filed in the future.
Included by the Sponsor from the NFA Website and not provided by Citi:
CFTC Case #: 17-26. On September 25, 2017, Citibank, N.A. and London-based Citigroup Global Markets Limited were fined $550,000 for Swap Data Reporting violations involving Legal Entity Identifier information and related supervision failures. As provisionally registered swap dealers, CBNA and CGML are required to comply with certain recordkeeping and reporting requirements related to their swap transactions. In particular, Parts 45 and 46 of the Regulations specify requirements for reporting the LEI of each counterparty to a swap. An LEI is a unique, 20-character, alpha-numeric code, used to uniquely identify legally distinct entities that act as counterparties to swap transactions, among other financial transactions. The reporting requirements are designed to enhance transparency, promote standardization, and reduce systemic risk. According to the Order, from at least April 2015 to December 2016, Citi failed to report LEIs properly for tens of thousands of swaps. The Order finds that many of Citi’s LEI reporting errors stemmed from a design flaw in its swap data reporting systems with respect to swap continuation data. As stated in the Order, Citi did not design its swap data reporting systems to re-report trades based solely upon a change in a counterparty’s LEI, absent another event that required the trade to be re-reported. As a result, Citi failed to report updated LEI information in the continuation data for thousands of swaps that were open as of April 2015. The Order also finds that the design flaw in Citi’s swap data reporting systems contributed to Citi failing to correct errors or omissions in its swap data reporting in a timely manner. The Order further finds that Citi violated its reporting obligations by reporting “Name Withheld” as the counterparty identifier for tens of thousands of swaps with counterparties in certain foreign jurisdictions. Recognizing potential conflicts between the CFTC’s reporting requirements and non-U.S. privacy, secrecy, and blocking laws, the CFTC’s Division of Market Oversight (DMO) has issued certain time-limited and conditional no-action relief from LEI reporting requirements. However, such no-action relief has been conditioned upon, among other things, the reporting party reporting, in place of LEI, an alternative counterparty identifier, a “Privacy Law Identifier” or “PLI,” that is unique, static, and consistent for each counterparty. The Order also finds that CBNA and CGML failed to perform their supervisory duties diligently with respect to LEI swap data reporting by failing to enforce existing policies, failing to adequately address compliance with no-action relief where they sought to rely upon
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such relief, and failing to detect repeated LEI reporting errors. The Order recognizes Citi’s cooperation with the CFTC’s investigation. Effective Date: September 25, 2017.
BLB Case #: 205. On November 22, 2017, Citibank NA was fined $5,500 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed on June 6, 2017. Effective Date: November 22, 2017.
BLB Case #: 219. On June 13, 2018, Citibank NA was fined $7,500 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed December 1, 2017. Effective Date: June 13, 2018.
BLB Case #: 249. On November 13, 2019, Citibank was fined $8,500 for failing to notify and receiving prior approval to offset and correct an error trade as required under rule BSEF Rule 516. Effective Date: November 13, 2019.
CFTC Case #: 20-66. CFTC Orders Three Citibank Affiliates to Pay $4.5 Million for Supervision Failures That Led to Deletion of Subpoenaed Audio Recordings. Washington, D.C. — The Commodity Futures Trading Commission today announced it has issued an order filing and simultaneously settling charges against Citibank N.A. and Citigroup Energy Inc., both provisionally registered swap dealers, and Citigroup Global Markets, Inc., a provisionally registered swap dealer and a registered futures commission merchant (collectively, Citi entities), for failing to diligently supervise their audio preservation system. Citibank operated and maintained an audio preservation system on behalf of all three Citi entities. This system was the primary means of ensuring that audio recordings were maintained as required by CFTC regulations. However, due to a known design flaw, the system deleted millions of audio files, including recordings that were responsive to a CFTC subpoena and which Citibank had assured the Division of Enforcement were being preserved. The order requires the Citi entities to pay a $4.5 million civil monetary penalty. “Registrants have obligations to diligently supervise all aspects of their business related to their duties, including all systems used to comply with CFTC recordkeeping requirements, document requests, and subpoenas,” said Division of Enforcement Director James McDonald. “These regulations exist to promote the integrity of the marketplace. When registrants fail to meet their supervision obligations, they will be penalized.” Case Background: According to the order, in December 2017, Division of Enforcement staff sent a subpoena to Citibank in connection with an ongoing investigation for, among other things, audio recordings of certain Citibank traders on a particular day. On February 9, 2018, Citibank communicated to Division staff that a hold notice had been issued to Citibank staff and confirmed that responsive audio recordings would be preserved. Relying on this information, Division staff agreed to Citibank’s request that it be permitted to prioritize production of electronic communications and defer production of the requested audio recordings until a later date. On October 30, 2018, Division staff requested that Citibank produce the responsive audio recordings. On December 3, 2018, Citibank notified Division staff that it had deleted the responsive recordings roughly three weeks earlier due to a design flaw in its audio preservation system. As a result, the system deleted more than 2.77 million audio files for 982 users, including recordings that were responsive to the December 2017 subpoena and which Citibank had assured Division staff were being preserved. The audio preservation system had what one Citibank employee described in a 2014 memo to senior management as a “design flaw.” As the employee described it, if the system was not configured correctly, there was a “ticking time bomb effect” that could—and here did—lead to the automatic deletion of audio recordings. Despite being on notice of the problem as of 2014, Citibank did not take timely and appropriate steps to mitigate the risk of the system’s design flaw. Citibank further did not maintain adequate internal controls with respect to its preservation of audio and thus failed to diligently supervise matters related to its business as a CFTC registrant. According to the order, because all of the Citi entities relied on Citibank to operate and maintain the audio preservation system to record and preserve not only Citibank’s own audio, but also the audio of its affiliated North American swap dealers, all of the Citi entities violated CFTC Regulation 166.3 by failing to diligently supervise the operation of the audio preservation system. Effective Date: September 28, 2020.
CFTC Case #21-15. September 27, 2021. CFTC Orders Citibank and Citigroup Global Markets Limited to Pay a $1 Million Penalty for Swap Data Reporting Violations, Related Supervision Failures, and Violation of a prior CFTC Order. Washington, D.C. — The Commodity Futures Trading Commission today filed and settled charges against Citibank, N.A. and Citigroup Global Markets Limited (collectively, Citi), two provisionally registered swap dealers, for failing to comply with certain swap dealer requirements for reporting Legal Entity Identifier (LEI) information to a swap data repository (SDR) and related supervision failures. The order also charges Citi for violating the cease and desist provision of a 2017 CFTC order relating to reporting and supervisory failures. [See CFTC Press Release No. 7616-17]
The order imposes a $1 million civil monetary penalty on Citi, which reflects a reduction in recognition of Citi’s substantial cooperation with the Division of Enforcement’s investigation and proactive remediation. Today’s order also requires Citi to cease and desist from further violations of the Commodity Exchange Act and CFTC regulations, as charged, and mandates its compliance with certain undertakings to provide its SDR corrected swap data and to update the CFTC on its remediation efforts. “As this case demonstrates, the CFTC will vigorously
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pursue swap dealer registrants that fail to meet their reporting obligations and violate CFTC orders,” said Acting Director of Enforcement Vincent McGonagle. “Accurate swap data reporting is essential to fulfillment of the CFTC’s regulatory mandates, including monitoring systemic risk and preventing market abuse.”
Case Background. In September 2017, the CFTC entered an order that found Citi failed to report LEI data for swap transactions correctly to an SDR; failed to establish the electronic systems and procedures necessary to do so; failed to correct errors in LEI data previously reported to an SDR; and failed to perform its supervisory duties diligently with respect to LEI swap data reporting. The CFTC ordered Citi to pay a $550,000 civil monetary penalty and required Citi to cease and desist violating CFTC regulations as charged.
The order entered today finds that after the 2017 order, Citi failed to report LEIs for swap transactions properly and failed to perform its supervisory duties diligently with respect to LEI swap data reporting, in violation of the cease and desist provisions of the 2017 order. Specifically, today’s order finds that between 2013 to November 2019, Citi misreported LEIs for certain swaps that it reported through a third-party reporting service provider by reporting the counterparty identifier as “Name Withheld,” rather than reporting a valid LEI or a Privacy Law Identifier compliant with available CFTC no-action relief. According to the order, these failures were due in part to Citi failing to supervise the reporting service provider diligently and in part to Citi taking over 18 months to complete upgrades to its internal systems needed for it to properly report counterparty identifier information through the reporting service provider.
The order further finds that until at least September 2020, Citi failed to satisfy the backloading conditions of the available CFTC no-action relief by failing to backload LEIs for live trades to an SDR within 30 days of the expiration of the no-action relief and failing to backload LEIs for expired or terminated trades entirely. The order also finds that Citi’s continued LEI reporting failures resulted in part from a failure to supervise its swap dealer activities diligently with respect to LEI swap data reporting.
CFTC Case #22-46 / Release Number 8599-22. September 27, 2022. CFTC Orders 11 Financial Institutions to Pay Over $710 Million for Recordkeeping and Supervision Failures for Widespread Use of Unapproved Communication Methods. Registered Swap Dealers and FCMs Admit Use of Texts, WhatsApp and Other Unapproved Methods to Conduct Business. The Commodity Futures Trading Commission today issued orders simultaneously filing and settling charges against swap dealer and futures commission merchant (FCM) affiliates of 11 financial institutions for failing to maintain, preserve, or produce records that were required to be kept under CFTC recordkeeping requirements, and failing to diligently supervise matters related to their businesses as CFTC registrants. The settling registrants admit the facts detailed in the orders (with Bank of America and Nomura neither admitting nor denying certain specific findings of the Division of the Enforcement’s (DOE) investigation), are ordered to cease and desist from further violations of recordkeeping and supervision requirements, and are ordered to engage in specified remedial undertakings. The settling swap dealers and FCMs and their civil monetary penalties are: Bank of America (Bank of America, N.A.; BofA Securities, Inc.; and Merrill Lynch, Pierce, Fenner & Smith Incorporated (which was registered as an FCM until May 2019 and is currently registered as an introducing broker)), $100 million Barclays (Barclays Bank, PLC and Barclays Capital Inc.), $75 million, Cantor Fitzgerald (Cantor Fitzgerald & Co.), $6 million; Citi (Citibank, N.A.; Citigroup Energy Inc.; and Citigroup Global Markets Inc.), $75 million, Credit Suisse (Credit Suisse International and Credit Suisse Securities (USA) LLC), $75 million, Deutsche Bank (Deutsche Bank AG and Deutsche Bank Securities Inc.), $75 million, Goldman Sachs (Goldman Sachs & Co. LLC f/k/a Goldman Sachs & Co.), $75 million, Jefferies (Jefferies Financial Services, Inc. and Jefferies LLC), $30 million, Morgan Stanley (Morgan Stanley & Co. LLC; Morgan Stanley Capital Services LLC; Morgan Stanley Capital Group Inc.; and Morgan Stanley Bank, N.A.), $75 million, Nomura (Nomura Global Financial Products Inc.; Nomura Securities International, Inc.; and Nomura International PLC), $50 million, UBS (UBS AG; UBS Financial Services, Inc.; and UBS Securities LLC), $75 million. Each order finds that the swap dealer and/or FCM in question, for a period of years, failed to stop its employees, including those at senior levels, from communicating both internally and externally using unapproved communication methods, including messages sent via personal text, WhatsApp or Signal. The firms were required to keep certain of these written communications because they related to the firms’ businesses as CFTC registrants. The firms generally did not maintain and preserve these written communications, and therefore could not provide them promptly to the CFTC when requested. Each order further finds the widespread use of unapproved communication methods violated the swap dealers’ and/or FCMs’ internal policies and procedures, which generally prohibited business-related communication taking place via unapproved methods. Further, some of the same supervisory personnel responsible for ensuring compliance with the firms’ policies and procedures themselves used non-approved methods of communication to engage in business-related communications, in violation of firm policy.
Societe Generale (“SG”)
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Like many financial institutions, SG is party to numerous litigations, including class actions lawsuits in the U.S., and to regulatory investigations. The consequences, as assessed on a quarterly basis, of those that are liable to have or have recently had a material impact on the financial condition of SG, its results or its business are provisioned in SG’s financial statements. Details are set out in SG’s registration document and its updates concerning major cases. The current litigation disclosures in the 2022 registration statement, filed on 9 March 2022, and updates thereto are set forth below. Other litigation matters and investigations either have no material effect on SG’s financial condition or it is still too early to determine at this stage whether they may have such an impact. The disclosures below as well as prior disclosures (dating back 10 years) are available on the SG website at www.societegenerale.com
On 24 October 2012, the Court of Appeal of Paris confirmed the first judgment delivered on 5 October 2010, finding J. Kerviel guilty of breach of trust, fraudulent insertion of data into a computer system, forgery and use of forged documents. J. Kerviel was sentenced to serve a prison sentence of five years, two years of which are suspended, and was ordered to pay EUR 4.9 billion in damages to the bank. On 19 March 2014, the Supreme Court confirmed the criminal liability of J. Kerviel. This decision puts an end to the criminal proceedings. On the civil front, on 23 September 2016, the Versailles Court of Appeal rejected J. Kerviel’s request for an expert determination of the damage suffered by Societe Generale, and therefore confirmed that the net accounting losses suffered by the Bank as a result of his criminal conduct amount to EUR 4.9 billion. It also declared J. Kerviel partially responsible for the damage caused to Societe Generale and sentenced him to pay to Societe Generale EUR 1 million. Societe Generale and J. Kerviel did not appeal before the Supreme Court. Societe Generale considers that this decision has no impact on its tax situation. However, as indicated by the Minister of the Economy and Finance in September 2016, the tax authorities have examined the tax consequences of this book loss and indicated that they intended to call into question the deductibility of the loss caused by the actions of J. Kerviel, amounting to EUR 4.9 billion. This proposed tax rectification has no immediate effect and will possibly have to be confirmed by an adjustment notice sent by the tax authorities when Societe Generale is in a position to deduct the tax loss carry forwards arising from the loss from its taxable income. Such a situation will not occur for several years according to the bank’s forecasts. In view of the 2011 opinion of the French Supreme Administrative Court (Conseil d’Etat) and its established case law which was recently confirmed again in this regard, Societe Generale considers that there is no need to provision the corresponding deferred tax assets. In the event that the authorities decide, in due course, to confirm their current position, Societe Generale group will not fail to assert its rights before the competent courts. By a decision handed down on 20 September 2018, the Investigation Committee of the reviewing and reassessment Criminal Court has furthermore declared inadmissible the request filed in May 2015 by J. Kerviel against his criminal sentence, confirming the absence of any new element or fact that could justify the reopening of the criminal file.
Between 2003 and 2008, Societe Generale set up gold consignment lines with the Turkish group Goldas. In February 2008, Societe Generale was alerted to a risk of fraud and embezzlement of gold stocks held by Goldas. These suspicions were rapidly confirmed following the failure by Goldas to pay or refund gold worth EUR 466.4 million. Societe Generale brought civil proceedings against its insurers and various Goldas Group entities. Goldas launched various proceedings in Turkey and in the UK against Societe Generale. In the action brought by Societe Generale against Goldas in the UK, Goldas applied to have the action of Societe Generale struck-out and applied to the UK court for damages. On 3 April 2017, the UK court granted both applications and will, after an inquiry into damages, rule on the amount due to Goldas, if any. On 15 May 2018, the Court of Appeal discharged entirely the inquiry into damages granted by the High Court to Goldas but rejected Societe Generale’s arguments relating to service of the claims issued against Goldas, which are therefore time-barred. On 18 December 2018, the Supreme Court refused permission to appeal to both Societe Generale and Goldas. On 16 February 2017, the Paris Commercial Court dismissed Societe Generale’s claims against its insurers. Societe Generale filed an appeal against the Paris Commercial Court’s decision.
In the early 2000s, the French banking industry decided to transition to a new digital system in order to streamline cheque clearing. To support this reform (known as EIC - Echange d’Images Chèques), which has contributed to the improvement of cheque payments security and to the fight against fraud, the banks established several interbank fees (including the CEIC which was abolished in 2007). These fees were implemented under the aegis of the banking sector supervisory authorities, and to the knowledge of the public authorities.
On 20 September 2010, the French competition authority ruled that the joint implementation and the setting of the amount of the CEIC and of two additional fees for related services were in breach of competition law. The authority fined all the participants to the agreement (including the Banque de France) a total of approximately EUR 385 million. On 2 December 2021, after several years of proceedings and two decisions of the Supreme Court, the Paris Court of Appeal overturned the decision of the French competition authority and ruled that (i) it was not proven that the establishment of the CEIC and the fees for related services on AOCT (cancellation of wrongly cleared transactions) as well as their collection had infringed the provisions of Article L. 420-1 of the French Commercial Code and of Article 101 of the Treaty on the Functioning of the European Union and, (ii) that its decision was giving rise to a right of restitution of the sums paid in execution of the
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overturned decision, namely approximatively EUR 53.5 million for Societe Generale and approximatively EUR 7 million for Crédit du Nord, together with interests at the legal rate. On 31 December 2021, the French competition authority filed an appeal before the Supreme court against this decision. The new proceeding before the Supreme Court is still pending.
In August 2009, Societe Generale Private Banking (Switzerland) (“SGPBS”), along with several other financial institutions, was named as a defendant in a putative class action that was ultimately transferred to the US District Court for the Northern District of Texas. The plaintiffs sought to represent a class of individuals who were customers of Stanford International Bank Ltd. (SIBL), an Antiguan bank, with money on deposit at SIBL and/or holding Certificates of Deposit issued by SIBL as of 16 February 2009. The plaintiffs alleged that they suffered losses as a result of fraudulent activity at SIBL and the Stanford Financial Group or related entities, and that the defendants were responsible for those alleged losses. The plaintiffs further sought to recoup payments made through or to the defendants on behalf of SIBL or related entities on the basis that they were alleged to have been fraudulent transfers. The Official Stanford Investors Committee (OSIC) was permitted to intervene and filed a complaint against SGPBS and the other defendants seeking similar relief. Following motions to dismiss, the Court ultimately in April 2015 permitted the substantial majority of the claims to proceed.
On 7 November 2017, the District Court denied the plaintiffs’ motion for class certification. On 3 May 2019, several hundred individual plaintiffs filed motions to intervene in the pending OSIC action seeking recovery in their individual capacities for losses on their Stanford investments. By order of 18 September 2019 the court denied the motions to intervene. One group of plaintiffs appealed the denial, which was rejected by the court of appeal on 3 February 2021, and the remaining group of plaintiffs initiated a separate action in Texas state court in Houston in November 2019, now pending in the Southern District of Texas.
On 12 February 2021, all parties in the litigation filed motions for summary judgment. SGPBS seeks dismissal of all pending claims, and OSIC, renewing a prior unsuccessful motion for summary judgement seeks return of a USD 95 million transfer to SGPBS in 2008. Discovery has been completed.
On 19 January 2022, the US District Court for the Northern District of Texas asked the Judicial Panel for Multidistrict Litigation to remand the case to US District Court for the Southern District of Texas in Houston, where it was originally filed, for further proceedings, including trial. The following day, on 20 January 2022, the US District Court for the Northern District of Texas ruled on the pending motions for summary judgment denying SGPBS’s and OSIC’s motions. The case was formally remanded to the Southern District of Texas in Houston by order of 28 January 2022, and the trial as to all defendants is to commence on 27 February 2023. On 3 January 2023, SGPBS entered into an agreement settling the litigation brought by OSIC as well as the pending intervenor claims brought by certain individual plaintiffs also pending in the Southern District of Texas, in an amount covered by reserves. This settlement is subject to review and approval by the US District Court for the Northern District of Texas, which oversees the wind-up of the Stanford estate.
In the same matter, a pre-contentious claim (“requête en conciliation”) was initiated in Geneva in November 2022 by the Joint Liquidators of SIBL, appointed by the courts in Antigua, representing the same investors as those represented by the US plaintiffs. SGPBS is defending that claim.
Notwithstanding the agreements reached in 2018 with the US authorities regarding certain London Interbank Offered Rates and the Euro Interbank Offered Rate (“the IBOR matter”) the dismissal on 30 November 2021 of the legal proceedings brought by the DOJ in this matter, the Bank continues to defend civil proceedings in the United States (as described below) and has responded to information requests received from other authorities, including the Attorneys General of various States of the United States and the New York Department of Financial Services.
In the United States, Societe Generale, along with other financial institutions, has been named as a defendant in putative class actions involving the setting of US Dollar Libor, Japanese Yen Libor, and Euribor rates and trading in instruments indexed to those rates. Societe Generale has also been named in several individual (non-class) actions concerning the US Dollar Libor rate. All of these actions are pending in the US District Court in Manhattan (the “District Court”).
As to US Dollar Libor, all claims against Societe Generale were dismissed by the District Court or voluntarily dismissed by the plaintiffs, except in two putative class actions and one individual action that were effectively stayed. The class plaintiffs and a number of individual plaintiffs appealed the dismissal of their antitrust claims to the United States Court of Appeals for the Second Circuit (“Second Circuit”). On 30 December 2021, the Second Circuit reversed the dismissal and reinstated the antitrust claims. These reinstated claims which have been returned to the District Court include those asserted by a proposed class of over-the-counter (OTC) plaintiffs and by OTC plaintiffs that have filed individual actions. On 21 June 2022, the U.S. Supreme Court denied a petition filed by Societe Generale and other defendants that sought review
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of the Second Circuit’s ruling. Discovery is ongoing. On 19 August 2022, one of the stayed putative class actions was voluntarily dismissed by plaintiffs. On 9 January 2023, the claims against Societe Generale by one of the individual plaintiffs, National Credit Union Administration (as Liquidating Agent for certain credit unions), were voluntarily dismissed with prejudice.
As to Japanese Yen Libor, the District Court dismissed the complaint brought by purchasers of Euroyen over-the-counter derivative products. On 1 April 2020, the Second Circuit reversed the dismissal and reinstated the claims. On 30 September 2021, the District Court dismissed certain plaintiffs and all Racketeer Influenced and Corrupt Organizations Act claims but upheld certain antitrust and state law claims against Societe Generale. Discovery in that action is ongoing in the other action, brought by purchasers or sellers of Euroyen derivative contracts on the Chicago Mercantile Exchange on 27 September 2019, plaintiff filed a motion for class certification. On 25 September 2020, the District Court granted defendants’ motion for judgment on the pleadings and dismissed plaintiff’s remaining claims. Plaintiff has appealed to the Second Circuit. On 18 October 2022, as amended on 8 December 2022, the Second Circuit affirmed the District Court’s dismissal of plaintiff’s claims.
As to Euribor, the District Court dismissed all claims against Societe Generale in the putative class action and denied the plaintiffs’ motion to file a proposed amended complaint. Plaintiffs have appealed those rulings to the Second Circuit. Societe Generale reached a settlement of this action in an amount covered by reserves. Shortly thereafter, on 21 November 2022, the Second Circuit stayed plaintiffs’ appeal as to Societe Generale and remanded that portion of the case to the District Court for consideration of the proposed settlement.
In Argentina, Societe Generale, along with other financial institutions, has been named as a defendant in litigation brought by a consumer association on behalf of Argentine consumers who held government bonds or other specified instruments that paid interest tied to US Dollar Libor. The allegations concern violations of Argentine consumer protection law in connection with alleged manipulation of the US Dollar Libor rate. Societe Generale has not yet been served with the complaint in this matter.
Beginning on 15 January 2019, Societe Generale and SG Americas Securities, LLC, along with other financial institutions, were named in three putative antitrust class actions in the US District Court in Manhattan, which were consolidated. Plaintiffs alleged that the USD ICE Libor panel banks conspired to make artificially low submissions to that benchmark in order to profit on their trading in derivatives tied to USD ICE Libor. Plaintiffs were seeking to certify a class comprised of US residents (individuals and entities) that transacted with a defendant in floating rate debt instruments or interest rate swaps tied to USD ICE Libor and received a payment at any time between 1 February 2014 to the present, regardless of when the instrument was purchased. By order dated 26 March 2020, the District Court dismissed the action. Plaintiffs appealed that ruling. On 6 April 2021, the Second Circuit permitted a new proposed class representative to intervene as a plaintiff in the appeal. The original proposed class representatives withdrew from the action. On 14 February 2022, the Second Circuit dismissed the remaining plaintiff’s appeal for lack of standing leaving undisturbed the District Court’s dismissal. This litigation is now concluded.
Societe Generale, along with several other financial institutions, was named as a defendant in a putative class action alleging violations of US antitrust laws and the CEA in connection with foreign exchange spot and derivatives trading. The action was brought by persons or entities that transacted in certain over-the-counter and exchange-traded foreign exchange instruments. Societe Generale reached a settlement of USD 18 million, which was approved by the Court on 6 August 2018. On 7 November 2018, a group of individual entities that elected to opt out of the settlement filed a lawsuit against Societe Generale, SG Americas Securities, LLC and several other financial institutions. SG Americas Securities, LLC was dismissed by order dated 28 May 2020. Discovery is proceeding as to Societe Generale and the other remaining defendants. On 11 November 2020, Societe Generale was named, along with several other banks, in a UK action alleging collusion in the market for FX instruments. The action has been transferred to the Competition Appeal Tribunal. Societe Generale is defending both actions.
On 10 December 2012, the French Supreme Administrative Court (Conseil d’Etat) rendered two decisions confirming that the “précompte tax” which used to be levied on corporations in France does not comply with EU law and defined a methodology for the reimbursement of the amounts levied by the tax authorities. However, such methodology considerably reduces the amount to be reimbursed. Societe Generale purchased in 2005 the “précompte tax” claims of two companies (Rhodia and Suez, now ENGIE) with a limited recourse on the selling companies. One of the above decisions of the French Supreme Administrative Court relates to Rhodia. Societe Generale has brought proceedings before the French administrative courts. Several French companies applied to the European Commission, who considered that the decisions handed down by the French Supreme Administrative Court on 10 December 2012, which was supposed to implement the decision rendered by the Court of Justice of the European Union C-310/09 on 15 September 2011, infringed a number of principles of European law. The European Commission subsequently brought infringement proceedings against the French Republic in November 2014, and since then confirmed its position by publishing a reasoned opinion on 28 April 2016 and by referring the matter to the Court of Justice of the European Union on 8 December 2016. The Court of Justice of European Union rendered its judgement on 4 October 2018 and sentenced France for failure
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by the French Supreme Administrative Court to disregard the tax on EU sub-subsidiaries in order to secure the withholding tax paid in error as well as on the absence of any preliminary question. With regard to the practical implementation of the decision, Societe Generale has continued to assert its rights with the competent courts and the tax authorities, which it expects to be treated diligently and in accordance with the law. On 23 June 2020, the Administrative Court of Appeal of Versailles issued a ruling in favour of Societe Generale on our 2002 and 2003 Suez claims, followed by an enforcement in our favour. The judgment of Versailles held that the advance payment was not compatible with the Parent-Subsidiary Directive: the French Supreme Administrative Court, which had also received a request for a priority question of constitutionality, also pointed out that the advance payment was incompatible with Article 4 of the Parent-Subsidiary Directive but that a question should be referred to the ECJ for a preliminary ruling in order to ascertain this. The Court of Luxembourg has confirmed on 12 May 2022 that the “précompte” was incompatible with the Parent-Subsidiary Directive.
Societe Generale, along with other financial institutions, was named as a defendant in a putative class action alleging violations of US antitrust laws and the CEA in connection with its involvement in the London Gold Market Fixing. The action is brought on behalf of persons or entities that sold physical gold, sold gold futures contracts traded on the CME, sold shares in gold ETFs, sold gold call options traded on CME, bought gold put options traded on CME, sold over-the-counter gold spot or forward contracts or gold call options, or bought over-the-counter gold put options. Societe Generale, along with three other defendants, has reached a settlement to resolve this action for USD 50 million. By order dated 13 January 2022, the Court granted preliminary approval of the settlement. The final fairness hearing was held on 5 August 2022, and the settlement received final approval by order dated August 8, 2022. This matter is now concluded. Although Societe Generale’s share of the settlement is not public, it was not material from a financial perspective. Societe Generale, along with other financial institutions, is also named as a defendant in two putative class actions in Canada (in the Ontario Superior Court in Toronto and Quebec Superior Court in Quebec City) involving similar claims. Societe Generale is defending the claims.
Since August 2015, various former and current employees of the Societe Generale group have been under investigation by German criminal prosecution and tax authorities for their alleged participation in the so called “CumEx” patterns in connection with withholding tax on dividends on German shares. These investigations relate inter alia to a fund administered by SGSS GmbH proprietary trading activities and transactions carried out on behalf of clients. The Group entities respond to the requests of the German authorities. Societe Generale Group entities may also be exposed to claims by third parties, including German tax offices, and become party to legal disputes initiated by clients involved in proceedings against the German tax administration.
In May 2019, SGAS was named, along with other financial institutions, as a defendant in a putative class action in the US alleging anticompetitive behaviour in the pricing of “agency bonds” issued by US Government Sponsored Enterprises (GSEs), including Federal Home Loan Bank (FHLB), Federal Home Loan Mortgage Corporation (Freddie Mac), and Federal National Mortgage Association (Fannie Mae). On 16 June 2020, SGAS and twelve other bank defendants reached a final settlement with plaintiffs. Although SGAS’s share of the settlement is not public, the amount was not material from a financial statement perspective. SGAS was also named in four separate individual opt-out litigations by the following plaintiffs: the State of Louisiana (filed September 2019), the City of Baton Rouge/East Baton Rouge Parish and related entities (October 2019), Louisiana Asset Management Pool (April 2020), and the City of New Orleans and related entities (September 2020). These suits also asserted antitrust claims (and in some cases other related claims) against SGAS and multiple other bank defendants based on these plaintiffs’ purchases of GSE bonds. As to the opt-out litigations, a settlement was reached involving all defendants in June 2021, of which SGAS’s share was immaterial, and these actions have been dismissed. SGAS also received a subpoena from the US Department of Justice (DOJ) in connection with its US agency bond business. SGAS responded to these requests and is cooperating with the DOJ investigation.
Societe Generale and certain of its subsidiaries are defendants in an action pending in the US Bankruptcy Court in Manhattan brought by the Trustee appointed for the liquidation of Bernard L. Madoff Investment Securities LLC (BLMIS). The action is similar to those brought by the BLMIS Trustee against numerous institutions and seeks recovery of amounts allegedly received by the Societe Generale entities indirectly from BLMIS through so-called “feeder funds” that were invested in BLMIS and from which the Societe Generale entities received redemptions. The suit alleges that the amounts that the Societe Generale entities received are avoidable and recoverable under the US Bankruptcy Code and New York state law. The BLMIS Trustee seeks to recover, in the aggregate, approximately USD 150 million from the Societe Generale entities. The Societe Generale entities are defending the action. In decisions dated 22 November 2016 and 3 October 2018, the Court rejected most of the claims brought by the BLMIS Trustee. The Trustee appealed to the US Court of Appeals for the Second Circuit. By order dated 25 February 2019, the Second Circuit vacated the judgements and remanded for further proceedings. On 1 June 2020, the United States Supreme Court denied Defendant-Appellees’ petition for a writ of certiorari. The case is now before the Bankruptcy Court for further proceedings. The Societe Generale defendants filed a motion to dismiss on 29 April 2022. The motion was denied by order dated 7 October 2022.
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On 10 July 2019, Societe Generale was named as a defendant in a litigation filed in the US District Court in Miami by plaintiffs seeking compensation under the Cuban Liberty and Democratic Solidarity (Libertad) Act of 1996 (known as the Helms-Burton Act) stemming from the expropriation by the Cuban government in 1960 of Banco Nunez in which they are alleged to have held an interest. Plaintiff claims damages from Societe Generale under the terms of this statute. Plaintiff filed an amended complaint on 24 September 2019 adding three other banks as defendants and adding several new factual allegations as to Societe Generale. Societe Generale filed a motion to dismiss, which was fully briefed as of 10 January 2020. While the motion to dismiss was pending, plaintiffs filed an unopposed motion on 29 January 2020, to transfer the case to federal court in Manhattan, which the court granted on 30 January 2020. Plaintiffs filed a second amended complaint on 11 September 2020, in which it dropped the three other banks as defendants, added a different bank as an additional defendant, and added as additional plaintiffs who purport to be heirs of the founders of Banco Nunez. The court granted Societe Generale’s motion to dismiss on 22 December 2021 but permitted plaintiffs to replead their claims. On 25 February 2022, plaintiffs filed an amended complaint, and on 11 April 2022, Societe Generale filed its motion to dismiss.
On 9 November 2020, Societe Generale was named as a defendant, together with another bank, in a similar Helms-Burton litigation filed in the US District Court in Manhattan (Pujol I) by the purported heirs of former owners, and personal representatives of estates of heirs or former owners, of Banco Pujol, a Cuban bank alleged to have been confiscated by the Cuban government in 1960. On 27 January 2021, Societe Generale filed a motion to dismiss. In response, as permitted by the judge’s rules, plaintiffs chose to file an amended complaint and did so on 26 February 2021. Societe Generale filed a motion to dismiss the amended complaint on 19 March 2021, which was granted by the court on 24 November 2021. The court permitted plaintiffs to replead their claims. On 4 February 2022, plaintiffs filed an amended complaint, and on 14 March 2022, Societe Generale filed its motion to dismiss, which was granted by the court on 23 January 2023.
On 1 June 2021, a shareholder of Societe Generale initiated an action designated by him as a “derivative action” (‘action ut singuli’) before the Commercial Court of Paris against the CEO of the company (‘Directeur Général’), Mr Frédéric Oudéa. Plaintiff is seeking an order that Mr Oudéa pay to Societe Generale an amount equal to fines paid to the U.S. and French treasuries under the convention judiciaire d’intérêt public of 24 May 2018 between Societe Generale and the Financial Public Prosecutor (the “CJIP”) and the Deferred Prosecution Agreement of 5 June 2018 between Societe Generale and the United States Department of Justice (the “DPA”). Societe Generale voluntarily joined these proceedings at the first procedural hearing in order to seek the dismissal of the claims made by the plaintiff. Thereafter, the plaintiff filed a brief asking the court to dismiss the case with prejudice, and the parties asked the court to put an end to these proceedings. By order dated 15 February 2022, the Commercial Court of Paris therefore took note of the termination of the proceedings. This matter is therefore definitively over.
In the context of the sale of its Polish subsidiary Euro Bank to Bank Millennium on 31 May 2019 and of the indemnity granted to the latter against certain risks, Societe Generale continues to monitor the evolution of court cases related to CHF-denominated or CHF-indexed loans issued by Euro Bank.
Like other operators in the Paris marketplace, Societe Generale is subject to a tax review of its equity market transactions. Discussions with the administration are continuing.
On 19 August 2022, a Russian fertiliser company, EuroChem North West-2 (“EuroChem”), a wholly owned subsidiary of EuroChem AG, filed a claim against Societe Generale SA and its Milan branch (“Societe Generale”) before English courts. This claim relates to five on-demand bonds that Societe Generale issued to EuroChem in connection with a construction project in Kingisepp, Russia. On 4 August 2022, EuroChem made demands under the guarantees. Societe Generale explained it was unable to honour the claims due to international sanctions directly impacting the transactions, an assessment which EuroChem disputes. Societe Generale filed its defence submissions on 1 November 2022, to which EuroChem replied on 13 December 2022. A case management conference (“CMC”) is expected to take place in the course of the first quarter of 2023.
SG Americas Securities, LLC (“SGAS”) has received requests for information from the US Securities and Exchange Commission (“SEC”) focused on compliance with record-keeping requirements in connection with business-related communications on messaging platforms that were not approved by the firm. The inquiry follows a number of regulatory settlements in 2022.
Included by the Sponsor from the NFA website and not provided by Societe Generale
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CFTC Case #18-14, June 4, 2018. CFTC Orders Societe Generale S.A. to Pay $475 Million Penalty to Resolve Charges of Manipulation, Attempted Manipulation, and False Reporting of LIBOR and Euribor
Washington, DC – The Commodity Futures Trading Commission (CFTC) issued an Order today filing and settling charges against Societe Generale S.A. (Societe Generale or the Bank) for attempted manipulation of and false reporting in connection with the London Interbank Offered Rate (LIBOR) for U.S. Dollar, Yen and Euro, and the Euro Interbank Offered Rate (Euribor), certain instances of manipulation of Yen LIBOR, and aiding and abetting traders at another bank in their attempts to manipulate Euribor. The Bank’s misconduct spans more than six years, from 2006 through mid-2012. The CFTC Order requires Societe Generale to pay a civil monetary penalty of $475 million, cease and desist from further violations as charged, and adhere to specific undertakings to ensure the integrity of its LIBOR, Euribor, and other benchmark interest rate submissions in the future.
LIBOR and Euribor are global interest rate benchmarks that act as the basis of pricing for trillions of dollars of financial instruments, including U.S. based exchange-traded futures contracts and swaps transactions. Markets, investors, and consumers in the United States and around the world rely on the integrity of these benchmark interest rates.
LIBOR and Euribor are fixed each day based on rates submitted by a select panel of banks. They are supposed to reflect or relate to the true costs of borrowing unsecured funds in the relevant interbank market. In determining what rates to submit, each panel bank is to make an honest assessment of those costs. Benchmark submissions thus convey market information about borrowing costs for unsecured funds, the liquidity conditions and stress in the money markets, and a bank’s ability to borrow funds in the particular markets. As reflected in the CFTC’s Order, at various times during the relevant period, Societe Generale made its submissions for U.S. Dollar, Euro and Yen LIBOR and Euribor based on impermissible factors.
The Order finds that Societe Generale engaged in misconduct that undermined the integrity of LIBOR and Euribor for two distinct purposes. From May 2010 through mid-2012, during a period of market strain due to the Greek sovereign debt crisis, Societe Generale made false reports of U.S. Dollar and Euro LIBOR and Euribor to protect its reputation from speculation that it was having more difficulty borrowing unsecured funds than other banks. Societe Generale made these false reports at the direction of certain members of executive management, including the Chief Financial Officer and Head of Corporate Investment Banking, as well as senior Treasury managers, including the Global Head of Treasury. At other times, as detailed below, Societe Generale made false reports concerning U.S. Dollar, Yen, and Euro LIBOR and Euribor in attempts to manipulate the setting of those benchmarks, and for Yen LIBOR was, at certain times, successful in its attempts to manipulate, in order to benefit trading positions that were priced based on LIBOR or Euribor, or in other words, for profit.
As the Order finds, Societe Generale engaged in misconduct even after it knew that the CFTC was investigating the Bank’s Euribor and LIBOR submission practices as of July and September 2011. Societe Generale continued to make false U.S. Dollar LIBOR submissions by submitting rates lower than its true costs of borrowing funds in order to protect its reputation. Moreover, in early 2012, Societe Generale conducted an internal audit of its LIBOR submission process, which produced an anemic report that failed to identify glaring improprieties and concluded the Bank’s submitted rates were “consistent with” British Bankers’ Association guidelines despite an abundance of evidence to the contrary.
Societe GeneraleMakes False Submissions to Protect Reputation As Directed by Executive Management from May 2010 through Mid-2012
The CFTC Order specifically finds that in May 2010, during a period of market strain due to the Greek sovereign debt crisis to which Societe Generale had exposure, Societe Generale’s U.S. Dollar LIBOR submissions garnered the attention of press and market analysts because the submissions were consistently higher than the submissions of many other banks, reflecting to the market that the Bank was paying higher interest rates than other banks in order to borrow unsecured funds. This raised the concerns of certain members of Societe Generale’s executive management that the relatively higher U.S. Dollar LIBOR submissions were creating an impression that the Bank was struggling to finance itself and the Bank would appear less financially stable compared to its competitors, especially the French banks. Certain members of executive management expressed anger over the Bank’s submissions having a negative impact on its reputation. They instructed the Bank’s Global Head of Treasury that Societe Generale’s submissions should not be among the highest of the non-eliminated banks and should not raise questions about the Bank’s financial stability. Societe Generale’s Global Head of Treasury conveyed these executive managers’ concerns and instructions to the members of Treasury responsible for making the submissions. At the direction of these managers, the Bank’s LIBOR and Euribor submitters were to lower the Societe Generale’s LIBOR submissions to ensure that there was no further scrutiny from the press or market
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analysts and to assuage the concerns of the executive management. Societe Generale’s submitters followed the instructions, with one manager noting that it was “a total charade.” Societe Generale also lowered its Euribor submissions to match the Bank’s lower Euro LIBOR submissions to avoid detection of their false depression of Euro LIBOR because the benchmarks tended to move in tandem.
The Order finds that at times, members of Societe Generale’s Treasury Desks expressed discomfort and concern about Societe Generale’s submission practices. “We have increased our market funding levels without moving our LIBOR contribution I think we are leaving ourselves exposed to a possible claim of market manipulation … I am extremely uncomfortable with this situation.” Certain members of executive management were informed that submissions did not match what the Bank was paying in the market, being told at one point, “we remain in breach,” “we’re very far away from reality,” and “we’re in cloud cuckoo land with our contributions.” The Bank made false U.S. Dollar LIBOR submissions until at least July 2012 and made false Euro LIBOR and Euribor submissions until at least July 2010.
According to the Order, as scrutiny of panel banks LIBOR submissions practices intensified and Societe Generale’s fear of exposure grew, Societe Generale started to gradually increase its submissions, hoping to avoid any market reaction. Societe Generale also took steps to conceal its misconduct, including preparing fictitious borrowing costs data to submit to the LIBOR administrator to justify the Bank’s submissions, discussing, dissembling and justifying aberrant deals done at levels above the submissions, and sending false bids for U.S. Dollars into the wider market while telling potential lenders one-on-one that the Bank was willing to pay much higher rates. These tactics were meant to hide the disconnection between the costs of funds and its U.S. Dollar LIBOR submissions. The Order also finds that upon facing inquiry into their misconduct, members of the Bank’s Treasury desks wanted indemnification letters, discussed that they “played dumb” when questioned about the Bank’s LIBOR submission process and joked that, “I don’t want to go to prison by myself…” and, “You’ll have to bring us oranges when we’re in prison.”
Societe Generale’s Attempts to Manipulate U.S. Dollar, Yen, and Euro LIBOR and Euribor To Benefit Trading Positions
○ The CFTC Order further finds that at various times, Societe Generale, through the acts of members of its Paris Treasury Desk and others, attempted to manipulate the fixing of LIBOR and Euribor by making false submissions to benefit money market and derivatives trading positions. The Treasury Desks were profit centers for Societe Generale and traders’ compensation was based in part upon the profitability of the Desk.
○ From February 2009 to mid-May 2010, Societe Generale, through its submitters, based the Bank’s U.S. Dollar LIBOR submissions, in whole or in part, on whatever the Paris Treasury Desk believed was most beneficial for the desk’s positions on any given day. If successful in affecting the fixing, the Bank would profit on certain money market and derivatives positions placed by the Paris Treasury Desk by increasing payments from counterparties on assets or decreasing payments to counterparties on liabilities. At one point, as part of a strategy to push the U.S. Dollar LIBOR fixing higher to benefit a long position in the one month tenor, Societe Generale attempted to make the highest submission that would be included in the calculation for the final U.S. Dollar LIBOR fixing. From mid-September 2009 to mid-March 2010, 88% of the Bank’s U.S. Dollar LIBOR submissions in the one-month tenor were ranked as one of the three highest submissions in the calculation (i.e. the tenth to twelfth highest submission in the panel) for the final fixing. And its submissions were consistently above its borrowing costs and the LIBOR fixing.
○ From 2006 to at least March 2007, Societe Generale, through its submitters and derivatives traders, attempted to manipulate Euribor. Senior Euro derivatives traders at the Bank regularly sent requests to the Bank’s Euribor submitters on the Paris Treasury Desk to adjust the Bank’s Euribor submissions to benefit trading positions, which were occasionally accommodated. On certain occasions, the submitters did not accommodate the requests of the derivatives traders because the Paris Treasury Desk itself held positions which would have benefited with an opposite movement in the fixing, at which point a decision was made to submit toward the “middle” to accommodate both trading positions.
○ During the same period, Societe Generale aided and abetted a Barclays derivatives trader’s attempts to manipulate Euribor during the same period. At the time, certain Societe Generale Euro derivatives traders engaged in a two-way scheme of sending submission requests to, and receiving requests from, Barclays derivatives traders to relay to their respective Euribor submitters. Société Générale traders relayed Barclays traders’ requests to Societe Generale’s Euribor submitters to benefit either the Barclays traders’ trading positions, or both the Barclays traders’ and the Société Générale traders’ positions. On certain occasions the Bank’s submitters accommodated these requests.
○ In the fall of 2007, Societe Generale through its submitters and certain traders and senior managers on the Paris Treasury Desk, attempted to manipulate Euribor and Euro LIBOR to benefit the desk’s money market and derivatives trading positions and mitigate losses. The
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Head of Paris Treasury, who eventually became the Global Head of Treasury, instructed the submitters to skew the Bank’s submissions to mitigate losses on a particularly large trading position held by the Desk. One submitter commented, “We have been instructed to [ensure] that the [3 month Euirbor fixing] drops […] And when you’re told you have to, well….You do it.” When the Head of London Treasury asked about it, the Head of Paris Treasury acknowledged, “Yeah, it was some manipulation . . . ..”
○ From July 2006 through August 2007, Societe Generale, through its derivatives traders, submitters, and senior Treasury managers, attempted to manipulate Yen LIBOR and on certain occasions, successfully manipulated Yen LIBOR. The Société Générale’s Head of Treasury for Europe and Asia ordered the Yen Submitter to accommodate the submission requests of certain Societe Generale Yen derivatives traders in Tokyo. Despite knowing the impropriety of the requests, the Yen LIBOR Submitter complied with the order and accommodated these requests.
The Order also finds that Societe Generale’s lack of internal controls, procedures, and policies concerning its LIBOR and Euribor submission processes and its failure to adequately supervise its money market and derivatives trading desks and traders allowed this misconduct to occur. Societe Generale did not have policies, internal controls, or procedures for determining or monitoring its benchmark interest rate submissions to ensure that the Bank’s LIBOR and Euribor submissions were appropriately submitted based on an assessment of the costs of borrowing unsecured funds in the relevant interbank markets. Société Générale’s failure to provide internal training or implement standards around its LIBOR and Euribor submissions, to prohibit inappropriate communications between traders and submitters, and to recognize and monitor obvious conflicts of interest, all led to a culture of misconduct and permitted such misconduct to continue for a number of years, according to the Order.
In a related action by the U.S. Department of Justice (DOJ), Societe Generale entered into a deferred prosecution agreement for violations of the Commodity Exchange Act for the same underlying misconduct and accepted a penalty of $275 million.
The CFTC Order recognizes the Bank’s significant cooperation with the CFTC Division of Enforcement’s investigation, including identifying and disclosing additional specific misconduct in responding to the Division’s requests for documents and information.
The CFTC thanks and acknowledges the valuable assistance of the Department of Justice, the Washington Field Office of the Federal Bureau of Investigation, The Autorité des marchés financiers in France, and the UK Financial Conduct Authority.
CFTC Case #: 21-36. The Commodity Futures Trading Commission (“CFTC”) on September 29, 2021 issued an Order filing and settling charges against Société Générale S.A. (“Société Générale”), requiring Société Générale to pay a $1.5 million civil monetary penalty and to undertake remedial relief. The Order finds that from in or about 2013 to at least July 2021, Société Générale, a provisionally registered swap dealer, failed to supervise its mid-market mark disclosure process diligently, resulting in Société Générale failing to comply with mid-market mark disclosure and swap data repository (“SDR”) reporting requirements for certain swap transactions. Société Générale’s failure to perform its supervisory obligations diligently with respect to mid-market mark disclosures resulted in numerous violations of the Act and Regulations. Specifically, for many years, Société Générale failed to disclose daily mid-market marks (“daily marks”) entirely to a significant portion of its counterparties for which Société Générale was subject to daily mark disclosure requirements. For certain other swaps, Société Générale provided counterparties inaccurate daily marks and reported inaccurate swap valuation data to an SDR. Finally, Société Générale also failed to disclose pre-trade mid-market marks to counterparties to swaps it transacted over certain electronic trading platforms. In each instance, Société Générale’s failures went undetected for extended periods due to its inadequate supervision and controls over its mid-market mark disclosure process. Effective Date: September 29, 2021.
UBS AG (“UBS”)
UBS AG’s principal business address is Bahnhofstrasse 45, Zurich, CH 8001, Switzerland. UBS is acting as a Swap Dealer for the Funds. UBS AG is registered in the US with the Commodity Futures Trading Commission (CFTC) as a provisionally registered Swap Dealer.
UBS AG is a subsidiary of UBS Group AG. From time to time, UBS AG, UBS Group AG and its and their subsidiaries, officers and employees are involved in proceedings and receive inquiries, subpoenas and notices of investigation relating to various aspects of its business some of which result in sanction. Details are set out in UBS AG’s and UBS Group AG’s quarterly and annual reporting, which can be found at https://www.ubs.com/global/en/investor-relations.html.
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UBS Securities LLC’s principal business address is 1285 Avenue of the Americas, New York, NY 10019. UBS Securities LLC is a futures clearing broker for the Funds. UBS Securities LLC is registered in the US with the Financial Industry Regulatory Authority (FINRA) as a Broker-Dealer and with the CFTC as a Futures Commission Merchant. UBS Securities LLC is a member of various US futures and securities exchanges.
UBS Securities LLC is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its securities and commodities business that allege various violations of federal and state securities laws. Actions with respect to UBS Securities LLC’s Futures Commission Merchant business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org) and with respect to UBS Securities LLC’s brokerage business are publicly available on the website of FINRA (http://www.finra.org).
UBS AG and UBS Securities LLC operate in a legal and regulatory environment that expose them to significant litigation and similar risks arising from disputes and regulatory proceedings. As a result, they are involved in various disputes and legal proceedings, including litigation, arbitration, and regulatory and criminal investigations. Specific litigation, regulatory, and other matters that UBS AG or UBS Securities LLC has included in financial statements during the last five years as potentially material are described below. References to “UBS” include UBS AG, UBS Group AG, and/or various affiliates.
Inquiries regarding cross-border wealth management businesses
Tax and regulatory authorities in a number of countries have made inquiries, served requests for information or examined employees located in their respective jurisdictions relating to the cross-border wealth management services provided by UBS and other financial institutions.
Since 2013, UBS (France) S.A., UBS AG and certain former employees have been under investigation in France in relation to UBS’s cross-border business with French clients. In connection with this investigation, the investigating judges ordered UBS AG to provide bail (“caution”) of EUR 1.1 billion.
On 20 February 2019, the court of first instance returned a verdict finding UBS AG guilty of unlawful solicitation of clients on French territory and aggravated laundering of the proceeds of tax fraud, and UBS (France) S.A. guilty of aiding and abetting unlawful solicitation and of laundering the proceeds of tax fraud. The court imposed fines aggregating EUR 3.7 billion on UBS AG and UBS (France) S.A. and awarded EUR 800 million of civil damages to the French state. A trial in the French Court of Appeal took place in March 2021. On 13 December 2021, the Court of Appeal found UBS AG guilty of unlawful solicitation and aggravated laundering of the proceeds of tax fraud. The court ordered a fine of EUR 3.75 million, the confiscation of EUR 1 billion, and awarded civil damages to the French state of EUR 800 million. UBS AG has filed an appeal with the French Supreme Court to preserve its rights. The notice of appeal appeal enables UBS AG to thoroughly assess the verdict of the Court of Appeal and to determine next steps in the best interest of its stakeholders. The fine and confiscation imposed by the Court of Appeal are suspended during the appeal. The civil damages award has been paid to the French state (EUR 99 million of which was deducted from the bail), subject to the result of UBS’s appeal.
Our balance sheet at 31 December 2022 reflected provisions with respect to this matter in an amount of EUR 1.1 billion (USD 1.2 billion). The wide range of possible outcomes in this case contributes to a high degree of estimation uncertainty and the provision reflects our best estimate of possible financial implications, although actual penalties and civil damages could exceed (or may be less than) the provision amount.
In 2016, UBS was notified by the Belgian investigating judge that it was under formal investigation (“inculpé”) regarding the allegations of laundering of proceeds of tax fraud, banking and financial solicitation by unauthorized persons, and serious tax fraud. In November 2021, the Council Chamber approved a settlement with the Brussels Prosecution Office for EUR 49 million without recognition of guilt with regard to the allegations of banking and financial solicitation by unauthorized persons and serious tax fraud. The allegation of laundering of proceeds of tax fraud was dismissed.
Claims related to sales of residential mortgage-backed securities and mortgages
From 2002 through 2007, prior to the crisis in the US residential loan market, UBS was a substantial issuer and underwriter of US residential mortgage-backed securities (RMBS).
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In November 2018, the DOJ filed a civil complaint in the District Court for the Eastern District of New York against UBS AG, UBS Securities LLC, and an affiliate. The complaint seeks unspecified civil monetary penalties under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 related to UBS Securities LLC’s issuance, underwriting and sale of 40 RMBS transactions in 2006 and 2007. UBS moved to dismiss the civil complaint on 6 February 2019. On 10 December 2019, the district court denied UBS’s motion to dismiss.
Madoff
In relation to the Bernard L. Madoff Investment Securities LLC (BMIS) investment fraud, UBS AG, UBS (Luxembourg) S.A. (now UBS Europe SE, Luxembourg branch) and certain other UBS subsidiaries have been subject to inquiries by a number of regulators, including the Swiss Financial Market Supervisory Authority (FINMA) and the Luxembourg Commission de Surveillance du Secteur Financier. Those inquiries concerned two third-party funds established under Luxembourg law, substantially all assets of which were with BMIS, as well as certain funds established in offshore jurisdictions with either direct or indirect exposure to BMIS. These funds faced severe losses, and the Luxembourg funds are in liquidation. The documentation establishing both funds identifies UBS entities in various roles, including custodian, administrator, manager, distributor and promoter, and indicates that UBS employees serve as board members.
In 2009 and 2010, the liquidators of the two Luxembourg funds filed claims against UBS entities, non-UBS entities and certain individuals, including current and former UBS employees, seeking amounts totaling approximately EUR 2.1 billion, which includes amounts that the funds may be held liable to pay the trustee for the liquidation of BMIS (BMIS Trustee).
A large number of alleged beneficiaries have filed claims against UBS entities (and non-UBS entities) for purported losses relating to the Madoff fraud. The majority of these cases have been filed in Luxembourg, where decisions that the claims in eight test cases were inadmissible have been affirmed by the Luxembourg Court of Appeal, and the Luxembourg Supreme Court has dismissed a further appeal in one of the test cases.
In the US, the BMIS Trustee filed claims against UBS entities, among others, in relation to the two Luxembourg funds and one of the offshore funds. The total amount claimed against all defendants in these actions was not less than USD 2 billion. In 2014, the US Supreme Court rejected the BMIS Trustee’s motion for leave to appeal decisions dismissing all claims except those for the recovery of approximately USD 125 million of payments alleged to be fraudulent conveyances and preference payments. In 2016, the bankruptcy court dismissed these claims against the UBS entities. In February 2019, the Court of Appeals reversed the dismissal of the BMIS Trustee’s remaining claims, and the US Supreme Court subsequently denied a petition seeking review of the Court of Appeals’ decision. The case has been remanded to the Bankruptcy Court for further proceedings.
Puerto Rico
Declines since 2013 in the market prices of Puerto Rico municipal bonds and of closed-end funds (funds) that are sole-managed and co-managed by UBS Trust Company of Puerto Rico and distributed by UBS Financial Services Incorporated of Puerto Rico (UBS PR) led to multiple regulatory inquiries, which in 2014 and 2015, led to settlements with the Office of the Commissioner of Financial Institutions for the Commonwealth of Puerto Rico, the US Securities and Exchange Commission (SEC) and the Financial Industry Regulatory Authority.
Since then, UBS clients in Puerto Rico who own the funds or Puerto Rico municipal bonds and/or who used their UBS account assets as collateral for UBS non-purpose loans filed customer complaints and arbitration demands seeking aggregate damages of USD 3.4 billion, of which USD 3.37 billion have been resolved through settlements, arbitration or withdrawal of claims. Allegations include fraud, misrepresentation and unsuitability of the funds and of the loans.
A shareholder derivative action was filed in 2014 against various UBS entities and current and certain former directors of the funds, alleging hundreds of millions of US dollars in losses in the funds. In 2021, the parties reached an agreement to settle this matter for USD 15 million, subject to court approval.
In 2011, a purported derivative action was filed on behalf of the Employee Retirement System of the Commonwealth of Puerto Rico (System) against over 40 defendants, including UBS PR, which was named in connection with its underwriting and consulting services. Plaintiffs alleged that defendants violated their purported fiduciary duties and contractual obligations in connection with the issuance and underwriting of USD 3 billion of bonds by the System in 2008 and sought damages of over USD 800 million. In 2016, the court granted the
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System’s request to join the action as a plaintiff. In 2022, a federal district court enjoined the plaintiffs from proceeding with the action on the grounds it impermissibly conflicted with Puerto Rico’s approved Plan of Adjustment.
Beginning in 2015, certain agencies and public corporations of the Commonwealth of Puerto Rico (Commonwealth) defaulted on certain interest payments on Puerto Rico bonds. In 2016, US federal legislation created an oversight board with power to oversee Puerto Rico’s finances and to restructure its debt. The oversight board has imposed a stay on the exercise of certain creditors’ rights. In 2017, the oversight board placed certain of the bonds into a bankruptcy-like proceeding under the supervision of a Federal District Judge.
In May 2019, the oversight board filed complaints in Puerto Rico federal district court bringing claims against financial, legal and accounting firms that had participated in Puerto Rico municipal bond offerings, including UBS, seeking a return of underwriting and swap fees paid in connection with those offerings. UBS estimates that it received approximately USD 125 million in fees in the relevant offerings.
In August 2019, and February and November 2020, four US insurance companies that insured issues of Puerto Rico municipal bonds sued UBS and several other underwriters of Puerto Rico municipal bonds in three separate cases. The actions collectively seek recovery of an aggregate of USD 955 million in damages from the defendants. The plaintiffs in these cases claim that defendants failed to reasonably investigate financial statements in the offering materials for the insured Puerto Rico bonds issued between 2002 and 2007, which plaintiffs argue they relied upon in agreeing to insure the bonds notwithstanding that they had no contractual relationship with the underwriters. Defendants’ motions to dismiss have been granted in all three cases; those decisions are being appealed by the plaintiffs.
Foreign exchange, LIBOR and benchmark rates, and other trading practices
Foreign exchange-related regulatory matters: Beginning in 2013, numerous authorities commenced investigations concerning possible manipulation of foreign exchange markets and precious metals prices. As a result of these investigations, UBS entered into resolutions with Swiss, US and United Kingdom regulators and the European Commission. UBS was granted conditional immunity by the Antitrust Division of the DOJ and by authorities in other jurisdictions in connection with potential competition law violations relating to foreign exchange and precious metals businesses.
Foreign exchange-related civil litigation: Putative class actions have been filed since 2013 in US federal courts and in other jurisdictions against UBS and other banks on behalf of putative classes of persons who engaged in foreign currency transactions with any of the defendant banks. UBS has resolved US federal court class actions relating to foreign currency transactions with the defendant banks and persons who transacted in foreign exchange futures contracts and options on such futures under a settlement agreement that provides for UBS to pay an aggregate of USD 141 million and provide cooperation to the settlement classes. Certain class members have excluded themselves from that settlement and have filed individual actions in US and English courts against UBS and other banks, alleging violations of US and European competition laws and unjust enrichment.
In 2015, a putative class action was filed in federal court against UBS and numerous other banks on behalf of persons and businesses in the US who directly purchased foreign currency from the defendants and alleged co-conspirators for their own end use. In March 2017, the court granted UBS’s (and the other banks’) motions to dismiss the complaint. The plaintiffs filed an amended complaint in August 2017. In March 2018, the court denied the defendants’ motions to dismiss the amended complaint. . In March 2022, the court denied plaintiffs’ motion for class certification.
LIBOR and other benchmark-related regulatory matters: Numerous government agencies conducted investigations regarding potential improper attempts by UBS, among others, to manipulate LIBOR and other benchmark rates at certain times. UBS reached settlements or otherwise concluded investigations relating to benchmark interest rates with the investigating authorities. UBS was granted conditional leniency or conditional immunity from authorities in certain jurisdictions, including the Antitrust Division of the DOJ and the Swiss Competition Commission (WEKO), in connection with potential antitrust or competition law violations related to certain rates. However, UBS has not reached a final settlement with WEKO, as the Secretariat of WEKO has asserted that UBS does not qualify for full immunity.
LIBOR and other benchmark-related civil litigation: A number of putative class actions and other actions are pending in the federal courts in New York against UBS and numerous other banks on behalf of parties who transacted in certain interest rate benchmark-based derivatives. Also pending in the US and in other jurisdictions are a number of other actions asserting losses related to various products whose interest rates were linked to LIBOR and other benchmarks, including adjustable rate mortgages, preferred and debt securities, bonds pledged as collateral,
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loans, depository accounts, investments and other interest-bearing instruments. The complaints allege manipulation, through various means, of certain benchmark interest rates, including USD LIBOR, Euroyen TIBOR, Yen LIBOR, EURIBOR, CHF LIBOR, GBP LIBOR, SGD SIBOR and SOR and Australian BBSW, and seek unspecified compensatory and other damages under varying legal theories.
USD LIBOR class and individual actions in the US: In 2013 and 2015, the district court in the USD LIBOR actions dismissed, in whole or in part, certain plaintiffs’ antitrust claims, federal racketeering claims, CEA claims, and state common law claims, and again dismissed the antitrust claims in 2016 following an appeal. In December 2021, the Second Circuit affirmed the district court’s dismissal in part and reversed in part and remanded to the district court for further proceedings. The Second Circuit, among other things, held that there was personal jurisdiction over UBS and other foreign defendants based on allegations that at least one alleged co-conspirator undertook an overt act in the United States. Separately, in 2018, the Second Circuit reversed in part the district court’s 2015 decision dismissing certain individual plaintiffs’ claims and certain of these actions are now proceeding. In 2018, the district court denied plaintiffs’ motions for class certification in the USD class actions for claims pending against UBS, and plaintiffs sought permission to appeal that ruling to the Second Circuit. In July 2018, the Second Circuit denied the petition to appeal of the class of USD lenders and in November 2018 denied the petition of the USD exchange class. In January 2019, a putative class action was filed in the District Court for the Southern District of New York against UBS and numerous other banks on behalf of US residents who, since 1 February 2014, directly transacted with a defendant bank in USD LIBOR instruments. The complaint asserts antitrust claims. The defendants moved to dismiss the complaint in August 2019. In March 2020 the court granted defendants’ motion to dismiss the complaint in its entirety. Plaintiffs have appealed the dismissal. In March 2022, the Second Circuit dismissed the appeal because appellants, who had been substituted in to replace the original plaintiffs who had withdrawn, lacked standing to pursue the appeal. In August 2020, an individual action was filed in the Northern District of California against UBS and numerous other banks alleging that the defendants conspired to fix the interest rate used as the basis for loans to consumers by jointly setting the USD LIBOR rate and monopolized the market for LIBOR-based consumer loans and credit cards. Defendants moved to dismiss the complaint in September 2021. In September 2022, the court granted defendants’ motion to dismiss the complaint in its entirety, while allowing plaintiffs the opportunity to file an amended complaint. Plaintiffs filed an amended complaint in October 2022, and defendants have moved to dismiss the amended complaint.
Other benchmark class actions in the US:
Yen LIBOR / Euroyen TIBOR – In 2014, 2015 and 2017, the court in one of the Yen LIBOR / Euroyen TIBOR lawsuits dismissed certain of the plaintiffs’ claims, including the plaintiffs’ federal antitrust and racketeering claims. In August 2020, the court granted defendants’ motion for judgment on the pleadings and dismissed the lone remaining claim in the action as impermissibly extraterritorial. In October 2022, the appeals court affirmed the dismissal on multiple grounds. In 2017, the court dismissed the other Yen LIBOR / Euroyen TIBOR action in its entirety on standing grounds. In April 2020, the appeals court reversed the dismissal and in August 2020 plaintiffs in that action filed an amended complaint focused on Yen LIBOR. The court granted in part and denied in part defendants’ motion to dismiss the amended complaint in September 2021. In August 2022, the court granted UBS’s motion for reconsideration and dismissed the case against UBS.
CHF LIBOR – In 2017, the court dismissed the CHF LIBOR action on standing grounds and failure to state a claim. Plaintiffs filed an amended complaint, and the court granted a renewed motion to dismiss in September 2019. Plaintiffs appealed. In September 2021, the Second Circuit granted the parties’ joint motion to vacate the dismissal and remand the case for further proceedings. Plaintiffs filed a third amended complaint in November 2022 and defendants have moved to dismiss the amended complaint.
EURIBOR – In 2017, the court in the EURIBOR lawsuit dismissed the case as to UBS and certain other foreign defendants for lack of personal jurisdiction. Plaintiffs have appealed.
SIBOR / SOR ¬– In October 2018, the court in the SIBOR / SOR action dismissed all but one of plaintiffs’ claims against UBS. Plaintiffs filed an amended complaint, and the court granted a renewed motion to dismiss in July 2019. Plaintiffs appealed. In March 2021, the Second Circuit reversed the dismissal. Plaintiffs filed an amended complaint in October 2021, which defendants have moved to dismiss. In March 2022, plaintiffs reached a settlement in principle with the remaining defendants, including UBS. The court granted final approval of the settlement in November 2022.
BBSW – In November 2018, the court dismissed the BBSW lawsuit as to UBS and certain other foreign defendants for lack of personal jurisdiction. Plaintiffs filed an amended complaint in April 2019, which UBS and other defendants moved to dismiss. In February 2020, the court granted in part and denied in part defendants’ motions to dismiss the amended complaint. In August 2020, UBS and other BBSW
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defendants joined a motion for judgment on the pleadings, which the court denied in May 2021. In February 2022, plaintiffs reached a settlement in principle with the remaining defendants, including UBS. The court granted final approval of the settlement in November 2022.
GBP LIBOR – The court dismissed the GBP LIBOR action in August 2019. Plaintiffs have appealed.
Government bonds: Putative class actions have been filed since 2015 in US federal courts against UBS Securities LLC and other banks on behalf of persons who participated in markets for US Treasury securities since 2007. A consolidated complaint was filed in 2017 in the US District Court for the Southern District of New York alleging that the banks colluded with respect to, and manipulated prices of, US Treasury securities sold at auction and in the secondary market and asserting claims under the antitrust laws and for unjust enrichment. Defendants’ motions to dismiss the consolidated complaint were granted in March 2021. Plaintiffs filed an amended complaint, which defendants moved to dismiss in June 2021. In March 2022, the court granted defendants’ motion to dismiss that complaint. Plaintiffs have appealed the dismissal. Similar class actions have been filed concerning European government bonds and other government bonds.
In May 2021, the European Commission issued a decision finding that UBS and six other banks breached European Union antitrust rules in 2007–2011 relating to European government bonds. The European Commission fined UBS EUR 172 million. UBS is appealing the amount of the fine.
Swiss retrocessions
The Federal Supreme Court of Switzerland ruled in 2012, in a test case against UBS, that distribution fees paid to a firm for distributing third-party and intra-group investment funds and structured products must be disclosed and surrendered to clients who have entered into a discretionary mandate agreement with the firm, absent a valid waiver. FINMA issued a supervisory note to all Swiss banks in response to the Supreme Court decision. UBS has met the FINMA requirements and has notified all potentially affected clients.
The Supreme Court decision has resulted, and continues to result, in a number of client requests for UBS to disclose and potentially surrender retrocessions. Client requests are assessed on a case-by-case basis. Considerations taken into account when assessing these cases include, among other things, the existence of a discretionary mandate and whether or not the client documentation contained a valid waiver with respect to distribution fees.
Securities transaction pricing and disclosure
UBS identified and reported to the relevant authorities instances in which some Global Wealth Management clients booked in Hong Kong and Singapore may have been charged inappropriate spreads on debt securities transactions between 2008 and 2015. In November 2019, UBS AG entered into a settlement with the Hong Kong Securities and Futures Commission (SFC) under which it was reprimanded and fined HKD 400 million (USD 51 million) and a settlement with the Monetary Authority of Singapore (MAS) under which it was fined SGD 11 million (USD 8.3 million). In addition, UBS has commenced reimbursing affected customers an aggregate amount equivalent to USD 47 million, including interest.
Investigation of UBS’s role in initial public offerings in Hong Kong
The Hong Kong Securities and Futures Commission (SFC) has been conducting investigations into UBS’s role as a sponsor of certain initial public offerings listed on the Hong Kong Stock Exchange. The SFC has previously indicated that it intended to take enforcement action against UBS and certain employees in relation to certain of these offerings. In March 2018, the SFC issued a decision notice in relation to one of the offerings under investigation. On 13 March 2019, UBS Securities Hong Kong Limited and UBS AG entered into a settlement agreement with the SFC resolving all of the SFC’s pending investigations related to sponsorship of initial public offerings (IPOs) by UBS. The agreement provides for a fine of HKD 375 million (USD 48 million) and the suspension of UBS Securities Hong Kong Limited’s ability to act as a sponsor for Hong Kong-listed IPOs for one year..
Interest Rate Swaps and Credit Default Swap matters
In 2016, putative class action plaintiffs filed consolidated amended complaints in the Southern District of New York against numerous financial institutions including UBS AG and UBS Securities LLC, alleging violations of the US Sherman Antitrust Act and common law. Plaintiffs allege that the defendants unlawfully conspired to restrain competition in the market for Interest Rate Swap (“IRS”) trading.
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Plaintiffs assert claims on behalf of all purchasers and sellers of IRS that transacted directly with any of the dealer defendants since January 1, 2008, and seek unspecified trebled compensatory damages and other relief. The operators of two swap execution facilities (“SEFs”) filed complaints raising similar allegations. In July 2017, the court granted in part and denied in part defendants’ motions to dismiss, limiting the claims to the time period 2013-2016, and dismissing certain state-law claims and claims against certain other defendants. In March 2019, the court denied in part and granted in part class plaintiffs’ motion for leave to file a fourth amended complaint, rejecting plaintiffs’ request to add allegations covering the time period 2008-2012 but allowing plaintiffs to add allegations relating to the time period 2013-2016 (the time period covered by the operative complaint). A third SEF filed a complaint in June 2018 and an amended complaint in August 2018 alleging conduct similar to the conduct alleged by the other SEF plaintiffs but continuing into 2018. Defendants have moved to dismiss the third SEF’s amended complaint, and in November 2018 the court granted the motion in part and denied it in part, dismissing certain state-law claims but permitting certain federal and state claims relating to the time period 2013-2018. In June 2017, one of the SEF plaintiffs filed a complaint raising allegations similar to those in the IRS litigation with respect to the trading of credit default swaps.
Defendants have moved to dismiss that complaint and, in September 2018 and July 2019, certain defendants’ motions, including UBS AG’s, were granted. The SEF plaintiff filed an amended complaint in January 2020 and, in April 2020, the remaining defendants, including UBS Securities LLC, moved to dismiss the amended complaint.
Following the filing of the first class complaint UBS was served with a subpoena from the U.S. Commodity Futures Trading Commission (“CFTC”) seeking documents and information regarding the UBS’s swap trading and Futures Commission Merchant businesses going back to 2008..
Stock Lending matters.
In 2017, a purported class action antitrust complaint was filed in the Southern District of New York against six stock lending prime broker defendants, including UBS, UBS Securities LLC and affiliates, as well as EquiLend, a trading platform and purveyor of post-trade services. The named plaintiffs purport to represent a class of all persons or entities that entered into stock loan transactions in the United States with one of the prime broker defendants from January 1, 2012, until February 22, 2021. The plaintiffs allege that the defendants conspired to block the evolution of the stock lending market from an OTC environment, in which stock loans are intermediated by prime brokers, to an electronic market, in which borrowers and lenders can transact directly with one another. Plaintiffs allege violations of Section 1 of the Sherman Act and New York State law and seek unspecified treble damages, fees and costs. In September 2018, the court overseeing the litigation denied defendants’ motions to dismiss. In January 2018, November 2018, and May 2019, various entities associated with defunct stock lending platforms, including QS Holdco, SL-x, and various SL-x affiliates, filed actions in the Southern District of New York raising claims similar to the class plaintiffs’ claims and also seeking treble damages and other relief. Defendants moved to dismiss these complaints. Defendants’ motion to dismiss the prior SL-x complaint applies to the new complaint as well. In August 2019, the court dismissed the QS Holdco complaint, and in January 2020, the court denied QS Holdco’s motion to alter or amend the judgment. In October 2021, the court dismissed the SL-x complaints. The SL-x affiliates have appealed.
Government sponsored entities (“GSE”) bonds
Starting in February 2019, class action complaints were filed in the US District Court for the Southern District of New York against UBS Securities LLC and other banks on behalf of plaintiffs who traded GSE bonds. A consolidated complaint was filed alleging collusion in GSE bond trading between January 1, 2009 and January 1, 2016.
In December 2019, UBS Securities LLC and eleven other defendants agreed to settle the class action for a total of $250,000. The settlement has been approved by the court and this matter is now resolved. Additionally, UBS and reportedly other banks responded to investigations and requests for information from various authorities regarding US Treasury securities and other government bond trading practices.
Auction Rate Securities
UBS was named in several arbitration and litigation claims asserted by issuers of auction rate securities (“ARS”) arising out of the February 2008 ARS market dislocation.
Included by the Sponsor from the CFTC Website and not provided by UBS
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CFTC Case #: 18-07. The Commodity Futures Trading Commission (CFTC) on January 29, 2018 issued an Order filing and settling charges against UBS AG (UBS), requiring UBS to pay a $15 million civil monetary penalty and to undertake remedial relief. The Order finds that from January 2008 through at least December 2013, UBS, by and through the acts of certain precious metals traders on the spot desk (Traders), attempted to manipulate the price of precious metals futures contracts by utilizing a variety of manual spoofing techniques with respect to precious metals futures contracts trading on the Commodity Exchange, Inc. (COMEX), including gold and silver, and by trading in a manner to trigger customer stop-loss orders. Effective Date: 01/29/2018.
CFTC Case #22-42 / Release Number 8599-22. September 27, 2022. CFTC Orders 11 Financial Institutions to Pay Over $710 Million for Recordkeeping and Supervision Failures for Widespread Use of Unapproved Communication Methods. Registered Swap Dealers and FCMs Admit Use of Texts, WhatsApp and Other Unapproved Methods to Conduct Business. The Commodity Futures Trading Commission today issued orders simultaneously filing and settling charges against swap dealer and futures commission merchant (FCM) affiliates of 11 financial institutions for failing to maintain, preserve, or produce records that were required to be kept under CFTC recordkeeping requirements, and failing to diligently supervise matters related to their businesses as CFTC registrants. The settling registrants admit the facts detailed in the orders (with Bank of America and Nomura neither admitting nor denying certain specific findings of the Division of the Enforcement’s (DOE) investigation), are ordered to cease and desist from further violations of recordkeeping and supervision requirements, and are ordered to engage in specified remedial undertakings. The settling swap dealers and FCMs and their civil monetary penalties are: Bank of America (Bank of America, N.A.; BofA Securities, Inc.; and Merrill Lynch, Pierce, Fenner & Smith Incorporated (which was registered as an FCM until May 2019 and is currently registered as an introducing broker)), $100 million Barclays (Barclays Bank, PLC and Barclays Capital Inc.), $75 million, Cantor Fitzgerald (Cantor Fitzgerald & Co.), $6 million; Citi (Citibank, N.A.; Citigroup Energy Inc.; and Citigroup Global Markets Inc.), $75 million, Credit Suisse (Credit Suisse International and Credit Suisse Securities (USA) LLC), $75 million, Deutsche Bank (Deutsche Bank AG and Deutsche Bank Securities Inc.), $75 million, Goldman Sachs (Goldman Sachs & Co. LLC f/k/a Goldman Sachs & Co.), $75 million, Jefferies (Jefferies Financial Services, Inc. and Jefferies LLC), $30 million, Morgan Stanley (Morgan Stanley & Co. LLC; Morgan Stanley Capital Services LLC; Morgan Stanley Capital Group Inc.; and Morgan Stanley Bank, N.A.), $75 million, Nomura (Nomura Global Financial Products Inc.; Nomura Securities International, Inc.; and Nomura International PLC), $50 million, UBS (UBS AG; UBS Financial Services, Inc.; and UBS Securities LLC), $75 million. Each order finds that the swap dealer and/or FCM in question, for a period of years, failed to stop its employees, including those at senior levels, from communicating both internally and externally using unapproved communication methods, including messages sent via personal text, WhatsApp or Signal. The firms were required to keep certain of these written communications because they related to the firms’ businesses as CFTC registrants. The firms generally did not maintain and preserve these written communications, and therefore could not provide them promptly to the CFTC when requested. Each order further finds the widespread use of unapproved communication methods violated the swap dealers’ and/or FCMs’ internal policies and procedures, which generally prohibited business-related communication taking place via unapproved methods. Further, some of the same supervisory personnel responsible for ensuring compliance with the firms’ policies and procedures themselves used non-approved methods of communication to engage in business-related communications, in violation of firm policy.
Goldman Sachs International (“GSI”)
Goldman Sachs International is a subsidiary of The Goldman Sachs Group, Inc. (“Group, Inc.”). From time to time, Group, Inc. (and its subsidiaries, including Goldman Sachs International), its officers and employees are involved in proceedings and receive inquiries, subpoenas and notices of investigation relating to various aspects of its business some of which result in sanction. In this section the terms “we,” “us” and “our” mean Goldman Sachs & Co. LLC (GS&Co.) and its consolidated subsidiaries, and the term “Goldman Sachs” means The Goldman Sachs Group, Inc. (Group Inc.) together with its consolidated subsidiaries, including GS&Co. GS&Co. is a registered U.S. broker-dealer, futures commission merchant (FCM) and swap dealer and is a wholly owned subsidiary of Group Inc., except for de minimis non-voting, non-participating interests held by unaffiliated broker-dealers.
GS&Co. is or has been involved in a number of judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its businesses. In addition, GS&Co. and certain of its affiliates are subject to a number of investigations and reviews by, and in some cases have received subpoenas and requests for documents and information from, various governmental and regulatory bodies and self-regulatory organizations relating to various matters relating to their businesses. Pursuant to 17 CFR 1.55(k)(7), the following disclosure is intended to provide information that may be material to an FCM customer regarding administrative, civil, enforcement or criminal actions filed against GS&Co. that have not concluded, and enforcement complaints or actions filed against GS&Co. during the last three years, and is not a comprehensive list of all proceedings to which GS&Co. is or has been a party. Additional information on regulatory, civil and arbitration
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proceedings involving Goldman Sachs, including the proceedings described below, proceedings involving GS&Co. that are not required to be disclosed under 17 CFR 1.55(k)(7) and proceedings involving other Goldman Sachs entities, is available through FINRA’s BrokerCheck (which can be accessed electronically at www.finra.org), the National Futures Association’s Background Affiliation Status Information Center (which can be accessed electronically at www.nfa.futures.org/basicnet) and under the caption “Legal Proceedings” in the notes to the financial statements included in Group Inc.’s Annual and Quarterly Reports on Forms 10-K and 10-Q filed with the SEC (which are also available through the investor relations section of Goldman Sachs’ website at www.gs.com).
Currencies-Related Litigation
GS&Co. and Group Inc. are among the defendants named in an action filed in the U.S. District Court for the Southern District of New York on November 7, 2018, by certain direct purchasers of foreign exchange instruments that opted out of a class settlement reached with, among others, GS&Co. and Group Inc. The third amended complaint, filed on August 3, 2020, generally alleges that the defendants violated federal antitrust law and state common law in connection with an alleged conspiracy to manipulate the foreign currency exchange markets and seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, punitive, treble and other damages. GS&Co. is among the defendants named in a putative class action filed in the U.S. District Court for the Southern District of New York on August 4, 2021. The amended complaint, filed on January 6, 2022, generally asserts claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to manipulate auctions for foreign exchange transactions on an electronic trading platform, as well as claims under the Racketeer Influenced and Corrupt Organizations Act. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of treble and other damages.
Archegos-Related Matter
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on August 13, 2021 in New York Supreme Court, County of New York, relating to ViacomCBS Inc.’s (ViacomCBS) March 2021 public offerings of $1.7 billion of common stock and $1.0 billion of preferred stock. In addition to the underwriters, the defendants include ViacomCBS and certain of its officers and directors. GS&Co. underwrote 646,154 shares of common stock representing an aggregate offering price of approximately $55 million and 323,077 shares of preferred stock representing an aggregate offering price of approximately $32 million. The complaint asserts claims under the federal securities laws and alleges that the offering documents contained material misstatements and omissions, including, among other things, that the offering documents failed to disclose that Archegos Capital Management (Archegos) had substantial exposure to ViacomCBS, including through total return swaps to which certain of the underwriters, including GS&Co., were allegedly counterparties, and that such underwriters failed to disclose their exposure to Archegos. The complaint seeks rescission and compensatory damages in unspecified amounts. On November 5, 2021, the plaintiffs filed an amended complaint.
Underwriting Litigation
GS&Co. is among the defendants in a number of proceedings in connection with securities offerings. In these proceedings, including those described below, the plaintiffs assert class action or individual claims under federal and state securities laws and in some cases other applicable laws, allege that the offering documents for the securities that they purchased contained material misstatements and omissions, and generally seek compensatory and rescissory damages in unspecified amounts, as well as rescission. Certain of these proceedings involve additional allegations.
Uber Technologies, Inc.
GS&Co. is among the underwriters named as defendants in several putative securities class actions filed beginning in September 2019 in California Superior Court, County of San Francisco and the U.S. District Court for the Northern District of California, relating to Uber Technologies, Inc.’s (Uber) $8.1 billion May 2019 initial public offering. In addition to the underwriters, the defendants include Uber and certain of its officers and directors. GS&Co. underwrote 35,864,408 shares of common stock representing an aggregate offering price of approximately $1.6 billion. On November 16, 2020, the court in the state court action granted defendants’ motion to dismiss the consolidated amended complaint filed on February 11, 2020, and on December 16, 2020, plaintiffs appealed. On August 7, 2020, defendants’ motion to dismiss the district court action was denied. On December 5, 2020, the plaintiffs in the state court action filed a complaint in the district court, which was consolidated with the existing district court action on January 25, 2021. On May 14, 2021, the plaintiffs filed a second amended complaint in the district court, purporting to add the plaintiffs from the state court action as additional class representatives. On October 1, 2021,
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defendants’ motion to dismiss the additional class representatives from the second amended complaint was denied, and on July 26, 2022, the district court granted the plaintiffs’ motion for class certification.
Venator Materials PLC.
GS&Co. is among the underwriters named as defendants in putative securities class actions in Texas District Court, Dallas County, New York Supreme Court, New York County, and the U.S. District Court for the Southern District of Texas, filed beginning in February 2019, relating to Venator Materials PLC’s (Venator) $522 million August 2017 initial public offering and $534 million December 2017 secondary equity offering. In addition to the underwriters, the defendants include Venator, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 6,351,347 shares of common stock in the August 2017 initial public offering representing an aggregate offering price of approximately $127 million and 5,625,768 shares of common stock in the December 2017 secondary equity offering representing an aggregate offering price of approximately $127 million. On January 21, 2020, the Texas Court of Appeals reversed the Texas District Court and dismissed the claims against the underwriter defendants, including GS&Co., in the Texas state court action for lack of personal jurisdiction. On March 22, 2021, the defendants’ motion to dismiss the New York state court action was granted and the plaintiffs filed a notice of appeal. On July 7, 2021, the court in the federal action granted in part and denied in part defendants’ motion to dismiss the consolidated complaint. On August 16, 2021, the plaintiffs in the federal action filed an amended consolidated complaint. On February 28, 2022, the plaintiffs stipulated to withdraw the appeal in the New York state court action after the parties reached a settlement, and on March 29, 2022, the Appellate Division of the Supreme Court of the State of New York for the First Department deemed the appeal withdrawn. On September 15, 2022, the federal court approved a settlement among the parties. Under the terms of the settlement, Goldman Sachs is not required to contribute to the settlement.
GoHealth, Inc.
GS&Co. is among the underwriters named as defendants in putative securities class actions filed beginning on September 21, 2020 and consolidated in the U.S. District Court for the Northern District of Illinois relating to GoHealth, Inc.’s (GoHealth) $914 million July 2020 initial public offering. In addition to the underwriters, the defendants include GoHealth, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 11,540,550 shares of common stock representing an aggregate offering price of approximately $242 million. On February 25, 2021, the plaintiffs filed a consolidated complaint. On April 5, 2022, the defendants’ motion to dismiss the consolidated complaint was denied.
Array Technologies, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on May 14, 2021 in the U.S. District Court for the Southern District of New York relating to Array Technologies, Inc.’s (Array) $1.2 billion October 2020 initial public offering of common stock, $1.3 billion December 2020 offering of common stock and $993 million March 2021 offering of common stock. In addition to the underwriters, the defendants include Array and certain of its officers and directors. GS&Co. underwrote an aggregate of 31,912,213 shares of common stock in the three offerings representing an aggregate offering price of approximately $877 million. On December 7, 2021, the plaintiffs filed an amended consolidated complaint.
Skillz Inc.
GS&Co. was among the underwriters named as defendants in an amended consolidated complaint for a putative securities class action filed on October 8, 2021 in the U.S. District Court for the Northern District of California relating to Skillz Inc.’s (Skillz) approximately $883 million March 2021 public offering of common stock. In addition to the underwriters, the defendants included Skillz and certain of its officers and directors. GS&Co. underwrote 8,832,000 shares of common stock representing an aggregate offering price of approximately $212 million. On July 5, 2022, the defendants’ motion to dismiss the amended consolidated complaint was granted with leave to replead. On August 4, 2022, the plaintiffs filed a second amended consolidated complaint naming only Skillz and certain of its officers as defendants.
ContextLogic Inc.
GS&Co. is among the underwriters named as defendants in putative securities class actions filed beginning on May 17, 2021 and consolidated in the U.S. District Court for the Northern District of California, relating to ContextLogic, Inc.’s (ContextLogic) $1.1 billion December 2020 initial public offering of common stock. In addition to the underwriters, the defendants include ContextLogic and certain of its
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officers and directors. GS&Co. underwrote 16,169,000 shares of common stock representing an aggregate offering price of approximately $388 million. On July 15, 2022, the plaintiffs filed a consolidated amended complaint.
Vroom Inc.
GS&Co. is among the underwriters named as defendants in an amended complaint for a putative securities class action filed on October 4, 2021 in the U.S. District Court for the Southern District of New York relating to Vroom Inc.’s (Vroom) approximately $589 million September 2020 public offering of common stock. In addition to the underwriters, the defendants include Vroom and certain of its officers and directors. GS&Co. underwrote 3,886,819 shares of common stock representing an aggregate offering price of approximately $212 million.
Zymergen Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on August 4, 2021 in the U.S. District Court for the Northern District of California relating to Zymergen Inc.’s (Zymergen) $575 million April 2021 initial public offering of common stock. In addition to the underwriters, the defendants include Zymergen and certain of its officers and directors. GS&Co. underwrote 5,750,345 shares of common stock representing an aggregate offering price of approximately $178 million. On February 24, 2022, the plaintiffs filed an amended complaint.
Rivian Automotive Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on March 7, 2022 in the U.S. District Court for the Central District of California relating to Rivian Automotive Inc.’s (Rivian) approximately $13.7 billion November 2021 initial public offering. In addition to the underwriters, the defendants include Rivian and certain of its officers and directors. GS&Co. underwrote 44,733,050 shares of common stock representing an aggregate offering price of approximately $3.5 billion. On July 22, 2022, the plaintiffs filed a consolidated complaint.
Natera Inc.
GS&Co. is among the underwriters named as defendants in putative securities class actions in New York Supreme Court, County of New York and the U.S. District Court for the Western District of Texas filed on March 10, 2022 and October 7, 2022, respectively, relating to Natera Inc.’s (Natera) approximately $585 million July 2021 public offering of common stock. In addition to the underwriters, the defendants include Natera and certain of its officers and directors. GS&Co. underwrote 1,449,000 shares of common stock representing an aggregate offering price of approximately $164 million. On July 15, 2022, the parties in the state court action filed a stipulation and proposed order approving the discontinuance of the action without prejudice.
Robinhood Markets, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on December 17, 2021 in the U.S. District Court for the Northern District of California relating to Robinhood Markets, Inc.’s (Robinhood) approximately $2.2 billion July 2021 initial public offering. In addition to the underwriters, the defendants include Robinhood and certain of its officers and directors. GS&Co. underwrote 18,039,706 shares of common stock representing an aggregate offering price of approximately $686 million. On June 20, 2022, the plaintiffs filed an amended complaint.
ON24, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on November 3, 2021 in the U.S. District Court for the Northern District of California relating to ON24, Inc.’s (ON24) approximately $492 million February 2021 initial public offering of common stock. In addition to the underwriters, the defendants include ON24 and certain of its officers and directors. GS&Co. underwrote 3,616,785 shares of common stock representing an aggregate offering price of approximately $181 million. On March 18, 2022, the plaintiffs filed a consolidated complaint.
Riskified Ltd.
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GS&Co. is among the underwriters named as defendants in a putative securities class action filed on May 2, 2022 in the U.S. District Court for the Southern District of New York relating to Riskified Ltd.’s (Riskified) approximately $423 million July 2021 initial public offering. In addition to the underwriters, the defendants include Riskified and certain of its officers and directors. GS&Co. underwrote 6,981,128 shares of common stock representing an aggregate offering price of approximately $147 million. On September 15, 2022, the plaintiffs filed an amended complaint.
Oscar Health, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on May 12, 2022 in the U.S. District Court for the Southern District of New York relating to Oscar Health, Inc.’s (Oscar Health) approximately $1.4 billion March 2021 initial public offering. In addition to the underwriters, the defendants include Oscar Health and certain of its officers and directors. GS&Co. underwrote 12,760,633 shares of common stock representing an aggregate offering price of approximately $498 million.
Oak Street Health, Inc.
GS&Co. is among the underwriters named as defendants in an amended complaint for a putative securities class action filed on May 25, 2022 in the U.S. District Court for the Northern District of Illinois relating to Oak Street Health, Inc.’s (Oak Street) $377 million August 2020 initial public offering, $298 million December 2020 secondary equity offering, $691 million February 2021 secondary equity offering and $747 million May 2021 secondary equity offering. In addition to the underwriters, the defendants include Oak Street, certain of its officers and directors and certain of its shareholders. GS&Co. underwrote 4,157,103 shares of common stock in the August 2020 initial public offering representing an aggregate offering price of approximately $87 million, 1,503,944 shares of common stock in the December 2020 secondary equity offering representing an aggregate offering price of approximately $69 million, 3,083,098 shares of common stock in the February 2021 secondary equity offering representing an aggregate offering price of approximately $173 million and 3,013,065 shares of common stock in the May 2021 secondary equity offering representing an aggregate offering price of approximately $187 million.
Reata Pharmaceuticals, Inc.
GS&Co. is among the underwriters named as defendants in a consolidated amended complaint for a putative securities class action filed on June 21, 2022 in the U.S. District Court for the Eastern District of Texas relating to Reata Pharmaceuticals, Inc.’s (Reata) approximately $282 million December 2020 public offering of common stock. In addition to the underwriters, the defendants include Reata and certain of its officers and directors. GS&Co. underwrote 1,000,000 shares of common stock representing an aggregate offering price of approximately $141 million.
Bright Health Group, Inc.
GS&Co. is among the underwriters named as defendants in an amended complaint for a putative securities class action filed on June 24, 2022 in the U.S. District Court for the Eastern District of New York relating to Bright Health Group, Inc.’s (Bright Health) approximately $924 million June 2021 initial public offering of common stock. In addition to the underwriters, the defendants include Bright Health and certain of its officers and directors. GS&Co. underwrote 11,297,000 shares of common stock representing an aggregate offering price of approximately $203 million.
LifeStance Health Group, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on August 10, 2022 in the U.S. District Court for the Southern District of New York relating to LifeStance Health Group, Inc.’s (LifeStance) approximately $828 million June 2021 initial public offering of common stock. In addition to the underwriters, the defendants include LifeStance and certain of its officers and directors. GS&Co. underwrote 10,580,000 shares of common stock representing an aggregate offering price of approximately $190 million.
Coupang, Inc.
GS&Co. is among the underwriters named as defendants in a putative securities class action filed on August 26, 2022 in the U.S. District Court for the Southern District of New York relating to Coupang, Inc.’s (Coupang) approximately $4.6 billion March 2021 initial public
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offering of common stock. In addition to the underwriters, the defendants include Coupang and certain of its officers and directors. GS&Co. underwrote 42,900,000 shares of common stock representing an aggregate offering price of approximately $1.5 billion.
Securities Lending Antitrust Litigation
Group Inc. and GS&Co. were among the defendants named in a putative antitrust class action and three individual actions relating to securities lending practices filed in the U.S. District Court for the Southern District of New York beginning in August 2017. The complaints generally assert claims under federal and state antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude the development of electronic platforms for securities lending transactions. The individual complaints also assert claims for tortious interference with business relations and under state trade practices law and, in the second and third individual actions, unjust enrichment under state common law. The complaints seek declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble, punitive and other damages. Group Inc. was voluntarily dismissed from the putative class action on January 26, 2018. Defendants’ motion to dismiss the class action complaint was denied on September 27, 2018. Defendants’ motion to dismiss the first individual action was granted on August 7, 2019. On September 30, 2021, the defendants’ motion to dismiss the second and third individual actions, which were consolidated in June 2019, was granted. On October 25, 2021, the plaintiff in the second individual action appealed to the U.S. Court of Appeals for the Second Circuit. On June 30, 2022, the Magistrate Judge recommended that the plaintiffs’ motion for class certification in the putative class action be granted in part and denied in part.
Variable Rate Demand Obligations Antitrust Litigation
GS&Co. is among the defendants named in a putative class action relating to variable rate demand obligations (VRDOs), filed beginning in February 2019 under separate complaints and consolidated in the U.S. District Court for the Southern District of New York. The consolidated amended complaint, filed on May 31, 2019, generally asserts claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to manipulate the market for VRDOs. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble and other damages. On November 2, 2020, the court granted in part and denied in part the defendants’ motion to dismiss, dismissing the state common law claims against GS&Co., but denying dismissal of the federal antitrust law claims. GS&Co. is also among the defendants named in a related putative class action filed on June 2, 2021 in the U.S. District Court for the Southern District of New York. The complaint alleges the same conspiracy in the market for VRDOs as that alleged in the consolidated amended complaint filed on May 31, 2019, and asserts federal antitrust law, state law and state common law claims against the defendants. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of compensatory, treble and other damages. On August 6, 2021, plaintiffs in the May 31, 2019 action filed an amended complaint consolidating the June 2, 2021 action with the May 31, 2019 action. On June 28, 2022, the court granted in part and denied in part the defendants’ motion to dismiss, dismissing the state breach of fiduciary duty claim against GS&Co., but declining to dismiss any portion of the federal antitrust law claims.
Interest Rate Swap Antitrust Litigation
Group Inc., GS&Co., GSI, GS Bank USA and Goldman Sachs Financial Markets, L.P. are among the defendants named in a putative antitrust class action relating to the trading of interest rate swaps, filed in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The same Goldman Sachs entities are also among the defendants named in two antitrust actions relating to the trading of interest rate swaps, commenced in April 2016 and June 2018, respectively, in the U.S. District Court for the Southern District of New York by three operators of swap execution facilities and certain of their affiliates. These actions have been consolidated for pretrial proceedings. The complaints generally assert claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude exchange trading of interest rate swaps. The complaints in the individual actions also assert claims under state antitrust law. The complaints seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. The district court dismissed the state common law claims asserted by the plaintiffs in the first individual action and otherwise limited the state common law claim in the putative class action and the antitrust claims in both actions to the period from 2013 to 2016. On November 20, 2018, the court granted in part and denied in part the defendants’ motion to dismiss the second individual action, dismissing the state common law claims for unjust enrichment and tortious interference but denying dismissal of the federal and state antitrust claims. On March 13, 2019, the court denied the plaintiffs’ motion in the putative class action to amend their complaint to add allegations related to conduct from 2008 to 2012, but granted the motion to add limited allegations from 2013 to 2016, which the plaintiffs added in a fourth consolidated amended complaint filed on March 22, 2019.
Commodities-Related Litigation
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GS&Co., GSI, J. Aron & Company and Metro International Trade Services (Metro), a previously consolidated subsidiary of Group Inc. that was sold in the fourth quarter of 2014, are among the defendants in a number of putative class and individual actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminum and aluminum trading. The complaints seek declaratory, injunctive and other equitable relief, as well as unspecified monetary damages, including treble damages. In December 2016, the district court granted defendants’ motions to dismiss and on August 27, 2019, the Second Circuit vacated the district court’s dismissals and remanded the case to district court for further proceedings. On July 23, 2020, the district court denied the class plaintiffs’ motion for class certification, and on December 16, 2020 the Second Circuit denied leave to appeal the denial. On February 17, 2021, the district court granted defendants’ motion for summary judgment with respect to the claims of most of the individual plaintiffs. On April 14, 2021, the plaintiffs appealed to the U.S. Court of Appeals for the Second Circuit. On May 31, 2022, the two remaining individual plaintiffs entered into a settlement with the defendants. Goldman Sachs has paid the full amount of its contribution to the settlement.
U.S. Treasury Securities Litigation
GS&Co. is among the primary dealers named as defendants in several putative class actions relating to the market for U.S. Treasury securities, filed beginning in July 2015 and consolidated in the U.S. District Court for the Southern District of New York. GS&Co. is also among the primary dealers named as defendants in a similar individual action filed in the U.S. District Court for the Southern District of New York on August 25, 2017. The consolidated class action complaint, filed on December 29, 2017, generally alleges that the defendants violated antitrust laws in connection with an alleged conspiracy to manipulate the when-issued market and auctions for U.S. Treasury securities and that certain defendants, including GS&Co., colluded to preclude trading of U.S. Treasury securities on electronic trading platforms in order to impede competition in the bidding process. The individual action alleges a similar conspiracy regarding manipulation of the when-issued market and auctions, as well as related futures and options in violation of the Commodity Exchange Act. The complaints seek declaratory and injunctive relief, treble damages in an unspecified amount and restitution. Defendants’ motion to dismiss was granted on March 31, 2021. On May 14, 2021, plaintiffs filed an amended complaint. Defendants’ motion to dismiss the amended complaint was granted on March 31, 2022. On April 28, 2022, plaintiffs appealed to the U.S. Court of Appeals for the Second Circuit.
Corporate Bonds Antitrust Litigation
Group Inc. and GS&Co. are among the dealers named as defendants in a putative class action relating to the secondary market for odd-lot corporate bonds, filed on April 21, 2020 in the U.S. District Court for the Southern District of New York. The amended consolidated complaint, filed on October 29, 2020, asserts claims under federal antitrust law in connection with alleged anti-competitive conduct by the defendants in the secondary market for odd-lots of corporate bonds, and seeks declaratory and injunctive relief, as well as unspecified monetary damages, including treble and punitive damages and restitution. On October 25, 2021, the court granted defendants’ motion to dismiss with prejudice. On November 23, 2021, plaintiffs appealed to the U.S. Court of Appeals for the Second Circuit. On March 30, 2022, the plaintiffs filed a motion for an indicative ruling in the district court that the judgment should be vacated because the wife of the district judge owned stock in one of the defendants and the district judge did not recuse himself.
Credit Default Swap Antitrust Litigation
Group Inc., GS&Co. and GSI were among the defendants named in a putative antitrust class action relating to the settlement of credit default swaps, filed on June 30, 2021 in the U.S. District Court for the District of New Mexico. The complaint generally asserts claims under federal antitrust law and the Commodity Exchange Act in connection with an alleged conspiracy among the defendants to manipulate the benchmark price used to value credit default swaps for settlement. The complaint also asserts a claim for unjust enrichment under state common law. The complaint seeks declaratory and injunctive relief, as well as unspecified amounts of treble and other damages. On February 4, 2022, the plaintiffs filed an amended complaint and voluntarily dismissed Group Inc. from the action.
Employment-Related Matters
On September 15, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York by three female former employees. The complaint, as subsequently amended, alleges that Group Inc. and GS&Co. have systematically discriminated against female employees in respect of compensation, promotion and performance evaluations. The complaint alleges a class consisting of all female employees employed at specified levels in specified areas by Group Inc. and GS&Co. since July 2002, and asserts claims under federal and New
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York City discrimination laws. The complaint seeks class action status, injunctive relief and unspecified amounts of compensatory, punitive and other damages. On March 30, 2018, the district court certified a damages class as to the plaintiffs’ disparate impact and treatment claims. On September 4, 2018, the U.S. Court of Appeals for the Second Circuit denied defendants’ petition for interlocutory review of the district court’s class certification decision and subsequently denied defendants’ petition for rehearing.
On March 26, 2020, the Magistrate Judge in the district court granted in part a motion to compel arbitration as to class members who are parties to certain agreements with Group Inc. and/or GS&Co. in which they agreed to arbitrate employment-related disputes. On September 15, 2021, the district court affirmed the decision of the Magistrate Judge to compel arbitration. On March 17, 2022, the district court denied the plaintiffs’ motion for partial summary judgment as to a portion of the disparate impact claim, granted in part and denied in part the defendants’ motion for summary judgment as to plaintiffs’ disparate impact and treatment claims, denied the defendants’ motion to decertify the class, and granted in part and denied in part the parties’ respective motions to preclude certain expert testimony. On August 22, 2022, the district court granted in part and denied in part the defendants’ motion for reconsideration of the portion of its March 17, 2022 decision that denied the defendants’ motion to decertify the class, denying the defendants’ motion to decertify the class but narrowing the class definition.
Communications Recordkeeping Investigation and Review
On September 27, 2022, GS&Co. entered into settlements with the SEC and CFTC to resolve investigations of its compliance with records preservation requirements relating to business communications sent over electronic messaging channels that have not been approved by GS&Co. Under the terms of the settlements, GS&Co. paid $125 million to the SEC and $75 million to the CFTC and has agreed to cease and desist from further violations of certain records preservation requirements, to retain a compliance consultant and to implement improvements to its related compliance policies and procedures.
Trading Matters
On November 18, 2020, Group Inc. received a notice of enforcement from the CME Group Inc. (CME) relating to alleged violations, through multiple subsidiaries, including GS&Co. and J. Aron & Company, of the CME’s block-trade and pre-hedging rule and alleged failures to supervise related to 21 instances of alleged improper pre-hedging between January 2019 and September 2021. On May 19, 2022, J. Aron & Company entered into a settlement with the CME to settle all of the charges against Group Inc. and its subsidiaries, including GS&Co. Under this settlement, J. Aron & Company paid a $125,000 fine and disgorged profits in the amount of $10,825. Separately, in February 2021, the CFTC notified Goldman Sachs that it would send an information request concerning the same general subject matter as the CME’s notice, and made that request in November 2021. Goldman Sachs is cooperating with the matter.
On March 31, 2022, GS&Co. entered into a settlement with the National Futures Association’s (NFA) Business Conduct Committee to settle charges that, among other things, GS&Co. did not collect or post variation margin on uncleared swaps with certain counterparties that were covered by the CFTC’s variation margin regulations; did not provide pre-trade mid-market marks to certain uncleared swaps counterparties when required; failed to promptly submit accurate and complete reports, documents and supplemental information to the NFA; did not diligently supervise all activities relating to its business; and did not monitor the firm’s compliance with certain external business conduct standards policies and procedures. Under this settlement, GS&Co. paid $2.5 million to the NFA.
Malaysia Development Berhad (1MDB)-Related Matters
The firm has received subpoenas and requests for documents and information from various governmental and regulatory bodies and self-regulatory organizations as part of investigations and reviews relating to financing transactions and other matters involving 1MDB, a sovereign wealth fund in Malaysia. Subsidiaries of the firm acted as arrangers or purchasers of approximately $6.5 billion of debt securities of 1MDB. On November 1, 2018, the U.S. Department of Justice (DOJ) unsealed a criminal information and guilty plea by Tim Leissner, a former participating managing director of the firm, and an indictment against Ng Chong Hwa, a former managing director of the firm, and Low Taek Jho. Leissner pleaded guilty to a two-count criminal information charging him with conspiring to launder money and conspiring to violate the U.S. Foreign Corrupt Practices Act’s (FCPA) anti-bribery and internal accounting controls provisions. Low and Ng were charged in a three-count indictment with conspiring to launder money and conspiring to violate the FCPA’s anti-bribery provisions. On August 28, 2018, Leissner’s guilty plea was accepted by the U.S. District Court for the Eastern District of New York and Leissner was adjudicated guilty on both counts. Ng was also charged in this indictment with conspiring to violate the FCPA’s internal accounting controls provisions. The charging documents state, among other things, that Leissner and Ng participated in a conspiracy to misappropriate proceeds of the 1MDB offerings for
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themselves and to pay bribes to various government officials to obtain and retain 1MDB business for the firm. The plea and charging documents indicate that Leissner and Ng knowingly and willfully circumvented the firm’s system of internal accounting controls, in part by repeatedly lying to control personnel and internal committees that reviewed these offerings. The indictment of Ng and Low alleges that the firm’s system of internal accounting controls could be easily circumvented and that the firm’s business culture, particularly in Southeast Asia, at times prioritized consummation of deals ahead of the proper operation of its compliance functions. On May 6, 2019, Ng pleaded not guilty to the DOJ’s criminal charges. On February 4, 2020, the FRB disclosed that Andrea Vella, a former participating managing director whom the DOJ had previously referred to as an unindicted co-conspirator, had agreed, without admitting or denying the FRB’s allegations, to a consent order that prohibited him from participating in the banking industry. No other penalties were imposed by the consent order. On December 17, 2018, the Attorney General of Malaysia filed criminal charges in Malaysia against Goldman Sachs International (GSI), as the arranger of three offerings of debt securities of 1MDB, aggregating approximately $6.5 billion in principal amount, for alleged disclosure deficiencies in the offering documents relating to, among other things, the use of proceeds for the debt securities, as well as against Goldman Sachs (Asia) LLC (GS Asia) and Goldman Sachs (Singapore) PTE (GS Singapore). Criminal charges have also been filed against Leissner, Low, Ng and Jasmine Loo Ai Swan. In a related press release, the Attorney General of Malaysia indicated that prosecutors in Malaysia will seek criminal fines against the accused in excess of $2.7 billion plus the $600 million of fees received in connection with the debt offerings. On August 9, 2019, the Attorney General of Malaysia announced that criminal charges had also been filed against seventeen current and former directors of GSI, GS Asia and GS Singapore. The Malaysia Securities Commission issued notices to show cause against Goldman Sachs (Malaysia) Sdn Bhd (GS Malaysia) in December 2018 and March 2019 that (i) allege possible violations of Malaysian securities laws and (ii) indicate that the Malaysia Securities Commission is considering whether to revoke GS Malaysia’s license to conduct corporate finance and fund management activities in Malaysia. The firm has received multiple demands, beginning in November 2018, from alleged shareholders under Section 220 of the Delaware General Corporation Law for books and records relating to, among other things, the firm’s involvement with 1MDB and the firm’s compliance procedures. On December 13, 2019, an alleged shareholder filed a lawsuit in the Court of Chancery of the State of Delaware seeking books and records relating to, among other things, the firm’s involvement with 1MDB and the firm’s compliance procedures. On February 19, 2019, a purported shareholder derivative action relating to 1MDB was filed in the U.S. District Court for the Southern District of New York against Group Inc. and the directors at the time and a former chairman and chief executive officer of the firm. The amended complaint filed on July 12, 2019, which seeks unspecified damages, disgorgement and injunctive relief, alleges breaches of fiduciary duties, including in connection with alleged insider trading by certain current and former directors, unjust enrichment and violations of the anti-fraud provisions of the Exchange Act, including in connection with Group Inc.’s common stock repurchases and solicitation of proxies. Defendants moved to dismiss this action on September 12, 2019. Beginning in March 2019, the firm has also received demands from alleged shareholders to investigate and pursue claims against certain current and former directors and executive officers based on their oversight and public disclosures regarding 1MDB and related internal controls. On November 21, 2018, a summons with notice was filed in New York Supreme Court, County of New York, by International Petroleum Investment Company, which guaranteed certain debt securities issued by 1MDB, and its subsidiary Aabar Investments PJS. The summons with notice makes unspecified claims relating to 1MDB and seeks unspecified compensatory and punitive damages and other relief against Group Inc., GSI, GS Asia, GS Singapore, GS Malaysia, Leissner, Ng, and Vella, as well as individuals (who are not current or former employees of the firm) previously associated with the plaintiffs. On December 20, 2018, a putative securities class action lawsuit was filed in the U.S. District Court for the Southern District of New York against Group Inc. and certain former officers of the firm alleging violations of the anti-fraud provisions of the Exchange Act with respect to Group Inc.’s disclosures concerning 1MDB and seeking unspecified damages. The plaintiffs filed the second amended complaint on October 28, 2019, which the defendants moved to dismiss on January 9, 2020. The firm is cooperating with the DOJ and all other governmental and regulatory investigations relating to 1MDB. The firm is also engaged in discussions with certain governmental and regulatory authorities with respect to potential resolution of their investigations and proceedings. There can be no assurance that the discussions will lead to resolution of any of those matters. Any such resolution, as well as proceedings by the DOJ or other governmental or regulatory authorities, could result in the imposition of significant fines, penalties and other sanctions against the firm, including restrictions on the firm’s activities.
Interest Rate Swap Antitrust Litigation
Group Inc., GS&Co., GSI, GS Bank USA and Goldman Sachs Financial Markets, L.P. (GSFM) are among the defendants named in a putative antitrust class action relating to the trading of interest rate swaps, filed in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The same Goldman Sachs entities also are among the defendants named in two antitrust actions relating to the trading of interest rate swaps, commenced in April 2016 and June 2018, respectively, in the U.S. District Court for the Southern District of New York by three operators of swap execution facilities and certain of their affiliates. These actions have been consolidated for pretrial proceedings. The complaints generally assert claims under federal antitrust law and state common law in connection with an alleged conspiracy
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among the defendants to preclude exchange trading of interest rate swaps. The complaints in the individual actions also assert claims under state antitrust law. The complaints seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss the class and the first individual action and the district court dismissed the state common law claims asserted by the plaintiffs in the first individual action and otherwise limited the state common law claim in the putative class action and the antitrust claims in both actions to the period from 2013 to 2016. On November 20, 2018, the court granted in part and denied in part the defendants’ motion to dismiss the second individual action, dismissing the state common law claims for unjust enrichment and tortious interference, but denying dismissal of the federal and state antitrust claims. On March 13, 2019, the court denied the plaintiffs’ motion in the putative class action to amend their complaint to add allegations related to 2008-2012 conduct, but granted the motion to add limited allegations from 2013-2016, which the plaintiffs added in a fourth consolidated amended complaint filed on March 22, 2019. The plaintiffs in the putative class action moved for class certification on March 7, 2019.
Commodities-Related Litigation
GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014 and most recently amended on May 15, 2017, in the U.S. District Court for the Southern District of New York. The amended complaint generally alleges that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss the third consolidated amended complaint on July 21, 2017. GS&Co., GSI, J. Aron & Company and Metro, a previously consolidated subsidiary of Group Inc. that was sold in the fourth quarter of 2014, are among the defendants in a number of putative class and individual actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminum and aluminum trading. The complaints seek declaratory, injunctive and other equitable relief, as well as unspecified monetary damages, including treble damages. In December 2016, the district court granted defendants’ motions to dismiss as to all remaining claims. Certain plaintiffs subsequently appealed in December 2016. On August 27, 2019, the Second Circuit vacated the district court’s dismissals and remanded the case to district court for further proceedings.
Included by the Sponsor from the NFA Website and not provided by Goldman Sachs International:
TRS Case #17-001 (May 26, 2017) – Failure to report a canceled or amended transaction. 513-Cancelled trades and amended trade information. Fine of $1,000.
BLB Case #161 (August 12, 2016) – For trade date June 2, 2016, Goldman Sachs International did not notify nor receive prior approval to offset an error trade as required under BSEF Rule 516. Fine of $1,250.
For trade date March 13, 2020, GSI failed to report two Block Trades to BSEF within 10 minutes after the Participants agreed to and executed the terms of each Block Trade as required under BSEF Rule 531.A(d). Summary Notice of Fine ($1250), effective November 11, 2020.
Case 2020-033. On June 29, 2022, a subcommittee of the Exchange’s Business Conduct Committee (“BCC”) determined that Goldman Sachs International (“GSI”) may have violated Exchange Rule 4.04 in several instances between May 2020 and July 2020 by engaging in improper pre-hedging. In each instance, GSI transacted a block trade against a customer after having received the customer order from GSI’s sales desk which had an existing agency (broker/customer) relationship with the customer. Prior to consummating each block trade opposite the customer, however, traders on GSI’s proprietary execution desk solicited and/or requested pricing for separate trades for the firm’s account on the block market and executed trades in the Central Limit Orderbook, which offset the risk of the customer order. GSI was able to realize profits in the amount of $1,319,249.80 by engaging in this activity. The BCC further found that GSI may have violated Exchange Rule 4.01(a) by failing to diligently supervise the activities of its employees with regard to the Exchange’s rules on pre-hedging. Fine paid: $125,000. Disgorgement: $1,319,249.
ICE Case #: 2022-009. On September 20, 2023, a subcommittee of the Exchange’s Business Conduct Committee (“BCC”) determined that Goldman Sachs International (“GSI”) and Goldman Sachs & Co. LLC (“GS&Co.”) may have violated Exchange Rule 6.15(a) by misreporting large trader positions in multiple instances in the Henry Penultimate Fixed Price option contract between November 2021 and November 2022. The BCC separately determined that GSI may have violated Exchange Rule 2.12 by misreporting open interest in multiple instances in the ICE WTI 1st Line Future contract between April 2021 and December 2022. Lastly, the BCC determined that both entities may
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have violated Exchange Rule 4.01(b) by failing to establish, administer, and enforce effective supervisory systems, policies, and procedures that are reasonably designed to ensure compliance with Exchange Rules. In accordance with the terms of settlement, in which GSI and GS&Co. neither admitted nor denied the alleged rule violations, GSI agreed to pay $105,000 and GS&Co. $70,000 in monetary penalties. Effective Date: 09/20/2023.
Royal Bank of Canada (“RBC”)
RBC is a large global institution that is subject to many different complex legal and regulatory requirements that continue to evolve. RBC is and has been subject to a variety of legal proceedings, including civil claims and lawsuits, regulatory examinations, investigations, audits and requests for information by various governmental regulatory agencies and law enforcement authorities in various jurisdictions. Some of these matters may involve novel legal theories and interpretations and may be advanced under criminal as well as civil statutes, and some proceedings could result in the imposition of civil, regulatory enforcement or criminal penalties. RBC reviews the status of all proceedings on an ongoing basis and will exercise judgment in resolving them in such manner as RBC believes to be in its best interest. This is an area of significant judgment and uncertainty and the extent of its financial and other exposure to these proceedings after taking into account current accruals could be material to RBC’s results of operations in any particular period. The following is a description of RBC’s significant legal proceedings.
LIBOR regulatory investigations and litigation
Royal Bank of Canada and other U.S. dollar panel banks have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of U.S. dollar LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. The complaints in those private lawsuits assert claims against us and other panel banks under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law. In addition to the LIBOR actions, in January 2019, a number of financial institutions, including Royal Bank of Canada and RBC Capital Markets LLC, were named in a purported class action in New York alleging violations of the U.S. antitrust laws and common law principles of unjust enrichment in the setting of LIBOR after the Intercontinental Exchange took over administration of the benchmark interest rate from the British Bankers’ Association in 2014. On March 26, 2020, Royal Bank of Canada and RBC Capital Markets LLC were dismissed from the purported class action in New York alleging violations of the U.S. antitrust laws and common law principles of unjust enrichment in the setting of LIBOR after the Intercontinental Exchange took over administration of the benchmark interest rate from the British Bankers’ Association in 2014. On April 24, 2020, the plaintiffs filed a notice of appeal. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these proceedings or the timing of their resolution.
Royal Bank of Canada Trust Company (Bahamas) Limited proceedings
On April 13, 2015, a French investigating judge notified Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas) of the issuance of an ordonnance de renvoi referring RBC Bahamas and other unrelated persons to the French tribunal correctionnel to face the charge of complicity in estate tax fraud relating to actions taken relating to a trust for which RBC Bahamas serves as trustee. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. On January 12, 2017, the French court acquitted all parties including RBC Bahamas, and on June 29, 2018, the French appellate court affirmed the acquittals. The acquittals were appealed and the hearing took place in November 25, 2020. The court’s decision is expected to be issued in January 2021. On October 28, 2016, Royal Bank of Canada was granted an exemption by the U.S. Department of Labor that allows Royal Bank of Canada and its current and future affiliates to continue to qualify for the Qualified Professional Asset Manager (QPAM) exemption under the Employee Retirement Income Security Act despite any potential conviction of RBC Bahamas in the French proceeding for a temporary one year period from the date of conviction. On November 3, 2020, the Solicitor of Labor of the U.S. 210 Royal Bank of Canada: Annual Report 2020 Consolidated Financial Statements Department of Labor issued an opinion stating that a conviction under non-U.S. law is not a disqualifying event for purposes of the QPAM exemption. Based on that opinion, any conviction in a French court would not trigger disqualification of Royal Bank of Canada and its current and future affiliates under the QPAM exemption.
RBC Bahamas continues to review the trustee’s and the trust’s legal obligations, including liabilities and potential liabilities under applicable tax and other laws. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of these matters; however, we believe that the ultimate resolution will not have a material effect on our consolidated financial position, although it may be material to our results of operations in the period it occurs.
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Interchange fees litigation
Since 2011, seven proposed class actions have been commenced in Canada: Bancroft-Snell v. Visa Canada Corporation, et al., 9085-4886 Quebec Inc. v. Visa Canada Corporation, et al., Coburn and Watson’s Metropolitan Home v. Bank of America Corporation, et al. (Watson), Macaronies Hair Club and Laser Centre Inc. v. BofA Canada Bank, et al., 1023926 Alberta Ltd. v. Bank of America Corporation, et al., The Crown & Hand Pub Ltd. v. Bank of America Corporation, et al., and Hello Baby Equipment Inc. v. BofA Canada Bank, et al. The defendants in each action are VISA Canada Corporation (Visa), MasterCard International Incorporated (MasterCard), Royal Bank of Canada and other financial institutions. The plaintiff class members are Canadian merchants who accept Visa and/or MasterCard branded credit cards for payment. The actions allege, among other things, that from March 2001 to the present, Visa and MasterCard conspired with their issuing banks and acquirers to set default interchange rates and merchant discount fees and that certain rules (Honour All Cards and No Surcharge) have the effect of increasing the merchant discount fees. The actions include claims of civil conspiracy, breach of the Competition Act (the Act), interference with economic relations and unjust enrichment. The claims seek unspecified general and punitive damages. In Watson, a decision to partially certify the action as a class proceeding was released on March 27, 2014, and was appealed. On August 19, 2015, the British Columbia Court of Appeal struck the plaintiff class representative’s cause of action under section 45 of the Competition Act and reinstated the plaintiff class representative’s cause of action in civil conspiracy by unlawful means, among other rulings. In October 2016, the trial court in Watson denied a motion by the plaintiff to revive the stricken section 45 Act claim, and also denied the plaintiff’s motion to add new causes of action. The Supreme Court of Canada declined the B.C. class action plaintiffs’ request to appeal the decision striking the plaintiffs’ cause of action under section 45 of the Competition Act. In October 2020, the parties agreed to adjourn the Watson trial.
In 9085-4886 Quebec Inc. v. Visa Canada Corporation, et al., the Quebec-court dismissed the Competition Act claims by Quebec merchants for post-2010 damages and certified a class action as to the remaining claims. The merchants appealed and on July 25, 2019, the Quebec Court of Appeal allowed the appeal to also authorize the merchants to proceed under section 45 of the Competition Act for claims after March 12, 2010 and for claims under section 49 of the Competition Act.
Foreign exchange matters
Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks, including Royal Bank of Canada, regarding foreign exchange trading. Beginning in 2015, putative class actions were brought against Royal Bank of Canada and/or RBC Capital Markets, LLC in the United States and Canada. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behaviour in global foreign exchange trading.
In August 2018, the U.S. District Court entered a final order approving RBC Capital Markets’ pending settlement with class plaintiffs. In November 2018, certain institutional plaintiffs who had previously opted-out of participating in the settlement filed their own lawsuit in US District Court. In May 2020, the US District Court dismissed Royal Bank of Canada from the November 2018 lawsuit brought by certain institutional plaintiffs who had previously opted-out of participating in the August 2018 settlement with class plaintiffs. The Canadian class actions and one other U.S. action that is purportedly brought on behalf of different classes of plaintiffs remain pending. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of the Foreign Exchange Matters or the timing of their ultimate resolution.
Panama Papers inquiries
Following media reports on the contents of files misappropriated from a Panamanian-based law firm, Mossack Fonseca & Co about special purpose entities associated with that firm, regulatory, tax and enforcement authorities are conducting inquiries. The inquiries focus on, among other issues, the potential use of such entities by third parties to avoid tax and disclosure obligations. Royal Bank of Canada has responded to information and document requests by a number of such authorities.
Inquiries on sales practices
RBC has received inquiries about its sales practices and related compensation arrangements. In addition, in March 2017, the Financial Consumer Agency of Canada announced that it will begin a review of sales practices in the Canadian federally regulated financial sector. The Office of the Superintendent of Financial Institutions is also involved in conducting this joint sales practices review. On March 20, 2018, the Financial Consumer Agency of Canada (FCAC) released their industry report on its review of sales practices.
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Other matters
RBC is a defendant in a number of other actions alleging that certain of its practices and actions were improper. The lawsuits involve a variety of complex issues and the timing of their resolution is varied and uncertain. Management believes that RBC will ultimately be successful in resolving these lawsuits, to the extent that RBC is able to assess them, without material financial impact to the Bank. This is, however, an area of significant judgment and the potential liability resulting from these lawsuits could be material to its results of operations in any particular period.
Various other legal proceedings are pending that challenge certain of its other practices or actions. While this is an area of significant judgment and some matters are currently inestimable, RBC considers that the aggregate liability, to the extent that RBC is able to assess it, resulting from these other proceedings will not be material to its consolidated financial position or results of operations.
RBC Capital Markets, LLC (“RBC Capital”)
RBC Capital is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC Capital’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC Capital with respect to issues raised in various investigations. RBC Capital complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC Capital is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC Capital complies fully with all settlements it reaches and all orders, awards and judgments made against it.
RBC Capital has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC Capital is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC Capital’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.
RBC Capital contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC Capital cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC Capital believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC Capital.
On April 27, 2017, pursuant to an offer of settlement, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that RBC Capital engaged in EFRP transactions which failed to satisfy the Rules of the Chicago Board of Trade (the “Exchange”) in one or more ways. Specifically, the Panel found that RBC Capital traders entered into EFRP trades in which RBC Capital accounts were on both sides of the transactions. While the purpose of the transactions was to transfer positions between the RBC Capital accounts, the Panel found that the manner in which the trades occurred violated the Exchange’s prohibition on wash trades. The Panel found that RBC Capital thereby violated CBOT Rules 534 and (legacy) 538.B. and C. In accordance with the settlement offer, the Panel ordered RBC Capital to pay a $175,000 fine. On October 1, 2019, the CFTC issued an order filing and settling charges against RBCCM for the above activity, as well as related charges. The order required that RBCCM cease and desist from violating the applicable regulations, pay a $5 million civil monetary penalty, and comply with various conditions, including conditions regarding public statements and future cooperation with the Commission.
On June 18, 2015, in connection with the Municipalities Continuing Disclosure Cooperation initiative of the U.S. Securities and Exchange Commission (“SEC”), the SEC commenced and settled an administrative proceeding against RBC Capital for willful violations of Sections 17(a)(2) of the Securities Act of 1933, as amended (“1933 Act”) after the firm self-reported instances in which it conducted inadequate due diligence in certain municipal securities offerings and as a result, failed to form a reasonable basis for believing the truthfulness of certain material representations in official statements issued in connection with those offerings. RBC Capital paid a fine of $500,000.
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RBC Capital and certain affiliates were named as defendants in a lawsuit relating to their role in transactions involving investments made by a number of Wisconsin school districts in certain collateralized debt obligations. These transactions were also the subject of a regulatory investigation, which was resolved in 2011. RBC Capital reached a final settlement with all parties in the civil litigation, and the civil action against RBC Capital was dismissed with prejudice on December 6, 2016.
Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks and other entities, including the Company and RBC, regarding foreign exchange trading. Beginning in 2015, putative class actions were brought against the Company and/or RBC in the U.S. and Canada. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behavior in global foreign exchange trading. In August 2018, the U.S. District Court entered a final order approving RBC’s pending settlement with class plaintiffs. In November 2018, certain institutional plaintiffs who had previously opted-out of participating in the settlement filed their own lawsuit in U.S. District Court (the “Opt Out Action”). In May 2020, the U.S. District Court dismissed RBC from the Opt Out Action. The plaintiffs refiled their claim and in July 2021, the U.S. District Court granted a motion in favor of the Company to dismiss the action, however, denied the motion as to RBC. The Company reached a settlement for an immaterial amount with respect to an action brought by a class of indirect purchasers. The Canadian class actions have also been settled. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of this matter or the timing of its ultimate resolution.
On April 13, 2015, RBC Capital’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants and on June 29, 2018, the French appellate court affirmed the acquittals. The acquittals were appealed and the French Supreme Court issued a judgment reversing the decision of the French Court of Appeal and sent the case back to the French Court of Appeal for rehearing. The Court of Appeals has scheduled a new trial to begin in September 2023.
Various regulators and competition and enforcement authorities around the world, including in Canada, the United Kingdom, and the U.S., are conducting investigations related to certain past submissions made by panel banks in connection with the setting of the U.S. dollar London interbank offered rate (LIBOR). These investigations focus on allegations of collusion between the banks that were on the panel to make submissions for certain LIBOR rates. Royal Bank of Canada, RBC Capital’s indirect parent, is a member of certain LIBOR panels, including the U.S. dollar LIBOR panel, and has in the past been the subject of regulatory requests for information. In addition, Royal Bank of Canada and other U.S. dollar panel banks have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. The complaints in those private lawsuits assert claims against us and other panel banks under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law. On February 28, 2018, the motion by the plaintiffs in the class action lawsuits to have the class certified was denied in relation to Royal Bank of Canada. On December 30, 2021, the Second Circuit issued a ruling in certain BBA-LIBOR matters, affirming certain trial court rulings regarding antitrust standing but reversing the trial court with respect to applicable standards for personal jurisdiction and remanding for further proceedings. The Second Circuit remanded the matter to the district court for further proceedings consistent with its decision. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these investigations or proceedings or the timing of their resolution.
In addition to the LIBOR actions, in January 2019, a number of financial institutions, including RBC and the Company, were named in a purported class action in New York alleging violations of the U.S. antitrust laws and common law principles of unjust enrichment in the setting of LIBOR after the Intercontinental Exchange took over administration of the benchmark interest rate from the British Bankers’ Association in 2014 (the ICE LIBOR action). On March 26, 2020 the defendants’ motion to dismiss the matter was granted. The Plaintiffs appealed that ruling to the United States Court of Appeals for the Second Circuit on April 27, 2020; that appeal was denied and the matter closed.
In September 2020, RBC and other financial institutions were named as defendants in a separate, individual (i.e., non-class) action filed in California alleging that the usage and setting of LIBOR constitutes per se collusive conduct. In November 2020, plaintiffs sought a preliminary injunction with respect to the setting of ICE LIBOR; this motion was denied. This matter was subsequently settled.
In October 2022, the Company received a request for information and documents from the United States Securities and Exchange Commission (SEC) concerning compliance with records preservation requirements relating to business communications exchanged on electronic channels that have not been approved by the Company. The Company is cooperating with the SEC’s inquiry. As has been publicly reported, the
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SEC is conducting similar inquiries into recordkeeping practices at multiple other financial institutions. Based on the facts currently known, it is not possible at this time for management to predict the ultimate outcome of this inquiry or the timing of its resolution
On October 14, 2014, the Delaware Court of Chancery (the “Court of Chancery”) in a class action brought by former shareholders of Rural/Metro Corporation, held RBC Capital liable for aiding and abetting a breach of fiduciary duty by three Rural/Metro directors, but did not make an additional award for attorney’s fees. A final judgment was entered on February 19, 2015 in the amount of US$93 million plus post judgment interest. RBC Capital appealed the Court of Chancery’s determination of liability and quantum of damages, and the plaintiffs cross-appealed the ruling on additional attorneys’ fees. On November 30, 2015, the Delaware Supreme Court affirmed the Court of Chancery with respect to both the appeal and cross-appeal. RBC Capital is cooperating with an investigation by the SEC relating to this matter. In particular, the SEC contended that RBC Capital caused materially false and misleading information to be included in the proxy statement that Rural filed to solicit shareholder approval for the sale in violation of section 14(A) of the Exchange Act and Rule 14A-9 thereunder. On August 31, 2016, RBC Capital was ordered by the SEC to cease and desist and paid $500,000 in disgorgement, plus interest of $77,759 and a civil penalty of $2 million.
Case 19-47 CFTC Administrative Action, September 30, 2019 (included by the Sponsor from the NFA website and not provided by RBC Capital Markets LLC)
CFTC Orders RBC Capital Markets, LLC to Pay $5 Million for Supervisory Failures Resulting in Illegal Trades and Other Violations
Washington, DC – The U.S. Commodity Futures Trading Commission today announced the agency issued an order on Monday, September 30, 2019, filing and setting charges against RBC Capital Markets, LLC (RBCCM), a registered futures commission merchant (FCM), for failing to meet its supervisory obligations, which resulted in hundreds of unlawful trades and other violations over the period of at least late 2011 through May 2017.
The order requires RBCCM to cease and desist from future violations, pay a $5 million civil monetary penalty, and for a period of three years to expeditiously and completely cooperate with the Commission and any other governmental agency in all future investigations or inquiries involving the factual and legal subject matters of this action.
“The CFTC will vigorously enforce the rules requiring our registrants to properly supervise their business activities. Where those supervision failures are accompanied by other violations, we will pursue those violations as well,” said CFTC Director of Enforcement James McDonald.
The order finds that between December 2011 and October 2015, RBCMM engaged in at least 385 noncompetitive, fictitious, exchange for physical wash transactions (Wash EFPs). The order finds that RBCCM engaged in Wash EFPs in order to move positions internally between RBCCM accounts, which was less costly and administratively burdensome than other options to manage risk, and because it was believed that the exchange allowed it. RBCCM personnel checked with the appropriate compliance officer on whether the trades were appropriate but the officer did not respond, follow up with the exchange, or provide any formal training until at least May 2015.
Notably, as the order finds, 217 of the Wash EFPs occurred after the entry of a consent order in December 2014, which resolved a CFTC enforcement action against RBCCM’s parent, the Royal Bank of Canada (RBC), for wash sales and fictitious transactions. [See Release No. 7086-14] The order finds that RBCCM had actual notice of the December 2014 injunction against RBC prohibiting wash trading, yet the Wash EFPs continued at RBCCM. The order also finds that RBC delegated execution and surveillance of the bank’s futures transactions on exchanges in the United States to RBCCM, but that they failed to adequately implement a reasonable supervisory system overseeing its futures transactions, and failed to detect at least 385 Wash EFPs.
The order further finds that RBCCM failed to prepare and timely file Risk Exposure Reports, disclose material non-compliance issues to the CFTC, and maintain and promptly produce required records to the CFTC.
The order also finds other supervisory failures. For example, all RBC affiliates, including RBCCM, must follow company-wide policies and procedures, but RBCCM failed to implement several of those policies and procedures, which resulted in the various violations set forth in the order. To wit, RBCCM did not have a system to ensure employees reviewed the compliance manual; the compliance manual did not adequately address the requirements of EFPs; there was no formal training on EFPs; and RBCCM failed to adequately monitor for potential futures wash trades.
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The order additionally finds that RBCCM disclosed the Wash EFPs to the CFTC shortly before formally disclosing it in its required 2015 Chief Compliance Officer report. RBCCM, however, failed to timely and fully respond to document requests and subpoenas issued by CFTC staff and attempted to dissuade them from inquiring into RBC’s involvement with the Wash EFPs, even from a supervisory perspective. These actions were taken despite the inter-relationship between RBCCM and RBC, as well as the prior consent order, which required cooperation of RBC in any investigation by the Division of Enforcement related to the subject matter of this action. As a result, the order finds that the CFTC expended considerable resources trying to obtain information and timely compliance with its subpoenas from RBC and RBCCM.
Please see RBC’s Form BD, which is available on the FINRA BrokerCheck program, for more details.
CME Case #20-CH-2008. For violations of CME’s Rule 971.A-Segregation, Secured and Cleared Swaps Customer Account Requirements - the Clearing House Risk Committee assessed a fine of $50,000 effective August 21, 2020.
CME Case #18-CH-1804. For violations of CME’s Rule 971.A-Segregation, Secured and Cleared Swaps Customer Account Requirements - the Clearing House Risk Committee assessed a fine of $50,000 effective June 29, 2018.
Included by the Sponsor from the NFA Website and not from RBC
ICE Case # 2021-005. RBC was issued a summary fine in the amount of $5,000 for violating Rule 4.07(b) for executing block trades with quantities below the Minimum Quality Requirement for the applicable contract.
CFTC Case #: 18-07. The Commodity Futures Trading Commission (CFTC) on January 29, 2018 issued an Order filing and settling charges against UBS AG (UBS), requiring UBS to pay a $15 million civil monetary penalty and to undertake remedial relief. The Order finds that from January 2008 through at least December 2013, UBS, by and through the acts of certain precious metals traders on the spot desk (Traders), attempted to manipulate the price of precious metals futures contracts by utilizing a variety of manual spoofing techniques with respect to precious metals futures contracts trading on the Commodity Exchange, Inc. (COMEX), including gold and silver, and by trading in a manner to trigger customer stop-loss orders. Effective Date: 01/29/2018.
Morgan Stanley & Co. International PLC (MSIP or MSLplc)
Morgan Stanley & Co. International plc (“MSIplc”) is acting as a swap dealer for ProShares Trust II. MSIplc is provisionally registered in the U.S. with the National Futures Association (“NFA”) as a Swap Dealer (NFA ID: 0238917). The NFA BASIC tool identifies one regulatory action involving MSIplc:
MSIplc is a wholly-owned subsidiary of Morgan Stanley (“MS” or the “Firm”). MS files annual reports and quarterly reports in which it discloses material information about legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its derivatives, securities and commodities business that allege various violations of federal and state securities laws, including information about any material litigation or regulatory investigation. Full details on the items noted below can be found at: https://www.morganstanley.com/pub/content/msdotcom/en/about-us-ir/sec-filings.html
This disclosure does not include any new matters or updates to existing matters arising during or after the third quarter of 2021. For active matters initiated prior to the third quarter of 2021, updates were based on the matters’ public U.S. state or federal court dockets. Such material litigation disclosure identifies the following matters relating to MSIplc:
In matters styled Case number 15/3637 and Case number 15/4353, the Dutch Tax Authority (“Dutch Authority”) is challenging in the Dutch courts the prior set-off by the Firm of approximately €124 million (approximately $152 million) plus accrued interest of withholding tax credits against the Firm’s corporation tax liabilities for the tax years 2007 to 2013. The Dutch Authority alleges that the Firm was not entitled to receive the withholding tax credits on the basis, inter alia, that a Firm subsidiary did not hold legal title to certain securities subject to withholding tax on the relevant dates. The Dutch Authority has also alleged that the Firm failed to provide certain information to the Dutch Authority and keep adequate books and records. On April 26, 2018, the District Court in Amsterdam issued a decision dismissing the Dutch Authority’s claims with respect to certain of the tax years in dispute. On May 12, 2020, the Court of Appeal in Amsterdam granted the Dutch Authority’s appeal in matters re-styled Case number 18/00318 and Case number 18/00319. On June 22, 2020, the Firm filed an appeal against the decision of the Court of Appeal in Amsterdam before the Dutch High Court. On January 29, 2021, the Advocate General of the Dutch High Court issued an advisory opinion on the Firm’s appeal, which rejected the Firm’s principal grounds of appeal. On February 11, 2021, the Firm
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and the Dutch Authority each responded to this opinion. On June 22, 2021, Dutch criminal authorities sought various documents in connection with an investigation of the Firm related to the civil claims asserted by the Dutch Authority concerning the accuracy of the Firm subsidiary’s tax returns and the maintenance of its books and records for 2007 to 2012.
On October 5, 2017, various institutional investors filed a claim against the Firm and another bank in a matter now styled Case number B-803-18 (previously BS 99-6998/2017), in the City Court of Copenhagen, Denmark concerning their roles as underwriters of the initial public offering (“IPO”) in March 2014 of the Danish company OW Bunker A/S. The claim seeks damages of approximately DKK 529 million (approximately $87 million) plus interest in respect of alleged losses arising from investing in shares in OW Bunker, which entered into bankruptcy in November 2014. Separately, on November 29, 2017, another group of institutional investors joined the Firm and another bank as defendants to pending proceedings in the High Court of Eastern Denmark against various other parties involved in the IPO in a matter styled Case number B-2073-16. The claim brought against the Firm and the other bank has been given its own Case number B-2564-17. The investors claim damages of approximately DKK 767 million (approximately $126 million) plus interest, from the Firm and the other bank on a joint and several basis with the Defendants to these proceedings. Both claims are based on alleged prospectus liability; the second claim also alleges professional liability of banks acting as financial intermediaries. On June 8, 2018, the City Court of Copenhagen, Denmark ordered that the matters now styled Case number B-803-18, B-2073-16 and Case number B-2564-17 be heard together before the High Court of Eastern Denmark. On June 29, 2018, the Firm filed its defense to the matter now styled Case number B-2564-17. On February 4, 2019, the Firm filed its defense to the matter now styled Case number B-803-18.
Beginning in February of 2016, the Firm was named as a defendant in multiple purported antitrust class actions now consolidated into a single proceeding in the United States District Court for the Southern District of New York (“SDNY”) styled In Re: Interest Rate Swaps Antitrust Litigation. Plaintiffs allege, inter alia, that the Firm, together with a number of other financial institution defendants, violated U.S. and New York state antitrust laws from 2008 through December of 2016 in connection with their alleged efforts to prevent the development of electronic exchange based platforms for interest rates swaps trading. Complaints were filed both on behalf of a purported class of investors who purchased interest rates swaps from defendants, as well as on behalf of two swap execution facilities that allegedly were thwarted by the defendants in their efforts to develop such platforms. The consolidated complaints seek, among other relief, certification of the investor class of plaintiffs and treble damages. On July 28, 2017, the court granted in part and denied in part the defendants’ motion to dismiss the complaints. A decision on plaintiffs’ motion for class certification is pending.
The following are extracts from MS’s filings on Form 10-Q throughout 2021, which relate to MSIplc:
3Q 2022 10-Q
Legal Proceedings
European Matters
The Firm is engaging with the UK Competition and Markets Authority in connection with its investigation of suspected anti-competitive arrangements in the financial services sector, specifically regarding the Firm’s activities concerning certain liquid fixed income products between 2009 and 2012.
MSIplc does not file its own periodic reports with the U.S. Securities and Exchange Commission. However, MSIplc files periodic financial statements including with the U.K. Financial Conduct Authority (the “FCA”), which include current descriptions of litigations, proceedings, and investigations which are considered material to MSIplc.
The following is an extract from MSIplc’s financial statements for the year ended 31 December 2021 (the “Group” includes MSIplc and its subsidiaries):
Litigation matters
In addition to the matters described below, in the normal course of business, the Group has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive
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damages or claims for indeterminate amounts of damages. In some cases, the entities that would otherwise be the primary defendants in such cases are bankrupt or are in financial distress.
The Group is also involved, from time to time, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding the business, and involving, among other matters, sales and trading activities, financial products or offerings sponsored, underwritten or sold by the Group, and accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.
The Group contests liability and/or the amount of damages as appropriate in each pending matter. Where available information indicates that it is probable a liability had been incurred at the date of the consolidated financial statements and the Group can reasonably estimate the amount of that loss, the Group accrues the estimated loss by a charge to income. The future legal expenses may fluctuate from period to period, given the current environment regarding government investigations and private litigation affecting global financial services firms, including the Group.
In many proceedings and investigations, however, it is inherently difficult to determine whether any loss is probable or even possible, or to estimate the amount of any loss. The Group cannot predict with certainty if, how or when such proceedings or investigations will be resolved or what the eventual settlement, fine, penalty or other relief, if any, may be, particularly for proceedings and investigations where the factual record is being developed or contested or where plaintiffs or government entities seek substantial or indeterminate damages, restitution, disgorgement or penalties. Numerous issues may need to be resolved before a loss or additional loss or range of loss or additional range of loss can be reasonably estimated for a proceeding or investigation, including through potentially lengthy discovery and determination of important factual matters, determination of issues related to class certification and the calculation of damages or other relief, and by addressing novel or unsettled legal questions relevant to the proceedings or investigations in question.
Subject to the foregoing, the Group believes, based on current knowledge and after consultation with counsel, that the outcome of such proceedings and investigations will not have a material adverse effect on the financial condition of the Group, although the outcome of such proceedings or investigations could be material to the Group’s operating results and cash flows for a particular period depending on, among other things, the level of the Group’s revenues or income for such period.
While the Group has identified below certain proceedings that the Group believes to be material, individually or collectively, there can be no assurance that additional material losses will not be incurred from claims that have not yet been asserted or are not yet determined to be material.
On 5 October 2017, various institutional investors filed a claim against the Group and another bank in a matter now styled Case number B-803-18 (previously BS 99-6998/2017), in the City Court of Copenhagen, Denmark concerning their roles as underwriters of the initial public offering (“IPO”) in March 2014 of the Danish company OW Bunker A/S. The claim seeks damages of approximately DKK 529 million (approximately $81 million) plus interest in respect of alleged losses arising from investing in shares in OW Bunker, which entered into bankruptcy in November 2014. Separately, on 29 November 2017, another group of institutional investors joined the Group and another bank as defendants to pending proceedings in the High Court of Eastern Denmark against various other parties involved in the IPO in a matter styled Case number B-2073-16. The claim brought against the Group and the other bank has been given its own Case number B-2564-17. The investors claim damages of approximately DKK 767 million (approximately $117 million) plus interest from the Group and the other bank on a joint and several basis with the Defendants to these proceedings. Both claims are based on alleged prospectus liability; the second claim also alleges professional liability of banks acting as financial intermediaries. On 8 June 2018, the City Court of Copenhagen, Denmark ordered that the matters now styled Case number B-803-18, Case number B-2073-16, and Case number B-2564-17 be heard together before the High Court of Eastern Denmark. On 29 June 2018, the Group filed its defense to the matter now styled Case number B-2564-17. On 4 February 2019, the Group filed its defense to the matter now styled Case number B-803-18.
The Group and other financial institutions are responding to a number of governmental investigations and civil litigation matters related to allegations of anticompetitive conduct in various aspects of the financial services industry, including the matter described below.
Beginning in February of 2016, the Group and certain Morgan Stanley Group affiliates were named as a defendant in multiple purported antitrust class actions now consolidated into a single proceeding in the United States District Court for the Southern District of New York styled In Re: Interest Rate Swaps Antitrust Litigation. Plaintiffs allege, inter alia, that the Group and certain Morgan Stanley Group affiliates, together
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with a number of other financial institution defendants, violated United States and New York state antitrust laws from 2008 through December of 2016 in connection with their alleged efforts to prevent the development of electronic exchange based platforms for interest rate swaps trading. Complaints were filed both on behalf of a purported class of investors who purchased interest rate swaps from defendants, as well as on behalf of two swap execution facilities that allegedly were thwarted by the defendants in their efforts to develop such platforms. The consolidated complaints seek, among other relief, certification of the investor class of plaintiffs and treble damages. On 28 July 2017, the court granted in part and denied in part the defendants’ motion to dismiss the complaints. A decision on plaintiffs’ motion for class certification is pending.
Tax Matters
The preparation of the Group’s consolidated financialstatementsrequires management to make judgements, estimates and assumptions regarding the outcome of matters that are uncertain, including those relating to tax. The Group has reserves arising on a number of uncertain tax matters, for which management has made judgements and interpretations about the application of inherently complex tax laws when determining these provisions. Whilst a range of outcomes is foreseeable, management considers the amount reserved to be a reasonable estimate of expected future liabilities after consideration of all pertinent facts.
Refer to accounting policy note 3(o) for more details on the Group’s accounting policy on provisions.
In matters styled Case number 15/3637 and Case number 15/4353, the Dutch Tax Authority (“Dutch Authority”) is challenging in the Dutch courts the prior set-off by a subsidiary undertaking of the Group of approximately €124 million (approximately $141 million) plus accrued interest of withholding tax credits against the subsidiary undertaking of the Group’s corporation tax liabilities for the tax years 2007 to 2012. The Dutch Authority alleges that the subsidiary undertaking of the Group was not entitled to receive the withholding tax credits on the basis, inter alia, that the subsidiary undertaking of the Group did not hold legal title to certain securities subject to withholding tax on the relevant dates. The Dutch Authority has also alleged that the subsidiary undertaking of the Group failed to provide certain information to the Dutch Authority and keep adequate books and records. On 26 April 2018, the District Court in Amsterdam issued a decision dismissing the Dutch Authority’s claims with respect to certain of the tax years in dispute. On 12 May 2020, the Court of Appeal in Amsterdam granted the Dutch Authority’s appeal in matters restyled Case number 18/00318 and Case number 18/00319. On 22 June 2020, the subsidiary undertaking of the Group filed an appeal against the decision of the Court of Appeal in Amsterdam before the Dutch High Court. On 29 January 2021, the Advocate General of the Dutch High Court issued an advisory opinion on the subsidiary of the Group’s appeal, which rejected the subsidiary of the Group’s principal grounds of appeal. On 11 February 2021, the subsidiary of the Group and the Dutch Authority each responded to this opinion. On 22 June 2021, Dutch criminal authorities sought various documents in connection with an investigation related to the civil claims asserted by the Dutch Authority, concerning the accuracy of the subsidiary of the Group’s tax returns and the maintenance of its books and records for 2007 to 2012.
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APPENDIX A—GLOSSARY OF DEFINED TERMS
The Glossary of Defined Terms below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.
1933 Act	Securities Act of 1933, as amended
1934 Act	Securities Exchange Act of 1934, as amended
1940 Act	Investment Company Act of 1940, as amended
Administrator	The Bank of New York Mellon, as administrator for the Funds
Advisers Act	The Investment Advisers Act of 1940
Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units directly from the Funds
Authorized Participant Agreement	The agreement that is entered into between an Authorized Participant, the Sponsor and the Trust that allows an Authorized Participant to purchase or redeem Creation Units directly from the Funds
Authorized Participant Procedures Handbook	A handbook that details the procedures for placing and processing Purchase Orders and Redemption Orders in Creation Units
BNYM	The Bank of New York Mellon
Business Day	Any day on which the NAV of a specified Fund is determined.
Cboe	Chicago Board Options Exchange, Incorporated
CBOT	Chicago Board of Trade
CEA	Commodity Exchange Act, as amended
CFE	Cboe Futures Exchange
CFTC	United States Commodity Futures Trading Commission
CME	Chicago Mercantile Exchange
Code	Internal Revenue Code of 1986, as amended
Creation Unit	A block of 25,000 or 50,000 Shares, as applicable, that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.
Currency Fund(s)	The Ultra Euro Fund, the UltraShort Euro Fund, the Ultra Yen Fund and/or the UltraShort Yen Fund
Custodian	The Bank of New York Mellon, as custodian for the Funds
Distributor	SEI Investments Distribution Co., as distributor for the Funds
Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
DSTA	Delaware Statutory Trust Act
DTC	Depository Trust Company
EMU	European Monetary Union
EU	European Union
Exchange	The exchange on which a Fund is primarily listed and traded (i.e., NYSE Arca or Cboe BZX Exchange, Inc.)
FCM	Futures Commission Merchant
Financial Instrument
Instruments whose value is derived from the value of an underlying asset, rate, benchmark or an equity market volatility index, including futures contracts, swap agreements, forward contracts, option contracts, and other instruments.

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1933 Act	Securities Act of 1933, as amended
FINRA	Financial Industry Regulatory Authority, Inc.
Fund(s)	One or more of the series of the Trust offered herein.
Geared Funds	The Ultra Funds and the UltraShort Funds
Gold Subindex	Bloomberg Gold Subindex
ICE	Intercontinental Exchange
IRS	United States Internal Revenue Service
Matching Fund	The VIX Futures Fund
Natural Gas Funds	The Ultra Natural Gas Fund and the UltraShort Natural Gas Fund
Natural Gas Subindex	Bloomberg Natural Gas Subindex
NAV	Net Asset Value
NFA	National Futures Association
NSCC	National Securities Clearing Corporation
NYMEX	New York Mercantile Exchange
NYSE	New York Stock Exchange
NYSE Arca	NYSE Arca Equities, Inc.
Other Fund	A series of the Trust that is not being offered pursuant to this Prospectus.
OTC	Over-The-Counter
PDI	ProFunds Distributors, Inc.
Position Limit Rules	The requirement of U.S. commodities exchanges to establish corresponding speculative position limits.
Precious Metals Fund(s)	The UltraShort Silver Fund and/or the UltraShort Gold Fund
PTP	Publicly-traded partnership
Reference Asset	The underlying asset that is used to determine the value of a Financial Instrument.
Regulations	The income tax regulations promulgated under the Code.
S&P	Standard & Poor’s
SEC	United States Securities and Exchange Commission
SEI	SEI Investments Distribution Co.
Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of the Funds.
Silver Subindex	Bloomberg Silver Subindex
Sponsor	ProShare Capital Management LLC
Title VII	Title VII of Dodd Frank
Transfer Agent	The Bank of New York Mellon, as transfer agent for the Funds
Trust	ProShares Trust II
Trust Agreement	The Amended and Restated Trust Agreement of ProShares Trust II, as amended by Amendment No. 1.
Trustee	Wilmington Trust Company
U.K.	United Kingdom
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1933 Act	Securities Act of 1933, as amended
Ultra Fund(s)	The Ultra Natural Gas Fund, the Ultra Euro Fund, and/or the Ultra Yen Fund
UltraShort Fund(s)	The UltraShort Natural Gas Fund, the UltraShort Euro Fund, the UltraShort Yen Fund and/or the Precious Metals Funds
U.S.	United States of America
VIX	Cboe Volatility Index
VIX Index	Cboe Volatility Index
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(March 7, 2024)
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PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares registered hereby.

	Approximate Amount
Securities and Exchange Commission Registration Fee		$(1)
FINRA Filing Fee	$0
Printing Expenses	$15,000
Fees of Certified Public Accountants	$7,500
Fees of Counsel	$15,000

Total		$(2)

(1)

Applicable registration fees have been deferred in accordance with Rules 456(d) and 457(u) under the Securities Act and will be paid on an annual net basis no later than 90 days after the end of each fiscal year and are therefore not estimable at this time.

(2)

Because an indeterminable amount of securities is covered by this Registration Statement, the total expenses in connection with the issuance and distribution of the Shares are, therefore, not currently determinable.

Item 15. Indemnification of Directors and Officers.

The amended and restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 16. Exhibits.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

4.1	Amended and Restated Trust Agreement of ProShares Trust II(1)

4.1(a)	Amendment No.1 to Amended and Restated Trust Agreement of ProShares Trust II(6)

4.2	Form of Authorized Participant Agreement(6)

5.1	Opinion of Richards, Layton & Finger, P.A. as to legality(9)

8.1	Opinion of Morgan, Lewis & Bockius LLP as to income tax matters(8)

10.1	Form of Sponsor Agreement(3)

10.2	Form of Transfer Agency and Service Agreement(4)

10.3	Form of Custodian Agreement(6)

10.4	Form of Distribution Agreement(2)

10.5	Form of Futures Account Agreement(2)

10.6	Form of Institutional Master Futures Client Account Agreement(5)

10.7	Form of Administration and Accounting Agreement(4)

23.1	Consent of Richards, Layton & Finger, P.A. (Included in Exhibit 5.1)

23.2	Consent of Morgan, Lewis & Bockius LLP (Included in Exhibit 8.1)

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney for Louis M. Mayberg and Michael L. Sapir(7)

107	Filing Fee Table(7)

(1)	Incorporated by reference to the Trust’s Registration Statement, filed on September 18, 2008.
(2)	Incorporated by reference to the Trust’s Registration Statement, filed on November 17, 2008.
(3)	Incorporated by reference to the Trust’s Registration Statement, filed on August 15, 2008.
(4)	Incorporated by reference to the Trust’s Form 8-K, filed on September 26, 2018.
(5)	Incorporated by reference to the Trust’s Registration Statement, filed on September 16, 2011.
(6)	Incorporated by reference to the Trust’s Registration Statement, filed on March 6, 2020.
(7)	Incorporated by reference to the Trust’s Registration Statement, filed on February 15, 2022.
(8)	Incorporated by reference to the Trust’s Registration Statement, filed on June 23, 2022.
(9)	Incorporated by reference to the Trust’s Registration Statement, filed on February 14, 2023.

(b)	Financial Statements. No financial statements are filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 7th day of March, 2024.

ProShares Trust II

By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

/s/ Todd B. Johnson	Principal Executive Officer	March 7, 2024
Name: Todd B. Johnson

/s/ Edward Karpowicz	Principal Financial Officer Principal Accounting Officer	March 7, 2024
Name: Edward Karpowicz

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Sponsor in the capacities and on the date indicated.

/s/ Louis M. Mayberg*	Member of the Sponsor (Director)	March 7, 2024
Name: Louis M. Mayberg

/s/ Michael L. Sapir*	Member of the Sponsor (Director)	March 7, 2024
Name: Michael L. Sapir

*	Signed by Richard F. Morris pursuant to power of attorney dated February 15, 2022